 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 10, 1995

                                                       REGISTRATION NO. 33-87184
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                              AMENDMENT NO. 3
                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT

                               ----------------

                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                           PROPERTY TRUST OF AMERICA
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------

         MARYLAND                    6798                    74-6056896
     (STATE OR OTHER          (PRIMARY STANDARD           (I.R.S. EMPLOYER
     JURISDICTION OF              INDUSTRIAL           IDENTIFICATION NUMBER)
     INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)                NUMBER)

                           7777 MARKET CENTER AVENUE
                              EL PASO, TEXAS 79912
                                 (915) 877-3900
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                                 PAUL E. SZUREK
                                   SECRETARY
                           7777 MARKET CENTER AVENUE
                              EL PASO, TEXAS 79912
                                 (915) 877-3900
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                               AGENT FOR SERVICE)

                                   COPIES TO:
          EDWARD J. SCHNEIDMAN                     RANDOLPH C. COLEY
          MAYER, BROWN & PLATT                      KING & SPALDING
        190 SOUTH LASALLE STREET                  191 PEACHTREE CENTER
        CHICAGO, ILLINOIS 60603                  ATLANTA, GEORGIA 30303
             (312) 782-0600                          (404) 572-4600

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]


                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                             CROSS REFERENCE SHEET

  ITEM NUMBER/CAPTION    HEADING IN JOINT PROXY/INFORMATION STATEMENT AND PROSPECTUS
  -------------------    -----------------------------------------------------------
A.Information About the Transaction
   1.Forepart of the
       Registration
       Statement and
       Outside Front     Facing Page of the Registration Statement; Cross Reference
       Cover Page of      Sheet; Outside Front Cover Page of Joint Proxy/Information
       Prospectus.......  Statement and Prospectus.
   2.Inside Front and
       Outside Back
       Cover Pages of    Available Information; Incorporation by Reference;
       Prospectus.......  Table of Contents.
   3.Risk Factors, Ratio
       of Earnings to
       Fixed Charges and
       Other             Summary; Certain Considerations; The Merger; PTR
       Information......  Share Prices and Comparative Per Share Distributions.
   4.Terms of the        Summary; The Merger; Description of PTR Common
       Transaction......  Shares; Comparison of Rights of Holders of PTR
                          Common Shares and PACIFIC Common Stock; Certain
                          Federal Income Tax Considerations.
   5.Pro Forma Financial
       Information...... Summary; Index to PTR Pro Forma Financial Statements.
   6.Material Contracts
       With the Company
       Being Acquired... The Merger.
   7.Additional
       Information
       Required for
       Reoffering by
       Persons and
       Parties Deemed to
       be Underwriters.. Not Applicable.
   8.Interests of Named
       Experts and
       Counsel.......... The Merger; Experts; Legal Matters.
   9.Disclosure of
       Commission
       Position on
       Indemnification.. Not Applicable.
B.Information About the Registrant
  10.Information With
       Respect to        Available Information; Incorporation by Reference;
       S-3 Registrants..  Information Concerning PTR.
  11.Incorporation of
       Certain
       Information by
       Reference........ Available Information; Incorporation by Reference.
  12.Information With
       Respect to
       S-2 or S-3
       Registrants...... Not Applicable.
  13.Incorporation of
       Certain
       Information by
       Reference........ Not Applicable.
  14.Information With
       Respect to
       Registrants Other
       than S-2 or
       S-3 Registrants.. Not Applicable.

                         HEADING IN JOINT PROXY/INFORMATION STATEMENT AND
  ITEM NUMBER/CAPTION                       PROSPECTUS
  -------------------    ------------------------------------------------
C.Information About the Company Being Acquired
  15.Information With
       Respect to S-3
       Companies........ Not Applicable.
  16.Information With
       Respect to S-2 or
       S-3 Companies.... Not Applicable.
  17.Information With
       Respect to
       Companies Other
       than S-2 or S-3   Information Concerning PACIFIC; Index to
       Companies........  Financial Statements.
D.Voting and Management Information
  18.Information if
       Proxies, Consents Outside Front Cover Page of Joint
       or Authorizations  Proxy/Information Statement and Prospectus;
       are to be          Incorporation by Reference; Summary; The
       Solicited........  Special Meetings; Certain Considerations; The
                          Merger; Information Concerning PTR; Information
                          Concerning PACIFIC; Shareholder Proposals;
                          Expenses of Solicitation.
  19.Information if
       Proxies, Consents
       or Authorizations Outside Front Cover Page of Joint
       are not to be      Proxy/Information Statement and Prospectus;
       Solicited, or in   Summary; The Special Meetings; Certain
       an Exchange        Considerations; The Merger; Information
       Offer............  Concerning PACIFIC; Information Concerning PTR;
                          Incorporation by Reference.

                                      LOGO

To the Shareholders of Property Trust of America ("PTR"):

  You are invited to attend a special meeting of PTR shareholders to be held at the Old El Paso Room, Seventh Floor, State National Bank Plaza, El Paso, Texas, on Thursday, March 23, 1995 at 10:00 a.m. local time.

  At the special meeting you will be asked to consider and vote upon a proposed Agreement and Plan of Merger which contemplates the merger of Security Capital Pacific Incorporated ("PACIFIC") with and into PTR, with PTR surviving the merger. If the merger is approved, PTR's name would be changed to "Security Capital Pacific Trust" and each holder of PACIFIC common stock would receive, in a tax-free exchange, 0.611 of a common share of PTR for each share of PACIFIC common stock (indicating a value of $10 per PACIFIC share, based on PTR's closing market price on December 6, 1994). The $10 per share amount essentially represents PACIFIC's cost of its properties and is the same price at which PACIFIC sold shares of its common stock in all of its prior private offerings. The merger and certain related matters are described in detail in the accompanying Joint Proxy/Information Statement and Prospectus. Please review it carefully.

  After careful consideration, the PTR Board of Trustees, by unanimous vote of trustees who are not officers of PTR or directors, officers or employees of PTR's largest shareholder, Security Capital Realty Incorporated, or its affiliates, has approved the merger and recommends that all shareholders vote for its approval. The affirmative vote of holders of two-thirds of the outstanding common shares of PTR will be necessary for approval of the merger.

  Please complete, sign and date your enclosed proxy card and return it to us in the accompanying envelope as soon as possible. Failure to return your proxy card or to vote in person at the special meeting will have the effect of a vote against the merger. Returning your completed proxy card will not limit your right to vote in person if you attend the special meeting.

  If you have any questions regarding the proposed transaction, please call Georgeson & Company Inc., our proxy solicitation and information agent, at
(800) 223-2064.

                                          Very truly yours,


                                          C. Ronald Blankenship
                                          Chairman

February 23, 1995

                YOUR PROXY IS IMPORTANT--PLEASE RESPOND PROMPTLY

                                      LOGO

  NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Property Trust of America ("PTR") will be held on Thursday, March 23, 1995, commencing at 10:00 a.m., local time, at the Old El Paso Room, Seventh Floor, State National Bank Plaza, El Paso, Texas, for the following purposes:

    1. To consider and vote upon the approval and adoption of an Agreement and Plan of Merger dated as of December 6, 1994 (the "Merger Agreement"), among PTR, Security Capital Pacific Incorporated, a Maryland corporation ("PACIFIC"), and Security Capital Realty Incorporated, a Maryland corporation, pursuant to which, among other matters, PACIFIC would be merged with and into PTR, each share of common stock of PACIFIC would be converted into 0.611 of a common share of PTR and PTR's name would be changed to "Security Capital Pacific Trust," all as more fully described in the accompanying Joint Proxy/Information Statement and Prospectus; and

    2. To transact any other business that may properly come before the special meeting or any adjournment or postponement thereof.

  A copy of the Merger Agreement is set forth as Annex I to the Joint Proxy/Information Statement and Prospectus attached hereto and is incorporated herein by reference.

  The Board of Trustees of PTR has fixed February 21, 1995 as the record date for the determination of shareholders entitled to notice of and to vote at the special meeting. The affirmative vote of the holders of two-thirds of the outstanding common shares of PTR entitled to vote at the special meeting is necessary to approve and adopt the proposal. Holders of common shares of PTR are not entitled to dissenters' rights under Maryland law in connection with the Merger.

  Whether or not you plan to attend the special meeting, please fill in, date and sign the proxy card furnished herewith and mail it promptly in the enclosed pre-addressed envelope, which requires no postage if mailed in the United States.

                                          By Order of the Board of Trustees,


                                          Paul E. Szurek
                                          Secretary

El Paso, Texas

February 23, 1995

                                      LOGO

To the Shareholders of Security Capital Pacific Incorporated ("PACIFIC"):

  You are invited to attend a special meeting of PACIFIC shareholders to be held at State National Bank Plaza, 20th Floor, El Paso, Texas, on Thursday, March 23, 1995 at 9:00 a.m. local time.

  At the special meeting you will be asked to consider and vote upon a proposed Agreement and Plan of Merger which contemplates the merger of PACIFIC with and into Property Trust of America ("PTR"), with PTR surviving the merger. If the merger is approved, PTR's name would be changed to "Security Capital Pacific Trust" and each holder of PACIFIC common stock would receive, in a tax-free exchange, 0.611 of a common share of PTR for each share of PACIFIC common stock (indicating a value of $10 per PACIFIC share, based on PTR's closing market price on December 6, 1994). The merger and certain related matters are described in detail in the accompanying Joint Proxy/Information Statement and Prospectus. Please review it carefully.

  After careful consideration, the Board of Directors of PACIFIC has unanimously approved the merger and recommends that all shareholders vote for its approval. The affirmative vote of holders of two-thirds of the outstanding shares of common stock of PACIFIC will be necessary for approval of the merger.

  Security Capital Realty Incorporated, the owner of approximately 97.6% of PACIFIC's common stock, has agreed to vote its shares in favor of the merger. Therefore, we are not asking you for a proxy; you are, however, entitled to attend the special meeting and vote your shares for or against the merger.

  If you have any questions regarding the proposed transaction, please call Georgeson & Company Inc., our information agent, at (800) 223-2064.

                                          Very truly yours,


                                          William D. Sanders
February 23, 1995                         Chairman

                                      LOGO

  NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Security Capital Pacific Incorporated ("PACIFIC") will be held on Thursday, March 23, 1995, commencing at 9:00 a.m., local time, at State National Bank Plaza, 20th Floor, El Paso, Texas, for the following purposes:

    1. To consider and vote upon the approval and adoption of an Agreement and Plan of Merger dated as of December 6, 1994 (the "Merger Agreement"), among Property Trust of America, a Maryland real estate investment trust ("PTR"), PACIFIC and Security Capital Realty Incorporated, pursuant to which, among other matters, PACIFIC would be merged with and into PTR, each share of common stock of PACIFIC would be converted into 0.611 of a common share of PTR and PTR's name would be changed to "Security Capital Pacific Trust," all as more fully described in the accompanying Joint Proxy/Information Statement and Prospectus; and

    2. To transact any other business that may properly come before the special meeting or any adjournment or postponement thereof.

  A copy of the Merger Agreement is set forth as Annex I to the Joint Proxy/Information Statement and Prospectus attached hereto and is incorporated herein by reference.

  The Board of Directors of PACIFIC has fixed February 21, 1995 as the record date for the determination of shareholders entitled to notice of and to vote at the special meeting. The affirmative vote of the holders of two-thirds of the outstanding common stock of PACIFIC entitled to vote at the special meeting is necessary to approve and adopt the proposal. Holders of common stock of PACIFIC are entitled to dissenters' rights under Maryland law in connection with the Merger as described in the accompanying Joint Proxy/Information Statement and Prospectus under the caption "The Merger--Dissenters' Rights."

  Security Capital Realty Incorporated, the owner of approximately 97.6% of PACIFIC's common stock, has agreed to vote its shares in favor of the merger. Therefore, we are not asking you for a proxy; you are, however, entitled to attend the special meeting and vote your shares for or against the merger.

                                          By Order of the Board of Directors,


                                          Paul E. Szurek
                                          Secretary

El Paso, Texas

February 23, 1995

                           PROPERTY TRUST OF AMERICA
                                      AND
                     SECURITY CAPITAL PACIFIC INCORPORATED

                       JOINT PROXY/INFORMATION STATEMENT

                               ----------------

                           PROPERTY TRUST OF AMERICA

                                   PROSPECTUS

                               ----------------

  This Joint Proxy/Information Statement and Prospectus relates to the proposed merger (the "Merger") of Security Capital Pacific Incorporated, a Maryland corporation ("PACIFIC"), with and into Property Trust of America, a Maryland real estate investment trust ("PTR"), pursuant to an Agreement and Plan of Merger dated as of December 6, 1994 (the "Merger Agreement"). At such time as the Merger becomes effective (the "Effective Time"), each outstanding share of PACIFIC common stock, $0.01 par value per share (the "PACIFIC Common Stock"), will be converted into the right to receive 0.611 of a common share of beneficial interest, $1.00 par value per share (the "PTR Common Shares"), of PTR (the "Exchange Ratio").

  The Exchange Ratio was determined by dividing $10.00 (the value of a share of PACIFIC Common Stock as agreed upon between PTR and PACIFIC) by $16.375 (the closing sale price per PTR Common Share on the New York Stock Exchange ("NYSE") on December 6, 1994). The $10.00 per share amount essentially represents PACIFIC's cost of its properties and is the same price at which PACIFIC sold shares of PACIFIC Common Stock in all of its prior private offerings.

  PTR is soliciting proxies from its shareholders for use at the Special Meeting of Shareholders of PTR (the "PTR Special Meeting") scheduled to be held on March 23, 1995 to consider the approval and adoption of the Merger Agreement. A Special Meeting of Shareholders of PACIFIC (the "PACIFIC Special Meeting") is also scheduled to be held on March 23, 1995, to consider the approval and adoption of the Merger Agreement and the transactions contemplated thereby. Security Capital Realty Incorporated (which management intends to name Security Capital Group Incorporated, herein referred to as "Security Capital Group"), owns approximately 97.6% and 31.9% of PACIFIC and PTR, respectively. Security Capital Group has agreed to vote all of its shares of PACIFIC Common Stock and all of its PTR Common Shares in favor of the Merger Agreement. If the Merger is consummated, Security Capital Group will own approximately 41.3% of the PTR Common Shares outstanding after giving effect to the Merger. See "Certain Considerations--Conflicts of Interest in the Merger." A copy of the Merger Agreement is attached to this Joint Proxy/Information Statement and Prospectus as Annex I and is incorporated herein by reference.

  This Joint Proxy/Information Statement and Prospectus constitutes the proxy statement of PTR relating to the solicitation of proxies by the PTR Board of Trustees (the "PTR Board") for use at the PTR Special Meeting, the information statement of PACIFIC providing information to the holders of PACIFIC Common Stock with respect to the PACIFIC Special Meeting and the prospectus of PTR with respect to up to 8,468,460 PTR Common Shares to be issued in the Merger in exchange for all of the outstanding shares of PACIFIC Common Stock. This Joint Proxy/Information Statement and Prospectus and the enclosed form of PTR proxy are first being sent to shareholders of PTR and PACIFIC on or about February 23, 1995. A PTR shareholder who returns a signed proxy may revoke it at any time prior to its exercise.

  Concurrently with the consummation of the Merger, PTR expects to close a subscription offering of up to 17.8 million PTR Common Shares. The offering will be made pro rata to PTR shareholders other than Security Capital Group at $16.375 per share, the price on which the Exchange Ratio was based.

  SEE "CERTAIN CONSIDERATIONS" FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN EVALUATING THE MERGER.
PACIFIC IS NOT ASKING ITS SHAREHOLDERS FOR A PROXY AND PACIFIC SHAREHOLDERS ARE
                         REQUESTED NOT TO SEND A PROXY.

                               ----------------

THE SECURITIES TO BE ISSUED  PURSUANT TO THIS JOINT PROXY/INFORMATION STATEMENT
 AND PROSPECTUS HAVE  NOT BEEN APPROVED  OR DISAPPROVED BY  THE SECURITIES AND
 EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES  COMMISSION,  NOR  HAS  THE
  SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY/INFORMATION
   STATEMENT AND PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          THE ATTORNEY  GENERAL  OF THE  STATE  OF NEW  YORK  HAS  NOT
                    PASSED ON OR
            ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION
                          TO THE CONTRARY IS UNLAWFUL.

                               ----------------

 The date of this Joint Proxy/Information Statement and Prospectus is February
                                 10, 1995.

                             AVAILABLE INFORMATION

  PTR is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the
Commission: Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The PTR Common Shares and PTR's Cumulative Convertible Series A Preferred Shares of Beneficial Interest, $1.00 par value per share ("Series A Preferred Shares"), are listed and traded on the New York Stock Exchange under the symbols "PTR" and "PTR-PRA," respectively, and all such reports, proxy statements and other information filed by PTR with the NYSE may be inspected at the NYSE's offices at 20 Broad Street, New York, New York 10005.

  PTR has filed with the Commission a registration statement on Form S-4 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the PTR Common Shares to be issued pursuant to the Merger Agreement. This Joint Proxy/Information Statement and Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                           INCORPORATION BY REFERENCE

  THIS JOINT PROXY/INFORMATION STATEMENT AND PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN THE EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS) ARE AVAILABLE WITHOUT CHARGE UPON ORAL OR WRITTEN REQUEST FROM PAUL E. SZUREK, SECRETARY, AT PTR'S PRINCIPAL EXECUTIVE OFFICES AT 7777 MARKET CENTER AVENUE, EL PASO, TEXAS 79912, TELEPHONE (915) 877-3900. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY MARCH 16, 1995. COPIES OF DOCUMENTS SO REQUESTED WILL BE SENT BY FIRST CLASS MAIL, POSTAGE PAID, WITHIN ONE BUSINESS DAY OF THE RECEIPT OF SUCH REQUEST.

  The following documents, which have been filed with the Commission pursuant to the Exchange Act, are hereby incorporated herein by reference:

  (a) PTR's Annual Report on Form 10-K for the year ended December 31, 1993 (as amended by Form 10-K/A No. 1 dated February 1, 1995);

  (b) PTR's Quarterly Reports on Form 10-Q for the periods ended March 31, June 30, and September 30, 1994 (each as amended by Forms 10-Q/A No. 1 dated February 1, 1995);

  (c) PTR's Current Reports on Form 8-K dated January 22 and Form 8-K/A No. 2 dated August 11, Forms 8-K dated November 4, November 22, and December 17, 1993, and February 2, April 29, May 3, July 11, July 19, July 27, and November 30, 1994 (as amended by Form 8-K/A No. 1 dated November 30, 1994); and

  (d) The description of PTR's Preferred Share Purchase Rights contained in PTR's Registration Statement on Form 8-A filed with the Commission on July 12, 1994 (as amended by Form 8-A/A No. 1 dated July 20, 1994).

  All documents filed by PTR pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the date of the Special Meetings of shareholders shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. All information appearing in this Joint Proxy/Information Statement and Prospectus or in any document incorporated herein by reference is not necessarily complete and is qualified in its entirety by the information and financial statements (including notes thereto) appearing in this Joint Proxy/Information Statement and Prospectus or the documents incorporated by reference herein and should be read together with such information and documents.

  Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Joint Proxy/Information Statement and Prospectus to the extent that a statement contained herein or in any other subsequently filed document that is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy/Information Statement and Prospectus.

  No person is authorized to give any information or to make any representation other than those contained or incorporated by reference in this Joint Proxy/Information Statement and Prospectus, and if given or made, such information or representations should not be relied upon as having been authorized. This Joint Proxy/Information Statement and Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Joint Proxy/Information Statement and Prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this Joint Proxy/Information Statement and Prospectus nor any distribution of securities pursuant to this Joint Proxy/Information Statement and Prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated herein by reference or in the affairs of PTR or PACIFIC since the date of this Joint Proxy/Information Statement and Prospectus. However, if any material change occurs during the period that this Joint Proxy/Information Statement and Prospectus is required to be delivered, this Joint Proxy/Information Statement and Prospectus will be amended and supplemented accordingly. All information regarding PTR in this Joint Proxy/Information Statement and Prospectus has been supplied by PTR, and all information regarding PACIFIC in this Joint Proxy/Information Statement and Prospectus has been supplied by PACIFIC.

                               TABLE OF CONTENTS

                                      PAGE
                                      ----
AVAILABLE INFORMATION................    i
INCORPORATION BY REFERENCE...........    i
SUMMARY..............................    2
CERTAIN CONSIDERATIONS...............   18
 Conflicts of Interest in the Merger.   18
 Consequence of Fixed Exchange Ratio.   18
 Absence of PACIFIC Fairness Opinion.   19
 Merger Consideration Not Negotiated
  at Arms' Length....................   19
 Significant Influence of Officers,
  Trustees and Principal Shareholder.   19
 Conflicts of Interest...............   19
 Ability to Change Policies Without
  Shareholder Approval...............   20
 No Limitation on Debt...............   21
 Limitations on Acquisitions and
  Change in Control..................   21
 Possible Adverse Consequence of
  Limits on Ownership of Shares......   22
THE MERGER...........................   22
 General.............................   22
 Advantages and Disadvantages of the
  Merger to PTR......................   22
 Advantages and Disadvantages of the
  Merger to PACIFIC..................   23
 REIT Management.....................   24
 Distributions.......................   24
 Closing; Effective Time.............   24
 Exchange of Certificates............   24
 No Fractional Shares................   25
 Background..........................   25
 Recommendations of the PTR Board and
  the PACIFIC Board and Reasons for
  the Merger.........................   27
 Fairness Opinion....................   28
 Interests of Certain Persons in the
  Merger.............................   32
 The Merger Agreement................   32
 Regulatory Filings and Approvals....   35
 Restrictions on Sales by Affiliates.   36
 Accounting Treatment................   36
 Listing on NYSE.....................   36
 Expenses............................   36
 Dissenters' Rights..................   36
 Management and Operations After the
  Merger.............................   37
THE SPECIAL MEETINGS.................   38
 Purpose of the Meetings.............   38
 Date, Time and Place; Record Date...   38
 Voting Rights.......................   38
INFORMATION CONCERNING PACIFIC.......   39
 Business............................   39
 Properties..........................   40
 Leases..............................   41
 REIT Management.....................   41
 Competition.........................   43
 Regulation and Insurance............   43
 Legal Proceedings...................   43
 Selected Financial Data.............   44
 Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations......................   44
 Principal Shareholders..............   47
 Certain Relationships and
  Transactions.......................   48
 Policies With Respect to Certain
  Activities.........................   48
INFORMATION CONCERNING PTR...........   49
 Policies With Respect to Certain
  Activities.........................   49
 Principal Shareholders..............   52
 Certain Relationships and
  Transactions.......................   53
PTR SHARE PRICES AND COMPARATIVE PER
 SHARE DISTRIBUTIONS.................   55
 Dividend Reinvestment and Share
  Purchase Plan......................   57
DESCRIPTION OF PTR COMMON SHARES.....   57
 General.............................   57
 Common Shares.......................   57
 Shelf Registration..................   57
 Transfer Agent......................   58
COMPARISON OF RIGHTS OF HOLDERS OF
 PTR COMMON SHARES AND PACIFIC COMMON
 STOCK...............................   58
 Preferred Shares....................   58
 Restrictions on Transfer and
  Redemption of Shares...............   58
 Business Combinations...............   59
 Control Share Acquisitions..........   60
 Dissenters' Rights..................   60
 Amendments to Articles of
  Incorporation or Declaration of
  Trust..............................   60
 Amendments to the Bylaws............   61
 Termination.........................   61
 Directors and Trustees..............   61
 Removal of Directors and Trustees...   62
 Newly Created Directorships and
  Vacancies..........................   62
 Limitation on Director and Trustee
  Liability..........................   62
 Shareholder Liability...............   63
 Indemnification.....................   63
 Shareholders' Meetings..............   63
CERTAIN FEDERAL INCOME TAX
 CONSIDERATIONS......................   64
 Federal Income Tax Consequences of
  the Merger.........................   64
 Taxation of PTR After the Merger....   65
 Taxation of PTR Shareholders........   67
 Other Tax Considerations............   69
 Taxation of PACIFIC.................   70
EXPERTS..............................   70
LEGAL MATTERS........................   71
SHAREHOLDER PROPOSALS................   71
EXPENSES OF SOLICITATION.............   71
INDEX TO FINANCIAL STATEMENTS........  F-1
Annex I--Agreement and Plan of Merger
Annex II--Opinion of Robertson,
 Stephens & Company, L.P.
Annex III--Title 3, Subtitle 2 of the
 Maryland General Corporation Law

                                    SUMMARY

  The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Joint Proxy/Information Statement and Prospectus or incorporated herein by reference. Shareholders are urged to review the entire Joint Proxy/Information Statement and Prospectus, the Annexes hereto and the documents incorporated herein by reference.

                           PROPERTY TRUST OF AMERICA

  PTR's objective is to be the preeminent real estate operating company focusing on multifamily property in its target market. PTR's REIT manager is Security Capital (Southwest) Incorporated ("PTR's REIT Manager" or "PTR REIT Management"), a wholly owned subsidiary of Security Capital Group. Through PTR's REIT Manager, PTR is a fully integrated operating company which engages in development, acquisition, operation and long term ownership of multifamily properties. PTR currently owns and operates or is developing 41,271 multifamily units. The aggregate pro forma investment cost, including planned renovations, of all of PTR's multifamily properties is $1.59 billion. This amount is comprised of the historical recorded investment in real estate at September 30, 1994 of $1.23 billion plus subsequent real estate acquisitions of $60 million, planned renovation costs of $10 million and budgeted cost to complete development properties of $320 million, less investment in non-multifamily properties of $30 million. PTR has elected to be taxed as a real estate investment trust (a "REIT") for federal income tax purposes. PTR seeks to achieve long term sustainable growth in cash flow and distributions through a commitment to fundamental real estate research, actively reviewing and reallocating assets to product types and submarkets with strong growth prospects, developing industry-leading multifamily product designed for the largest renter groups and making opportunistic acquisitions. See "Information Concerning PTR."

  PTR has traditionally focused on multifamily assets in the Southwest. At its meeting on November 4, 1994, the PTR Board expanded its target market to include a six-state region of the western United States comprised of California, Idaho, Nevada, Oregon, Utah and Washington. The assets being acquired in the Merger are located in these markets, which PTR's REIT Manager believes have significant growth prospects. The $10.00 value of a share of PACIFIC Common Stock agreed upon between PTR and PACIFIC essentially represents PACIFIC's cost of its properties and is the same price at which PACIFIC sold shares of PACIFIC Common Stock in all of its prior private offerings.


  PTR's REIT Manager believes that PTR's expanded target market presents attractive opportunities for long term increases in per share operating results because of its growing job market and population. After completion of the Merger, PTR's REIT Manager will change its name to "Security Capital Pacific Incorporated."

  PTR was formed in 1963 and is a real estate investment trust organized under the laws of Maryland. Its principal executive offices are located at 7777 Market Center Avenue, El Paso, Texas 79912, and its telephone number is (915) 877-3900.

                     SECURITY CAPITAL PACIFIC INCORPORATED

  As a fully integrated operating company, through its experienced REIT manager, Security Capital (Pacific) Incorporated ("PACIFIC's REIT Manager" or "PACIFIC REIT Management"), a wholly owned subsidiary of Security Capital Group, PACIFIC focuses exclusively on the development, acquisition, operation and long term ownership of multifamily properties in a six-state region of the western United States comprised of California, Idaho, Nevada, Oregon, Utah and Washington. PACIFIC currently owns and operates or is developing 21 multifamily properties containing 6,543 units (including three properties to be acquired within 40 days of the date of this Joint Proxy/Information Statement and Prospectus). The aggregate pro forma investment cost, including planned renovations, of all of PACIFIC's properties is $295.9 million as of September 30, 1994 (including four properties subsequently acquired and three properties to be acquired within 40 days of the date of this Joint Proxy/Information Statement and Prospectus). PACIFIC's current multifamily properties are located in Nevada, Oregon, Utah and Washington. See "Information Concerning PACIFIC."

  PACIFIC's executive offices are located at 7777 Market Center Avenue, El Paso, Texas 79912. PACIFIC is a Maryland corporation. Its predecessor was formed in October 1993 as a Delaware corporation, and PACIFIC was re-formed in Maryland in July 1994.

                                  INTRODUCTION

  The $10.00 value of a share of PACIFIC Common Stock agreed upon between PTR and PACIFIC essentially represents PACIFIC's cost of its properties and is the same price at which PACIFIC sold shares of PACIFIC Common Stock in all of its prior private offerings. The price of $16.375 of a PTR Common Share on which the Exchange Ratio was based exceeded the 30-day trailing average of the closing price for the PTR Common Shares on the NYSE (the PTR Common Share price increased following the announcement of the proposed Merger but such increase cannot be attributed solely to the Merger). Other shareholders of PTR have an opportunity to purchase PTR Common Shares at the same price PACIFIC shareholders will acquire PTR Common Shares in the Merger pursuant to a concurrent subscription offering. The Merger Agreement was approved by a special committee of the PTR Board (the "PTR Special Committee") comprised of all of PTR's Independent Trustees and, separately, by the two Independent Trustees with no ownership interest in either PACIFIC or Security Capital Group; however, the terms of the Merger were not negotiated at arms' length. The PTR Special Committee and the PTR Board received the written opinion of Robertson, Stephens & Company, L.P. ("Robertson, Stephens") to the effect that as of January 4, 1995, and based upon and subject to the assumptions made, the Exchange Ratio was fair, from a financial point of view, to PTR's shareholders. Approval of the Merger requires the affirmative vote of at least two-thirds of the outstanding PTR Common Shares and the affirmative vote of two-thirds of the outstanding shares of PACIFIC Common Stock (of which Security Capital Group owns 31.9% and 97.6%, respectively). See "The Merger."

                             CERTAIN CONSIDERATIONS

  In considering whether to approve the Merger Agreement and the transactions contemplated thereby, shareholders should consider the following matters more fully described herein under "Certain Considerations":

    . Conflicts of interest in the Merger, including the absence of arms'- length negotiations and an increase in the ownership of PTR Common Shares by Security Capital Group.

    . The price of PTR Common Shares and the value of PACIFIC Common Stock may vary from the price and value as of the date the Exchange Ratio was established, including variances which result from the announcement of the Merger.

    . The absence of a fairness opinion to the holders of PACIFIC Common
      Stock in connection with the Merger.

    . The price being paid by PTR for the shares of PACIFIC Common Stock was not negotiated in an arms'-length transaction; therefore, the value of the PTR Common Shares to be received by PACIFIC shareholders may not reflect the value of PTR's portfolio and the price to be paid by PTR for shares of PACIFIC Common Stock may not reflect the value of PACIFIC's portfolio.

    . The ability of Security Capital Group to exercise significant influence over the business and policies of the combined entity due to its existing ownership of 31.9% of the outstanding PTR Common Shares (44.2% on a pro forma basis after giving effect to the Merger and the concurrent subscription offering, assuming in the case of the subscription offering that no other shareholders subscribe, see "Information Concerning PTR--Certain Relationships and Transactions-- Concurrent Subscription Offering"), its existing right to nominate up to three trustees and its existing right of prior approval over certain matters, including PTR's operating budget and substantial deviations therefrom.

    . Conflicts of interest between PTR and PTR's REIT Manager and affiliates as to management agreements and fees (which must be reviewed and approved annually by PTR's Independent Trustees), which could result in decisions that do not fully represent the interests of all shareholders.

    . Ability of the PTR Board, which is required to have a majority of Independent Trustees, to change certain policies of PTR, including investment, financing and distribution policies, without a vote of the shareholders, which could result in policies that do not fully reflect the interests of all shareholders.

    . No legal limitation on the amount of debt PTR may incur. If PTR were to become highly leveraged, which would be a departure from its current policy and its tradition of modest leverage since 1963, such leverage could adversely affect PTR's ability to make expected distributions to shareholders and increase the risk of default under its indebtedness.

    . Limitations on the shareholders' ability to change control of PTR due to (i) restrictions on ownership of more than 9.8% of the PTR Common Shares and possible redemption of PTR Common Shares acquired or voidance of the transfer of PTR Common Shares acquired in excess of such 9.8% limit, (ii) the adoption by PTR of a shareholder rights plan and (iii) the ownership by Security Capital Group of approximately 31.9% of the outstanding PTR Common Shares (44.2% on a pro forma basis after giving effect to the Merger and the concurrent subscription offering, assuming in the case of the subscription offering that no other shareholders subscribe).

                                   THE MERGER

SPECIAL MEETINGS

  PTR. The PTR Special Meeting is scheduled to be held at 10:00 a.m., local time, on Thursday, March 23, 1995, at the Old El Paso Room, Seventh Floor, State National Bank Plaza, El Paso, Texas. The PTR Board has fixed the close of business on February 21, 1995 as the record date for the determination of holders of PTR Common Shares entitled to notice of and to vote at the PTR Special Meeting. See "The Special Meetings."

  PACIFIC. The PACIFIC Special Meeting is scheduled to be held at 9:00 a.m., local time, on Thursday, March 23, 1995, at State National Bank Plaza, 20th Floor, El Paso, Texas. Security Capital Group has agreed to vote its 97.6% ownership of PACIFIC in favor of the Merger, thereby assuring approval of the Merger. PACIFIC is therefore not soliciting proxies from its shareholders and PACIFIC shareholders are requested not to send a proxy. Shareholders are, however, entitled to attend the PACIFIC Special Meeting and vote their shares for or against the Merger. See "The Special Meetings."

REQUIRED VOTES

  The affirmative vote of the holders of at least two-thirds of the outstanding PTR Common Shares and two-thirds of the outstanding PACIFIC Common Stock is required to approve and adopt the Merger Agreement. As of February 9, 1995, Security Capital Group beneficially owned PTR Common Shares representing approximately 31.9% of the votes entitled to be cast by holders of PTR Common Shares and shares of PACIFIC Common Stock representing approximately 97.6% of the votes entitled to be cast by holders of PACIFIC Common Stock. See "The Special Meetings--Voting Rights."

THE MERGER

  At the Effective Time of the Merger, PACIFIC will be merged with and into PTR, and PACIFIC will cease to exist as a corporation. PTR will be the surviving entity in the Merger and its name will be changed to "Security Capital Pacific Trust." See "The Merger--General."

  At the Effective Time, each then outstanding share of PACIFIC Common Stock will be converted into the right to receive 0.611 of a PTR Common Share. See "The Merger--General" and "Comparison of Rights of Holders of PTR Common Shares and PACIFIC Common Stock." No fractional PTR Common Shares will be issued in the Merger. Holders of PACIFIC Common Stock converted in the Merger will be entitled to a cash payment in lieu of any fractional PTR Common Share at a pro rata price based on the closing sale price of PTR Common Shares on December 6, 1994 ($16.375). See "The Merger--No Fractional Shares." Each PTR Common Share outstanding at the Effective Time will remain outstanding and will not be converted or otherwise modified in the Merger.

ADVANTAGES AND DISADVANTAGES OF THE MERGER TO PTR

  The PTR Board has supervised $1.23 billion of multifamily acquisitions and developments from 1991 through 1994, while increasing annual distributions from $0.64 per share to $1.00 per share. It has successfully completed two portfolio acquisitions exceeding $100 million each. Based on its experience, the PTR Board believes that the Merger will provide the following advantages to PTR:

    . PTR's entry into attractive, growing target markets in the western
      United States. Based on forecasts published by Woods & Poole Economics, Inc., the projected job growth in PACIFIC's primary target market is 28.09% for the years 1994 through 2015, whereas the projected growth in jobs for the United States as a whole for such period is 22.40%. For the same time period, population growth is projected to be 33.88% in PACIFIC's primary target market and 19.23% in the United States as a whole.

    . The addition to PTR's portfolio of 18 operating properties (including two properties to be acquired by PACIFIC within 40 days of the date of this Joint Proxy/Information Statement and Prospectus) comprising 5,703 multifamily units with a total investment cost, including planned renovations, of $251.8 million. The PTR Board considers such cost to be attractive in comparison to the cost of acquiring other properties which the PTR Board has evaluated in the last six months of 1994 as possible candidates for acquisition, based on the type and location of the properties considered and the expected economic contribution of such properties to PTR.

    . The addition to PTR's portfolio of three developments, including one development property to be acquired by PACIFIC within 40 days of the date of this Joint Proxy/Information Statement and Prospectus, comprising 840 multifamily units. PACIFIC also has four additional development sites in negotiation or due diligence.

    . Increased flexibility for PTR in pursuing its asset optimization strategy of intelligently deploying and redeploying capital in its target markets.

    . The addition of development, operating and acquisition expertise in PACIFIC's target market through the integration of PACIFIC's REIT Manager with PTR's REIT management team.

    . An increase in PTR's pro forma per share operating results for 1994.

    . Increased PTR equity and market capitalization which should improve the terms on which PTR can access the debt markets.

  The following are certain potential disadvantages of the Merger to PTR:

    . As a result of an expanded target market, PTR will not be able to concentrate its operating focus totally on the Southwest, which could affect PTR's oversight of all of its market.

    . Because the Exchange Ratio is fixed, the PTR Common Shares PTR will be required to exchange for the shares of PACIFIC Common Stock may have a greater aggregate value than the value contemplated at the time the Merger Agreement was executed due to fluctuations in the market price of the PTR Common Shares, although some increase in the market price of PTR Common Shares may be related to the announcement of the proposed Merger.

    . The ownership of Security Capital Group in PTR could increase from approximately 31.9% to 41.3% as a result of the Merger and could increase to as much as 44.2% as a result of the concurrent subscription offering (depending on the amount of subscriptions received from other shareholders), resulting in increased control of PTR by Security Capital Group.

    . Job and population growth in PACIFIC's primary target market is not projected to be as great as that in PTR's primary target market, but such growth is expected to be greater than that for the United States as a whole.

ADVANTAGES AND DISADVANTAGES OF THE MERGER TO PACIFIC

  The PACIFIC Board of Directors (the "PACIFIC Board") believes that the Merger will provide the following advantages to PACIFIC shareholders:

    . PACIFIC shareholders will receive shares in a company with an extensive management team and greater resources for pursuing acquisition and development opportunities, including better access to capital markets.

    . Greater liquidity for shareholders since PTR Common Shares are publicly traded.

  The following are certain potential disadvantages of the Merger to PACIFIC shareholders:

    . Because the Exchange Ratio is fixed, PACIFIC shareholders could receive PTR Common Shares having a lesser aggregate value than the value contemplated at the time the Merger Agreement was executed due to fluctuations in the market price of PTR Common Shares.

    . PACIFIC shareholders will receive shares in a company which, following the Merger, will not have as much geographic focus as PACIFIC currently has.

DISTRIBUTIONS

  PACIFIC will pay a special distribution immediately prior to the Merger in an amount not to exceed 100% of PACIFIC's undistributed net earnings in order to reflect the economic agreement of the Merger: PTR will get the PACIFIC properties and all of the future earnings thereon and PACIFIC shareholders will get PTR Common Shares and all past earnings from the PACIFIC properties. PTR expects to continue to pay its regular quarterly distributions. See "The Merger--Distributions."

EFFECTIVE TIME

  After all the conditions set forth in the Merger Agreement have been satisfied or waived, the Merger will become effective at such time as the Articles of Merger required under Maryland law are accepted for filing by the Department of Assessments and Taxation of the State of Maryland (the "Maryland Department"). See "The Merger--Closing; Effective Time."

EXCHANGE OF CERTIFICATES

  From and after the Effective Time, except as to payment of dividends and other distributions, PTR will be entitled to treat certificates for shares of PACIFIC Common Stock (the "PACIFIC Certificates") that have not been surrendered for exchange as evidencing ownership of the number of full PTR Common Shares into which they are convertible pursuant to the Merger Agreement. HOLDERS OF PACIFIC COMMON STOCK AS OF IMMEDIATELY PRIOR TO THE EFFECTIVE TIME WILL NOT BE ENTITLED TO RECEIVE ANY PAYMENT OF DIVIDENDS ON, OR OTHER DISTRIBUTIONS WITH RESPECT TO, THEIR PTR COMMON SHARES FOR RECORD DATES OCCURRING AFTER THE EFFECTIVE TIME UNTIL SUCH PACIFIC CERTIFICATES HAVE BEEN SURRENDERED AND EXCHANGED FOR CERTIFICATES REPRESENTING

PTR COMMON SHARES ("PTR CERTIFICATES"); SUCH DIVIDENDS AND DISTRIBUTIONS WILL BE HELD BY CHEMICAL BANK, AS EXCHANGE AGENT (THE "EXCHANGE AGENT"), PENDING SURRENDER OF PACIFIC CERTIFICATES AND WILL BE PAID TO SUCH HOLDERS ONCE SURRENDERED. As soon as practicable after the Effective Time, the Exchange Agent will send transmittal instructions to each PACIFIC shareholder describing the procedures for surrendering PACIFIC Certificates for PTR Certificates. See "The Merger--Exchange of Certificates."

  PACIFIC SHAREHOLDERS SHOULD NOT SEND THEIR PACIFIC CERTIFICATES TO THE EXCHANGE AGENT UNLESS AND UNTIL THEY HAVE RECEIVED TRANSMITTAL INSTRUCTIONS AND A FORM OF LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT.

BACKGROUND

  Security Capital Group has invested approximately $135.3 million in cash in PACIFIC at the effective Merger price of $10 per share. All the proceeds were used for PACIFIC's property acquisitions and related capital improvements. PACIFIC was a wholly owned subsidiary of Security Capital Group from October 22, 1993 (the date of its inception) through August 1994 when PACIFIC completed a $10 million private offering of PACIFIC Common Stock.

  Since PACIFIC's inception, PACIFIC's REIT Manager has been actively identifying growth markets in the western United States based upon research conducted by Security Capital (U.S.) Investment Research Incorporated, an affiliate of Security Capital Group. During that time, PACIFIC has acquired a portfolio of 5,703 multifamily units at a total investment cost, including planned renovations, of $251.8 million (including two properties to be acquired within 40 days of the date of this Joint Proxy/Information Statement and Prospectus). PACIFIC has $44.1 million of developments in planning, including one development property to be acquired within 40 days of the date of this Joint Proxy/Information Statement and Prospectus. PACIFIC also has four additional development sites in negotiation or due diligence, two of which are under contract.

  In October 1994, PTR's REIT Manager began considering expansion of PTR's target market beyond the Southwest to other areas which it believes offer significant growth prospects. Because of its knowledge of the assets and markets represented by PACIFIC's portfolio, PTR's REIT Manager focused on PACIFIC as a potential merger candidate and analyzed the impact of such a merger on the shareholders of PTR. PTR's REIT Manager concluded that a business combination with PACIFIC will expand PTR's target market to submarkets in the western United States that present attractive opportunities for significant growth, add to PTR's portfolio multifamily properties with strong cash flow growth prospects, provide PTR with greater flexibility to implement its asset optimization strategy and enable PTR to gain access to significant development opportunities. PTR's REIT Manager also concluded that an acquisition of PACIFIC would improve PTR's operating results for 1995 and strengthen PTR's balance sheet.

  In late October 1994, PTR's REIT Manager initiated discussions with two affiliates--PACIFIC's REIT Manager and PACIFIC's largest shareholder, Security Capital Group--relating to a possible business combination between PTR and PACIFIC.

  On November 4, 1994, the PTR Board and PTR's REIT Manager discussed a possible business combination between PTR and PACIFIC. At such meeting, the PTR Board appointed the PTR Special Committee to review and consider a proposed business combination with PACIFIC and retained King & Spalding as legal advisor. The PTR Special Committee consists of Messrs. James A. Cardwell, Calvin K. Kessler, William G. Myers and John C. Schweitzer, who are all of PTR's Independent Trustees. Two of the Independent Trustees, Messrs. Myers and Schweitzer, beneficially own shares of Security Capital Group and shares of PACIFIC Common Stock. Hence, the PTR Board required the separate approval of the Merger by Messrs. Cardwell and Kessler. See "Certain Considerations-- Conflicts of Interest in the Merger."

  On December 6, 1994, the PTR Special Committee met to discuss the proposed business combination with PACIFIC and recommended the proposed combination to the PTR Board. The PTR Special Committee also recommended the retention of Robertson, Stephens to evaluate the fairness of the Exchange Ratio from a financial point of view. On December 6, 1994, the PTR Board met with its management and legal advisor to review and consider the proposed business combination. At such meeting, the PTR Board met with and retained Robertson, Stephens to evaluate the fairness of the Exchange Ratio, from a financial point of view, to PTR's shareholders.

  On December 6, 1994, each of the PTR Board and the PACIFIC Board approved the Merger Agreement and the transactions contemplated thereby and PTR, PACIFIC and Security Capital Group entered into the Merger Agreement. See "The Merger-- Background." The representations and warranties of PACIFIC and the indemnities of Security Capital Group in the Merger Agreement were similar to those obtained by PTR in prior portfolio acquisitions with unrelated third parties. Security Capital Group will indemnify PTR for material loss resulting from any breach of PACIFIC's representations and warranties. No special fees or commissions were or will be paid to PTR's REIT Manager or PACIFIC's REIT Manager, or their respective affiliates, in connection with the Merger.

  On January 4, 1995, Robertson, Stephens delivered its written opinion to the PTR Special Committee and the PTR Board, to the effect that, as of such date and based upon the assumptions made, matters considered and limits of the review, as set forth in such opinion, the Exchange Ratio was fair to the holders of PTR Common Shares, and the PTR Special Committee and the PTR Board reviewed, discussed and accepted such opinion.

RECOMMENDATIONS OF THE PTR BOARD AND THE PACIFIC BOARD AND REASONS FOR THE
MERGER

  PTR. The PTR Special Committee unanimously approved the Merger Agreement as being fair and reasonable to PTR and on terms and conditions not less favorable to PTR than those available from unaffiliated third parties. In reaching its conclusion that the Merger Agreement is fair and reasonable to PTR, the members of the PTR Special Committee considered certain information regarding PACIFIC, including target market data prepared by Security Capital (U.S.) Investment Research Incorporated (including population, major industries, major employers, job growth, median household income and housing related data), a description of PACIFIC's portfolio of properties (including development transactions and land under negotiation), including numbers of units and occupancy information, related mortgages and a summary balance sheet and funds from operations per share for 1994. In addition, the impact of the Merger on PTR's summary balance sheet and funds from operations was also considered. Finally, the PTR Special Committee considered the condition to the Merger that the PTR Special Committee receive a written opinion from an investment banking firm satisfactory to the PTR Special Committee that the Exchange Ratio is fair from a financial point of view to PTR's shareholders. Following a review of the information considered by the PTR Special Committee and a consideration of the recommendation of the PTR Special Committee, the PTR Board approved the Merger Agreement and recommends that PTR shareholders vote "FOR" approval and adoption of the Merger Agreement. Trustees of PTR who are officers of PTR or directors, officers or employees of Security Capital Group or its affiliates abstained from the vote on the approval of the Merger Agreement because of their interests in the Merger. However, all such trustees have indicated that they intend to vote all PTR Common Shares owned by them in favor of the Merger Agreement. Because of Messrs. Myers' and Schweitzer's ownership of shares of Security Capital Group and shares of PACIFIC Common Stock, the PTR Board required the separate approval of the Merger by Messrs. Cardwell and Kessler. For a discussion of PTR's reasons for the Merger and the factors considered by the PTR Board in making its recommendation, see "The Merger--Recommendations of the PTR Board and the PACIFIC Board and Reasons for the Merger."

  PACIFIC. The PACIFIC Board has unanimously approved the Merger Agreement and unanimously recommends that PACIFIC shareholders vote "FOR" approval and adoption of the Merger Agreement. For a discussion of PACIFIC's reasons for the Merger and the factors considered by the PACIFIC Board in making its recommendation, see "The Merger--Recommendations of the PTR Board and the PACIFIC Board and Reasons for the Merger."

FAIRNESS OPINION

  PTR. On January 4, 1995, Robertson, Stephens delivered its written opinion to the PTR Special Committee and the PTR Board to the effect that, as of such date and based upon and subject to the assumptions made, the Exchange Ratio was fair, from a financial point of view, to the shareholders of PTR. A copy of such opinion is attached hereto as Annex II and is incorporated herein by reference. SHAREHOLDERS OF PTR ARE URGED TO READ THE OPINION OF ROBERTSON, STEPHENS IN ITS ENTIRETY. For additional information concerning the assumptions made, matters considered and limits of the review by Robertson, Stephens in reaching its opinion and the fees received by it, see "The Merger--Fairness Opinion."

  PACIFIC. No independent investment banking firm was retained by PACIFIC to evaluate whether the Exchange Ratio is fair, from a financial point of view, to the shareholders of PACIFIC since Security Capital Group owns approximately 97.6% of the outstanding PACIFIC Common Stock. See "Certain Considerations-- Absence of PACIFIC Fairness Opinion."

MANAGEMENT AND OPERATIONS AFTER THE MERGER

  The current trustees and executive officers of PTR will continue in office following the Effective Time. PTR does not currently anticipate any changes in its investment strategies or policies or its distribution policy in connection with the Merger other than the resulting expansion of its existing target market. The management of PACIFIC's REIT Manager will be integrated with PTR's REIT Manager, thereby allowing PTR to benefit from the development, operating and acquisition expertise of PACIFIC's REIT Manager as well as its knowledge of western markets. See "The Merger--Management and Operations After the Merger."

CONDITIONS TO THE MERGER

  The obligations of PTR and PACIFIC to consummate the Merger are subject to the satisfaction or waiver of certain conditions, including, among others, (i) obtaining the requisite shareholders approvals, (ii) the absence of any injunction prohibiting the consummation of the Merger, (iii) the receipt of all third party consents and all governmental consents, orders and approvals legally required for consummation of the Merger, (iv) the receipt of certain legal opinions with respect to the tax consequences of the Merger and certain other legal matters, (v) the continuing accuracy of the representations and warranties of each party and (vi) the performance of certain other specified obligations by each party. See "The Merger--The Merger Agreement--Conditions to the Merger."

TERMINATION

  The Merger Agreement may be terminated at any time prior to the closing of the transactions contemplated thereby in certain circumstances, including, among others, (i) by the mutual consent of PTR and PACIFIC, (ii) unilaterally by either PTR or PACIFIC if the Merger has not been consummated by April 30, 1995, (iii) unilaterally by either PTR or PACIFIC in certain other situations, including (a) the failure by the other to cure within 15 business days, after receipt of prior written notice, a material breach of its covenants or agreements under the Merger Agreement, (b) the failure by the other party to satisfy a condition to its obligations under the Merger Agreement by reason of a breach of its obligation or (c) any condition to the obligations of the other party is not satisfied (other than by a breach by that party of its obligations under the Merger Agreement), and it reasonably appears that the condition cannot be satisfied prior to April 30, 1995, (iv) unilaterally by PTR in the event (y) PACIFIC notifies PTR that it has determined to provide confidential information to a potential acquiror or has received an offer relating to a potential acquisition of all or any substantial part of the business and properties or capital stock of PACIFIC from any entity or group other than PTR or (z) the PACIFIC Board fails to recommend approval of the Merger to its shareholders or withdraws such recommendation or (v) unilaterally by PACIFIC in the event the PTR Board fails to recommend approval of the Merger to its shareholders or withdraws such recommendation. See "The Merger--The Merger Agreement-- Termination."

AMENDMENT AND WAIVER

  Subject to compliance with applicable law, the Merger Agreement may be amended at any time prior to or, subject to certain conditions, after its approval by the shareholders of PTR and PACIFIC by a written agreement executed by PTR, PACIFIC and Security Capital Group. See "The Merger--The Merger Agreement--Amendment and Waiver."

COMPARISON OF RIGHTS UNDER APPLICABLE LAW

  The rights of shareholders of PACIFIC are currently governed by applicable Maryland corporate law and PACIFIC's Articles of Incorporation (the "PACIFIC Articles of Incorporation") and Bylaws. Holders of PACIFIC Common Stock immediately prior to the Effective Time will become shareholders of PTR, a Maryland real estate investment trust, and from and after the Effective Time, their rights as shareholders of PTR will be governed by Maryland law applicable to real estate investment trusts and PTR's Restated Declaration of Trust, as amended and supplemented (the "PTR Declaration of Trust"), and Bylaws. There are certain differences between the rights of shareholders of a Maryland corporation and those of a Maryland real estate investment trust. There are also certain differences between the rights of shareholders under the PTR Declaration of Trust and Bylaws and under the PACIFIC Articles of Incorporation and Bylaws. See "Comparison of Rights of Holders of PTR Common Shares and PACIFIC Common Stock."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

  The Merger is intended to qualify as a "tax-free reorganization" for federal income tax purposes. King & Spalding, special counsel to PTR, will render an opinion at the Effective Time to the effect that no gain or loss would be recognized by PTR or PTR shareholders on the exchange of PACIFIC Common Stock for PTR Common Shares and that the Merger will not affect PTR's REIT status. Mayer, Brown & Platt, special counsel to PACIFIC, will render an opinion at the Effective Time to the effect that no gain or loss would be recognized by PACIFIC or PACIFIC shareholders on the exchange of PACIFIC Common Stock for PTR Common Shares (except with respect to cash received in lieu of fractional shares). See "Certain Federal Income Tax Considerations." EACH SHAREHOLDER OF PTR AND PACIFIC IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDER.

DISSENTERS' RIGHTS

  Under Maryland law, holders of PACIFIC Common Stock have the right to dissent from the Merger and receive the fair value of their shares by complying with the relevant provisions of Maryland law which require such holders, among other things, to file a written objection to the Merger at or prior to the PACIFIC Special Meeting. The holders of the PACIFIC Common Stock are not required to vote against the Merger in order to exercise their dissenters' rights; they may not, however, vote in favor of the Merger. Holders of PTR Common Shares are not entitled to dissenters' rights under Maryland law in connection with the Merger. See "The Merger--Dissenters' Rights."

                        CONCURRENT SUBSCRIPTION OFFERING

  Concurrently with the consummation of the Merger, PTR expects to close a subscription offering of up to 17.8 million PTR Common Shares, which offering will be made pro rata to PTR shareholders other than Security Capital Group. The subscription offering is designed to allow other shareholders of PTR to purchase PTR Common Shares at the same price PACIFIC shareholders are acquiring PTR Common Shares in the Merger and to maintain PTR's current balance sheet ratios. To the extent that there are any unsubscribed shares, PTR will allocate shares to oversubscribing shareholders (including Security Capital Group as if it had fully subscribed for PTR Common Shares based on the number of shares it received in the Merger) and, at its discretion, to third parties. To assure maintenance of PTR's current balance sheet ratios, Security Capital Group has agreed to purchase $50 million of PTR Common Shares in the subscription offering, which amount will be reduced to the extent that subscriptions are received by PTR from parties other than Security Capital Group. The price at which PTR Common Shares are being offered to investors in the subscription offering will be the same price on which the Exchange Ratio was based ($16.375). The closing of the Merger is a condition to the closing of the subscription offering. See "Information Concerning PTR--Certain Relationships and Transactions--Concurrent Subscription Offering."

                                PTR SHARE PRICE

  The PACIFIC Common Stock is not traded on any established public trading market. For purposes of determining the Exchange Ratio, shares of PACIFIC Common Stock were valued at $10.00 per share, which essentially represents PACIFIC's cost of its properties and is the same price at which PACIFIC sold shares in all its prior private offerings, including its previous sales to Security Capital Group. The PTR Common Shares are listed and traded on the NYSE under the symbol "PTR." On December 6, 1994 (the last trading day prior to the public announcement that PTR and PACIFIC had entered into the Merger Agreement), the high and low sales prices of the PTR Common Shares, as reported on the NYSE Composite Tape, were $16.375 and $16.125 per share, respectively. On an equivalent per share basis calculated by multiplying the closing sale price of PTR Common Shares on the NYSE on December 6, 1994 ($16.375 per share) by 0.611, the Exchange Ratio, the value of PTR Common Shares to be received by holders of PACIFIC Common Stock was $10.00 per share of PACIFIC Common Stock. The price on which the Exchange Ratio was based exceeded the 30-day trailing average market price of PTR Common Shares on the NYSE. Since December 6, 1994, the market price of PTR Common Shares has increased, some of which increase may be related to the announcement of the proposed Merger. On February 9, 1995, the closing sale price of PTR Common Shares was $17.00 per share. On an equivalent per share basis, the value of PTR Common Shares to be received by holders of PACIFIC Common Stock was $10.39 per share of PACIFIC Common Stock as of such date. Because the Exchange Ratio is fixed and since the market price of PTR Common Shares is subject to fluctuation, the market value of the PTR Common Shares which PACIFIC's shareholders will receive in the Merger may increase or decrease prior to the Effective Time of the Merger. SHAREHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE PTR COMMON SHARES. See "PTR Share Prices and Comparative Per Share Distributions."

                     PTR HISTORICAL SUMMARY FINANCIAL DATA

                           NINE MONTHS ENDED
                             SEPTEMBER 30,                 YEAR ENDED DECEMBER 31,
                          --------------------  --------------------------------------------------
                            1994       1993       1993       1992       1991      1990      1989
                          ---------  ---------  ---------  ---------  --------  --------  --------
                                    (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATIONS SUMMARY:
 Rental Income..........  $ 131,103  $  50,852  $  76,186  $  31,010  $ 14,721  $ 12,207  $ 10,101
 Total Revenues.........    133,196     52,354     78,418     32,779    15,817    13,314    10,856
 General and
  Administrative
  Expenses..............        522        433        660        436       697     1,241       984
 REIT Management Fee....      9,443      4,619      7,073      2,711       793       --        --
 Earnings from
  Operations(1).........     33,004     14,289     23,191      9,037     2,078     1,969       989
 Gain (loss) on Sale of
  Investments...........        --       2,302      2,302        (51)     (611)      101       --
 Preferred Share
  Distributions Paid....     12,075        --       1,341        --        --        --        --
 Net Earnings
  Attributable to Common
  Shares................     20,929     16,591     24,152      8,986     1,467     2,070       989
 Common Share
  Distributions Paid(2).  $  33,970  $  20,019  $  29,162  $  13,059  $  4,179  $  4,259  $  4,204
PER SHARE DATA:
 Net Earnings
  Attributable to Common
  Shares................  $    0.46  $    0.49  $    0.66  $    0.46  $   0.21  $   0.41  $   0.20
 Book Value per Common
  Share.................      12.45      12.28      11.76       9.18      7.77      7.38      7.81
 Common Share
  Distributions Paid(2).       0.75      0.615       0.82       0.70      0.64      0.84      0.83
 Preferred Share
  Distributions Paid....  $  1.3125  $     --   $  0.1458  $     --   $    --   $    --   $    --
 Weighted Average Common
  Shares Outstanding....     45,490     33,950     36,549     19,435     7,123     5,071     5,065
OTHER DATA:
 Funds from Operations
  Attributable to Common
  Shares(3).............  $  41,315  $  24,579  $  36,422  $  15,268  $  5,404  $  4,335  $  3,626
 Net Cash Provided by
  Operating Activities..     66,747     27,636     49,275     20,252     6,092     1,647     4,533
 Net Cash Used by
  Investing Activities..   (307,156)  (198,405)  (529,093)  (229,489)  (33,553)  (12,905)  (11,797)
 Net Cash Provided by
  Financing Activities..  $ 247,359  $ 220,808  $ 478,345  $ 185,130  $ 57,259  $  9,941  $  7,327

                          SEPTEMBER 30,                  DECEMBER 31,
                          ------------- -----------------------------------------------
                              1994        1993      1992      1991      1990     1989
                          ------------- --------- --------- --------- -------- --------
FINANCIAL POSITION:
 Real Estate Owned, at
  cost..................   $1,233,021   $ 872,610 $ 337,274 $ 117,572 $ 84,892 $ 70,117
 Total Assets...........    1,244,537     890,301   342,235   141,020   81,544   69,278
 Line of Credit.........       53,500      51,500    54,802       101    8,522   10,416
 Long Term Debt.........      200,000         --        --        --       --       --
 Mortgages Payable......       96,200      48,872    30,824    35,772   32,599   15,634
 Total Liabilities......      386,913     135,284    94,186    38,707   44,138   29,682
 Shareholders' Equity...   $  857,624   $ 755,017 $ 248,049 $ 102,313 $ 37,406 $ 39,596
 Common Shares
  Outstanding...........       50,397      44,645    27,034    13,161    5,071    5,071

- --------
(1) Earnings from operations for the nine months ended September 30, 1994 and for both the nine months ended September 30, 1993 and the year ended December 31, 1993 reflect a $1.6 million and a $2.3 million provision, respectively, for possible losses relating to investments in non-multifamily properties.
(2) A distribution of $0.25 per PTR Common Share was declared by the PTR Board on December 28, 1993 and was paid on February 18, 1994 to shareholders of record as of February 4, 1994.
(3) Funds from Operations means net income computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. PTR believes that Funds from Operations is helpful in understanding a property portfolio in that such calculation reflects cash flow from operating activities and the properties' ability to support interest payments and general operating expenses before the impact of certain activities, such as gains or losses from property sales and changes in accounts receivable and accounts payable. Funds from Operations should not be considered as an alternative to net earnings or any other GAAP measurement of performance as an indicator of PTR's operating performance or as an alternative to cash flows from operating, investing or financing activities as a measure of liquidity.

                   PACIFIC HISTORICAL SUMMARY FINANCIAL DATA

                                                      NINE MONTHS
                                                         ENDED     PERIOD ENDED
                                                     SEPTEMBER 30, DECEMBER 31,
                                                         1994        1993(1)
                                                     ------------- ------------
                                                       (AMOUNTS IN THOUSANDS,
                                                       EXCEPT PER SHARE DATA)
OPERATIONS SUMMARY:
  Rental Income.....................................   $ 12,635      $    797
  Total Revenues....................................     12,656           797
  General and Administrative Expenses...............         57             1
  REIT Management Fee...............................      1,073            75
  Earnings from Operations..........................      3,854           267
  Net Earnings......................................      3,854           267
  Common Stock Distributions........................   $  3,604      $    --
PER SHARE DATA:
  Net Earnings......................................   $   0.44      $   0.14
  Book Value per Share of Common Stock..............      10.04         10.06
  Common Stock Distributions........................   $   0.42      $    --
  Weighted Average Number of Shares of Common Stock
   Outstanding......................................      8,702         1,949
OTHER DATA:
  Funds from Operations(2)..........................   $  5,736      $    397
  Net Cash Provided by Operating Activities.........      4,523           473
  Net Cash Used by Investing Activities.............    (92,370)      (47,777)
  Net Cash Provided by Financing Activities.........   $ 88,584      $ 47,791
                                                     SEPTEMBER 30, DECEMBER 31,
                                                         1994          1993
                                                     ------------- ------------
FINANCIAL POSITION:
  Real Estate Owned, at cost........................   $163,787      $ 55,666
  Total Assets......................................    166,058        56,576
  Mortgages Payable.................................     23,428         7,879
  Total Liabilities.................................     26,941         8,508
  Stockholders' Equity..............................   $139,117      $ 48,068
  Number of Shares of Common Stock Outstanding......     13,860         4,780

- --------
(1) Reflects operations of PACIFIC from October 22, 1993 (the date of its inception).
(2) Funds from Operations means net income (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation, and after adjustments for unconsolidated partnerships and joint ventures. PACIFIC believes that Funds from Operations is helpful in understanding a property portfolio in that such calculation reflects cash flow from operating activities and the properties' ability to support interest payments and general operating expenses before the impact of certain activities, such as gains or losses from property sales and changes in accounts receivable and accounts payable. Funds from Operations should not be considered as an alternative to net earnings or any other GAAP measurement of performance as an indicator of PACIFIC's operating performance or as an alternative to cash flows from operating, investing or financing activities as a measure of liquidity.

                            RECENT OPERATING RESULTS

  The following tables set forth preliminary unaudited Total Revenues, Funds From Operations Attributable to Common Shares, Net Earnings Attributable to Common Shares, Net Earnings Per Common Share, Weighted Average Common Shares Outstanding and Common Share Distributions Paid for the twelve months ended December 31, 1994 and 1993 for PTR and PACIFIC.

                                                      PTR           PACIFIC
                                                ---------------- ---------------
                                                  PERIOD ENDED    PERIOD ENDED
                                                  DECEMBER 31,    DECEMBER 31,
                                                ---------------- ---------------
                                                  1994    1993    1994   1993(1)
                                                -------- ------- ------- -------
                                                 (IN THOUSANDS    (IN THOUSANDS
                                                EXCEPT PER SHARE   EXCEPT PER
                                                     DATA)         SHARE DATA)
Total Revenues ...............................  $186,105 $78,418 $20,923 $  797
Funds from Operations Attributable to Common
 Shares.......................................  $ 58,208 $36,422 $ 9,017 $  397
Net Earnings Attributable to Common Shares....  $ 30,619 $24,152 $ 5,893 $  267
Net Earnings Attributable to Common Shares per
 Share........................................  $   0.66 $  0.66 $  0.59 $ 0.14
Weighted Average Common Shares Outstanding....    46,734  36,549  10,002  1,949
Common Share Distributions Paid...............  $   1.00 $  0.82 $  0.55    --

- --------
(1) Reflects operations from October 22, 1993 (the date of PACIFIC's inception).

                   PRO FORMA COMBINED SUMMARY FINANCIAL DATA

  The following tables set forth certain unaudited pro forma condensed combined financial information for PTR after giving effect to (i) the Merger, (ii) certain properties acquired or to be acquired within 40 days of the date of this Joint Proxy/Information Statement and Prospectus by PTR and PACIFIC and
(iii) the concurrent subscription offering (to the extent of $50 million for which a standby purchase commitment exists), as if these transactions had been consummated, with respect to statements of earnings data, at January 1, 1993, or, with respect to balance sheet data, as of September 30, 1994. The following tables present such information as if the Merger had been accounted for under the purchase method. The information presented is derived from, should be read in conjunction with, and is qualified in its entirety by reference to, the unaudited pro forma condensed combined financial data and the notes thereto appearing elsewhere in this Joint Proxy/Information Statement and Prospectus and the separate historical financial statements and the notes thereto included or incorporated by reference in this Joint Proxy/Information Statement and Prospectus. The unaudited pro forma condensed combined financial data have been included for comparative purposes only and do not purport to be indicative of the results of operations or financial position which actually would have been obtained if these transactions had been effected at the dates indicated or of the financial position or results of operations which may be obtained in the future. See "Incorporation by Reference," "--PTR Historical Summary Financial Data," "--PACIFIC Historical Summary Financial Data."

                                                      NINE MONTHS      YEAR
                                                         ENDED        ENDED
                                                     SEPTEMBER 30, DECEMBER 31,
                                                        1994(1)     1993(1)(2)
                                                     ------------- ------------
                                                     (IN THOUSANDS, EXCEPT PER
                                                             SHARE DATA)
OPERATIONS SUMMARY:
  Rental Income.....................................  $  172,987     $202,972
  Total Revenues....................................     174,885      204,943
  General and Administrative Expense................         579          585
  REIT Management Fee...............................      12,319       13,559
  Net Earnings from Operations(3)...................      43,249       44,038
  Net Earnings Attributable to Common Shares........      31,174       46,340
PER SHARE DATA:
  Net Earnings Attributable to Common Shares........  $     0.52     $   0.63
  Common Share Distributions(4).....................        0.75         0.82
  Weighted Average Common Shares Outstanding........      60,350       57,221
OTHER DATA:
  Funds from Operations Attributable to Common
   Shares(5)........................................  $   57,261     $ 64,285
                                                     SEPTEMBER 30,
                                                         1994
                                                     -------------
FINANCIAL POSITION:
  Real Estate Owned, at cost........................  $1,494,520
  Total Assets......................................   1,499,120
  Line of Credit....................................      58,123
  Long Term Debt....................................     200,000
  Mortgages Payable.................................     155,638
  Total Liabilities.................................     452,896
  Shareholders' Equity(6)...........................  $1,046,224
  Common Shares Outstanding(6)......................      61,918
  Book Value per Share..............................  $    13.18

- --------

(1) The periods presented have been restated to reflect the effects of properties acquired during 1993, 1994 and 1995 by PTR and PACIFIC, including two properties to be acquired within 40 days of the date of this Joint Proxy/Information Statement and Prospectus.

(2) Reflects operations of PACIFIC from October 22, 1993 (the date of its inception).
(3) PTR's earnings from operations for the nine months ended September 30, 1994 and for the year ended December 31, 1993 reflect a $1.6 million and a $2.3 million provision, respectively, for possible losses relating to investments in non-multifamily properties.
(4) A distribution of $0.25 per PTR Common Share was declared by the PTR Board on December 28, 1993 and was paid on February 18, 1994 to shareholders of record as of February 4, 1994.
(5) Funds from Operations means net income (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and, in the case of PTR, amortization, and after adjustments for unconsolidated partnerships and joint ventures. PTR and PACIFIC believe that Funds from Operations is helpful in understanding a property portfolio in that such calculation reflects cash flow from operating activities and the properties' ability to support interest payments and general operating expenses before the impact of certain activities, such as gains or losses from property sales and changes in accounts receivable and accounts payable. Funds from Operations should not be considered as an alternative to net earnings or any other GAAP measurement of performance as an indicator of PTR's or PACIFIC's operating performance or as an alternative to cash flows from operating, investing or financing activities as a measure of liquidity.
(6) This calculation assumes the issuance of approximately 8,468,460 PTR Common Shares, based on an Exchange Ratio of 0.611 PTR Common Shares for each share of PACIFIC Common Stock outstanding at the Effective Time. The actual number of PTR Common Shares issuable in the Merger may vary in accordance with the terms of the Merger Agreement. See "Certain Considerations."

COMPARATIVE PER COMMON SHARE DATA

  The following sets forth for PTR Common Shares and PACIFIC Common Stock certain historical, pro forma, pro forma combined and pro forma combined equivalent per share financial information for the nine months ended September 30, 1994 and for the year ended December 31, 1993. The pro forma combined amounts included in the table below are based on the purchase method of accounting. The following information should be read in conjunction with and is qualified in its entirety by (i) the financial statements and accompanying notes of PTR included in the documents described under "Incorporation by Reference," (ii) the financial statements and accompanying notes of PACIFIC contained elsewhere in this Joint Proxy/Information Statement and Prospectus and (iii) the pro forma combined financial statements and accompanying discussion and notes set forth above under "Pro Forma Financial Statements."

                                           NINE MONTHS ENDED     YEAR ENDED
                                           SEPTEMBER 30, 1994 DECEMBER 31, 1993
                                           ------------------ -----------------
PTR COMMON SHARES:
  Net Earnings Attributable to Common
   Shares:
    Historical............................       $0.46             $ 0.66
    Pro forma.............................        0.49               0.60
    Pro forma combined....................        0.52               0.63
  Distributions per Common Share:
    Historical............................        0.75               0.82
    Pro forma combined....................        0.75               0.82
  Book value per Common Share:
    Historical............................       12.45              11.76
    Pro forma combined....................       13.18                n/a
PACIFIC COMMON STOCK:
  Net Earnings Attributable to Common
   Shares:
    Historical............................       $0.44             $ 0.14(1)
    Pro forma.............................        0.37               0.39
    Pro forma combined equivalent.........        0.32               0.38
  Distributions per share:
    Historical............................        0.42                --
    Pro forma combined equivalent.........        0.46               0.50
  Book value per share:
    Historical............................       10.04              10.06
    Pro forma combined equivalent.........        8.05                n/a

- --------
(1) Reflects operations of PACIFIC for the period from October 22, 1993 (date of inception) to December 31, 1993.

                             CERTAIN CONSIDERATIONS

  In addition to general investment risks and those factors set forth elsewhere herein, shareholders should consider the following in determining whether to approve the Merger Agreement and the transactions contemplated thereby. Except as specifically noted, the considerations listed herein are applicable to the combined entity that will result from the consummation of the Merger.

CONFLICTS OF INTEREST IN THE MERGER

  No Arms'-Length Negotiation. The Merger has been initiated and structured by individuals who are executive officers of PTR and PACIFIC and are affiliated with Security Capital Group, and the Merger has not been negotiated at arms' length. No independent representatives have been retained to negotiate the terms of the Merger on behalf of either PTR or PACIFIC. If such representatives had been retained, the terms of the Merger might have been more favorable to the shareholders of either PTR or PACIFIC. Although independent representatives were not retained by PTR or PACIFIC, PTR has created a special committee comprised of Independent Trustees, and the PTR Board has engaged Robertson, Stephens to evaluate the fairness of the Exchange Ratio. Two of the Independent Trustees, William G. Myers and John C. Schweitzer, beneficially own approximately 2,078 and 268 shares of Security Capital Group (3,504 and 462 shares on a fully diluted basis), respectively, and 15,000 and 12,500 shares of PACIFIC Common Stock, respectively. Hence, the PTR Board required the unanimous approval of the Merger by James A. Cardwell and Calvin K. Kessler, two long time Independent Trustees of PTR with no ownership interest in Security Capital Group or PACIFIC. Additionally, Messrs. John T. Kelley, III and C. Ronald Blankenship, beneficially own 500 and 1,000 shares of PACIFIC Common Stock, respectively. Four of PTR's executive officers beneficially own an aggregate of 9,500 shares of PACIFIC Common Stock.

  Increase in Ownership in PTR Common Shares. Upon consummation of the Merger, Security Capital Group's ownership of PTR Common Shares could increase from approximately 31.9% to approximately 41.3%. In addition, in the subscription offering scheduled to close concurrently with the Merger, Security Capital Group has agreed to buy $50 million of PTR Common Shares to assure maintenance of PTR's balance sheet ratios, subject to reduction to the extent subscriptions are received by PTR from other parties. Such purchase may further increase Security Capital Group's ownership of PTR Common Shares to 44.2% (assuming Security Capital Group acquires $50 million of PTR Common Shares in the concurrent subscription offering and no other person subscribes for shares). If all shares are subscribed for in the subscription offering and Security Capital Group does not purchase any shares, Security Capital Group's ownership would decrease to approximately 31.8%. See "Information Concerning PTR--Certain Relationships and Transactions--Concurrent Subscription Offering." Additionally, the Merger Agreement does not restrict Security Capital Group from making additional capital contributions to PACIFIC prior to the Merger, although Security Capital Group does not anticipate making any such capital contributions unless a favorable acquisition opportunity arises and PACIFIC does not have sufficient availability under its revolving line of credit. If such additional capital contributions were made, Security Capital Group would be entitled to additional PTR Common Shares in connection with the Merger and Security Capital Group's ownership of PTR Common Shares would therefore increase. See "The Merger--The Merger Agreement--Certain Covenants and Agreements."

CONSEQUENCE OF FIXED EXCHANGE RATIO

  The price of PTR Common Shares and the value of PACIFIC Common Stock at the Effective Time may vary from the price and value as of the date the Exchange Ratio was determined, the date hereof or the date on which shareholders vote on the Merger, due to changes in the business, operations and prospects of PTR or PACIFIC, general market and economic conditions and other factors. PTR does not intend to obtain an updated opinion of Robertson, Stephens prior to the time the Merger becomes effective, although the fairness opinion is dated as of January 4, 1995, and reflects a price of $18.00 for PTR Common Shares. See "The Merger--Fairness Opinion." On an equivalent per share basis calculated by multiplying the closing sale price of PTR Common Shares on the NYSE on February 9, 1995 ($17.00 per share) by the Exchange Ratio (0.611), the value of PTR Common Shares to be received by holders of PACIFIC Common Stock was $10.39 per share of PACIFIC Common Stock.

ABSENCE OF PACIFIC FAIRNESS OPINION

  While Robertson, Stephens has rendered an opinion that the Exchange Ratio was fair to PTR shareholders from a financial point of view (see "The Merger-- Fairness Opinion"), no independent investment banking firm was retained to evaluate the fairness of the Exchange Ratio to PACIFIC shareholders since Security Capital Group owns approximately 97.6% of PACIFIC's Common Stock. If obtained, a typical fairness opinion could provide an independent analysis of the fairness, from a financial point of view, of the methodology used to determine the consideration to be received by the PACIFIC shareholders in the Merger. However, since no fairness opinion will be rendered, the PACIFIC shareholders will not have the benefit of the analysis of an independent third party in deciding whether to vote their shares of PACIFIC Common Stock for or against the Merger at the PACIFIC Special Meeting.

MERGER CONSIDERATION NOT NEGOTIATED AT ARMS' LENGTH

  The price being paid by PTR for the shares of PACIFIC Common Stock was not negotiated in an arms'-length transaction. The $10.00 value of a share of PACIFIC Common Stock agreed upon between PTR and PACIFIC (based on the market price of PTR Common Shares on December 6, 1994) is the same price at which PACIFIC sold shares of PACIFIC Common Stock in all of its prior private offerings. The respective values of PTR and PACIFIC have not been determined on a property-by-property basis and, accordingly, no appraisals or independent valuations of the properties have been obtained in connection with the Merger. This methodology is consistent with PTR's previous acquisitions negotiated at arms' length and, management believes, consistent with standard methodologies employed by other real estate entities in similar acquisitions. In connection with the line of credit granted to PACIFIC in October 1994, PACIFIC's lenders obtained appraisals of eight of PACIFIC's 18 operating properties. Although the appraised value of four of the eight appraised operating properties was below PACIFIC's cost, the aggregate value of all of the eight appraised properties exceeded PACIFIC's cost by approximately $911,000. There can be no assurance that the value of PTR Common Shares accurately reflects the fair market value of PTR's portfolio. Similarly, there can be no assurance that the price to be paid by PTR for shares of PACIFIC Common Stock accurately reflects the value of PACIFIC's portfolio.

SIGNIFICANT INFLUENCE OF OFFICERS, TRUSTEES AND PRINCIPAL SHAREHOLDER

  Security Capital Group beneficially owns approximately 31.9% of the issued and outstanding PTR Common Shares and 97.6% of the issued and outstanding PACIFIC Common Stock. Upon completion of the Merger, Security Capital Group will own approximately 44.2% of the issued and outstanding shares of the combined entity (assuming Security Capital Group acquires $50 million of PTR Common Shares in the subscription offering and no other person subscribes for shares). Through its ownership of shares, Security Capital Group currently controls approximately 31.9% of the vote on matters submitted for PTR shareholder action, including the Merger, and 97.6% of the vote on matters submitted for PACIFIC shareholder action, including the Merger. No other shareholder may hold more than 9.8% of the capital shares of PTR or PACIFIC. See "Comparison of Rights of Holders of PTR Common Shares and PACIFIC Common Stock--Restrictions on Transfer and Redemption of Shares." Security Capital Group has a right to nominate up to three PTR trustees, depending on its level of ownership of PTR Common Shares. The trustees so elected are in a position to exercise significant influence over the affairs of PTR if they were to act together in the future. Additionally, Security Capital Group has the right to approve (i) PTR's annual operating budget and substantial deviations therefrom,
(ii) acquisitions or dispositions in a single transaction or group of related transactions where the purchase price exceeds $5 million and (iii) certain property and investment management arrangements and leasing services. Security Capital Group is permitted to beneficially own up to 49% of the outstanding PTR Common Shares (assuming the conversion or exchange of all convertible or exchangeable PTR securities). Accordingly, due to the foregoing, for so long as it continues to own at least 10% of PTR's outstanding securities, Security Capital Group will retain significant influence over the affairs of PTR which may result in decisions that do not fully represent the interests of all shareholders of PTR. See "Information Concerning PTR--Certain Relationships and Transactions--Investor Agreement."

CONFLICTS OF INTEREST

  PTR does not have any employees and relies on its REIT Manager for all strategic and management services. An affiliate of PTR's REIT Manager also provides property management services for most of PTR's properties.

  Certain officers of PTR's REIT Manager and its affiliates may have conflicts of interest in allocating their time and efforts between activities on behalf of PTR and other activities of affiliates of PTR's REIT Manager. Certain affiliates of PTR's REIT Manager provide centralized REIT management services to other REITs affiliated with Security Capital Group. Affiliates of PTR's REIT Manager also provide management services to PACIFIC, Security Capital Group, Security Capital Industrial Trust, a NYSE listed REIT which focuses on industrial real estate in the United States, and Security Capital Atlantic Incorporated, a privately-held REIT which focuses on multifamily residential properties in the southeastern United States. Security Capital Markets Group Incorporated ("Capital Markets Group"), the capital markets affiliate of PTR's REIT Manager, devotes a substantial portion of its time to these other REITs and Security Capital Group. In addition, PTR's REIT Manager and its affiliates share a common senior investment committee, which approves all acquisition and development proposals before they are submitted to the respective REIT boards for approval. PACIFIC and Security Capital Atlantic Incorporated acquire multifamily properties but operate in different markets than PTR (and each other). See "Information Concerning PTR--Policies with Respect to Certain Activities--Conflict of Interest Policies" and "--Policies Applicable to PTR's REIT Manager and Officers and Trustees of PTR."

  The officers of PTR may also be subject to certain conflicts of interest arising out of their positions with PTR and PTR's REIT Manager and its affiliates. These relationships may create conflicts between the promotion of PTR's goals and those of PTR's REIT Manager and its affiliates. For instance, PTR's REIT Manager may have an incentive to increase the fees payable by PTR to PTR's REIT Manager. Security Capital Group may have different interests than other shareholders regarding the level of distributions to shareholders. See "Information Concerning PTR--Policies with Respect to Certain Activities-- Conflict of Interest Policies."

  Because the timing and amount of fees received by PTR's REIT Manager and its affiliates may be affected by various determinations (including determinations as to the issuance of any debentures or other long term indebtedness and the terms thereof, the accounting treatment for non-cash items and adjustments for non-recurring or unusual expenses, all of which affect the fee payable to PTR's REIT Manager), PTR's REIT Manager may have a conflict of interest with respect to making recommendations to the PTR Board regarding such matters. See "Information Concerning PTR--Certain Relationships and Transactions--REIT Management Agreement." In addition, PTR's REIT Manager's sole shareholder, Security Capital Group, is PTR's principal shareholder and could influence decisions regarding the REIT management agreement, property management agreements between PTR and affiliates of PTR's REIT Manager and fees relating to such agreements, which must be reviewed and approved at least annually by PTR's Independent Trustees. PTR's REIT Manager and its affiliates are not permitted to buy properties from, or sell properties to, PTR under the REIT Management Agreement, except for sales of properties by PTR Development Services Incorporated in which PTR owns a substantial majority of the economic interest that are approved by the Independent Trustees. Although all agreements with PTR's REIT Manager and its affiliates must be approved by PTR's Independent Trustees, no assurance of arms' length negotiations can be given.

ABILITY TO CHANGE POLICIES WITHOUT SHAREHOLDER APPROVAL

  The major policies of PTR, including its policies with respect to acquisitions, financing, growth, debt capitalization, REIT qualification and distributions, are determined by the PTR Board. Although it has no present intention to do so, the PTR Board may amend or revise these and other policies from time to time without a vote of the shareholders of PTR. See "Information Concerning PTR--Policies with Respect to Certain Activities." Accordingly, shareholders will have limited control over changes in policies of PTR.

  The Merger is an exception to PTR's philosophy against engaging in related party principal transactions. PTR is pursuing the Merger because of its belief that the Merger presents significant opportunities for PTR and is in the best interests of PTR and its shareholders. Although PTR does not anticipate engaging in similar related party transactions in the future, it reserves the right to make exceptions for significant transactions when it believes the transaction is in the best long-term interests of PTR and its shareholders.

NO LIMITATION ON DEBT

  The PTR Declaration of Trust provides that the maximum amount of borrowing of PTR (secured and unsecured) in relation to PTR's net assets may not exceed 300%, absent a showing that a higher level is appropriate. Any excess over such 300% level must be approved by a majority of PTR's Independent Trustees and disclosed to shareholders in PTR's next quarterly report. PTR's strategy is to keep long term debt below 50% of total financial statement capitalization. In addition, PTR intends to limit the ratio of total debt to the sum of book capitalization and revolving credit debt to 50%. See "Information Concerning PTR--Policies With Respect to Certain Activities." Although PTR has no intention of changing the foregoing policies, there is no legal limitation on the amount of indebtedness that PTR may incur and the PTR Board (with the consent of the Independent Trustees) could cause (subject to debt market conditions) PTR to become more highly leveraged. If PTR were to become highly leveraged, which would be a departure from its current policy and its tradition of modest leverage since 1963, such leverage could adversely affect distributions to shareholders and increase the risk of default under its indebtedness. PTR does not intend to incur long term, floating rate debt other than in connection with property acquisitions in which the debt assumed is impracticable to prepay or is tax-exempt debt. See "Information Concerning PTR--Policies With Respect to Certain Activities." To the extent that PTR incurs floating rate indebtedness, increases in interest rates could reduce cash flow of PTR and result in a lower current distribution to shareholders.

LIMITATIONS ON ACQUISITIONS AND CHANGE IN CONTROL

  Ownership Limit. In order to maintain its qualification as a REIT, not more than 50% in value of the outstanding PTR Common Shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code of 1986, as amended (the "Code"), to include certain entities). The ownership limit may have the effect of precluding acquisition of control of PTR by a third party without consent of the PTR Board even if a change in control were in the interest of shareholders. The PTR Common Shares owned by Security Capital Group are attributed to its shareholders for tax purposes. The 9.8% ownership limit for shareholders (49% in the case of Security Capital Group), as well as the ability of PTR to issue additional PTR Common Shares or other shares (which may have rights and preferences senior to PTR Common Shares), may discourage a change in control of PTR and may also (i) deter tender offers for PTR Common Shares, which offers may be advantageous to shareholders and (ii) limit the opportunity for shareholders to receive a premium for their PTR Common Shares that might otherwise exist if an investor were attempting to assemble a block of PTR Common Shares in excess of 9.8% of the outstanding PTR Common Shares or otherwise effect a change in control of PTR. See "Comparison of Rights of Holders of PTR Common Shares and PACIFIC Common Stock-- Restrictions on Transfer and Redemption of Shares."

  Shareholder Purchase Rights. On July 11, 1994, the PTR Board declared a dividend of one preferred share purchase right (a "Purchase Right") for each PTR Common Share outstanding. Each Purchase Right entitles the holder under certain circumstances to purchase from PTR one one-hundredth of a share of Series B Junior Participating Preferred Shares of Beneficial Interest, par value $1.00 per share (the "Participating Preferred Shares") at a price of $60.00 per one one-hundredth of a Participating Preferred Share, subject to adjustment. Purchase Rights are exercisable when a person or group of persons acquires 20% or more of the outstanding PTR Common Shares (more than 49% in the case of Security Capital Group and certain defined affiliates) or announces a tender offer for 25% or more of the outstanding PTR Common Shares. Under certain circumstances, each Purchase Right entitles the holder to purchase, at the Purchase Right's then current exercise price, a number of PTR Common Shares having a market value of twice the Purchase Right's exercise price. The acquisition of PTR pursuant to certain mergers or other business transactions would entitle each holder to purchase, at the Purchase Right's then current exercise price, a number of the acquiring company's common shares having a market value at that time equal to twice the Purchase Right's exercise price. The Purchase Rights held by certain 20% shareholders (other than Security Capital Group) would not be exercisable. The Purchase Rights will expire in July 2004 and are subject to redemption in whole, but not in part, at a price of $0.01 per Purchase Right payable in cash, shares of PTR or any other form of consideration determined by the PTR Board.

  The Purchase Rights may have certain anti-takeover effects, may have the effect of delaying, deferring or preventing a change in control of PTR and may adversely affect the voting and other rights of shareholders.

  Preferred Shares. The PTR Declaration of Trust authorizes the PTR Board to issue preferred shares and to establish the preferences and rights of any preferred shares issued. See "Comparison of Rights of Holders of PTR Common Shares and PACIFIC Common Stock--Preferred Shares." The issuance of preferred shares could have the effect of delaying or preventing a change in control of PTR even if a change in control were in the shareholders' interests.

POSSIBLE ADVERSE CONSEQUENCE OF LIMITS ON OWNERSHIP OF SHARES

  As noted above under "--Limitations on Acquisitions and Change in Control," under the REIT tax rules, not more than 50% in value of the outstanding PTR Common Shares may be owned, directly or indirectly, by five or fewer individuals. The PTR Board, in its sole discretion, may waive this restriction if it is satisfied that ownership in excess of this limit will not jeopardize PTR's status as a REIT. PTR Common Shares acquired in breach of the limitation may be redeemed by PTR for the average daily per share closing sales price of PTR Common Shares during the 30-day period ending on the business day prior to the redemption date. A transfer of PTR Common Shares to a person who, as a result of the transfer, violates the ownership limit may be void under some circumstances. See "Comparison of Rights of Holders of PTR Common Shares and PACIFIC Common Stock--Restrictions on Transfer and Redemption of Shares" for additional information regarding the ownership limits. Security Capital Group is entitled to own up to 49% of the outstanding PTR Common Shares (assuming conversion or exchange of all PTR convertible or exchangeable securities). The PTR Common Shares owned by Security Capital Group are attributed to its shareholders for purposes of the REIT tax rules.

                                   THE MERGER

GENERAL

  The following is a summary of certain aspects of the Merger. This summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this Joint Proxy/Information Statement and Prospectus as Annex I and is incorporated herein by reference.

  At the Effective Time, PACIFIC will be merged with and into PTR, and PACIFIC will cease to exist as a corporation. PTR will be the surviving entity in the Merger and will change its name to "Security Capital Pacific Trust." At the Effective Time, each then outstanding share of PACIFIC Common Stock will be converted into the right to receive 0.611 of a PTR Common Share. No fractional PTR Common Shares will be issued in the Merger, and holders of PACIFIC Common Stock whose shares are converted in the Merger will be entitled to a cash payment in lieu of fractional shares as described below under "--No Fractional Shares." For a description of the treatment of rights to acquire PACIFIC Common Stock in the Merger, see "--The Merger Agreement--Rights to Acquire PACIFIC Common Stock."

  None of the outstanding PTR Common Shares will be converted or otherwise modified in the Merger. Each such share will continue to represent one outstanding PTR Common Share after the Effective Time.

  A description of certain differences between PTR Common Shares and PACIFIC Common Stock is set forth under "Comparison of Rights of Holders of PTR Common Shares and PACIFIC Common Stock."

ADVANTAGES AND DISADVANTAGES OF THE MERGER TO PTR

  The PTR Board has supervised $1.23 billion of multifamily acquisitions and developments from 1991 through 1994, while increasing annual distributions from $0.64 per share to $1.00 per share. It has successfully completed two portfolio acquisitions exceeding $100 million each. Based on its experience, the PTR Board believes that the Merger will provide the following advantages to PTR:

    . PTR's entry into attractive, growing target markets in the western
      United States. Based on forecasts published by Woods & Poole Economics, Inc., the projected job growth in PACIFIC's primary target market is 28.09% for the years 1994 through 2015, whereas the projected growth in jobs for the United States as a whole for such period is 22.40%. For the same time period, population growth is projected to be 33.88% in PACIFIC's primary target market and 19.23% in the United States as a whole.

    . The addition to PTR's portfolio of 18 operating properties (including two properties to be acquired by PACIFIC within 40 days of the date of this Joint Proxy/Information Statement and Prospectus) comprising 5,703 multifamily units with a total investment cost, including planned renovations, of $251.8 million. The PTR Board considers such cost to be attractive in comparison to the cost of acquiring other properties which the PTR Board has evaluated in the last six months of 1994 as possible candidates for acquisition, based on the type and location of the properties considered and the expected economic contribution of such properties to PTR.

    . The addition to PTR's portfolio of three developments, including one development property to be acquired by PACIFIC within 40 days of the date of this Joint Proxy/Information Statement and Prospectus comprising 840 multifamily units. PACIFIC also has four additional development sites in negotiation or due diligence.

    . Increased flexibility for PTR in pursuing its asset optimization strategy of intelligently deploying and redeploying capital in its target markets.

    . The addition of development, operating and acquisition expertise in PACIFIC's target market through the integration of PACIFIC's REIT Manager with PTR's REIT Management team.

    . An increase in PTR's pro forma per share operating results for 1994.

    . Increased PTR equity and market capitalization which should improve the terms on which PTR can access the debt markets.

  The following are certain potential disadvantages of the Merger to PTR:

    . As a result of an expanded target market, PTR will not be able to concentrate its operating focus totally on the Southwest, which could affect PTR's oversight of all of its market.

    . Because the Exchange Ratio is fixed, the PTR Common Shares PTR will be required to exchange for the shares of PACIFIC Common Stock may have a greater aggregate value than the value contemplated at the time the Merger Agreement was executed due to fluctuations in the market price of the PTR Common Shares, although some increase in the market price of PTR Common Shares may be related to the announcement of the proposed Merger.

    . The ownership of Security Capital Group in PTR could increase from approximately 31.9% to 41.3% as a result of the Merger and could increase to as much as 44.2% as a result of the subscription offering (depending on the amount of subscriptions received from other shareholders), resulting in increased control of PTR by Security Capital Group.

    . Job and population growth in PACIFIC's primary target market is not projected to be as great as that in PTR's primary target market, but such growth is expected to be greater than that for the United States as a whole.

ADVANTAGES AND DISADVANTAGES OF THE MERGER TO PACIFIC

  The PACIFIC Board believes that the Merger will provide the following advantages to PACIFIC shareholders:

    . PACIFIC shareholders will receive shares in a company with an extensive management team and greater resources for pursuing acquisition and development opportunities, including better access to capital markets.

    . Greater liquidity for shareholders since PTR Common Shares are publicly traded.

  The following are certain potential disadvantages of the Merger to PACIFIC shareholders:

    . Because the Exchange Ratio is fixed, PACIFIC shareholders could receive PTR Common Shares having a lesser aggregate value than the value contemplated at the time the Merger Agreement was executed due to fluctuations in the market price of PTR Common Shares.

    . PACIFIC shareholders will receive shares in a company which, following the Merger, will not have as much geographic focus as PACIFIC currently has.

REIT MANAGEMENT

  PTR's REIT Manager and PACIFIC's REIT Manager are responsible for the day-to-day operations of PTR and PACIFIC, respectively. Each of the REIT Managers receive fees for their services, which fees are calculated based upon the cash flow of the respective entity. The calculation of fees paid to PTR's REIT Manager and PACIFIC's REIT Manager are substantially the same. See "Information Concerning PACIFIC--Certain Relationships and Transactions--REIT Management Agreement" and "Information Concerning PTR--Certain Relationships and Transactions--REIT Management Agreement." The fee payable to PTR's REIT Manager by the combined entity after the Merger will be calculated on the same basis as the fees paid to the REIT Managers by PTR and PACIFIC prior to the Merger.

DISTRIBUTIONS

  Pursuant to the Merger Agreement, PACIFIC is entitled to (and has indicated its intention to) distribute 100% of its undistributed net earnings to PACIFIC shareholders prior to the Effective Time of the Merger in order to reflect the economic agreement of the Merger: PTR will get the PACIFIC properties and all of the future earnings thereon and PACIFIC shareholders will get PTR Common Shares and all past earnings from the PACIFIC properties. The amount of the special distribution will vary depending upon the date of consummation of the Merger but is estimated to range from $0.10 to $0.19 per share. PTR is entitled to (and has indicated its intention to) pay to PTR shareholders its regular quarterly distributions.

CLOSING; EFFECTIVE TIME

  The closing of the transactions contemplated by the Merger Agreement (the "Closing") will take place as soon as practicable following the date on which the last of the conditions set forth in the Merger Agreement is satisfied or waived, or at such other time as PTR and PACIFIC agree. The Merger will become effective on the date specified in the Articles of Merger required under Maryland law to be filed with the Maryland Department. It is anticipated that the Effective Time will occur as soon as practicable after the Closing.

EXCHANGE OF CERTIFICATES

  From and after the Effective Time, holders of PACIFIC Common Stock immediately prior to the Effective Time will be entitled to receive 0.611 of a PTR Common Share in exchange for each share of PACIFIC Common Stock held. Notwithstanding the Exchange Ratio, no fractional PTR Common Shares will be issued. See "--No Fractional Shares." As soon as practicable after the Effective Time, the Exchange Agent will mail transmittal instructions and a form of letter of transmittal to each PACIFIC shareholder. The transmittal instructions will describe the procedures for surrendering PACIFIC Certificates in exchange for PTR Certificates. PACIFIC SHAREHOLDERS SHOULD NOT SUBMIT THEIR PACIFIC CERTIFICATES FOR EXCHANGE UNLESS AND UNTIL THEY HAVE RECEIVED THE TRANSMITTAL INSTRUCTIONS AND A FORM OF LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT.

  PACIFIC SHAREHOLDERS WILL NOT BE ENTITLED TO RECEIVE ANY DIVIDENDS OR OTHER DISTRIBUTIONS ON PTR COMMON SHARES UNTIL THE MERGER HAS BEEN CONSUMMATED AND THEY HAVE EXCHANGED THEIR PACIFIC CERTIFICATES FOR PTR CERTIFICATES. Subject to applicable laws, any such dividends and distributions after the Effective Time will be accumulated and, at the time a PACIFIC shareholder surrenders his or her PACIFIC Certificates to the Exchange Agent, all such accrued and unpaid dividends and distributions, together with any cash payments in lieu of fractional PTR Common Shares, will be paid without interest.

  When a PACIFIC shareholder delivers his or her PACIFIC Certificates to the Exchange Agent along with a properly executed letter of transmittal and any other required documents, such PACIFIC Certificates will be cancelled and the PACIFIC shareholder will receive a PTR Certificate representing the number of full PTR Common Shares to which the PACIFIC shareholder is entitled under the Merger Agreement and payment in cash in lieu of any fractional PTR Common Share. If any PTR Certificate is to be issued in a name other than that in which the corresponding PACIFIC Certificate is registered, it is a condition to the exchange of the PACIFIC Certificate that the PACIFIC shareholder comply with applicable transfer requirements and pay any applicable transfer or other taxes.

  Neither the Exchange Agent nor any party to the Merger Agreement will be liable to any PACIFIC shareholder for any PTR Common Shares, dividends or distributions thereon or cash payable in lieu of fractional shares delivered to state authorities pursuant to applicable escheat or other similar laws. At any time following 180 days after the Effective Time, PTR may, subject to any REIT requirements and any applicable escheat law, require the Exchange Agent to return all PTR Common Shares and cash deposited with the Exchange Agent which has not been disbursed to PACIFIC shareholders and thereafter any such holders which have not remitted their PACIFIC Certificates to the Exchange Agent may look to PTR only as a general creditor with respect thereto.

  HOLDERS OF PTR COMMON SHARES ARE NOT REQUIRED TO EXCHANGE THEIR PTR CERTIFICATES IN CONNECTION WITH THE MERGER.

NO FRACTIONAL SHARES

  No certificates or scrip for fractional PTR Common Shares will be issued upon the surrender for exchange of PACIFIC Certificates in the Merger. No PTR Common Share dividend, stock split or interest will be paid with respect to any fractional PTR Common Share, and such fractional shares will not entitle the owner thereof to vote or to any of the other rights of a holder of PTR Common Shares. Instead, each PACIFIC shareholder who would otherwise have been entitled to a fraction of a PTR Common Share upon surrender of PACIFIC Certificates for exchange will be entitled to receive from the Exchange Agent an amount in cash (without interest) at a pro rata price based on the closing sale price of PTR Common Shares on December 6, 1994 ($16.375).

BACKGROUND

  Security Capital Group has invested approximately $135.3 million in cash in PACIFIC at the effective Merger price of $10 per share. No commissions were paid in these offerings. All the proceeds were used for PACIFIC's property acquisitions and related capital improvements. PACIFIC was a wholly owned subsidiary of Security Capital Group from its inception in October 1993 through August 1994 when PACIFIC completed a $10 million private offering of PACIFIC Common Stock. Security Capital Group currently owns approximately 97.6% of the outstanding shares of PACIFIC Common Stock. Security Capital Group has been PTR's largest shareholder since February 1990 and currently owns approximately 31.9% of the outstanding PTR Common Shares.

  Since PACIFIC's inception, PACIFIC's REIT Manager has been actively identifying growth markets in the western United States based upon research conducted by Security Capital (U.S.) Investment Research Incorporated, an affiliate of Security Capital Group. During that time, PACIFIC has acquired a portfolio of 5,703 multifamily units at a total investment cost, including planned renovations, of $251.8 million (including two properties to be acquired within 40 days of the date of this Joint Proxy/Information Statement and Prospectus). PACIFIC has $44.1 million of developments in planning, including one development property to be acquired within 40 days of the date of this Joint Proxy/Information Statement and Prospectus. PACIFIC has four additional sites in negotiation or due diligence.

  In October 1994, PTR's REIT Manager began considering expansion of PTR's target market beyond the Southwest to other areas which it believes offer significant growth prospects. Because of its knowledge of the assets and markets represented by PACIFIC's portfolio, PTR's REIT Manager focused on PACIFIC as a potential merger candidate and analyzed the impact of such a merger on the shareholders of PTR. PTR's REIT Manager concluded that a business combination with PACIFIC will expand PTR's target market to submarkets in the western United States that present attractive opportunities for significant growth, add to PTR's portfolio multifamily properties with strong cash flow growth prospects, provide PTR with greater flexibility to implement its asset optimization strategy and enable PTR to gain access to significant development opportunities. PTR's REIT Manager also concluded that an acquisition of PACIFIC would improve PTR's operating results for 1995 and strengthen PTR's balance sheet.

  In late October 1994, PTR's REIT Manager initiated discussions with two affiliates--PACIFIC's REIT Manager and PACIFIC's largest shareholder, Security Capital Group--relating to a possible business combination between PTR and PACIFIC.

  On November 4, 1994, the PTR Board and PTR's REIT Manager discussed a possible business combination between PTR and PACIFIC. PTR's REIT Manager presented to the PTR Board information prepared by PTR's REIT Manager regarding PACIFIC and PTR after giving effect to the Merger and the reasons for the Merger. The information regarding PACIFIC included target market data prepared by Security Capital (U.S.) Investment Research Incorporated (including population, major industries, major employers, job growth, median household income and housing related data), a description of PACIFIC's portfolio of properties (including development transactions and land under negotiation), including numbers of units and occupancy information. The PTR Board also received information regarding related mortgages and a summary balance sheet and Funds from Operations per share for 1994. PTR's REIT Manager also presented information on the impact of the Merger on PTR's summary balance sheet and Funds from Operations and other expected benefits to PTR of the Merger, including expansion of its target market and access to development opportunities that exist in PACIFIC's market. Following the discussion, the PTR Board authorized management to pursue a business combination between PTR and PACIFIC at the price paid by Security Capital Group for its shares of PACIFIC Common Stock. At such meeting, the PTR Board also approved the retention of King & Spalding as outside legal counsel and authorized interviews of investment banking firms to render a fairness opinion with respect to a possible combination with PACIFIC.

  Because of Security Capital Group's significant ownership of PTR Common Shares and PACIFIC Common Stock, the PTR Board also appointed the PTR Special Committee consisting of PTR's Independent Trustees to review and approve any proposed combination between PTR and PACIFIC and to recommend action with respect to any such proposal to the PTR Board. The Independent Trustees are Messrs. Cardwell, Kessler, Myers and Schweitzer. Because of Messrs. Myers' and Schweitzer's ownership of shares of Security Capital Group and PACIFIC, the PTR Board determined that approval of any business combination with PACIFIC would require both the affirmative vote of a majority of the PTR Special Committee and the separate approval of Messrs. Cardwell and Kessler, two long time Independent Trustees of PTR with no ownership interest in Security Capital Group or PACIFIC. See "--Interests of Certain Persons in the Merger" and "Certain Considerations--Conflicts of Interest in the Merger."

  At the meeting, the PTR Board also authorized a subscription offering of PTR Common Shares which will be made to PTR shareholders and third parties at the same per share price on which the Exchange Ratio was based ($16.375). The closing of the Merger is a condition to the closing of the subscription offering. The subscription offering is designed to allow other shareholders of PTR to purchase PTR Common Shares at the same price as PACIFIC shareholders are acquiring PTR Common Shares in the Merger and to maintain PTR's balance sheet ratios. See "Information Concerning PTR--Certain Relationships and Transactions--Concurrent Subscription Offering."

  On December 6, 1994, the PTR Special Committee met with Robertson, Stephens and recommended that the PTR Board retain Robertson, Stephens to evaluate the fairness of the Exchange Ratio from a financial point of view. The PTR Board then met with and retained Robertson, Stephens to evaluate the fairness of the Exchange Ratio from a financial point of view.

  On December 6, 1994 the members of the PTR Special Committee discussed the Merger with representatives of PTR's REIT Manager and King & Spalding. After considering, among other things, the proposed terms of the Merger Agreement, including the Exchange Ratio, the information regarding PACIFIC and the impact of the Merger on PTR considered by the PTR Board at its November 4 meeting, the PTR Special Committee unanimously recommended that PTR's REIT Manager and the PTR Board proceed with the Merger on the basis of such Exchange Ratio, subject to the receipt, subsequent to such meeting, of a written opinion from Robertson, Stephens that the Exchange Ratio was fair to the holders of PTR Common Shares from a financial point of view.

  On December 6, 1994, the PTR Board unanimously (with Messrs. Blankenship, Kelley and Polk abstaining) approved the Merger and the Merger Agreement for submission to PTR shareholders, subject to the condition that a written fairness opinion from Robertson, Stephens be delivered to the PTR Special Committee and the PTR Board subsequent to such meeting.

  On December 6, 1994, the PACIFIC Board unanimously approved the Merger and the Merger Agreement for submission to PACIFIC shareholders.

  On December 6, 1994, PTR, PACIFIC and Security Capital Group entered into the Merger Agreement. See Annex I and "The Merger--The Merger Agreement."

  On January 4, 1995, Robertson, Stephens delivered its written opinion to the PTR Special Committee and the PTR Board, to the effect that, as of such date and based upon the assumptions made, matters considered and limits of the review, as set forth in such opinion, the Exchange Ratio was fair to the holders of PTR Common Shares, and the PTR Special Committee and the PTR Board reviewed, discussed and accepted such opinion. A COPY OF THE OPINION OF ROBERTSON, STEPHENS IS ATTACHED HERETO AS ANNEX II AND IS INCORPORATED HEREIN BY REFERENCE. PTR SHAREHOLDERS ARE URGED TO READ THIS OPINION IN ITS ENTIRETY FOR A DESCRIPTION OF THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS OF THE REVIEW OF ROBERTSON, STEPHENS. The opinion of Robertson, Stephens is directed to the PTR Special Committee and the PTR Board and does not constitute a recommendation to any PTR shareholder as to how such shareholder should vote on the Merger. For a description of the compensation paid to Robertson, Stephens in connection with the rendering of the opinion, see "--Fairness Opinion."

RECOMMENDATIONS OF THE PTR BOARD AND THE PACIFIC BOARD AND REASONS FOR THE
MERGER

  PTR. The PTR Board believes that the terms of the Merger Agreement are fair to and in the best interests of PTR and its shareholders. The PTR Board has extensive experience in evaluating available multifamily acquisition and development opportunities. The PTR Board has overseen the acquisition and development of $1.23 billion of properties since the beginning of 1991, while increasing annual distributions to PTR shareholders from $0.64 per share in 1991 to $1.00 per share in 1994. Based on its successful experience and the market information it has reviewed throughout 1994, the PTR Board believes that the purchase price of the PACIFIC assets, as well as the potential of the PACIFIC target markets, are attractive as compared to other opportunities available in the market today. Accordingly, the PTR Board, by unanimous vote of trustees who are not officers of PTR or directors, officers or employees of Security Capital Group or its affiliates, approved the Merger Agreement and the transactions contemplated thereby and recommends approval thereof by the shareholders of PTR. In reaching its determination, the PTR Board consulted with PTR's REIT Manager, as well as its legal advisor, and considered a number of factors, including, without limitation, the following:

    . PTR's entry into attractive growing target markets in the western
      United States;

    . The addition to PTR's portfolio of 18 operating properties comprising
      5,703 multifamily units with strong cash flow growth prospects at PACIFIC's cost, including planned renovations, of $251.8 million. The PTR Board considers such cost to be attractive in comparison to the cost of acquiring other properties which the PTR Board has evaluated in the last six months of 1994 as possible candidates for acquisition, based on the type and location of the properties considered and the expected economic contribution of such properties to PTR;

    . The addition to PTR's portfolio of three developments in progress comprising 840 multifamily units at a total budgeted development cost of $44.1 million. PACIFIC also has four additional development sites in negotiation or due diligence;

    . PTR will gain access to significant multifamily development opportunities that exist in PACIFIC's target market;

    . The market in which PACIFIC operates is a logical and demographically consistent expansion of PTR's target market;

    . Increased flexibility for PTR in pursuing its asset optimization strategy of intelligently deploying and redeploying capital in its target markets;

    . The addition of development, operating and acquisition expertise in PACIFIC's target market through the integration of PACIFIC's REIT Manager with PTR's REIT Manager;

    . An increase in PTR's pro forma per share operating results for 1994;

    . Increased PTR equity and market capitalization which should improve the terms on which PTR can access the debt markets;

    . The terms of the Merger Agreement, including the purchase of PACIFIC
      Common Stock at the same price paid by shareholders of PACIFIC for their shares and that the price on which the Exchange Ratio was based exceeded the 30-day trailing average of closing prices for the PTR Common Shares.

  While PTR and PTR's REIT Manager are philosophically opposed to engaging in related party principal transactions, PTR is pursuing the Merger because of its belief that the Merger presents significant opportunities for PTR and is in the best interests of PTR and its shareholders as described herein.

  In view of the wide variety of factors considered in connection with its evaluation of the Merger, the PTR Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination.

  PACIFIC. The PACIFIC Board believes that the terms of the Merger Agreement are fair to and in the best interests of the shareholders of PACIFIC. Accordingly, the PACIFIC Board has unanimously approved the Merger Agreement and the transactions contemplated thereby and unanimously recommends approval thereof by the shareholders of PACIFIC. In reaching its determination, the PACIFIC Board consulted with PACIFIC's REIT Manager, and considered a number of factors, including, without limitation, the following:

    . The prospects for growth in per share operating results from being part of PTR which has greater resources to pursue development opportunities, maximize returns through its asset optimization strategy and access the capital markets on favorable terms; and

    . The larger market capitalization of the combined entity as providing potentially greater market liquidity for PACIFIC's shareholders than they presently have in PACIFIC as a stand-alone entity.

  In connection with its evaluation of the Merger, the PACIFIC Board assigned substantially all the weight to the growth prospects resulting from the Merger in reaching its determination.

FAIRNESS OPINION

  Upon recommendation of the PTR Special Committee, the PTR Board retained Robertson, Stephens to evaluate the fairness of the Exchange Ratio from a financial point of view in connection with the Merger. Robertson, Stephens was retained based on Robertson, Stephens' experience as financial advisor in connection with mergers and acquisitions as well as Robertson, Stephens' familiarity with relevant markets and familiarity with PTR.

  Robertson, Stephens delivered to the PTR Board its written opinion dated January 4, 1995 to the effect that, as of such date and based on the matters described therein, the Exchange Ratio was fair to the shareholders of PTR from a financial point of view. Robertson, Stephens did not recommend to PTR that any specific ratio constituted the appropriate exchange ratio for the Merger. Robertson, Stephens' opinion to the PTR Board addresses only the fairness from a financial point of view of the Exchange Ratio, and does not constitute a recommendation to any shareholder as to how such shareholder should vote at the PTR Special Meeting. Robertson, Stephens was not asked to render, and did not render, any opinion on or relating to the concurrent subscription offering of PTR Common Shares. The complete text of the opinion dated January 4, 1995 is attached hereto as Annex II and the summary of the opinion set forth below is qualified in its entirety by reference to such opinion. Shareholders of PTR are urged to read such opinion carefully and in its entirety for a description of the procedures followed, the factors considered and the assumptions made by Robertson, Stephens.

  In connection with the preparation of its opinion dated January 4, 1995, Robertson, Stephens, among other things: (i) reviewed financial information relating to PACIFIC and PTR furnished to it by both companies, including management's financial forecasts; (ii) reviewed publicly available information;
(iii) held discussions with PACIFIC's REIT Manager and PTR's REIT Manager concerning the businesses, operations and prospects of both companies, independently and combined; (iv) reviewed the Merger Agreement and a draft of this Joint Proxy/Information Statement and Prospectus as initially filed with the Commission; (v) physically inspected the general appearance of substantially all of the properties comprising PACIFIC's portfolio; (vi) compared the relative economic and demographic conditions of the markets in which PACIFIC owns properties; (vii) reviewed the terms of sale of properties comparable to those owned by PACIFIC; (viii) reviewed the share price and trading history of PTR; (ix) reviewed the contribution by each company to pro forma combined number of apartment units, gross revenue, net operating income, net income and funds from operations; (x) reviewed the valuations of publicly traded companies which it deemed comparable to PACIFIC and PTR; (xi) compared the financial terms of the Merger with other transactions which it deemed relevant; (xii) prepared discounted cash flow analyses of both companies;
(xiii) analyzed the combined funds from operations per share of the combined company; and (xiv) made such other studies and inquiries, and reviewed such other data, as it deemed relevant.

  The following paragraphs summarize the significant quantitative analyses performed by Robertson, Stephens in arriving at its opinion presented to the PTR Special Committee and the PTR Board. The information presented below is based on the financial condition of PTR and PACIFIC on December 6, 1994 and share price information through the close of the market on December 30, 1994.

  Share Price and Trading Analysis. Robertson, Stephens reviewed and analyzed the history of the trading prices and volume for the PTR Common Shares and the price at which shares of PACIFIC Common Stock had been issued in private financings, and compared the PTR Common Share price to the share prices of certain publicly traded companies deemed comparable by Robertson, Stephens and the Standard & Poor's 500 Index. With respect to PTR, Robertson, Stephens noted that since January 3, 1994, closing prices of the PTR Common Shares ranged from a high of $21.50 on March 8, 1994 to a low of $15.875 on October 11, 1994. With respect to PACIFIC, Robertson, Stephens noted that it had issued shares of PACIFIC Common Stock to third parties at a price of $10.00 per share in recent transactions.

  Relative Contribution Analysis. Robertson, Stephens compared the contribution of PTR and PACIFIC to pro forma combined apartment units, gross revenues, net operating income, net earnings and funds from operations for the nine months ended September 30, 1994. Robertson, Stephens noted that PACIFIC contributed approximately 16.3% of apartment units, approximately 17.0% of gross revenues, approximately 18.2% of net operating income, approximately 17.6% of net income and approximately 17.7% of funds from operations. Robertson, Stephens compared these projected contribution percentages with the approximately 14.4% ownership position that PACIFIC shareholders would have in the pro forma company.

  Comparable Company Analysis. Robertson, Stephens compared certain financial data and multiples of financial parameters accorded other publicly traded companies deemed by Robertson, Stephens to be comparable to PTR and PACIFIC. Financial data compared included total capitalization, revenues, operating income, operating margin, funds from operations, historical funds from operations growth rate and projected funds from operations growth rate based on analysts' estimates. Multiples compared included capitalization to revenues, capitalization to funds from operations, capitalization to book value, revenue per unit, operating income per unit and funds from operations per unit. Companies deemed by Robertson, Stephens to be comparable to PACIFIC included Irvine Apartment Communities, Inc., Oasis Residential Inc., Bay Apartment Communities, Inc. and Holly Residential Properties Inc., and companies deemed by Robertson, Stephens to be comparable to PTR included Avalon Properties, Inc., Equity Residential Properties Trust, Merry Land and Investment Co., Inc., Post Properties, Inc. and United Dominion Realty Trust Inc.

  For PACIFIC, based on total capitalization to estimated 1994 revenue multiples averaging 8.5 for the comparable group of companies, PACIFIC's implied equity value per share would average $15.15. Based on total capitalization to projected 1995 revenue multiples averaging 6.9 for the comparable group of companies, PACIFIC's implied equity value per share would average $11.77. Based on equity market capitalization to estimated 1994 funds from operations multiples averaging 11.5 for the comparable group of companies, PACIFIC's implied equity value per share would average $10.32. Based on equity market capitalization to projected 1995 funds from operations multiples averaging 10.5 for the comparable group of companies, PACIFIC's implied equity value per share would average $9.62. Based on equity market capitalization to book value (defined as balance sheet stockholders' equity) multiples averaging
1.1 for the comparable group of companies, PACIFIC's implied equity value per share would average $11.46.

  For PTR, based on total capitalization to estimated 1994 revenue multiples averaging 8.5 for the comparable group of companies, PTR's implied equity value per share would average $19.45. Based on total capitalization to latest twelve months' reported revenue multiples averaging 9.5 for the comparable group of companies, PTR's implied equity value per share would average $17.99. Based on total capitalization to projected 1995 revenue multiples averaging 7.2 for the comparable group of companies, PTR's implied equity value per share would average $22.46. Based on equity market capitalization to estimated 1994 funds from operations multiples averaging 13.4 for the comparable group of companies, PTR's implied equity value per share would average $15.93. Based on equity market capitalization to latest twelve months' reported funds from operations multiples averaging 15.0 for the comparable group of companies, PTR's implied equity value per share would average $15.86. Based on total capitalization to projected 1995 funds from operations multiples averaging 12.2 for the comparable group of companies, PTR's implied equity value per share would average $17.55. Based on equity market capitalization to book value multiples averaging 1.8 for the comparable group of companies, PTR's implied equity value per share would average $22.25.

  None of the companies utilized in the above analysis for comparative purposes is, of course, identical to PTR or PACIFIC. Accordingly, a complete analysis of the results of the foregoing calculations cannot be limited to a quantitative review of such results and involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the value of the comparable companies as well as that of PTR or PACIFIC. In addition, the multiples of capitalization to estimated and projected revenues and funds from operations are based on projections prepared, in the case of the comparable companies, by research analysts using only publicly available information and, in the case of PTR and PACIFIC, by management. Accordingly, such estimated projections may or may not prove to be accurate.

  Comparable Transaction Analysis. Robertson, Stephens also analyzed publicly available financial information for eight selected acquisition and merger transactions involving real estate investment trusts. In examining these transactions, Robertson, Stephens analyzed certain financial parameters of the acquired company relative to the consideration offered. Multiples analyzed included consideration offered plus net debt assumed to latest twelve months ("LTM") revenue, consideration offered to LTM funds from operations and consideration offered to book value. Based on consideration offered plus net debt assumed to LTM revenues multiples in these transactions averaging 8.1, PACIFIC's implied equity value per share would average $14.14. Based on consideration offered to LTM funds from operations multiples in these transactions averaging 10.8, PACIFIC's implied equity value per share would average $9.66.

  Robertson, Stephens also reviewed certain recent sales of portfolios of apartment properties that it deemed comparable. Based on a capitalization rate (ratio of LTM net operating income to total consideration offered plus debt assumed) in these transactions averaging 8.6%, PACIFIC's implied equity value per share would average $10.87. Based on a purchase price per unit in these transactions averaging $45,000, PACIFIC's implied equity value per share would average $10.16.

  Finally, Robertson, Stephens reviewed certain recent sales of single apartment properties that it deemed comparable. Based on a purchase price per unit in these transactions averaging $45,000, PACIFIC's implied equity value per share would average $10.25. Based on a capitalization rate in these transactions averaging 9.6%, PACIFIC's implied equity value per share would average $8.81.

  Discounted Cash Flow Analysis. Robertson, Stephens also performed discounted cash flow analyses (i.e., an analysis of the present value of the projected cash flows for the periods and at the discount rates indicated) for both PTR and PACIFIC based upon projections of PTR's and PACIFIC's respective net operating incomes, defined as total revenues minus property operating and maintenance expenses, property management expenses and real estate taxes ("NOI") for the years 1995 through 2000, inclusive, using discount rates ranging from 10.0% to 15.0%, and terminal value capitalization rates applied to 2000 estimated NOI ranging from 8.3% to 9.3%. These calculations indicated an implied equity value per share for PACIFIC averaging $16.56. For PTR, these calculations indicated an implied equity value per share averaging $19.78.

  Merger Analysis. Robertson, Stephens also analyzed the funds from operations per share of the combined company based on the Exchange Ratio. Such analysis indicated that, in the absence of synergies, the funds from operations per share of PTR would have increased by 2.7% in 1994 as a result of the Merger.

  The preparation of fairness opinions involves various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such opinions are not readily susceptible to summary description. Accordingly, Robertson, Stephens believes its analyses must be considered as a whole and that considering any portion of such analyses and of the factors considered, without considering all analyses and current factors, could create a misleading or incomplete view of the process underlying opinions. In its analyses, Robertson, Stephens made numerous assumptions with respect to industry performance, general business and other conditions and matters, many of which are beyond the control of PTR and PACIFIC. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results of values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

  In arriving at its opinion, Robertson, Stephens did not independently verify any of the foregoing information and relied on all such information being complete and accurate in all material respects. Furthermore, Robertson, Stephens did not obtain any independent appraisal of the properties or assets of PTR or PACIFIC. With respect to the financial forecasts of PTR and PACIFIC which Robertson, Stephens reviewed, Robertson, Stephens assumed that such forecasts were reasonably prepared in good faith and represent the best currently available estimates and judgments of management of PTR and PACIFIC, and relied on such estimates and judgments of PACIFIC and PTR management as to the future financial performance of both companies. Robertson, Stephens noted, among other things, that its opinion is necessarily based upon market, economic and other conditions existing as of the date of the opinion, and information available to Robertson, Stephens as of the date thereof.

  The PTR Board formally engaged Robertson, Stephens at its December 6, 1994 meeting by means of an engagement letter. Such letter provides that for its services, Robertson, Stephens is to be paid a fee of $150,000 by PTR, $75,000 of which was paid upon execution of the letter. The remainder of the fee was paid at the time Robertson, Stephens delivered its opinion. PTR also agreed to reimburse Robertson, Stephens for certain expenses and to indemnify Robertson, Stephens against certain losses in connection with the performance of its services.

  John E. Robson, a senior advisor to Robertson, Stephens, is also an independent trustee of Security Capital Industrial Trust, one of the REITs affiliated with Security Capital Group.

  Robertson, Stephens is a nationally recognized investment banking firm. As part of its investment banking business, Robertson, Stephens is frequently engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and other purposes.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  Significant Shareholders. Security Capital Group owns 13,528,825 shares of PACIFIC Common Stock (approximately 97.6% of the outstanding PACIFIC Common Stock) and 16,070,289 PTR Common Shares (approximately 31.9% of the outstanding PTR Common Shares). If the Merger is consummated, Security Capital Group will be entitled to receive approximately 8,266,112 PTR Common Shares (approximately 14.0% of the outstanding PTR Common Shares after the Merger, without giving effect to the concurrent subscription offering). Additionally, certain executive officers of PTR and PACIFIC own an aggregate of 9,500 shares of PACIFIC Common Stock (less than 1% of the outstanding PACIFIC Common Stock). If the Merger is consummated, such persons will be entitled to receive an aggregate of 5,804 PTR Common Shares. Security Capital Group has agreed to vote all of its PTR Common Shares and PACIFIC Common Stock in favor of the Merger.

  Four trustees of PTR, Messrs. Blankenship, Kelley, Myers and Schweitzer, will be entitled to receive 611, 306, 9,165 and 7,638 PTR Common Shares, respectively, in exchange for their shares of PACIFIC Common Stock if the Merger is consummated.

  The directors of PACIFIC will be entitled to receive an aggregate of 10,998 PTR Common Shares in connection with the Merger.

THE MERGER AGREEMENT

  The Merger Agreement provides that, at the Effective Time, each outstanding share of PACIFIC Common Stock will be converted into the right to receive 0.611 of a PTR Common Share.

  None of the outstanding PTR Common Shares will be converted or otherwise modified in the Merger and each such share will continue to represent one outstanding PTR Common Share after the Effective Time.

  Representations and Warranties. The Merger Agreement contains customary representations and warranties of PTR, PACIFIC and Security Capital Group, including, with respect to PTR, documents filed with the Commission and the accuracy of the information contained or incorporated therein, and with respect to PTR and PACIFIC, (i) the preparation of financial statements in accordance with GAAP applied on a consistent basis, (ii) absence of undisclosed liabilities, (iii) absence of any material adverse change, or any event (other than general economic or market conditions) which would reasonably be expected to result in a material adverse change in the business, operations, properties, assets, liabilities, condition (financial or other), results of operations or prospects of PTR or PACIFIC, as applicable, and (iv) accuracy of the information provided by PTR and PACIFIC with respect to the Registration Statement of which this Joint Proxy/Information Statement and Prospectus is a part. The representations and warranties of PACIFIC and the indemnities of Security Capital Group in the Merger Agreement were similar to those obtained by PTR in prior portfolio acquisitions with unrelated third parties.

  Indemnification. Security Capital Group has agreed to indemnify and hold harmless PTR from and against losses incurred by PTR as a result of any breach of, or inaccuracy in, any of PACIFIC's representations and warranties or other agreements contained in the Merger Agreement which causes material loss to PTR. Security Capital Group's indemnification obligation is subject to a maximum amount equal to the aggregate value of all PTR Common Shares received by it in connection with the Merger (based on a price of $16.375 per PTR Common Share). The obligation of Security Capital Group to indemnify PTR will terminate one year after the Effective Time.

  Certain Covenants and Agreements. Pursuant to the Merger Agreement, each of PTR and PACIFIC has agreed that, during the period from the date of the Merger Agreement until the Closing or the earlier termination of the Merger Agreement, it will, among other things (except as permitted by the Merger Agreement or as consented to in writing by the other party): (i) conduct its business in the ordinary and usual course and consistent with past practice; (ii) not amend or propose to amend its charter or bylaws (other than as provided in the Merger Agreement or as required by Maryland law); (iii) not split, combine or reclassify its outstanding capital stock; (iv) not take any action which would jeopardize its status as a REIT; (v) use reasonable efforts to preserve its business organization and goodwill, keep available the services of its present officers, preserve the goodwill and business relationships with its lessees, operators, suppliers, distributors, customers and others, and not engage in any action, directly or indirectly, with the intent to affect adversely the transactions contemplated by the Merger Agreement; (vi) confer with one or more representatives of the other when requested to report on material operational matters and the general status of ongoing operations of its business and provide full access to all of its properties, books, contracts, commitments and records, as appropriate; (vii) maintain, in full force and effect, with all premiums due thereon paid, policies of insurance covering all of its insurable tangible assets and businesses in amounts and as to foreseeable risks usually insured against by persons operating similar businesses under valid and enforceable policies of insurance issued by nationally recognized insurers;
(viii) furnish promptly to the other a copy of each report, schedule and other document filed or received pursuant to the requirements of federal or state securities laws or filed with the Commission in connection with the transactions contemplated by the Merger Agreement or which may have a material effect on its business, properties or personnel; (ix) promptly advise the other in writing of any change or the occurrence of any event having, or which, insofar as can reasonably be foreseen, in the future may have, any material adverse effect on its business, operations, properties, assets, condition (financial or other), results of operations or prospects; (x) promptly take such action as is necessary to obtain shareholder approval of the Merger Agreement and the transactions contemplated thereby; and (xi) cooperate and use its best efforts to take all actions, make all filings, registrations and submissions, and do all things necessary and advisable to consummate the Merger, including, but not limited to, obtaining all required consents, waivers and approvals from the Commission, the Department of Justice and any other applicable government entity.

  In addition, pursuant to the Merger Agreement, PACIFIC has agreed that, during the period from the date of the Merger Agreement until the closing of the transactions contemplated by the Merger Agreement or the earlier termination of the Merger Agreement, PACIFIC will, among other things (except as permitted by the Merger Agreement or as consented to in writing by PTR): (i) not issue, sell, pledge, or dispose of any shares of its capital stock (or related rights) or agree to do so, or amend or modify the terms and conditions of any of the foregoing, except upon the exercise of certain warrants and other contractual rights in the ordinary course of business and except that PACIFIC may issue shares of PACIFIC Common Stock to Security Capital Group in exchange for a capital contribution by Security Capital Group of not less than $10.00 per share in connection with the acquisition or development of additional properties or repayments of borrowings under PACIFIC's revolving line of credit used for acquisition and developments (although Security Capital Group does not anticipate making any such capital contributions unless a favorable acquisition opportunity arises and PACIFIC does not have sufficient availability under its revolving line of credit); (ii) not incur or become contingently liable with respect to any indebtedness for borrowed money, except for borrowings by PACIFIC under its revolving line of credit and except for indebtedness assumed by PACIFIC in connection with the acquisition or development of certain properties (expected to be approximately $4.8 million); (iii) not redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock, other than as required by the governing terms of such securities; (iv) not make certain acquisitions or any sale of assets or businesses; (v) not enter into any special pay arrangement with any directors, officers or other representatives, or agree to do so; (vi) not, other than in accordance with established compensation adjustment policies and as contemplated by the Merger Agreement, increase the rate of remuneration payable to its directors, officers or other representatives, or agree to do so; and (vii) use its best efforts to obtain and deliver to PTR certain letters from its principal executive officers, directors and "affiliates" as defined under Rule 145 under the Securities Act agreeing to certain restrictions on resale of PTR Common Shares received in the Merger in exchange for PACIFIC Common Stock.

  No Solicitation of Other Transactions. The Merger Agreement provides that, prior to the Effective Time or earlier termination of the Merger Agreement, PACIFIC will not, unless PTR consents in writing, initiate, solicit, negotiate or encourage, or provide any confidential information to facilitate any proposal or offer to acquire all or any substantial part of the business and properties or capital stock of PACIFIC, whether by merger, purchase of assets, tender offer or otherwise. PACIFIC also has agreed to cause its officers and directors and any attorney, accountant, investment banker or other agent retained by it to refrain from such activities.

  Conditions to the Merger. The respective obligations of PTR and PACIFIC to effect the Merger are subject to a number of conditions, including among others: (i) each other party shall have performed in all material respects its agreements contained in the Merger Agreement required to be performed on or prior to the Closing and all representations and warranties of such party shall be true and correct in all material respects on and as of the date made and the date of the Closing (the "Closing Date"); (ii) the Merger Agreement and the transactions contemplated thereby shall have been approved and adopted by the shareholders of each of PTR and PACIFIC; (iii) the Registration Statement shall have become effective and no stop order suspending such effectiveness shall have been issued and remain in effect and no proceeding shall have been initiated or threatened by the Commission; (iv) no preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the Merger shall have been issued or taken and remain in effect (each party agreeing to use its best efforts to have any such injunction, order or decree lifted); (v) all governmental consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated thereby, shall have been obtained and be in effect at the Effective Time, and such consents, orders and approvals shall have become final; (vi) each party shall have received an opinion from its respective counsel to the effect that the Merger will qualify as a reorganization under
Section 368 of the Code and that no income or gain will be recognized by PTR or PACIFIC or their respective shareholders as a result thereof; and (vii) each party shall have received all third-party consents necessary to consummate the Merger.

  In addition to the conditions set forth above, the obligations of PACIFIC to effect the Merger are subject to the following conditions: (i) the receipt of written legal opinions from King & Spalding, special counsel to PTR, as to certain legal matters, (ii) the PTR Common Shares to be issued in connection with the Merger shall have been authorized for listing on the NYSE upon official notice of issuance; (iii) no governmental consent, order or approval legally required to consummate the Merger and the transactions contemplated thereby shall have any terms which, in the reasonable judgment of PACIFIC, when taken together with the terms of all such consents, orders or approvals, would materially impair the value of the PTR Common Shares to be received in the Merger; (iv) no governmental authority shall have promulgated any statute, rule or regulation which, when taken together with all such promulgations, would materially impair the value of the PTR Common Shares to be received in the Merger; and (v) PACIFIC shall have received an opinion of King & Spalding, special counsel to PTR, to the effect that the performance of the Merger Agreement shall not jeopardize the status of PTR as a REIT.

  In addition to the conditions set forth above, the obligations of PTR to effect the Merger are subject to the following conditions: (i) the receipt of written legal opinions from Mayer, Brown & Platt, special counsel to PACIFIC, as to certain legal matters; (ii) the receipt by PTR of letters from affiliates of PACIFIC relating to the restrictions on the transferability of the PTR Common Shares to be received in the Merger pursuant to Rule 145 promulgated under the Securities Act; (iii) no governmental consent, order or approval legally required to consummate the Merger and the transactions contemplated thereby shall have any terms which, in the reasonable judgment of PTR, when taken together with the terms of all such consents, orders or approvals, would materially impair the value of PACIFIC to PTR; (iv) no governmental authority shall have promulgated any statute, rule or regulation which, when taken together with all such promulgations, would materially impair the value of PACIFIC to PTR; and (v) PTR shall have received an opinion of Mayer, Brown and Platt, special counsel to PACIFIC, to the effect that the performance of the Merger Agreement shall not jeopardize the status of PTR as a REIT.

  Rights to Acquire PACIFIC Common Stock. Unaffiliated third parties own warrants to acquire 200,000 shares of PACIFIC Common Stock at an exercise price of $10.00 per share, subject to adjustment to prevent dilution. In connection with the Merger, the holders of the warrants will automatically, and without any action on the part of such holders, obtain the right to exercise such warrants (subject to the provisions thereof and at the same aggregate exercise price), for the same number of PTR Common Shares as such holders could have received pursuant to the Merger had such warrants been exercised immediately prior to the Effective Time. In addition, in connection with the acquisition of a property, PACIFIC has agreed to issue a warrant to acquire 30,000 shares of PACIFIC Common Stock at $10 per share, subject to adjustments to prevent dilution. Additionally, the seller has the option to receive a portion of the purchase price in cash or shares of PACIFIC Common Stock at a price of $10 per share (representing approximately 175,800 shares).

  Termination. The Merger Agreement may be terminated at any time prior to the Closing Date (i) by mutual consent of PTR and PACIFIC; (ii) by either PTR or PACIFIC after April 30, 1995, if the Merger has not been consummated on or before such date (so long as the party terminating has not breached its obligations under the Merger Agreement except for such breaches that are immaterial); (iii) unilaterally by either PTR or PACIFIC if (a) the other party fails to perform any covenant or agreement in the Merger Agreement in any material respect and does not cure such failure in all material respects within 15 business days after receipt of written notice of the alleged failure from the other party, (b) the other party fails to fulfill or complete a condition to the obligations of that party (which condition is not waived) by reason of a breach by that party of its obligations in the Merger Agreement or (c) any condition to the obligations of the other party is not satisfied (other than by reason of a breach by that party of its obligations under the Merger Agreement), and it reasonably appears that the condition cannot be satisfied prior to April 30, 1995; (iv) unilaterally by PTR if the PACIFIC Board fails to recommend that its shareholders approve the Merger Agreement and the transactions contemplated thereby or withdraws such recommendation or PACIFIC takes any action described above under "--No Solicitation of Other Transactions;" or (v) unilaterally by PACIFIC if the PTR Board fails to recommend that its shareholders approve the Merger Agreement and the transactions contemplated thereby or withdraws such recommendation.

  In the event of termination of the Merger Agreement by either PTR or PACIFIC as provided above, the Merger Agreement will become void and there will be no further obligation on the part of either PTR or PACIFIC or their respective officers and trustees or directors (except as set forth in certain provisions of the Merger Agreement, including the expense reimbursement fees described under "--Expenses").

  Amendment and Waiver. Subject to applicable law, the Merger Agreement may be amended by the written agreement of PTR, PACIFIC and Security Capital Group. Under applicable law, neither PTR nor PACIFIC may amend the Merger Agreement subsequent to obtaining approval of their respective shareholders if such amendments would (i) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for shares of PACIFIC Common Stock, (ii) alter or change any term of the PTR Declaration of Trust as the surviving entity following the Merger (other than as contemplated by the Merger Agreement) or (iii) alter or change any of the terms or conditions of the Merger Agreement if such alteration or change would adversely affect the shareholders of PTR or PACIFIC.

REGULATORY FILINGS AND APPROVALS

  The Merger is not subject to the pre-merger notification and filing requirements of Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as a result of the status of PTR as a REIT and of PACIFIC's undertaking to elect to be taxed as a REIT.

RESTRICTIONS ON SALES BY AFFILIATES

  The PTR Common Shares to be issued in the Merger will have been registered under the Securities Act. Such shares will be freely transferable under the Securities Act, except for shares issued to any person who may be deemed to be an affiliate (as such term is defined for purposes of Rule 145 under the Securities Act, an "Affiliate") of PACIFIC or PTR. Affiliates may not sell their PTR Common Shares acquired in connection with the Merger except pursuant to (i) an effective registration statement under the Securities Act covering such shares, (ii) paragraph (d) of Rule 145 or (iii) any other applicable exemption under the Securities Act. PACIFIC has agreed to use its best efforts to procure written agreements ("Affiliate Agreements") from executive officers, directors and other Affiliates of PACIFIC containing appropriate representations and commitments intended to ensure compliance with the Securities Act. It is a condition of PTR's obligations to consummate the Merger that PTR shall have received such Affiliate Agreements from each Affiliate of PACIFIC.

ACCOUNTING TREATMENT

  The transactions to be accomplished as a result of the Merger will be accounted for under the purchase method of accounting in accordance with GAAP.

LISTING ON NYSE

  PTR has agreed to use its best efforts to list the PTR Common Shares to be issued in the Merger on the NYSE. The obligations of the parties to the Merger Agreement to consummate the Merger are subject to authorization for listing by the NYSE upon notice of issuance of such shares. See "--The Merger Agreement-- Conditions to the Merger."

EXPENSES

  The Merger Agreement provides that, whether or not the Merger is consummated, all expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses, except that expenses incurred in connection with filing, printing and distributing this Joint Proxy/Information Statement and Prospectus will be paid by PTR. See "Expenses of Solicitation." No special fees or commissions were or will be paid to PTR's REIT Manager or PACIFIC's REIT Manager, or their respective affiliates, in connection with the Merger.

DISSENTERS' RIGHTS

  Under Maryland law, certain relevant sections of which are attached to this Joint Proxy/Information Statement and Prospectus as Annex III and are incorporated herein by reference, each holder of PACIFIC Common Stock will be entitled to demand and receive payment of the "fair value" of his or her shares in cash, if he or she (i) prior to or at the PACIFIC Special Meeting, files with PACIFIC a written objection to the Merger, (ii) does not vote in favor of the Merger by person or by proxy and (iii) within 20 days after Articles of Merger have been accepted for record by the Maryland Department, makes written demand on PTR for payment of his or her shares, stating the number and class of shares for which payment is demanded. A written objection to the Merger or demand for payment should be sent to PACIFIC at 7777 Market Center Avenue, El Paso, Texas 79912, Attn: Paul E. Szurek, Secretary. Any shareholder who fails to comply with the requirements described above will be bound by the terms of the Merger.

  PTR will promptly deliver or mail to each PACIFIC shareholder complying with the procedures described above written notice of the date of acceptance of the Articles of Merger for record by the Maryland Department. Within 50 days after acceptance of the Articles of Merger for record by the Maryland Department, any such shareholder who has not received payment for his or her shares may petition a court of equity in Baltimore City, Maryland, for an appraisal to determine the "fair value" of such shares. If the court finds that a shareholder is entitled to appraisal of his or her stock, the court will appoint three disinterested appraisers to determine the "fair value" of such shares on terms and conditions the court considers proper, and the appraisers will, within 60 days after appointment (or such longer period as the court may direct), file with the court and mail to each party to the proceeding their report stating their conclusion as to the "fair value" of the shares. Within 15 days after the filing of the report, any party may object to the report and request a hearing thereon. The court will, upon motion of any party, enter an order either confirming, modifying or rejecting the report and, if confirmed or modified, enter judgment directing the time within which payment must be made. If the appraisers' report is rejected, the court may determine the "fair value" of the shares of the shareholders requesting appraisal or may remit the proceeding to the same or other appraisers. Any judgment entered pursuant to a court proceeding will include interest from the date of the shareholders' vote related to the transaction giving rise to the rights of appraisal, unless the court finds that the shareholder's refusal to accept a written offer to purchase the stock which may previously have been made by PTR in accordance with Section 3-207 of the Maryland General Corporation Law (the "MGCL"), was arbitrary and vexatious or not in good faith. Costs of the proceeding (not including attorney's fees) will be determined by the court and will be assessed against PTR or, under certain circumstances, the shareholder requesting appraisal, or both.

  At any time after the filing of a petition for appraisal, the court may require any shareholder requesting appraisal to submit his or her PACIFIC Certificates to the clerk of the court for notation of the pendency of the appraisal proceedings. In order to receive payment, whether by agreement with PTR or pursuant to a judgment, the shareholder must surrender the PACIFIC Certificates endorsed in blank and in proper form for transfer. A shareholder demanding payment for shares will not have the right to receive any dividends or distributions payable to holders of record after the close of business on the date of the shareholders' vote and shall cease to have any rights as a shareholder with respect to the shares except the right to receive payment of the "fair value" thereof. The shareholder's rights may be restored only upon the withdrawal, with the consent of PTR, of the demand for payment, failure of either party to file a petition for appraisal within the time required, a determination of the court that the shareholder is not entitled to an appraisal or the abandonment or rescission of the Merger.

  The foregoing summary of the rights of shareholders requesting appraisal contains all material information relating to the exercise of appraisal rights but does not purport to be a complete statement of the procedures to be followed by shareholders desiring to exercise their rights requesting appraisal. The preservation and exercise of appraisal rights are conditioned on strict adherence to the applicable provisions of the MGCL. Each shareholder desiring to exercise appraisal rights should refer to Title 3, Subtitle 2, entitled "Rights of Objecting Shareholders," of the MGCL (a copy of which is attached hereto as Annex III and incorporated herein by reference) for a complete statement of the shareholder's rights and the steps which must be followed in connection with the exercise of those rights.

  Holders of PTR Common Shares are not entitled to dissenters' or appraisal rights in connection with the Merger.

  For further information relating to the exercise of appraisal rights, see Annex III to this Joint Proxy/ Information Statement and Prospectus.

MANAGEMENT AND OPERATIONS AFTER THE MERGER

  Following the Effective Time, the business and operations of PTR will continue to be managed under the direction of the PTR Board, consisting of Messrs. C. Ronald Blankenship, Calvin K. Kessler, James H. Polk, III, John C. Schweitzer, William G. Myers, John T. Kelley, III and James A. Cardwell. Each of PTR's executive officers will continue in office following the Merger. Through the integration of PACIFIC's REIT Manager with PTR's REIT Manager, PTR will add development, operating and acquisition expertise in PACIFIC's target market. Certain trustees of PTR will continue to serve in various capacities with affiliates of Security Capital Group. Mr. Myers was recently elected a trustee of Security Capital Industrial Trust, a NYSE listed REIT affiliated with Security Capital Group.

  PTR does not currently anticipate any material changes in its investment strategies or policies or distribution policy in connection with the Merger, other than the resulting expansion of its existing target market. Neither PTR nor PACIFIC has any present plans for disposition of material assets; however, based on PTR's market research and in an effort to optimize its portfolio allocation, PTR may from time to time seek to dispose of assets that in management's view do not meet PTR's long term investment criteria and redeploy the proceeds therefrom, preferably through like-kind exchanges, into assets that it believes provide better long term growth opportunities.

                              THE SPECIAL MEETINGS

PURPOSE OF THE MEETINGS

  At the Special Meetings, the holders of PTR Common Shares and PACIFIC Common Stock will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby pursuant to which, among other things, (i) PACIFIC will be merged with and into PTR, (ii) each share of PACIFIC Common Stock outstanding immediately prior to consummation of the Merger will be converted into the right to receive 0.611 of a PTR Common Share, except that cash will be paid in lieu of any fractional PTR Common Share which a shareholder of PACIFIC may otherwise be entitled to receive and (iii) PTR's name will be changed to "Security Capital Pacific Trust." A copy of the Merger Agreement is attached as Annex I to this Joint Proxy/Information Statement and Prospectus and is incorporated herein by reference.

DATE, TIME AND PLACE; RECORD DATE

  The PTR Special Meeting is scheduled to be held at 10:00 a.m., local time, on Thursday, March 23, 1995, at the Old El Paso Room, Seventh Floor, State National Bank Plaza, El Paso, Texas. The PTR Board has fixed the close of business on February 21, 1995 as the record date (the "PTR Record Date") for the determination of holders of PTR Common Shares entitled to notice of and to vote at the PTR Special Meeting. On February 9, 1995, there were 50,456,038 PTR Common Shares outstanding held of record by approximately 3,500 shareholders. As of February 9, 1995, Security Capital Group and PTR's trustees and executive officers beneficially owned an aggregate of 16,219,161 shares or approximately 32.2% of the outstanding PTR Common Shares. Security Capital Group has agreed, and each of such other persons has indicated its intent, to vote its shares in favor of the Merger Agreement and the transactions contemplated thereby.

  The PACIFIC Special Meeting is scheduled to be held at 9:00 a.m., local time, on Thursday, March 23, 1995, at State National Bank Plaza, 20th Floor, El Paso, Texas. The PACIFIC Board has fixed the close of business on February 21, 1995 as the record date (the "PACIFIC Record Date"; the PTR Record Date and the PACIFIC Record Date are referred to as the "Record Dates") for the determination of holders of PACIFIC Common Stock entitled to notice of and to vote at the PACIFIC Special Meeting. On February 9, 1995, there were 13,860,000 shares of PACIFIC Common Stock outstanding held of record by 129 shareholders. As of February 9, 1995, Security Capital Group and directors and executive officers of PACIFIC beneficially owned an aggregate of 13,552,825 shares or approximately 97.8% of the outstanding PACIFIC Common Stock. Security Capital Group has agreed, and each of such other persons has indicated its intent, to vote its shares in favor of the Merger Agreement and the transactions contemplated thereby. PACIFIC is not soliciting proxies from its shareholders for use at the PACIFIC Special Meeting and PACIFIC shareholders are requested not to send a proxy.

VOTING RIGHTS

  The affirmative vote of the holders of at least two-thirds of the outstanding PTR Common Shares and at least two-thirds of the outstanding shares of PACIFIC Common Stock is required to approve and adopt the Merger Agreement and the transactions contemplated thereby. Holders of record of PTR Common Shares and PACIFIC Common Stock on the Record Dates are entitled to one vote per share at the Special Meetings.

The presence, either in person or by proxy, of the holders of a majority of the outstanding PTR Common Shares and the outstanding shares of PACIFIC Common Stock is necessary to constitute a quorum at the Special Meetings.

  If a shareholder attends the Special Meetings, he or she may vote by ballot. However, since many PTR shareholders may be unable to attend the PTR Special Meeting, the PTR Board is soliciting proxies so that each holder of PTR Common Shares on the PTR Record Date has the opportunity to vote on the proposals to be considered at the PTR Special Meeting. When a proxy card is returned properly signed and dated, the PTR Common Shares represented thereby will be voted in accordance with the instructions on the proxy card. If a PTR shareholder does not return a signed proxy card, his or her PTR Common Shares will not be voted and thus will have the effect of a vote against the Merger Agreement and the transactions contemplated thereby. Similarly, an abstention will also have the effect of a vote against the Merger Agreement and the transactions contemplated thereby. Broker non-votes are not entitled to vote because they indicate the withholding of power to vote on a specific matter and therefore have the effect of a vote against the Merger Agreement and the transactions contemplated thereby. PTR shareholders are urged to mark the box on the proxy card to indicate how their PTR Common Shares are to be voted. If a PTR shareholder returns a signed proxy card, but does not indicate how his or her PTR Common Shares are to be voted, the shares represented by the proxy card will be voted "FOR" approval and adoption of the Merger Agreement and the transactions contemplated thereby. The proxy card also confers discretionary authority on the individuals appointed by the PTR Board and named on the proxy card to vote the shares represented thereby on any other matter that is properly presented for action at the PTR Special Meeting.

  Any PTR shareholder who executes and returns a proxy card may revoke such proxy at any time before it is voted by (i) notifying in writing the Secretary of PTR at 7777 Market Center Avenue, El Paso, Texas 79912, (ii) granting a subsequent proxy or (iii) appearing in person and voting at the PTR Special Meeting. Attendance at the PTR Special Meeting will not in and of itself constitute revocation of a proxy. PACIFIC shareholders desiring to vote on the Merger Agreement and the transactions contemplated thereby must appear at the PACIFIC Special Meeting or grant a proxy to a person who will attend. PACIFIC is not asking its shareholders for a proxy and PACIFIC shareholders are requested not to send a proxy.

                         INFORMATION CONCERNING PACIFIC

BUSINESS

  Through PACIFIC's REIT Manager, PACIFIC engages in development, acquisition, operation and long term ownership of multifamily properties in a six-state region of the western United States. PACIFIC currently owns and operates or is developing 6,543 multifamily units, including three properties to be acquired within 40 days of the date of this Joint Proxy/Information Statement and Prospectus. The aggregate pro forma investment cost, including planned renovations and budgeted development costs, of all of these properties is $295.9 million as of September 30, 1994. PACIFIC seeks to achieve long term sustainable growth in cash flow and distributions through a commitment to fundamental real estate research, actively reviewing and reallocating assets to product types and submarkets with strong growth prospects, developing multifamily product designed for the largest renter groups and making opportunistic acquisitions.

  The projected job growth of PACIFIC's primary target market is 28.09% for the years 1994 through 2015, whereas the projected job growth for the United States as a whole is 22.40%. For the same time period, population growth is projected to be 33.88% in PACIFIC's primary target market and 19.23% in the United States as a whole. The foregoing information is based upon information published by Woods & Poole Economics, Inc.

  A review of market information in PACIFIC's primary target market indicates that the number of multifamily units for which building permits have been issued has declined significantly from mid-1980 levels. In 1985, 17,735 units were permitted as compared to 6,599 units permitted through September 30, 1994.

PROPERTIES

  The following table sets forth certain information about PACIFIC's properties owned at September 30, 1994, including four properties subsequently acquired and three properties to be acquired within 40 days of the date of this Joint Proxy/Information Statement and Prospectus.

                         DATE ACQUIRED PERCENTAGE        RENTAL     PACIFIC      LONG-TERM
   METROPOLITAN AREA     OR COMPLETED    LEASED   UNITS PER UNIT INVESTMENT(1) MORTGAGE DEBT
   -----------------     ------------- ---------- ----- -------- ------------- -------------
OPERATING PROPERTIES:
 Las Vegas, Nevada:
   King's Crossing(2)...    2/03/94       95.0%     440   $616   $ 19,639,670   $       --
   Sunterra.............    3/18/94       95.5      444    532     14,421,605     8,428,369(3)
   Horizons at Peccole
    Ranch(2)............    6/28/94       95.6      408    632     21,734,646           --
   The Hamptons(2)......    7/27/94       91.0      492    562     20,133,834           --
   Anchor Village.......   10/26/94       92.8      896    626     40,420,407    26,899,361(4)
 Portland, Oregon:
   Double Tree(2).......   11/16/93       92.7      245    547     10,695,197           --
   Knight's Castle......   11/16/93       95.0      296    579     13,518,037     7,781,842(5)
   Squire's Court(2)....   11/16/93       97.5      235    586     11,203,680           --
   Club at the Green(2).   12/16/93       94.1      254    625     11,358,973           --
   Riverwood Heights(2).   12/16/93       99.6      240    615     10,166,734           --
   Meridian at
    Murrayhill(2).......    9/23/94       95.5      312    692     16,995,087           --
   Double Tree Phase II.          *       95.0      124    610      6,750,000     4,817,000(9)
 Salt Lake City, Utah:
   Greenpointe..........    3/18/94       94.3      192    483      6,183,091     3,762,949(6)
   Mountain Shadow......    3/18/94       96.6      174    512      5,761,388     3,454,768(7)
   Cherry Creek.........    1/17/95       95.2      225    500      8,835,000     4,310,000(8)
 Seattle, Washington:
   Walden Pond..........   10/21/94       92.7      316    623     13,739,441           --
   Logan's Ridge........   12/30/94       95.0      258    645     13,385,000           --
   Matanza Creek........          *       96.5      152    628      6,849,000           --
                                          ----    -----   ----   ------------   -----------
     Total Operating
      Properties........                  94.8%   5,703   $596    251,790,790    59,454,289
                                          ====    =====   ====   ============   ===========
DEVELOPMENTS IN
 PLANNING:
 Reno, Nevada:
   Reno Vista Ridge.....    5/13/94        n/a      324    n/a     17,857,146           --
 Salt Lake City, Utah:
   Remington............    7/26/94        n/a      288    n/a     15,049,022           --
 Portland, Oregon:
   Scholls Ferry........          *        n/a      228    n/a     11,170,682           --
                                                  -----          ------------   -----------
     Total Developments
      in Planning.......                            840    n/a     44,076,850           --
                                                  -----          ------------   -----------
     TOTALS.............                          6,543          $295,867,640   $59,454,289
                                                  =====          ============   ===========

- --------
*To be acquired within 40 days of the date of this Joint Proxy/Information
   Statement and Prospectus.
n/a Not applicable.
(1) Represents cost, including planned renovations, for properties owned at September 30, 1994. Represents acquisition cost, including planned renovations, for 2,199 multifamily units acquired after such date or to be acquired within 40 days of the date of this Joint Proxy/Information Statement and Prospectus. Represents budgeted development cost which includes the cost of land, fees, permits, payments to contractors, architectural and engineering fees and interest and property taxes to be capitalized during the construction period for properties under development.
(2) Pledged to secure PACIFIC's $75 million revolving line of credit.
(3) This mortgage bears interest at 8.25% per annum and matures on March 1, 2000. A payment of approximately $7.6 million is due upon maturity.
(4) This mortgage bears interest at 7.875% per annum and matures on December 1, 1998. A payment of approximately $25.1 million is due upon maturity.
(5) This mortgage bears interest at 6.56% per annum and matures on October 1, 1996. A payment of approximately $7.5 million is due upon maturity.
(6) This mortgage bears interest at 8.5% per annum and matures on March 1, 2000. A payment of approximately $3.4 million is due upon maturity.
(7) This mortgage bears interest at 8.5% per annum and matures on March 1, 2000. A payment of approximately $3.1 million is due upon maturity.
(8) These bonds have an all-in interest rate of 8.04% per annum and mature on November 1, 2001. A payment of approximately $2.6 million is due upon maturity.
(9) This mortgage bears interest at 8.25% per annum and matures on June 1, 2034.

  PACIFIC's multifamily properties are primarily garden style, two-story multifamily dwellings which range in size from 124 units to 896 units. PACIFIC believes that its multifamily communities generally occupy strategic locations in growing submarkets. The average unit size for properties operating, under development and in planning is 870 square feet, with 68.6% of the units having two or more bedrooms. A majority of units have washer/dryer connections and walk-in closets, which PACIFIC REIT Management believes substantially enhance marketability. PACIFIC improves attractiveness by investing in extensive landscaping when developing or repositioning multifamily units. Other features frequently included in PACIFIC's multifamily communities are swimming pools, playgrounds, volleyball courts, fitness centers and community rooms.

 Geographic Distribution

  PACIFIC's multifamily properties are located in five metropolitan areas in four states. The table below demonstrates the geographic distribution of PACIFIC's equity real estate investments at September 30, 1994 including four properties subsequently acquired and three properties to be acquired within 40 days of this Joint Proxy/Information Statement and Prospectus.

                                                                   PRO FORMA
                                                                   PERCENTAGE
                                                     NUMBER OF     OF ASSETS
                                                     PROPERTIES BASED ON COST(1)
                                                     ---------- ----------------
      Las Vegas, Nevada.............................      5            39%
      Portland, Oregon..............................      8            31
      Reno, Nevada..................................      1             6
      Salt Lake City, Utah..........................      4            12
      Seattle, Washington...........................      3            12
                                                        ---           ---
          Total.....................................     21           100%
                                                        ===           ===

- --------
(1) Represents cost, including planned renovations, for properties owned at September 30, 1994. Represents acquisition cost, including planned renovations, for 2,199 multifamily units acquired after such date or to be acquired within 40 days of this Joint Proxy/Information Statement and Prospectus. Represents budgeted development cost for properties under development.

LEASES

  PACIFIC uses a variety of lease forms to comply with applicable state and local laws and custom. At some properties, PACIFIC uses leases provided or recommended by state or local apartment associations. At other properties, PACIFIC uses a standard company lease modified if necessary to comply with local law or custom. The term of a lease varies with local market conditions; however, one-year leases are most common. Generally, the leases provide that unless the parties agree in writing to a renewal, the tenancy will convert at the end of the lease term to a month-to-month tenancy, subject to the terms and conditions of the lease, unless either party gives the other at least 30 days' prior notice of termination. All leases are terminable by PACIFIC for nonpayment of rent, violation of property rules and regulations or other specified defaults.

REIT MANAGEMENT

  PACIFIC has no employees. PACIFIC's REIT Manager, whose sole activity is managing PACIFIC, manages the day-to-day operations of PACIFIC. All officers of PACIFIC are employees of PACIFIC's REIT Manager. Hence, PACIFIC depends upon the quality of the management provided by PACIFIC's REIT Manager. For a description of the fees payable to PACIFIC's REIT Manager, see "--Management's Discussion and Analysis of Financial Condition and Results of Operations--REIT Management Agreement." PACIFIC and PACIFIC's REIT Manager have agreed to terminate the PACIFIC REIT Management Agreement subject to the consummation of the Merger.

  Officers of PACIFIC's REIT Manager. Each of the following persons is expected to become an officer of PTR's REIT Manager upon consummation of the Merger:

  MARK J. CHAPMAN--37--Vice President of PACIFIC since November 1994, where he is a member of the asset management group; from July 1989 to November 1994, Vice President at Copley Real Estate Advisors, Inc. where he directed asset management for Copley assets located from Connecticut to Virginia, valued in excess of $1.5 billion; prior thereto, Director of Asset Management for Liberty Real Estate with responsibility for assets east of the Mississippi River, including multifamily, office and retail properties.

  RICHARD W. DICKASON--38--Vice President of PACIFIC since December 1993, where he is a member of the development group; from July 1992 to September 1993, President at J.M. Peters Company/Capital Pacific Homes, where he acquired property for the development of single family homes and apartments; from May 1980 to January 1992, Partner and Vice President of Lincoln Property Company N.C. Inc. where he was responsible for the acquisition, development, construction and management of a sizable multifamily residential portfolio in the California marketplace; prior thereto, Mr. Dickason represented private investors in the development of condominiums, townhouses, shopping centers and single-family homes throughout California.

  JOSEPH G. DICRISTINA--35--Vice President of PACIFIC since August 1994, where he is a member of the development group; prior thereto, Vice President of Forward Planning at Robertson Homes.

  W. GEOFFREY JEWETT--46--Vice President of PACIFIC since November 1994, where he is a member of the asset management group; from May 1994 to November 1994, Vice President of Security Capital (Atlantic) Incorporated where he had overall responsibility for the acquisitions group; from September 1993 to April 1994, Mr. Jewett was involved with and then had overall responsibility for acquisitions for PACIFIC; prior thereto, Vice President of LaSalle Partners Limited in its acquisitions and property finance group where he provided investment property sale, financing and acquisition services on behalf of corporate and institutional clients throughout the western United States.

  JOHN JORDANO III--38--Vice President of PACIFIC since August 1994, where he is a member of the development group; from January 1992 to July 1994, Senior Vice President of Prospect Partners where he was responsible for identifying and advising individual and corporate clients on financial institution and Resolution Trust Corporation REO apartment acquisition and investment opportunities in the western United States; prior thereto, Partner with Trammell Crow Residential Company where he established the Sacramento office and was responsible for the development of multifamily projects.

  GREGG A. PLOUFF--39--Vice President of PACIFIC since July 1994, and a member of the acquisitions group since November 1993; prior to November 1993, Mr. Plouff served in an acquisitions consulting capacity for PTR; prior thereto, Mr. Plouff was with Trammell Crow Residential, most recently as a partner, where he was involved with residential development in the Dallas, Chicago and southern California markets.

  K. BRUCE WEBSTER--38--Senior Vice President of PACIFIC since October 1994, where he has responsibility for PACIFIC's portfolio performance and asset management; from June 1993 to November 1994, Vice President of Asset Management at Irvine Apartment Communities with responsibility for property operations, portfolio performance and long-term positioning; prior thereto, President and Chief Operating Officer of Trammell Crow Residential Services North where he had responsibility and accountability for management company operations and property performance in the midwestern and northeastern United States.

  DAVID B. WOODWARD--28--Vice President of PACIFIC since November 1993, where he has overall responsibility for asset management services; from June 1993 to October 1993, Mr. Woodward was with PTR where he was a member of the asset management group; prior thereto, asset manager with USF&G's Real Estate Division.

COMPETITION

  In general, there are numerous other multifamily properties located in close proximity to each of PACIFIC's properties. The number of multifamily units available in any target market city could have a material effect on PACIFIC's capacity to rent space and on the rents charged. In addition, in many of PACIFIC's submarkets, institutional investors and owners and developers of multifamily properties compete for the acquisition, development and leasing of multifamily properties. Many of these persons have substantial resources and experience.

REGULATION AND INSURANCE

  Environmental Assessments. Under various federal, state and local laws, ordinances and regulations, a current or previous owner, developer or operator of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances at, on, under or in its property. The costs of such removal or remediation of such substances could be substantial.

  PACIFIC has not been notified by any governmental authority of any non-compliance, liability, or other claim in connection with any of the properties currently owned or being acquired, and PACIFIC is not aware of any environmental condition with respect to any of the properties, which is likely to be material. PACIFIC has subjected each of its properties to a Phase I environmental assessment (which does not involve invasive procedures such as soil sampling or ground water analysis) by independent consultants. While some of these assessments have led to further investigation and sampling, none of the environmental assessments has revealed, nor is PACIFIC aware of, any environmental liability (including asbestos related liability) that PACIFIC's REIT Manager believes would have a material adverse effect on PACIFIC's business, financial condition or results of operations. No assurance can be given, however, that these assessments and investigations reveal all potential environmental liabilities, that no prior owner or operator created any material environmental condition not known to PACIFIC or the independent consultants or that future uses and conditions (including, without limitation, tenant actions or changes in applicable environmental laws and regulations) will not result in the imposition of environmental liabilities.

  Other Regulations. The Fair Housing Amendments Act of 1988 ("FHA") and the Americans with Disabilities Act ("ADA") require apartment communities to be accessible to or to accommodate the handicapped or persons with disabilities. Noncompliance with the FHA or the ADA could result in the imposition of fines, injunctive relief or an award of damages to private litigants. PACIFIC believes that its properties that are subject to the FHA or the ADA are in compliance with such laws.

  Insurance Coverage. PACIFIC REIT Management believes that all of PACIFIC's properties are adequately insured; however, an uninsured loss could result in loss of capital investment and anticipated profits.

LEGAL PROCEEDINGS

  Except as described under "Information Concerning PTR--Certain Relationships and Transactions--Recent Developments," PACIFIC is not currently, but from time to time may be, a party to a variety of legal proceedings arising in the ordinary course of its business. Such matters generally are not expected to have a material adverse impact on PACIFIC.

SELECTED FINANCIAL DATA

  The following table contains selected financial data for PACIFIC for the period ended December 31, 1993 and for the nine months ended September 30, 1994. The data was derived from the financial statements of PACIFIC included elsewhere in this Joint Proxy/Information Statement and Prospectus and should be read in conjunction with the detailed information and financial statements for the related period, including the notes thereto. Results of operations for the nine months ended September 30, 1994 are not necessarily indicative of results that may be expected for the year as a whole.

                                        NINE MONTHS ENDED      PERIOD ENDED
                                        SEPTEMBER 30, 1994 DECEMBER 31, 1993(1)
                                        ------------------ --------------------
                                                (AMOUNTS IN THOUSANDS,
                                                EXCEPT PER SHARE DATA)
OPERATIONS SUMMARY:
Rental Income..........................      $ 12,635            $    797
Total Revenues.........................        12,656                 797
General and Administrative Expenses....            57                   1
REIT Management Fee....................         1,073                  75
Net Earnings...........................         3,854                 267
Common Stock Distributions.............      $  3,604            $    --
PER SHARE DATA:
Net Earnings...........................      $   0.44            $   0.14
Book Value per Share of Common Stock...         10.04               10.06
Common Stock Distributions.............      $   0.42            $    --
Weighted Average Number of Shares of
 Common Stock Outstanding..............         8,702               1,949
OTHER DATA:
Net Cash Provided by Operating
 Activities............................      $  4,523            $    473
Net Cash Used by Investing Activities..       (92,370)            (47,777)
Net Cash Provided by Financing
 Activities............................      $ 88,584            $ 47,791
                                        SEPTEMBER 30, 1994  DECEMBER 31, 1993
                                        ------------------ --------------------
FINANCIAL POSITION:
Real Estate Owned, at cost.............      $163,787            $ 55,666
Total Assets...........................       166,058              56,576
Mortgages Payable......................        23,428               7,879
Total Liabilities......................        26,941               8,508
Stockholders' Equity...................      $139,117            $ 48,068
Number of Shares of Common Stock
 Outstanding...........................        13,860               4,780

- --------
(1) Reflects operations of PACIFIC from October 22, 1993 (the date of its inception).

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

 Overview

  From its inception in October 1993 through August 1994, PACIFIC was a wholly owned subsidiary of Security Capital Group. PACIFIC's operating results depend primarily upon income from multifamily properties, which is substantially influenced by (i) the demand for and supply of multifamily units in PACIFIC's primary target market and submarkets, (ii) operating expense levels and (iii) the pace and price at which PACIFIC can acquire and develop additional multifamily properties. PACIFIC's target market cities and submarkets have benefitted substantially in recent periods from demographic trends (including population and job growth) which increases the demand for multifamily units while financing constraints

(specifically, reduced availability of development capital) have limited new construction to levels substantially below construction activity in prior years. Consequently, rental rates for multifamily units have increased at or about the inflation rate for the last two years and are expected to continue to experience such increases for the next twelve months based on market research conducted in each target market by Security Capital (U.S.) Investment Research Incorporated in terms of occupancy rates, supply, demographic factors, job growth rates and recent rental trends. Expense levels also influence operating results, and rental expenses (other than real estate taxes) for multifamily properties have generally increased at approximately the rate of inflation for the past year and are expected to increase at the rate of inflation for the next twelve months.

 Results of Operations

  Nine Months Ended September 30, 1994

  During the nine months ended September 30, 1994, PACIFIC acquired seven operating multifamily properties aggregating 2,462 units for a total purchase price, including planned renovations, of approximately $105.8 million. From October 22, 1993 (date of inception) through December 31, 1993, PACIFIC acquired 1,270 units for a total purchase price, including planned renovations, of approximately $56.9 million. During the nine month period ended September 30, 1994, rental income increased $11,838,000, depreciation increased $1,752,000 and interest expense increased $939,000 over the two month period ended December 31, 1993, as a result of the aforementioned transactions and a longer reporting period.

  Interest and other income was $21,000 for the nine months ended September 30, 1994. This income was primarily derived from short term investment of cash and cash equivalents. Interest expense was $1.0 million for the nine months ended September 30, 1994. This expense was primarily attributable to mortgage notes assumed in connection with the acquisition of multifamily properties.

  The REIT management fee paid by PACIFIC for the nine months ended September 30, 1994 was $1,073,000. The REIT management fee fluctuates with the level of cash flow and will, therefore, increase as PACIFIC acquires additional properties.

  Period Ended December 31, 1993

  During the period from October 22, 1993 (date of inception) through December 31, 1993, PACIFIC acquired five operating multifamily properties aggregating 1,270 units for a total purchase price, including planned renovations, of approximately $56.9 million. For operating multifamily properties, rental expenses were 32.6% of rental revenues for the period ended December 31, 1993.

  Interest expense was $64,000 for the period ended December 31, 1993. This expense was primarily attributable to mortgage notes assumed in connection with the acquisition of multifamily properties.

  The REIT management fee paid by PACIFIC for the period ended December 31, 1993 was $75,000. The REIT management fee fluctuates with the level of cash flow and will, therefore, increase as PACIFIC acquires additional properties.

 Liquidity and Capital Resources

  Since its inception, PACIFIC has received an aggregate of $138,600,000 of proceeds from the issuance of shares of PACIFIC Common Stock of which $135,288,250 has been funded by Security Capital Group. PACIFIC used the net proceeds from the offerings to acquire and develop multifamily properties.

  In October 1994, PACIFIC entered into a $75 million secured revolving line of credit with Wells Fargo Realty Advisors Funding ("Wells Fargo"), as agent. The line of credit bears interest at prime or, at

PACIFIC's option, LIBOR plus 2%, and is scheduled to mature in October 1997. This line may be extended annually for an additional year with the approval of Wells Fargo. All debt incurrences are subject to a covenant that PACIFIC maintain a debt to tangible net worth ratio of not greater than 1 to 1. Additionally, PACIFIC is required to maintain an adjusted net worth (as defined) of at least $120 million and to maintain interest payment coverage (as defined) of not less than 2 to 1. PACIFIC is in compliance with all covenants and $45.3 million of borrowings are currently outstanding.

  From its inception in October 1993 through September 30, 1994, PACIFIC had invested $163.8 million for the acquisition and development of 4,344 multifamily units. These purchases and developments were financed with cash on hand, the assumption of existing mortgage debt, capital contributions from Security Capital Group and proceeds from PACIFIC's $10 million private offering.

  At September 30, 1994, PACIFIC had $30.2 million of budgeted development costs for developments in planning, of which $25.7 million was unfunded. In addition, at September 30, 1994, PACIFIC had letters of intent or contingent contracts, subject to PACIFIC's final due diligence, for the acquisition of, or was in the initial development stages for, 1,986 multifamily units in various target market cities with an aggregate acquisition, improvement and development cost of $92.1 million. The foregoing transactions are subject to a number of conditions, and PACIFIC cannot predict with certainty that any of them will be consummated.

  PACIFIC expects to finance construction, development and acquisitions primarily with cash on hand, borrowings under its line of credit and additional capital contributions from Security Capital Group.

  PACIFIC's REIT Manager considers PACIFIC's liquidity and ability to generate cash to be adequate and expects it to continue to be adequate to meet PACIFIC's acquisition, development, operating and shareholder distribution requirements.

  PACIFIC's current distribution policy is to pay quarterly distributions to shareholders based upon what PACIFIC REIT Management considers to be a reasonable percentage of cash flow. Because depreciation is a non-cash expense, cash flow will typically be greater than earnings from operations and net earnings. Therefore, quarterly distributions will consistently be higher than quarterly earnings.

  Net cash flow provided by operating activities was $473,000 for the period ended December 31, 1993 and $4.5 million for the nine months ended September 30, 1994. PACIFIC's investment activities used approximately $47.8 million in the period ended December 31, 1993 and $92.4 million in the nine months ended September 30, 1994.

  After deducting distributions to shareholders, PACIFIC's financing activities provided net cash flow of $47.8 million for the period ended December 31, 1993 and $88.6 million for the nine months ended September 30, 1994.

 REIT Management Agreement

  Effective October 22, 1993 PACIFIC entered into an agreement (the "PACIFIC REIT Management Agreement") pursuant to which PACIFIC's REIT Manager assumed the day-to-day management of PACIFIC. PACIFIC's REIT Manager is a wholly owned subsidiary of Security Capital Group. All officers of PACIFIC are employees of PACIFIC's REIT Manager and PACIFIC has no employees.

  The PACIFIC REIT Management Agreement requires PACIFIC to pay a base annual fee of approximately 16% of cash flow as defined in the PACIFIC REIT Management Agreement. Cash flow is calculated by reference to PACIFIC's cash flow from operations, plus (i) fees paid to PACIFIC's REIT Manager, (ii) extraordinary expenses incurred at the request of the PACIFIC Board and (iii) 33% of any interest paid by PACIFIC on convertible subordinated debentures (of which there are currently none). Cash flow does not include realized gains from dispositions of investments or income from cash equivalent investments. PACIFIC's REIT Manager will also receive a fee of 0.20% per year on the average daily balance of cash equivalent investments and an incentive fee with respect to sales of PACIFIC's properties equal to 10% of the gain above PACIFIC's all-in cost for the assets, including transaction costs and capital improvements, as increased by the inflation rate since the acquisition date.

  During the years ended December 31, 1993 and 1994, $75,000 and $1,702,000, respectively, in REIT management fees were earned by PACIFIC's REIT Manager under the PACIFIC REIT Management Agreement.

  PACIFIC is obligated to reimburse PACIFIC's REIT Manager for all expenses incurred by PACIFIC's REIT Manager on behalf of PACIFIC relating to PACIFIC's operations, primarily including third party legal, accounting, property management and similar fees paid on behalf of PACIFIC, and travel expenses incurred in seeking financing, property acquisitions, property dispositions and similar activities on behalf of PACIFIC.

  The PACIFIC REIT Management Agreement is renewable by PACIFIC annually, subject to a determination by the PACIFIC Board that PACIFIC's REIT Manager's performance has been satisfactory and that the compensation payable to PACIFIC's REIT Manager is fair. Each of PACIFIC and PACIFIC's REIT Manager may terminate the PACIFIC REIT Management Agreement on 60 days' notice. In the event that the PACIFIC REIT Management Agreement is terminated, or not renewed, by PACIFIC as a result of the merger, consolidation, acquisition or liquidation of PACIFIC, PACIFIC's properties shall be deemed to be sold at the net aggregate consideration paid to PACIFIC's shareholders upon such event, and PACIFIC's REIT Manager shall be paid an incentive fee accordingly. Pursuant to the Merger Agreement, PACIFIC has agreed to terminate the PACIFIC REIT Management Agreement and PACIFIC's REIT Manager has waived the payment of any incentive fees that would otherwise be payable in connection with the Merger.

PRINCIPAL SHAREHOLDERS

  The following table sets forth as of February 9, 1995 certain information regarding ownership of PACIFIC Common Stock by each person who beneficially owns more than five percent of the outstanding PACIFIC Common Stock, by each director and by all directors and executive officers as a group. Fractional shares of PACIFIC Common Stock have been rounded to the nearest whole share in the table below and elsewhere in this Joint Proxy/Information Statement and Prospectus.

                                                   AMOUNT AND NATURE
        NAME AND ADDRESS OR NUMBER OF PERSONS IN     OF BENEFICIAL   PERCENT
                        GROUP(1)                       OWNERSHIP     OF CLASS
        ----------------------------------------   ----------------- --------
      Security Capital Group(2)...................    13,528,825       97.6%
      William D. Sanders(2).......................    13,543,825       97.7%
      Anthony R. Manno, Jr........................         3,000        *
      All directors and executive officers as a
       group
       (7 persons)................................    13,552,825       97.8%

- --------
*  Less than 1%
(1) The business address for each of the persons in this table is c/o SC Group Incorporated, 7777 Market Center Avenue, El Paso, Texas 79912.
(2) Security Capital Group may acquire additional shares of PACIFIC Common Stock prior to the Merger. See "Certain Considerations--Conflicts of Interest in the Merger." As a result of his position with Security Capital Group, Mr. Sanders may be deemed to beneficially own all of the shares of PACIFIC Common Stock owned by Security Capital Group. The shares of PACIFIC Common Stock attributed to Mr. Sanders in the chart include all shares of PACIFIC Common Stock owned by Security Capital Group.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

  In addition to the PACIFIC REIT Management Agreement described above, PACIFIC has entered into the following transactions:

 Investor Agreement

  PACIFIC and Security Capital Group are parties to an Investor Agreement, dated as of October 22, 1993 (the "PACIFIC Investor Agreement"), which required Security Capital Group to purchase $28 million in PACIFIC Common Stock, subject to certain conditions. The PACIFIC Investor Agreement, among other things, grants Security Capital Group the right to approve substantially the same matters as PTR has granted Security Capital Group under the PTR Investor Agreement. See "Information Concerning PTR--Certain Relationships and Transactions--Investor Agreement." Security Capital Group is also entitled to designate two or more persons as directors, and PACIFIC is obligated to use its best efforts to cause the election of such persons, so long as Security Capital Group owns at least 10% of the outstanding shares of PACIFIC Common Stock. Security Capital Group and PACIFIC have agreed to terminate the PACIFIC Investor Agreement upon consummation of the Merger.

POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

  Set forth below is a brief summary of certain policies of PACIFIC. Each of the policies below may be changed by a vote of the PACIFIC Board without a vote of shareholders.

 Investment Policies

  PACIFIC evaluates investments based on its estimate of the contribution of an investment to increased cash flow and distributions, on an unleveraged basis, without regard to residual values. PACIFIC's strategy is to acquire and develop income producing multifamily properties which are well located and meet the most common needs of the renter market. As a result, PACIFIC targets investments in cities which PACIFIC's REIT Manager believes have a growing population and job market and a reduced supply of real estate investment capital.

  PACIFIC's strategy includes the development of multifamily product designed for the largest renter groups. Although the PACIFIC Articles of Incorporation do not contain the same restrictions on investments as does the PTR Declaration of Trust, PACIFIC's investment policies are the same as those of PTR. PTR's investment policies will not be changed as a result of the Merger. See "Information Concerning PTR--Policies With Respect to Certain Activities-- Investment Policies."

 Financing Policies

  Although the PACIFIC Articles of Incorporation do not contain any restrictions on PACIFIC's financing activities, PACIFIC's investment policies are the same as those of PTR. See "Information Concerning PTR--Policies With Respect to Certain Activities--Financing Policies."

 Policies with Respect to Other Activities

  PACIFIC may, but does not presently intend to, make investments other than as previously described. All investments will be primarily related to multifamily properties and the management and development thereof. PACIFIC has not engaged in trading, underwriting or agency distribution or sale of securities of other issuers and does not intend to do so. PACIFIC does not intend to engage in the purchase or sale of investments (other than acquisition or disposition of properties in accordance with the REIT rules and PACIFIC's investment policies).

  At all times, PACIFIC intends to make investments in such a manner as to be consistent with the requirements of the Code for PACIFIC to qualify as a REIT unless, because of changing circumstances or changes in the Code (or in Treasury Regulations), the PACIFIC Board determines that it is no longer in the best interests of PACIFIC to qualify as a REIT.

                           INFORMATION CONCERNING PTR

  Set forth below is certain information concerning PTR and its policies. Additional information concerning PTR is contained in PTR's Annual Report to Shareholders on Form 10-K for the year ended December 31, 1993 (as amended by Form 10-K/A No. 1 dated February 1, 1995), its Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1994 (each as amended by Forms 10-Q/A No. 1 dated February 1, 1995) and PTR's Current Reports on Form 8-K dated January 22 and Form 8-K/A No. 2 dated August 11, Forms 8-K dated November 4, November 22, and December 17, 1993, and February 2, April 29, May 3, July 11, July 19, July 27, and November 30, 1994 (as amended by Form 8-K/A No. 1 dated November 30, 1994) each of which is incorporated herein by reference.

POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

 Investment Policies

  PTR evaluates investments based on its estimate of the contribution of an investment to increased cash flow and distributions, on an unleveraged basis without regard to effects of residual values. PTR seeks to achieve long term sustainable growth in cash flow and distributions through a commitment to fundamental real estate research, actively reviewing and reallocating assets to product types and submarkets with strong growth prospects, developing industry-leading multifamily product designed for the largest renter groups and making opportunistic acquisitions.

  Prospective property investments are analyzed pursuant to several underwriting criteria, including purchase price, competition and other market factors, and prospects for growth in income and market value. PTR's development or acquisition decision is based upon the expected contribution of the property to cash flow growth and increases in shareholder distributions. The expected economic contribution is based on an estimate of all cash revenues from leases and other revenue sources, minus expenses incurred in operating the property (generally real estate taxes, insurance, maintenance, personnel costs and utility charges, but excluding depreciation, debt service and amortization of loan costs). Residual value and the effects of debt financing are not considered in the calculation.

  PTR believes that the properties currently owned by PACIFIC meet PTR's investment criteria. However, the economic contribution of properties cannot be predicted with certainty, and no assurance can be given that PACIFIC's properties will contribute to increased cash flow and shareholder distributions, or that additional developments and acquisitions will be available on comparable terms in the future.

  Although the PTR Declaration of Trust contains less stringent limitations on PTR's ability to make certain investments, it is PTR's policy to generally limit its investments such that (i) no more than 10% of its assets are invested in land held for development other than land under development or where development is in planning, (ii) PTR will not be treated as an investment company under the Investment Company Act of 1940, (iii) PTR does not invest in mortgage loans, other than in connection with the development of multifamily properties that are contractually required to be sold to PTR upon completion and (iv) PTR does not invest in securities of other issuers, except in connection with acquisitions of indirect interests in properties and except for preferred stock of entities in which PTR has a substantial majority of the economic interest.

 Financing Policies

  PTR's long term financing strategy is to keep total long term debt below 50% of total financial statement capitalization. In addition, PTR intends to limit the ratio of total debt to the sum of book capitalization and revolving credit debt to 50%. The PTR Declaration of Trust provides that aggregate borrowing of PTR, secured and unsecured, shall not be unreasonable in relation to the net assets of PTR and shall be reviewed by the trustees at least quarterly. The PTR Declaration of Trust provides that the maximum amount of such borrowing in relation to the net assets shall, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, not exceed 300%. Any excess in borrowing over such 300% level shall be approved by a majority of the Independent Trustees and disclosed to shareholders in the next quarterly report of PTR, along with justification for such excess. See "Certain Considerations--No Limitation on Debt." The term "net assets" means the total assets (other than intangibles) at cost, before deducting depreciation or other non-cash reserves, less total liabilities, calculated at least quarterly on a basis consistently applied.

  PTR has an unsecured revolving line of credit for the purpose of developments, acquisitions or capital improvements or to provide working capital. PTR may also determine to issue securities senior to the PTR Common Shares, including preferred shares and debt securities (either of which may be convertible into PTR Common Shares or be accompanied by warrants to purchase PTR Common Shares). PTR's financing policies guide it to replace revolving credit borrowings with the proceeds of equity offerings or long term, fixed rate, fully amortizing debt. PTR does not intend to incur long term, floating rate debt other than in connection with property acquisitions in which the debt assumed is impracticable to prepay or is tax-exempt debt.

 Policies With Respect to Operating Expenses

  The PTR Declaration of Trust provides that Total Operating Expenses of PTR shall (in the absence of a satisfactory showing to the contrary) not exceed in any fiscal year the greater of: (a) 2% of the average of the aggregate book value of the assets of PTR invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period; or (b) 25% of the Net Income of PTR for such year. "Net Income" means total revenues applicable to such year, less the expenses applicable to such year other than additions to reserves for depreciation or bad debts or other similar non-cash reserves. For the purposes of the foregoing, Net Income excludes the gain from the sale of PTR's assets. "Total Operating Expenses" means all operating, general and administrative expenses of PTR as determined under GAAP except the expenses of raising capital, interest payments, taxes, non-cash expenditures and costs related directly to asset acquisition, operation and disposition. The Independent Trustees have the fiduciary responsibility of limiting such expenses to amounts that do not exceed such limitations unless the Independent Trustees shall have made a finding that, based on such unusual and non-recurring factors which they deem sufficient, a higher level of expenses is justified for such year. Any such findings and the reasons in support thereof shall be reflected in the minutes of the meeting of the trustees.

  The PTR Declaration of Trust provides that, within 60 days after the end of any fiscal quarter of PTR for which Total Operating Expenses (for the 12 months then ended) exceeded 2% of average invested assets (as calculated above) or 25% of Net Income, whichever is greater, there shall be sent to the shareholders of PTR a written disclosure of such fact. If the Independent Trustees find that such higher operating expenses are justified, such disclosure shall be accompanied by an explanation of the facts the Independent Trustees considered in arriving at the conclusion that such higher operating expenses were justified. In the event that the Independent Trustees do not determine such excess expenses are justified, PTR's REIT Manager shall reimburse PTR for the amount by which the aggregate annual expenses paid or incurred by PTR exceeded the limitations herein provided.

 Conflict of Interest Policies

  PTR does not intend to engage in principal transactions with officers and trustees or to engage Independent Trustees to provide services to PTR. In addition, transactions with PTR's REIT Manager and its affiliates are significantly restricted, as described in the following paragraphs. All affiliate transactions must be approved by a majority of Independent Trustees. PTR's policy is not to borrow from or make loans to affiliates, other than mortgage loans to entities in which PTR owns a substantial majority of the economic interest.

  With a view to resolving potential conflicts of interest and protecting the interests of PTR's shareholders against such possible conflicts, the PTR Declaration of Trust requires that a majority of the PTR Board be Independent Trustees. "Independent Trustee" means a trustee who (i) is not affiliated, directly or indirectly, with PTR's REIT Manager, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or service as an officer or director of, PTR's REIT Manager or a business entity which is an affiliate of PTR's REIT Manager, (ii) is not serving as a trustee or director for more than three real estate investment trusts organized by a sponsor of PTR and (iii) performs no other services for PTR, except as trustee. PTR's Independent Trustees are required to monitor the performance of PTR's REIT Manager.

 Policies Applicable to PTR's REIT Manager and Officers and Trustees of PTR

  PTR's REIT Manager is philosophically opposed to engaging in, and has agreed in writing not to engage in, any principal transaction with PTR, including but not limited to purchases, sales or leases of property or borrowing or lending of funds, except for certain transactions approved by a majority of the Independent Trustees not otherwise interested in such transaction as being fair and reasonable to PTR and on terms and conditions not less favorable to PTR than those available from unaffiliated third parties. Additionally, the PTR Declaration of Trust prohibits PTR from selling property to a sponsor, PTR's REIT Manager, a trustee, or affiliates thereof. The PTR Declaration of Trust further provides that PTR shall not enter into any other principal transaction (including without limitation the making of loans, borrowing money, or investing in joint ventures) with a sponsor, PTR's REIT Manager, a trustee or affiliates thereof, except for transactions approved by a majority of the Independent Trustees not otherwise interested in such transaction as being fair and reasonable to PTR and on terms and conditions not less favorable to PTR than those available from unaffiliated third parties. The sole activity of PTR's REIT Manager is managing PTR.

  The PTR REIT Management Agreement permits affiliates of PTR's REIT Manager to provide property management and other services to PTR for compensation. The fees charged for such services must be comparable to fees that would be charged by unaffiliated, qualified third parties. Any property management fees are reviewed annually by the PTR Board and must be approved by a majority of the Independent Trustees.

  With limited exceptions, officers and employees of PTR's REIT Manager spend all of their time on PTR's affairs. See "Certain Considerations--Conflicts of Interest." In the future, certain officers or employees may be transferred to or from other affiliates of PTR's REIT Manager, consistent with PTR's REIT Management's plan for management depth and orderly succession.

  Under the law of Maryland (where PTR is organized), each trustee is obligated to offer to PTR any opportunity (with certain limited exceptions) which comes to him and which PTR could reasonably be expected to have an interest in developing. In addition, under Maryland law, any contract or transaction between PTR and any trustee or any entity in which the trustee has a material financial interest is voidable unless (i) it is approved, after disclosure of the interest, by the affirmative vote of a majority of disinterested trustees or by the affirmative vote of a majority of the votes cast by disinterested shareholders or (ii) it is fair and reasonable to PTR.

 Policies with Respect to Other Activities

  PTR may, but does not presently intend to, make investments other than as previously described. All investments will be primarily related to multifamily properties and the management and development thereof. PTR has authority to issue senior securities, to offer PTR Common Shares or other securities and to repurchase or otherwise reacquire PTR Common Shares or any other securities and may engage in such activities in the future. PTR has not made loans to affiliates, other than mortgage loans to entities in which it owns a substantial majority of the economic interest. PTR will not make loans to its officers and trustees or to PTR's REIT Manager. PTR may in the future make loans to partnerships, joint ventures or other entities in which it participates in order to meet working capital needs. PTR has not engaged in trading, underwriting or agency distribution or sale of securities of other issuers and does not intend to do so. PTR does not intend to engage in the purchase or sale of investments (other than acquisition or disposition of properties in accordance with the REIT rules and PTR's investment policies) and may on a selected basis in the future offer securities in exchange for properties. PTR makes annual and quarterly reports to shareholders. The annual reports contain audited financial statements.

  At all times, PTR intends to make investments in such a manner as to be consistent with the requirements of the Code for PTR to qualify as a REIT unless, because of changing circumstances or changes in the Code (or in Treasury Regulations), the PTR Board determines that it is no longer in the best interests of PTR to qualify as a REIT.

PRINCIPAL SHAREHOLDERS

  The following table sets forth as of February 9, 1995 certain information regarding ownership of PTR Common Shares by each person known to PTR to own beneficially more than five percent of the PTR Common Shares, by each trustee and by all trustees and executive officers as a group. The information below assumes the conversion of all Series A Preferred Shares owned by such person. Fractional PTR Common Shares have been rounded to the nearest whole PTR Common Share in the table below and elsewhere in this Joint Proxy/Information Statement and Prospectus.

                                                   AMOUNT AND NATURE
        NAME AND ADDRESS OR NUMBER OF PERSONS IN     OF BENEFICIAL   PERCENT
                        GROUP(1)                       OWNERSHIP     OF CLASS
        ----------------------------------------   ----------------- --------
      Security Capital Group(2)...................    16,070,289       31.9%
      William D. Sanders(2).......................    16,262,194       32.2
      The Capital Group, Inc.(3)..................     4,445,960        8.8
       333 South Hope Street
       Los Angeles, California 90071
      C. Ronald Blankenship.......................        18,098        *
      Calvin K. Kessler...........................        21,616        *
      James H. Polk, III..........................        50,000        *
      John C. Schweitzer..........................        14,530        *
      William G. Myers............................           603        *
      John T. Kelley, III.........................        12,479        *
      James A. Cardwell...........................        22,047        *
      All trustees and executive officers as a
       group
       (15 persons)(4)............................       148,872        *

- --------
*Less than 1%
(1) Unless otherwise noted, the business address for each of the persons in this table is c/o SC Group Incorporated, 7777 Market Center Avenue, El Paso, Texas 79912.
(2) Information regarding ownership of PTR Common Shares by Security Capital Group is included herein in reliance upon information set forth in a statement on Schedule 13D filed on March 1, 1990, as most recently amended and updated. According to such Schedule 13D amendment, the purpose of Security Capital Group's acquisition of PTR Common Shares is investment; in addition, Security Capital Group and Mr. Sanders intend to play a major role in the direction of PTR for the purpose of maximizing the value of PTR. See "--Certain Relationships and Transactions--REIT Management Agreement." As a result of his position with Security Capital Group, Mr. Sanders may be deemed to be the beneficial owner of all PTR Common Shares owned by Security Capital Group. The PTR Common Shares attributed to Mr. Sanders in the chart include all PTR Common Shares owned by Security Capital Group.
(3) Information regarding beneficial ownership of PTR Common Shares by The Capital Group, Inc. is included herein in reliance upon information set forth in a statement on Schedule 13G dated February

   11, 1994 filed with the Commission. 3,167,250 PTR Common Shares are beneficially owned by Capital Research and Management Company, a registered investment advisor and a wholly owned subsidiary of The Capital Group, Inc. The Capital Group, Inc. has sole dispositive power with respect to all PTR Common Shares reported, and such PTR Common Shares were acquired in the ordinary course of business and were not acquired for the purpose, and do not have the effect, of changing or influencing control of PTR.
(4) Includes 20,000 PTR Common Shares issuable to PTR's Independent Trustees upon exercise of options granted under PTR's Share Option Plan for Outside Trustees.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

 REIT Management Agreement

  Effective March 1, 1991, PTR entered into a REIT management agreement (the "PTR REIT Management Agreement") with PTR's REIT Manager to provide management services to PTR. PTR's REIT Manager is a wholly owned subsidiary of Security Capital Group. All officers of PTR are employees of PTR's REIT Manager and PTR has no employees.

  The PTR REIT Management Agreement requires PTR to pay a base annual fee of $855,000 plus approximately 16% of cash flow as defined in the PTR REIT Management Agreement ("Cash Flow") in excess of $4,837,000. In the PTR REIT Management Agreement, Cash Flow is calculated by reference to PTR's cash flow from operations before deducting (i) fees paid to PTR's REIT Manager, (ii) extraordinary expenses incurred at the request of the Independent Trustees of PTR and (iii) 33% of any interest paid by PTR on convertible subordinated debentures (of which there has been none since the inception of the PTR REIT Management Agreement); and, after deducting actual or assumed regularly scheduled principal and interest payments for long term debt. The PTR REIT Management Agreement provides that the $200 million of senior notes issued by PTR in February 1994 will be treated as having regularly scheduled principal and interest payments as would a 20-year, level monthly payment, fully amortizing mortgage, and the assumed principal and interest payments are deducted from Cash Flow in determining the fee. Cash Flow does not include realized gains from dispositions of investments or income from cash equivalent investments. PTR's REIT Manager also receives a fee of .25% per year on the average daily balance of cash equivalent investments.

  The PTR REIT Management Agreement has been amended to eliminate the payment of incentive fees to PTR's REIT Manager.

  In 1993 and 1994, PTR incurred an aggregate of $7,073,000 and $13,182,000, respectively, in REIT Management fees to PTR's REIT Manager.

  PTR is obligated to reimburse PTR's REIT Manager for certain expenses incurred by PTR's REIT Manager on behalf of PTR, primarily travel expenses incurred in seeking financing, property acquisitions, property dispositions and similar activities on behalf of PTR.

  The PTR REIT Management Agreement is renewable by PTR annually, subject to a determination by the Independent Trustees that PTR's REIT Manager's performance has been satisfactory and that the compensation payable to PTR's REIT Manager is fair. PTR may terminate the PTR REIT Management Agreement on 60 days' notice prior to expiration of the term. Because of the year-to-year nature of the agreement, its maximum effect on PTR's results of operations cannot be predicted, other than that REIT Management fees will generally increase or decrease in proportion to cash flow increases or decreases. Based upon the trustees' evaluation of PTR's REIT Manager's performance in 1993, the Independent Trustees unanimously approved the annual renewal of the PTR REIT Management Agreement on March 1, 1994.

 Investor Agreement

  Pursuant to various agreements, as amended (collectively, the "PTR Investor Agreement"), between PTR and Security Capital Group, Security Capital Group is entitled to designate three persons to be nominated for election to the PTR Board. Messrs. Blankenship, Kelley and Polk, due to their affiliations with Security Capital Group, are deemed to be representatives of Security Capital Group. So long as Security Capital Group owns at least 10% or more of the PTR Common Shares, PTR is prohibited from increasing the number of members of the PTR Board to more than seven. Additionally, the PTR Investor Agreement, among other things, requires PTR to obtain Security Capital Group's approval of (i) the annual operating budget and substantial deviations therefrom, (ii) contracts for investment management, property management or leasing services or that contemplate annual payments in excess of $100,000 and (iii) acquisitions or dispositions in a single transaction or a group of related transactions where the purchase or sale price exceeds $5 million. The PTR Investor Agreement also provides certain registration rights to Security Capital Group in respect of PTR Common Shares owned by Security Capital Group.

  Security Capital Group is permitted to acquire beneficial ownership of up to 49% of the outstanding PTR Common Shares (assuming the conversion or exchange of all convertible or exchangeable PTR securities) without triggering any of PTR's anti-takeover defenses (such as the provision in the PTR Declaration of Trust permitting PTR to redeem PTR Common Shares owned in excess of 9.8% of the outstanding PTR Common Shares and PTR's shareholder rights agreement). PTR also provided Security Capital Group a limited exemption from the application of two anti-takeover statutes promulgated in Maryland, the jurisdiction in which PTR is organized. See "Comparison of Rights of Holders of PTR Common Shares and PACIFIC Common Stock--Business Combinations" and "--Control Share Acquisitions." Security Capital Group agreed not to acquire for its own account or through its affiliates, as defined in the PTR Investor Agreement, more than 49% of the outstanding PTR Common Shares except, if at all, pursuant to an all cash tender offer for all PTR Common Shares which is held open for at least 90 days. PTR would not be restricted in opposing any such tender offer.

 Property Management

  SCG Realty Services Incorporated ("SCG Realty Services"), a wholly owned subsidiary of Security Capital Group, currently manages approximately 91% of PTR's operating multifamily properties, with the balance in various stages of transition to SCG Realty Services' management. In addition to property management, SCG Realty Services performs, among other things, certain due diligence services for PTR's acquisitions and construction management services, primarily for renovations. The trustees believe such services are performed at market rates. During 1993 and 1994, PTR paid an aggregate of $3,862,000 and $7,148,000, respectively, to SCG Realty Services, including $2,872,000 and $6,317,000, respectively, in property management fees. After the Merger, it is expected that some or a substantial portion of the properties to be acquired in the Merger will ultimately be managed by SCG Realty Services.

 Concurrent Subscription Offering

  Concurrently with the consummation of the Merger, PTR expects to close a subscription offering of up to 17.8 million PTR Common Shares, which offering will be made pro rata to PTR shareholders other than Security Capital Group. The subscription offering is designed to allow other shareholders of PTR to purchase PTR Common Shares at the same price PACIFIC shareholders are acquiring PTR Common Shares in the Merger and to maintain PTR's current balance sheet ratios. To the extent that there are any unsubscribed shares, PTR will allocate shares to oversubscribing shareholders (including Security Capital Group as if it had fully subscribed for PTR Common Shares based on the number of shares it received in the Merger) and, at its discretion, to third parties. To assure maintenance of PTR's balance sheet ratios, Security Capital Group has agreed to purchase $50 million of PTR Common Shares in the subscription offering, which amount will be reduced to the extent that subscriptions are received by PTR from parties other than Security Capital Group. The price at which PTR Common Shares are being offered to investors in the subscription offering will be the same price on which the Exchange Ratio was based ($16.375). The closing of the Merger is a condition to the closing of the subscription offering.

 Recent Developments

  On January 4, 1995, an action entitled Ferro v. C. Ronald Blankenship, et al. (Case No. EP 95 CA 004) was commenced in the United States District Court for the Western District of Texas, El Paso Division, by a party alleging to be a shareholder of PTR against PTR, PACIFIC, Security Capital Group and the individual members of the PTR Board. The action purports to be (i) a derivative action on behalf of PTR to redress a waste of corporate assets resulting from an alleged breach by the trustees of their duties of loyalty, due care, good faith and entire fairness and (ii) a class action on behalf of the plaintiff and all other similarly situated shareholders of PTR in connection with an alleged dissemination of a materially false and misleading proxy statement in violation of Section 14(a) and Rule 14a-9 of the Exchange Act (although no proxy statement had been mailed to shareholders at that time) and to redress the breach by the trustees of their fiduciary duties, including their duty of candor. The complaint seeks injunctive and compensatory relief. PTR believes that such action is without merit and does not believe that such action will impact the Merger or have any material adverse effect on PTR's financial condition or results of operations. On January 25, 1995, all defendants filed a motion to dismiss the action.

            PTR SHARE PRICES AND COMPARATIVE PER SHARE DISTRIBUTIONS

  The PTR Common Shares are traded on the NYSE. There is no established public trading market for the PACIFIC Common Stock. The following table sets forth, for the period indicated, the high and the low sales prices of PTR Common Shares, as reported on the NYSE Composite Tape, and the quarterly distributions paid on each PTR Common Share and each share of PACIFIC Common Stock.


                                              PTR                  PACIFIC
                                 ----------------------------- ----------------
                                  HIGH     LOW   DISTRIBUTIONS DISTRIBUTIONS(1)
                                 ------- ------- ------------- ----------------
      1992:
        First Quarter........... $12 1/8 $ 9 3/4    $0.175         $n/a
        Second Quarter..........  11 3/4  10         0.175          n/a
        Third Quarter...........  12 3/4  10 7/8     0.175          n/a
        Fourth Quarter..........  14 1/2  11 3/4     0.175 (2)      n/a
      1993:
        First Quarter...........  20      14         0.205          n/a
        Second Quarter..........  19 5/8  17 1/8     0.205          n/a
        Third Quarter...........  21 5/8  18 3/8     0.205          n/a
        Fourth Quarter..........  21 1/2  17 5/8     0.205          n/a
      1994:
        First Quarter...........  21 5/8  18 1/4     0.250 (3)      0.1565
        Second Quarter..........  20 1/8  17 3/4     0.250          0.1322
        Third Quarter...........  18 7/8  17 5/8     0.250          0.1322
        Fourth Quarter..........  18 3/8  15 1/2     0.250          0.1330
      1995:
        First Quarter (through
         February 9)............  18 3/8  16 3/4     0.2875(4)         (5)

- --------
(1) PACIFIC was formed in October 1993 and paid its first distribution in the first quarter of 1994. Distributions paid have been adjusted to give effect to a stock split in July 1994.
(2) Declared in the third quarter for payment in the fourth quarter.
(3) Declared in the fourth quarter of 1993 for payment in the first quarter of 1994.
(4) On December 6, 1994, the PTR Board declared a distribution of $0.2875 payable February 13, 1995 to holders of record on February 2, 1995.
(5) PACIFIC intends to pay a special distribution prior to the consummation of the Merger in an aggregate amount equal to all of its undistributed net earnings. The amount of the special distribution will vary depending upon the date of consummation of the Merger but is estimated to range from $0.10 to $0.19 per share. See "The Merger--Distributions."

  On February 9, 1995, there were 13,860,000 shares of PACIFIC Common Stock issued and outstanding, which were held of record by 129 shareholders. PACIFIC consummated a private offering in August 1994 in which it offered one million shares of PACIFIC Common Stock at a price of $10.00 per share. Since its inception, PACIFIC has made isolated sales of shares of PACIFIC Common Stock aggregating $135,288,250 to Security Capital Group in order to fund acquisitions of properties and may make additional sales of PACIFIC Common Stock to Security Capital Group in order to fund the acquisition or development of properties. PACIFIC also intends to distribute all of its undistributed net earnings prior to the Merger. See "The Merger--Distributions."

  PTR, in order to qualify as a REIT, is required to make distributions (other than capital gain distributions) to its shareholders in amounts at least equal to (i) the sum of (A) 95% of its "REIT taxable income" (computed without regard to the dividends paid deduction and its net capital gain) and (B) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income. PTR's distribution strategy is to distribute what it believes is a conservative percentage of its cash flow, permitting PTR to retain funds for capital improvements and other investments while funding its distributions. PTR has paid 75 consecutive quarterly cash distributions.

  PTR announces the following year's projected annual distribution level after the PTR Board's annual budget review and approval in December of each year. At its December 6, 1994 meeting, the PTR Board announced a projected increase in the annual distribution level from $1.00 to $1.15 per PTR Common Share. The payment of distributions is subject to the discretion of the PTR Board and is dependent upon the financial condition and operating results of PTR.

  For federal income tax purposes, distributions may consist of ordinary income, capital gains, non-taxable return of capital or a combination thereof. Distributions which exceed PTR's current and accumulated earnings and profits (calculated for tax purposes) constitute a return of capital rather than a dividend and reduce the shareholder's basis in his or her PTR Common Shares. To the extent that a distribution exceeds both current and accumulated earnings and profits and the shareholder's basis in his or her PTR Common Shares, it will generally be treated as gain from the sale or exchange of that shareholder's PTR Common Shares. PTR annually notifies shareholders of the taxability of distributions paid during the preceding year. The following table summarizes the taxability of distributions paid in 1993, 1992 and 1991 in respect of PTR Common Shares:

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                               -----------------
                                                               1993  1992  1991
                                                               ----- ----- -----
      Per PTR Common Share:
        Ordinary Income....................................... $0.65 $0.67 $0.25
        Capital Gains.........................................  0.11  0.03   --
        Return of Capital.....................................  0.06   --   0.39
                                                               ----- ----- -----
          Total............................................... $0.82 $0.70 $0.64
                                                               ===== ===== =====

  No portion of the 1992 distributions constituted return of capital due to certain acquisition and sale transactions consummated in 1992 which increased reported earnings and profits for 1992. Under federal income tax rules, PTR's earnings and profits will first be allocated to its preferred shares, which will increase the portion of PTR Common Share distributions classified as return of capital. PTR's tax returns have not been examined by the Internal Revenue Service and, therefore, the taxability of distributions is subject to change. The portion of distributions characterized as return of capital results primarily from the excess of distributions over earnings, primarily because non-cash charges such as depreciation are added to earnings in determining distribution levels. Depreciation has increased as new properties have been added.

DIVIDEND REINVESTMENT AND SHARE PURCHASE PLAN

  PTR has a Dividend Reinvestment and Share Purchase Plan (the "Plan") which allows holders of PTR Common Shares to acquire additional PTR Common Shares by automatically reinvesting distributions. PTR Common Shares are acquired pursuant to the Plan at a price equal to 98% of the market price of such PTR Common Shares, without payment of any brokerage commission or service charge. The Plan also allows shareholders to purchase a limited number of additional PTR Common Shares at 98% of the market price of such PTR Common Shares, by making optional cash payments, without payment of any brokerage commission or service charge. Shareholders who do not participate in the Plan continue to receive distributions as declared.

                        DESCRIPTION OF PTR COMMON SHARES

GENERAL

  PTR has 150 million shares of beneficial interest, $1.00 par value, authorized. On February 9, 1995, there were 50,456,038 PTR Common Shares issued and outstanding, which were held of record by approximately 3,500 shareholders. PTR has reserved 148,000 PTR Common Shares for issuance upon the exercise of options pursuant to the Property Trust of America Share Option Plan for Outside Trustees and 11,189,040 PTR Common Shares are reserved for issuance upon conversion of Series A Preferred Shares. In addition, PTR held 164,478 PTR Common Shares in treasury as of February 9, 1995.

COMMON SHARES

  The following description sets forth general terms and provisions of the PTR Common Shares. The statements below describing the PTR Common Shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the PTR Declaration of Trust and Bylaws.

  The outstanding PTR Common Shares are fully paid and, except as described under "Comparison of Rights of Holders of PTR Common Shares and PACIFIC Common Stock--Shareholder Liability," non-assessable. Each PTR Common Share has one vote on all matters requiring a vote of shareholders. Holders of PTR Common Shares do not have preemptive, redemption or conversion rights or the benefit of a sinking fund. In the event of a liquidation, dissolution or winding up of PTR, the holders of PTR Common Shares are entitled to receive ratably the assets remaining after satisfaction of all liabilities and payment of liquidation preferences and accrued distributions, if any, on the Series A Preferred Shares and any other preferred shares ranking senior to the PTR Common Shares with respect to the payment of amounts upon liquidation, dissolution or winding up. The right of holders of PTR Common Shares are subject to the rights and preferences established by the PTR Board for any preferred shares which have been, or may subsequently be, issued by PTR. See "Comparison of Rights of Holders of PTR Common Shares and PACIFIC Common Stock--Preferred Shares."

SHELF REGISTRATION

  PTR currently has a "shelf" registration statement in effect pursuant to which it may offer to the public one or more of the following categories of its securities in an aggregate amount not to exceed approximately $565 million: (i) PTR Common Shares; (ii) PTR preferred shares, in one or more series; and (iii) unsecured senior debt securities, in one or more series. Such securities may be offered separately or together, in separate series or amounts, at prices and on terms determined by the PTR Board. Other than a subscription offering scheduled to close concurrently with the Merger, PTR has no present intention to issue any such securities. See "Information Concerning PTR--Certain Relationships and Transactions--Concurrent Subscription Offering."

TRANSFER AGENT

  The transfer agent and registrar for the PTR Common Shares is Chemical Bank, P.O. Box 3068, JAF Building, New York, New York 10116-3068. The PTR Common Shares are listed on the NYSE under the symbol "PTR."

                        COMPARISON OF RIGHTS OF HOLDERS
                 OF PTR COMMON SHARES AND PACIFIC COMMON STOCK

  The rights of PACIFIC Common Stock are governed by the laws of the State of Maryland and by the PACIFIC Articles of Incorporation and Bylaws. After the Effective Time, the rights of holders of PACIFIC Common Stock who receive PTR Common Shares in the Merger will be governed by the laws of the State of Maryland and by the PTR Declaration of Trust and Bylaws.

  The rights of PACIFIC shareholders differ in some respects from the rights they would have as shareholders of PTR. A summary of these differences is set forth below. The following summary sets forth the material differences in the rights of PACIFIC and PTR shareholders but does not purport to be a complete statement of the rights of holders of PTR Common Shares under applicable Maryland law, the PTR Declaration of Trust and Bylaws or a comprehensive comparison with the rights of the holders of PACIFIC Common Stock under applicable Maryland law, the PACIFIC Articles of Incorporation and Bylaws, or a complete description of the provisions referred to herein. This summary is qualified in its entirety by reference to Maryland law applicable to REITs (the "Maryland REIT Law") and the governing instruments of PTR, and to the MGCL and the governing instruments of PACIFIC, to which holders of PACIFIC Common Stock are referred.

PREFERRED SHARES

  Subject to limitations prescribed by Maryland law and the PTR Declaration of Trust, the PTR Board is authorized to issue, from the authorized but unissued capital shares of PTR, preferred shares in series and to establish from time to time the number of preferred shares to be included in such series and to fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of the shares of each series, and such other subjects or matters as may be fixed by resolution of the PTR Board or duly authorized committee thereof. On February 9, 1995 PTR had 9,200,000 of its Series A Preferred Shares issued and outstanding and held of record by approximately 100 shareholders. PACIFIC is not authorized to issue any shares of preferred stock without shareholder approval.

RESTRICTIONS ON TRANSFER AND REDEMPTION OF SHARES

  Both the PTR Declaration of Trust and the PACIFIC Articles of Incorporation contain provisions governing the number of shares that each of its shareholders may beneficially own. While these provisions are included in order to allow PTR and PACIFIC to more effectively maintain or qualify for REIT status under the Code, they may also have the effect of making an attempted takeover of the entities more difficult for an acquiror. The provisions of the PACIFIC Articles of Incorporation limiting ownership of PACIFIC Common Stock are substantially similar to the corresponding provisions of the PTR Declaration of Trust summarized below.

  The PTR Declaration of Trust restricts beneficial ownership of PTR's outstanding capital shares by a single person, or persons acting as a group, to 9.8% of the PTR Common Shares. Beneficial ownership of PTR Common Shares includes PTR Common Shares which a person may acquire upon conversion of preferred shares, including Series A Preferred Shares. The ownership limitation is 49% in the case of Security Capital Group, assuming the conversion or exchange of all convertible or exchangeable PTR securities. The

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purposes of these provisions are to assist in protecting and preserving PTR's
REIT status and to protect the interest of shareholders in takeover transactions by preventing the acquisition of a substantial block of shares unless the acquiror makes a cash tender offer for all outstanding shares. For PTR to qualify as a REIT under the Code, not more than 50% in value of its outstanding capital shares may be owned by five or fewer individuals at any time during the last half of PTR's taxable year. The provision permits five persons to acquire up to a maximum of 9.8% of the PTR Common Shares each, or an aggregate of 49% of the outstanding PTR Common Shares, and, thus, assists the PTR Board in protecting and preserving PTR's REIT status for tax purposes.

  Capital shares owned by a person or group of persons in excess of 9.8% (49% in the case of Security Capital Group and certain defined affiliates) of the outstanding PTR Common Shares ("Excess Shares") are subject to redemption by PTR, at its option, upon 30 days' notice, at a price equal to the average daily per share closing sale price during the 30-day period ending on the business day prior to the redemption date. PTR may make payment of the redemption price at any time or times up to the earlier of five years after the redemption date or liquidation of PTR. PTR may refuse to effect the transfer of any PTR Common Shares which would make the transferee a holder of Excess Shares. Shareholders of PTR are required to disclose, upon demand of the PTR Board, such information with respect to their direct and indirect ownership of PTR Common Shares as the PTR Board deems necessary to comply with the provisions of the Code pertaining to qualification, for tax purposes, of REITs, or to comply with the requirements of any other appropriate taxing authority.

  The 9.8% restriction does not apply to acquisitions by an underwriter in a public offering and sale of PTR Common Shares or to any transaction involving the issuance of PTR Common Shares in which a majority of the PTR Board determines that the eligibility of PTR to qualify as a REIT for federal income tax purposes will not be jeopardized or the disqualification of PTR as a REIT is advantageous to the shareholders. Security Capital Group's ownership of PTR Common Shares is attributed for tax purposes to its shareholders. The PTR Board has permitted Security Capital Group to acquire up to 49% of PTR's outstanding PTR Common Shares (assuming the conversion or exchange of all convertible or exchangeable PTR securities).

BUSINESS COMBINATIONS

  Under Maryland law, certain "business combinations" (including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation or REIT and any person who beneficially owns 10% or more of the voting power of the corporation's or REIT's shares (an "Interested Shareholder") must be (i) recommended by the directors or trustees of such corporation or REIT and (ii) approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation or REIT and (b) two-thirds of the votes entitled to be cast by holders of outstanding voting shares other than shares held by the Interested Shareholder with whom the business combination is to be effected, unless, among other things, the corporation's or REIT's common shareholders receive a minimum price (as defined in the statute) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for his shares. In addition, an Interested Shareholder or any affiliate thereof may not engage in a "business combination" with the corporation or REIT for a period of five years following the date he becomes an Interested Shareholder. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of directors or trustees of the corporation or REIT prior to the time that the Interested Shareholder becomes an Interested Shareholder. The PACIFIC Articles of Incorporation contain provisions exempting Security Capital Group and its affiliates from the provisions of the business combination statute. The PTR Board has exempted Security Capital Group from the provisions of the business combination statute under certain circumstances.

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

CONTROL SHARE ACQUISITIONS

  Maryland law provides that "Control Shares" of a Maryland corporation or REIT acquired in a "Control Share Acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror or by officers or directors or trustees who are employees of the corporation or REIT. "Control Shares" are voting shares which, if aggregated with all other such shares previously acquired by the acquiror or in respect of which the acquiror is able to exercise voting power in electing directors or trustees, fall within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority or (iii) a majority or more of all voting power. Control Shares do not include capital stock the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A "Control Share Acquisition" means the acquisition of Control Shares, subject to certain exceptions.

  A person who has made or proposes to make a Control Share Acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors or trustees of the corporation or REIT to call a special meeting of shareholders to be held within 50 days of demand to consider voting rights for the shares. If no request for a meeting is made, the corporation or REIT may itself present the question at any shareholders' meeting. If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation or REIT may redeem any or all of the Control Shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the Control Shares, as of the date of the last Control Share Acquisition by the acquiror or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for Control Shares are approved at a shareholders' meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the Control Share Acquisition.

  The Control Share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation or REIT is a party to the transaction, or to acquisitions approved or exempted by the governing instruments of the corporation or REIT.

  The PACIFIC Articles of Incorporation contain provisions exempting Security Capital Group and its affiliates from the provisions of the Control Share acquisition statute. The PTR Bylaws contain provisions exempting Security Capital Group from the provisions of the Control Share acquisition statute so long as it owns no more than 49% of the PTR Common Shares.

DISSENTERS' RIGHTS

  Under the MGCL, holders of shares have the right, in certain circumstances, to dissent from certain corporate reorganizations by demanding payment in cash for their shares equal to the fair value (excluding any appreciation or depreciation as a consequence or in expectation of the transaction) of such shares. Under the MGCL, the amount to be received by dissenters for their stock may be determined by agreement between the dissenters and the corporation or, if the corporation and the dissenters are unable to agree, the corporation or the dissenters may petition a court for an appraisal of the fair value of the stock. See "The Merger-- Dissenters' Rights." Maryland law does not grant shareholders of REITs dissenters' right in any transaction other than in connection with certain mergers or in connection with a control share acquisition. Therefore, PTR shareholders are afforded dissenters' rights in fewer circumstances than PACIFIC shareholders.

AMENDMENTS TO ARTICLES OF INCORPORATION OR DECLARATION OF TRUST

  Except for certain specified matters, the MGCL provides that an amendment or change to a corporation's articles of incorporation must be authorized by the board of directors in a resolution setting

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

forth the amendment, declaring that it is advisable and directing that it be submitted to the shareholders for approval. The PACIFIC Articles of Incorporation reserve to PACIFIC the right to amend, alter or repeal any of its provisions in the manner prescribed by statute. The PACIFIC Articles of Incorporation provide that the amendment must then be approved by the shareholders by the affirmative vote of a majority of the total number of votes entitled to be cast on the matter.

  The PTR Board, by a two-thirds vote, may amend the provisions of the PTR Declaration of Trust from time to time to qualify PTR as a REIT. Except as set forth in the preceding sentence, the PTR Declaration of Trust may be amended only by the affirmative vote or written consent of the holders of not less than two-thirds of the PTR Common Shares then outstanding.

AMENDMENTS TO THE BYLAWS

  The MGCL provides that after the organizational meeting of directors, only the shareholders of a corporation have the power to amend the bylaws, except to the extent that the articles of incorporation or bylaws vest this power in the board of directors. The PACIFIC Articles of Incorporation provide that bylaws may be adopted, amended or repealed either by the written consent or vote of the holders of a majority of the outstanding shares entitled to vote or by the PACIFIC Board. A higher threshold of shareholder votes may be specified with respect to the adoption, amendment or repeal of a particular bylaw, although none currently are so specified.

  The PTR Declaration of Trust provides that the PTR Bylaws may be altered, amended or repealed and new Bylaws may be adopted, at any meeting of the PTR Board by a majority vote of the trustees, subject to repeal or change by action of the shareholders of PTR entitled to vote thereon.

TERMINATION

  The PTR Declaration of Trust permits the termination of PTR and the discontinuation of the operations of PTR by the affirmative vote or written consent of the holders of a majority of the outstanding shares of beneficial interest of PTR of all classes. PACIFIC may only be dissolved after the adoption by a majority of the directors of a resolution declaring that dissolution is advisable and the subsequent approval of the dissolution by the affirmative vote of shareholders holding at least two-thirds of all votes entitled to be cast on the matter.

DIRECTORS AND TRUSTEES

  The PACIFIC Articles of Incorporation provide that the number of directors shall be three, which number may be increased or decreased from time to time by a vote of a majority of the entire PACIFIC Board. See "Information Concerning PACIFIC--Certain Relationships and Transactions--Investor Agreement." The directors are divided into three classes. One class will hold office for a term expiring at the annual meeting of shareholders in 1995, a second class will hold office for a term expiring at the annual meeting of shareholders in 1996 and a third class will hold office for a term expiring at the annual meeting of shareholders in 1997. Each director will hold office for the term to which he or she is elected and until his or her successor is duly elected and qualified. At each annual meeting of PACIFIC shareholders, the successors to the class of directors whose terms expire at such meeting will be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

  The PTR Declaration of Trust provides that the number of trustees cannot be less than three nor more than fifteen with the actual number of trustees to be determined from time to time by resolution of the trustees then in office. The PTR Board has set the current number of trustees at seven. See "Information Concerning PTR--Certain Relationships and Transactions--Investor Agreement." The term of office of each trustee is one year and until the election and qualification of his or her successor. Trustees may succeed themselves in office. Trustees must be individuals who are at least 21 years old and not under legal disability. A majority of

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

the trustees may not be affiliated with PTR's REIT Manager or with any of its affiliates. A trustee is required to have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by PTR.

REMOVAL OF DIRECTORS AND TRUSTEES

  The MGCL provides that the directors of a corporation may be removed with or without cause by the shareholders (but not by other directors) by the affirmative vote of a majority of all votes entitled to be cast on the election of directors unless the articles of incorporation provide otherwise. The PACIFIC Articles of Incorporation do not contain a provision altering the foregoing requirements.

  The PTR Declaration of Trust provides that a trustee may be removed with or without cause by the vote of the holders of two-thirds of the outstanding PTR Common Shares or by vote of two-thirds of the trustees then in office (which action shall be taken only by vote at a meeting and not by authorization without a meeting).

NEWLY CREATED DIRECTORSHIPS AND VACANCIES

  The MGCL provides that unless the articles of incorporation or bylaws of a corporation provide otherwise, newly created directorships resulting from an increase in the number of directors are to be filled by a majority of the board of directors, and vacancies on the board that result from any other cause may be filled by a majority of the remaining directors. Vacancies on the board resulting from the removal of a director by the shareholders may also be filled by the shareholders. The PACIFIC Articles of Incorporation provide that vacancies resulting from an increase in the size of the PACIFIC Board or from the removal of a director may be filled by a majority of the entire PACIFIC Board. Any director elected by the PACIFIC Board to fill a vacancy shall serve until the next annual meeting and until his or her successor is elected and qualified and any director elected by PACIFIC's shareholders to fill a vacancy resulting from a removal of a director shall serve the remainder of the term of his or her predecessor.

  Vacancies on the PTR Board (including vacancies resulting from an increase in the number of trustees) will be filled either at a special meeting of shareholders called for that purpose or at the next annual meeting of shareholders. In the alternative, vacancies may be filled by two-thirds of the remaining trustees. Trustees elected at special meetings of shareholders to fill vacancies shall hold office until the next annual meeting of shareholders. Independent Trustees are required to nominate replacements for vacancies amongst the Independent Trustees' positions.

LIMITATION ON DIRECTOR AND TRUSTEE LIABILITY

  The MGCL allows a corporation's articles of incorporation and the Maryland REIT Law allows a REIT's declaration of trust to contain a provision limiting a director's or an officer's personal liability to the corporation and its shareholders for money damages for breaches of duty in such capacity. No such provision, however, may limit the liability of directors and officers to the corporation or REIT or the shareholders of either (i) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit or (ii) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The PACIFIC Articles of Incorporation and Bylaws limit the liability of its directors and officers to the fullest extent permitted by the MGCL.

  In addition, the PTR Declaration of Trust limits the liability of trustees and officers of PTR for monetary damages for any act or omission by such person unless (i) the trustee's or officer's action or failure to act constitutes willful misconduct or deliberate recklessness or (ii) such liability to PTR is specifically imposed upon trustees or officers by statute.

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

SHAREHOLDER LIABILITY

  Both the Maryland REIT Law and the PTR Declaration of Trust provide that shareholders shall not be personally liable for any obligation of PTR. The PTR Declaration of Trust further provides that PTR shall indemnify and hold each shareholder harmless from all claims and liabilities to which the shareholder may become subject by reason of his or her being or having been a shareholder and that PTR shall reimburse each shareholder for all legal and other expenses reasonably incurred by the shareholder in connection with any such claim or liability, except to the extent that such claim or liability arises out of the shareholder's bad faith, willful misconduct or gross negligence and provided that such shareholder gives PTR prompt notice of any claim or liability and permits PTR to conduct the defense thereof. In addition, PTR is required to, and as a matter of practice does, insert a clause in its management and other contracts providing that shareholders assume no personal liability for obligations entered into on behalf of PTR. Nevertheless, with respect to tort claims, contractual claims where shareholder liability is not so negated, claims for taxes and certain statutory liability, the shareholders may, in some jurisdictions, be personally liable to the extent that such claims are not satisfied by PTR. Inasmuch as PTR carries public liability insurance which it considers adequate, any risk of personal liability to shareholders is limited to situations in which PTR's assets plus its insurance coverage would be insufficient to satisfy the claims against PTR and its shareholders. Shareholders of PACIFIC are not personally liable for the obligations of PACIFIC.

INDEMNIFICATION

  The MGCL permits indemnification of directors, officers, employees and agents of a corporation unless the act or omission was material to the matter giving rise to the proceeding and was committed in bad faith, was the result of active and deliberate dishonesty, the party seeking indemnification actually received an improper personal benefit or, in the case of criminal prosecutions, the party seeking indemnification had reasonable cause to believe that the act or omission was unlawful. The PACIFIC Articles of Incorporation and Bylaws provide for the indemnification of directors and officers to the fullest extent permitted by the MGCL and permits the PACIFIC Board to make further provision for indemnifying directors, officers and employees.

  Maryland REIT Law permits a REIT to indemnify or advance expenses to trustees, officers, employees and agents of the REIT to the same extent as is permitted for directors, officers, employees and agents of a Maryland corporation under the MGCL. The PTR Declaration of Trust provides that PTR shall indemnify and hold harmless each trustee from and against all claims and liabilities, whether they proceed to judgment or are settled, to which such trustee may become subject by reason of his being or having been a trustee, or by reason of any action alleged to have been taken or omitted by him as trustee, and shall reimburse him for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including any claim or liability arising under the provisions of federal or state securities laws. The PTR Declaration of Trust provides that no trustee shall be indemnified or reimbursed under the foregoing provisions in relation to any matter unless it shall have been adjudicated that his action or omission did not constitute willful misfeasance, bad faith or gross negligence in the conduct of his duties, or, unless, in the absence of such an adjudication, PTR shall have received a written opinion from independent counsel, approved by the trustees, to the effect that if the matter of willful misfeasance, bad faith or gross negligence in the conduct of duties had been adjudicated, it would have been adjudicated in favor of such trustee. Additionally, PTR has entered into indemnity agreements with each of its officers and trustees which provide for reimbursement of all expenses and liabilities of such officer or trustee, arising out of any lawsuit or claim against such officer or trustee due to the fact that he was or is serving as an officer or trustee, except for liabilities and expenses (i) the payment of which is judicially determined to be unlawful,
(ii) relating to claims under Section 16(b) of the Exchange Act or (iii) relating to judicially determined criminal violations.

SHAREHOLDERS' MEETINGS

  The MGCL provides that special meetings of the shareholders may be called by the president, the board of directors or any other person specified in the articles of incorporation or bylaws of a corporation. Special

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meetings may also be called by the secretary of the corporation upon the written request of the holders of 25% of the votes entitled to be cast at the meeting setting forth the purpose for which the meeting is being called. The PACIFIC Bylaws give the Chairman of the Board the power to call a special meeting of the shareholders.

  The PTR Declaration of Trust provides for an annual meeting of shareholders to be held upon reasonable notice and within a reasonable period (not less than 30 days) following delivery of PTR's annual report, but in any event such meeting must be held within six months after the end of each full fiscal year. Special meetings of shareholders may be called by a majority of the trustees, a majority of the Independent Trustees or by an officer of PTR and shall be called upon the written request of shareholders holding in the aggregate not less than 10% of the outstanding PTR Common Shares entitled to vote. Written notice stating the place, date and hour of the shareholders' meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the day of the meeting to each holder of record.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

  The following is a summary description of the material federal income tax consequences of the Merger. This summary is not a complete description of all of the consequences of the Merger and, in particular, does not address the federal tax considerations that may affect the treatment of certain holders, such as financial institutions, broker-dealers, life insurance companies, tax-exempt organizations, investment companies, foreign taxpayers or other special status taxpayers.

  Each holder of PACIFIC Common Stock is advised to consult a tax advisor as to the specific tax consequences of the Merger to that holder because each holder's individual circumstances may affect the tax consequences of the Merger to such holder and no information is provided herein with respect to the tax consequences of the Merger under applicable foreign, state or local laws.

  The Merger is conditioned upon the receipt by PACIFIC, at the Effective Time, of an opinion from its counsel, Mayer, Brown & Platt, to the effect that (i) the Merger will qualify as a reorganization under Section 368 of the Code, (ii) no income or gain will be recognized by PACIFIC as a result of the Merger,
(iii) no gain or loss will be recognized by shareholders of PACIFIC (except for cash received in lieu of fractional shares and by dissenting shareholders) and
(iv) the performance of the Merger Agreement will not jeopardize the ability of PACIFIC to qualify as a "real estate investment trust" under the Code up to and including the Effective Time.

  The Merger is also conditioned upon the receipt by PTR, at the Effective Time, of an opinion from its counsel, King & Spalding, to the effect that (i) the Merger will qualify as a reorganization under Section 368 of the Code, (ii) no income or gain will be recognized by PTR as a result of the Merger and (iii) the performance of the Merger Agreement will not jeopardize the status of PTR as a "real estate investment trust" under the Code.

  Such opinions will be based upon certain representations from the management of PACIFIC and PTR and Security Capital Group. A ruling from the Internal Revenue Service (the "IRS") concerning the tax consequences of the Merger will not be requested.

  Assuming the Merger qualifies as a "reorganization" and that PACIFIC and PTR are parties to that reorganization within the meaning of Section 368(b) of the Code, the expected material federal income tax effects thereof are as follows.

 TAX TREATMENT TO PACIFIC AND PTR

  No gain or loss will be recognized by PTR or PACIFIC as a result of the Merger.

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 RECEIPT OF PTR COMMON SHARES IN EXCHANGE FOR PACIFIC COMMON STOCK

  No gain or loss will be recognized by a holder of PACIFIC Common Stock who receives solely PTR Common Shares (except for cash received in lieu of fractional shares, as discussed below) in exchange for all of his or her shares of PACIFIC Common Stock. The tax basis of the PTR Common Shares received by a holder in such exchange will be equal to the tax basis of the PACIFIC Common Stock surrendered in exchange thereof. The holding period of the PTR Common Shares received will include the holding period of shares of PACIFIC Common Stock surrendered in exchange thereof, provided that such shares were held as capital assets of the holder at the Effective Time.

 CASH IN LIEU OF FRACTIONAL SHARES

  A holder of PACIFIC Common Stock who receives in the Merger, in exchange for such stock, solely PTR Common Shares and cash in lieu of a fractional share interest in PTR Common Shares will be treated as having received such fraction of a share of PTR Common Shares and then as having received in cash redemption by PTR of the fractional share interest. Under the IRS's present advance ruling position, since the cash is being distributed in lieu of fractional shares solely for the purpose of saving PTR the expense and inconvenience of issuing and transferring fractional shares, and is not separately bargained-for consideration, the cash received will be treated as having been received in part or full payment in exchange for the fractional share redeemed, and as capital gain or loss, not as a dividend (provided that such shares were held as capital assets of the holder at the Effective Time).

 EXERCISE OF DISSENTERS' RIGHTS

  The transaction will be a taxable event for a holder of PACIFIC Common Stock who exercises his or her dissenter's rights and receives solely cash in exchange for his or her shares. Such a holder should generally recognize capital gain or loss, provided that such shares were held by such holder as capital assets at the Effective Time, equal to the difference between the amount of cash received and the holder's tax basis in the shares surrendered. However, if such dissenting holder is treated as owning the shares of another holder (including a corporation or a trust) not also exercising dissenters' rights, under certain constructive ownership rules, the amount received could be treated as a dividend for federal income tax purposes. Shareholders of PACIFIC who plan to dissent should consult their own tax advisers with respect to the tax consequences to them resulting from the exercise of dissenters' rights.

TAXATION OF PTR AFTER THE MERGER

  PTR (i) believes that it currently qualifies and (ii) intends to continue to operate in a manner that permits it to satisfy the requirements for taxation as a REIT under the applicable provisions of the Code. No assurance can be given, however, that such requirements have been and will be met. The following is a description of the federal income tax consequences to PTR and its shareholders of the treatment of PTR as a REIT. Since these provisions are highly technical and complex, each PACIFIC shareholder is urged to consult his or her own tax advisor with respect to the federal, state, local, foreign and other tax consequences of the ownership and disposition of the PTR Common Shares.

  In brief, if certain detailed conditions imposed by the REIT provisions of the Code are met, entities, such as PTR, that invest primarily in real estate and that otherwise would be treated for federal income tax purposes as corporations, are generally not taxed at the corporate level on their "REIT taxable income" that is currently distributed to shareholders. This treatment substantially eliminates the "double taxation" (at both the corporate and shareholder levels) that generally results from the use of corporations.

  If PTR fails to qualify as a REIT in any year, however, it will be subject to federal income taxation as if it were a domestic corporation, and its shareholders will be taxed in the same manner as shareholders of ordinary corporations. In this event, PTR could be subject to potentially significant tax liabilities, and therefore the amount of cash available for distribution to its shareholders would be reduced or eliminated.

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

  To qualify as a REIT under the Code for a taxable year, PTR must meet certain requirements relating to its assets, income, stock ownership and distributions to shareholders. Generally, at the end of each calendar quarter, (i) at least 75% of the value of the total assets of PTR must consist of real estate assets, cash or government securities, (ii) not more than 25% of the value of its total assets may consist of securities (other than government securities) and (iii) PTR may not own more than 10% of the outstanding voting securities of any one issuer and may not own securities of any one issuer whose value represents more than 5% of the total value of PTR's assets (shares of qualified REITs and of certain wholly-owned subsidiaries are exempt from the requirements described in clauses (ii) and (iii)).

  PTR must also satisfy three gross income tests. First, at least 75% of a REIT's gross income must be derived from specified real estate sources for each taxable year. Income that qualifies under the 75% test includes certain qualified rents from real property, gains from the sale of real property not held primarily for sale to customers in the ordinary course of business, dividends on REIT shares, interest on loans secured by mortgages on real property, income from foreclosure property, and certain qualified temporary investment income attributable to the investment of new capital received by the REIT in exchange for either stock or certain debt instruments during the one-year period following the receipt of such new capital. In order for rents to qualify under the 75% test, they may not be derived from tenants having certain relationships with PTR and may not be based on the income or profits of any person, except that they may be based on a fixed percentage or percentages of gross income or receipts. Further, the REIT may not manage the property or furnish services to the tenants from whom the rents are received unless either
(i) the property is managed by an independent contractor which is paid an arm's-length fee for its services and from which the REIT derives no income or
(ii) any services performed are of a type customarily rendered in connection with the rental of space for occupancy only.

  Second, at least 95% of PTR's gross income for each taxable year must be derived from income that qualifies under the 75% test (other than qualified temporary investment income), plus dividends, interest or gains from disposition of certain stock or securities.

  Third, gross income from the sale or other disposition (i) of stock and securities held for less than one year, (ii) of property in certain prohibited transactions and (iii) of real property held for less than four years must comprise less than 30% of the gross income for each taxable year of PTR.

  In order to qualify as a REIT, PTR must also satisfy certain ownership requirements with respect to the PTR Common Shares. The PTR Common Shares must be held by at least 100 shareholders, and no more than 50% in value of the outstanding shares may be owned, actually or constructively, by five or fewer individuals (including certain types of pension funds and other tax-exempt entities that are treated as individuals for this purpose) at any time during the last half of PTR's taxable year. In order to ensure compliance with the 50% test, PTR has placed certain restrictions on the transfer of the PTR Common Shares to prevent additional concentration of ownership. Moreover, to evidence compliance with these requirements under United States Treasury Department ("Treasury") regulations, PTR must maintain records which disclose the actual ownership of the outstanding PTR Common Shares. In fulfilling its obligations to maintain records, PTR has and will continue to demand written statements each year from the record holders of designated percentages of PTR Common Shares disclosing the actual owners of such shares (as prescribed by Treasury regulations). A list of those persons failing or refusing to comply with such demand must be maintained as part of PTR's records. A shareholder failing or refusing to comply with PTR's written demand must submit with his or her tax returns a similar statement disclosing the actual ownership of PTR Common Shares and certain other information. In addition, the PTR Declaration of Trust provides restrictions regarding the transfer of PTR Common Shares that are intended to assist PTR in continuing to satisfy the share ownership requirements. See "Comparison of Rights of Holders of PTR Common Shares and PACIFIC Common Stock--Restrictions on Transfer and Redemption of Shares." PTR intends to enforce the 9.8% limitation on ownership of PTR Common Shares to assure that its qualification as a REIT will not be compromised.

  Finally, PTR must distribute to its shareholders annually an amount (determined without regard to capital gains dividends) at least equal to (i) 95% of its REIT taxable income (computed without regard to net capital gains and the dividends received deduction), plus (ii) 95% of the after-tax income from any foreclosure property, and less (iii) certain noncash income. If PTR were to fail the 95%-distribution requirement as to a particular taxable year, then, provided certain conditions are met, PTR generally would be entitled to cure the deficiency retroactively by paying deficiency dividends to its shareholders. However, PTR would be liable for interest charges on such deficiency dividends.

  So long as PTR satisfies the above described requirements and thus qualifies for taxation as a REIT, it generally will not be subject to federal income tax on that portion of its taxable income and capital gain that is currently distributed to its shareholders. Any undistributed taxable income or capital gain, however, will be taxed to PTR at regular corporate rates. In addition, PTR may be subject to other special income and excise taxes (including the alternative minimum tax) in certain circumstances.

  If PTR fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, PTR will be subject to applicable federal and state tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which PTR fails to qualify will not be deductible by PTR, nor generally will they be required to be made under the Code. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income, and, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, PTR also will be disqualified from re-electing taxation as a REIT for the four taxable years following the year during which qualification was lost.

  The following summary is based on existing law, is not exhaustive of all possible tax considerations and does not give a detailed discussion of any state, local, or foreign tax considerations, nor does it discuss all of the aspects of federal income taxation that may be relevant to a prospective shareholder in light of his or her particular circumstances or to certain types of shareholders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) subject to special treatment under the federal income tax laws.

TAXATION OF PTR SHAREHOLDERS

 TAXATION OF TAXABLE DOMESTIC SHAREHOLDERS

  As long as PTR qualifies as a REIT, distributions made to PTR's taxable domestic shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions that are designated as capital gain dividends will be taxed as long term capital gains (to the extent they do not exceed PTR's actual net capital gain for the taxable year) without regard to the period for which the shareholder has held its PTR Common Shares. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. To the extent that PTR makes distributions in excess of current and accumulated earnings and profits, these distributions are treated first as a tax-free return of capital to the shareholder, reducing the tax basis of a shareholder's PTR Common Shares by the amount of such distribution (but not below zero), with distributions in excess of the shareholder's tax basis taxable as capital gains (if the PTR Common Shares are held as a capital asset). See "PTR Share Prices and Comparative Per Share Distributions." In addition, any dividend declared by PTR in October, November or December of any year and payable to a shareholder of record on a specific date in any such month shall be treated as both paid by PTR and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by PTR during January of the following calendar year. Shareholders may not include in their individual income tax returns any net operating losses or capital losses of PTR. Federal income tax rules may also require that certain minimum tax adjustments and preferences be apportioned to PTR shareholders.

  In general, any loss upon a sale or exchange of PTR Common Shares by a shareholder who has held such PTR Common Shares for six months or less (after applying certain holding period rules) will be treated as a long term capital loss, to the extent of distributions from PTR required to be treated by such shareholder as long term capital gains.

 BACKUP WITHHOLDING

  PTR will report to its domestic shareholders and to the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a shareholder may be subject to backup withholding at applicable rates with respect to dividends paid unless such shareholder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or
(ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A shareholder that does not provide PTR with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be credited against the shareholder's income tax liability. In addition, PTR may be required to withhold a portion of capital gain distributions made to any shareholders who fail to certify their non-foreign status to PTR.

 TAXATION OF FOREIGN SHAREHOLDERS

  The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders (collectively, "Non-U.S. Shareholders") are highly complex and the following is only a summary of such rules. Prospective Non-U.S. Shareholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws with regard to an investment in PTR Common Shares, including any reporting requirements. PTR will qualify as a "domestically-controlled REIT" so long as less than 50% in value of its shares are held by foreign persons (i.e., non-resident aliens, and foreign corporations, partnerships, trusts and estates). PTR currently anticipates that it qualifies as a domestically-controlled REIT. Under these circumstances, gain from the sale of PTR Common Shares by a foreign person should not be subject to United States taxation, unless such gain is effectively connected with such person's United States business or, in the case of an individual foreign person, such person is present within the United States for more than 182 days during the taxable year. However, notwithstanding PTR's current belief that it qualifies as a domestically-controlled REIT, because the PTR Common Shares are publicly traded, no assurance can be given that PTR will continue to so qualify.

  Distributions of cash generated by PTR's real estate operations (but not by the sale or exchange of properties) that are paid to foreign persons generally will be subject to United States withholding tax at a rate of 30%, unless (i) an applicable tax treaty reduces that tax and the foreign shareholder files with PTR the required form evidencing such lower rate, or (ii) the foreign shareholder files an IRS Form 4224 with PTR claiming that the distribution is "effectively connected" income.

  Distributions of proceeds attributable to the sale or exchange of United States real property interests of PTR are subject to income and withholding taxes pursuant to the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), and may be subject to branch profits tax in the hands of a shareholder which is a foreign corporation if it is not entitled to treaty relief or exemption. PTR is required by applicable Treasury regulations to withhold 35% of any distribution to a foreign person that could be designated by PTR as a capital gain dividend; this amount is creditable against the foreign shareholder's FIRPTA tax liability.

  The federal income taxation of foreign persons is a highly complex matter that may be affected by many other considerations. Accordingly, foreign investors in PTR should consult their own tax advisors regarding the income and withholding tax considerations with respect to their investments in PTR.

 Taxation of Tax-Exempt Shareholders

  The IRS has issued a revenue ruling in which it held that amounts distributed by a REIT to a tax-exempt employees' pension trust do not constitute unrelated business taxable income ("UBTI"). Subject to the discussion below regarding a "pension-held REIT," based upon the ruling, the analysis therein and the statutory framework of the Code, distributions by PTR to a shareholder that is a tax-exempt entity should also not constitute UBTI, provided that the tax-exempt entity has not financed the acquisition of its PTR Common Shares with "acquisition indebtedness" within the meaning of the Code, and that the PTR Common Shares are not otherwise used in an unrelated trade or business of the tax-exempt entity, and that PTR, consistent with its present intent, does not hold a residual interest in a real estate mortgage investment company.

  However, for taxable years beginning on or after January 1, 1994, if any pension or other retirement trust that qualifies under Section 401(a) of the Code ("qualified pension trust") holds more than 10% by value of the interests in a "pension-held REIT" at any time during a taxable year, a portion of the dividends paid to the qualified pension trust by such REIT may constitute UBTI. For these purposes, a "pension-held REIT" is defined as a REIT if (i) such REIT would not have qualified as a REIT but for the provisions of the Code which look through such a qualified pension trust in determining ownership of stock of the REIT for purposes of the 50% test and (ii) at least one qualified pension trust holds more than 25% by value of the interests of such REIT or one or more qualified pension trusts (each owning more than a 10% interest by value in the REIT) hold in the aggregate more than 50% by value of the interests in such REIT.

OTHER TAX CONSIDERATIONS

 PTR Development Services

  PTR Development Services Incorporated ("PTR Development Services"), an entity in which PTR owns a substantial majority of the economic interest, will pay federal and state income taxes at the full applicable corporate rates on its income prior to payment of any dividends. PTR Development Services will attempt to minimize the amount of such taxes, but there can be no assurance whether or the extent to which measures taken to minimize taxes will be successful. To the extent that PTR Development Services is required to pay federal, state or local taxes, the cash available for distribution by PTR Development Services to its shareholders will be reduced accordingly.

 Tax on Built-in Gain

  With respect to any asset (a "Built-In Gain Asset") acquired by PTR from a corporation which is or has been a C Corporation (i.e., generally a corporation subject to full corporate-level tax) in certain transactions in which the basis of the Built-In Gain Asset in the hands of PTR is determined by reference to the basis of the asset in the hands of the C Corporation, if PTR recognizes gain on the disposition of such asset during the ten-year period (the "Recognition Period") beginning on the date on which such asset was acquired by PTR, then, to the extent of the Built-in Gain (i.e., the excess of (a) the fair market value of such asset over (b) PTR's adjusted basis in such asset, determined as of the beginning of the Recognition Period), such gain will be subject to tax at the highest regular corporate tax pursuant to IRS guidelines which have not yet been promulgated. The results described above with respect to the recognition of Built-In Gain assume that PTR will make an election pursuant to IRS Notice 88-19, 1988-1 C.B. 486. A "Built-In Gain Asset" for these purposes includes an asset of PACIFIC acquired by PACIFIC in the manner described above. In addition, if PACIFIC fails to qualify as a REIT for the 1994 or 1995 taxable years, all of PACIFIC's assets acquired by PTR could be treated as Built-In Gain Assets.

 Possible Legislative or Other Actions Affecting Tax Consequences

  Prospective shareholders should recognize that the present federal income tax treatment of an investment in PTR may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the Treasury, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and interpretations thereof could adversely affect the tax consequences of an investment in PTR.

 STATE AND LOCAL TAXES

  PTR and its shareholders may be subject to state or local taxation in various jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of PTR and its shareholders may not conform to the federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the PTR Common Shares.

  EACH SHAREHOLDER IS ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE OWNERSHIP AND SALE OF PTR COMMON SHARES IN AN ENTITY ELECTING TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAXATION OF PACIFIC

  The discussion above relating to the taxation of PTR as a REIT should equally apply to PACIFIC except that (i) PACIFIC does not have to meet the share ownership test described above until the second taxable year of PACIFIC for which a REIT election is made and (ii) PACIFIC (or PTR as its successor) must elect REIT status for PACIFIC for the taxable year ending December 31, 1994.

                                    EXPERTS

  The financial statements of PTR as of December 31, 1993 and 1992 and for each of the years in the three-year period ended December 31, 1993, and related schedule, incorporated by reference herein; the combined statements of revenues and certain expenses for certain multifamily properties acquired, or to be acquired, by PTR, incorporated by reference herein; the statement of revenues and certain expenses of Brompton Court Apartments, incorporated by reference herein; and the financial statements of PACIFIC as of September 30, 1994 and December 31, 1993, and for the nine-month period ended September 30, 1994 and the period from inception (October 22, 1993) through December 31, 1993, and related schedule, included herein; and the combined statements of revenues and certain expenses for certain multifamily properties acquired, or to be acquired, by PACIFIC included herein, have been included or incorporated by reference herein and in the Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere or incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

  With respect to the unaudited interim financial information of PTR incorporated by reference herein, the independent certified public accountants have reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in PTR's quarterly reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1994, incorporated by reference herein, state that they did not audit, and they do not express an opinion on, that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

  KPMG Peat Marwick LLP has not examined, compiled, or otherwise applied agreed-upon procedures to the prospective financial information presented or incorporated herein and, accordingly, does not express an opinion or any other form of assurance on it.

                                 LEGAL MATTERS

  The validity of the PTR Common Shares offered to holders of PACIFIC Common Stock by this Joint Proxy/Information Statement and Prospectus will be passed upon for PTR by King & Spalding, Atlanta, Georgia. King & Spalding will rely on the opinion of Piper & Marbury, Baltimore, Maryland, as to matters of Maryland law. An opinion as to the tax aspects of the Merger as they relate to PTR will be rendered for PTR by King & Spalding. King & Spalding has in the past rendered local counsel opinions to certain affiliates of Security Capital Group, including PACIFIC, in connection with property acquisitions and credit agreements. An opinion as to the tax aspects of the Merger as they relate to holders of PACIFIC Common Stock will be rendered for PACIFIC by Mayer, Brown & Platt, Chicago, Illinois. Mayer, Brown & Platt has in the past represented, and is currently representing, PACIFIC, PTR and certain of their affiliates, including Security Capital Group.

                             SHAREHOLDER PROPOSALS

  Proposals of shareholders must be received by PTR at its principal executive offices located at 7777 Market Center Avenue, El Paso, Texas 79912 within a reasonable time in advance of PTR's 1995 annual meeting of shareholders (currently scheduled for June 13, 1995) for inclusion in PTR's proxy statement and form of proxy relating to such annual meeting.

                            EXPENSES OF SOLICITATION

  PTR will pay the expenses in connection with the filing, printing and distribution of this Joint Proxy/Information Statement and Prospectus. The costs of solicitation of proxies will be borne by PTR. PTR will reimburse brokers, fiduciaries, custodians and other nominees for reasonable out-of-pocket expenses incurred in sending this Joint Proxy/Information Statement and Prospectus and other proxy materials to, and obtaining instructions relating to such materials from, beneficial owners of stock. PTR shareholder proxies may be solicited by trustees or directors or officers of PTR in person, by letter or by telephone or telegram. In addition, PTR has retained Georgeson & Company Inc., New York, New York, to assist in the solicitation of proxies. It is estimated that its fees for services to PTR will not exceed $10,000 plus expenses.

  PTR will also reimburse custodians, nominees and fiduciaries for forwarding proxies and proxy materials to the beneficial owners of its stock in accordance with regulations of the Commission and the NYSE.

                           PROPERTY TRUST OF AMERICA

                     SECURITY CAPITAL PACIFIC INCORPORATED

                         INDEX TO FINANCIAL STATEMENTS

PRO FORMA (UNAUDITED):

                                                                            PAGE
                                                                            ----
PROPERTY TRUST OF AMERICA
SECURITY CAPITAL PACIFIC INCORPORATED:
    Pro Forma Combined Balance Sheets as of September 30, 1994.............  F-3
    Pro Forma Combined Statements of Earnings for the year ended December
     31, 1993..............................................................  F-4
    Pro Forma Combined Statements of Earnings for the nine months ended
     September 30, 1994....................................................  F-5
    Notes to Pro Forma Combined Financial Statements.......................  F-6
    Pro Forma Combined Estimated Twelve Month Pro Forma Statement of
     Taxable Net Operating Income and Funds Available...................... F-13

HISTORICAL:

SECURITY CAPITAL PACIFIC INCORPORATED:
  Independent Auditors' Report............................................. F-15
  Balance Sheets as of September 30, 1994 and December 31, 1993............ F-16
  Statements of Earnings for the nine months ended September 30, 1994 and for the period from October 22, 1993 (date of inception) to December 31,
   1993.................................................................... F-17
  Statements of Stockholders' Equity for the period from October 22, 1993
   (date of inception) to December 31, 1993 and for the nine months ended
   September 30, 1994...................................................... F-18
  Statements of Cash Flows for the nine months ended September 30, 1994 and for the period from October 22, 1993 (date of inception) to December 31,
   1993 ................................................................... F-19
  Notes to Financial Statements............................................ F-20
  Schedule XI--Real Estate and Accumulated Depreciation.................... F-25
STATEMENTS OF REVENUES AND CERTAIN EXPENSES PURSUANT TO RULE 3-14:
  Independent Auditors' Report............................................. F-27
  Group A Properties Combined Statement of Revenues and Certain Expenses
   for the year
   ended December 31, 1993 and Unaudited Period from January 1, 1994 to the earlier of September 30, 1994 or Date of Acquisition.................... F-28
  Notes to Group A Properties Combined Statement of Revenues and Certain
   Expenses................................................................ F-29
  Independent Auditors' Report............................................. F-31
  Group B Properties Combined Statement of Revenues and Certain Expenses
   for the nine months ended September 30, 1994............................ F-32
  Notes to Group B Properties Combined Statement of Revenues and Certain
   Expenses................................................................ F-33

                           PROPERTY TRUST OF AMERICA

                     SECURITY CAPITAL PACIFIC INCORPORATED

                    PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

  The following unaudited pro forma combined financial statements of Property Trust of America ("PTR") and Security Capital Pacific Incorporated ("PACIFIC") reflect (i) the Merger, (ii) certain properties acquired, or to be acquired, by PTR and PACIFIC and (iii) the concurrent subscription offering, as if these transactions had been consummated, with respect to the statements of earnings, at January 1, 1993, or, with respect to the balance sheet, as of September 30, 1994. The information presented is derived from, should be read in conjunction with, and is qualified in its entirety by reference to, the separate historical financial statements and the notes thereto appearing elsewhere in this Joint Proxy/Information Statement and Prospectus or incorporated in this Joint Proxy/Information Statement and Prospectus by reference. The unaudited pro forma combined financial statements have been included for comparative purposes only and do not purport to be indicative of the results of operations or financial position which would have actually been obtained if these transactions had been effected at the dates indicated or of the financial position or results of operations which may be obtained in the future.

                           PROPERTY TRUST OF AMERICA

                     SECURITY CAPITAL PACIFIC INCORPORATED

                       PRO FORMA COMBINED BALANCE SHEETS

                               SEPTEMBER 30, 1994
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                                                        COMBINED
                                                                                                           PRO
                                                                                                          FORMA
                                                                                                          BEFORE
                                                                                                       SUBSCRIPTION
                                    PTR                                PACIFIC                           OFFERING
                    -------------------------------------  ------------------------------------- -------------------------
                                  PRO FORMA                            PRO FORMA          PRO      PRO FORMA
                    HISTORICAL  ADJUSTMENTS(A) PRO FORMA   HISTORICAL ADJUSTMENTS        FORMA   ADJUSTMENTS(M) PRO FORMA
                    ----------  -------------  ----------  ---------- -----------       -------- -------------  ----------
      ASSETS
      ------
Real estate........ $1,233,021     $11,550     $1,244,571   $163,787    $87,674 (c)     $251,461    $(1,512)    $1,494,520
Less accumulated
depreciation            39,071         --          39,071      2,012        --             2,012     (2,012)        39,071
                    ----------     -------     ----------   --------    -------         --------    -------     ----------
                     1,193,950      11,550      1,205,500    161,775     87,674          249,449        500      1,455,449
Mortgage notes
receivable.........     22,553         --          22,553        --         --               --         --          22,553
                    ----------     -------     ----------   --------    -------         --------    -------     ----------
   Total
   investments.....  1,216,503      11,550      1,228,053    161,775     87,674          249,449        500      1,478,002
Cash and cash
equivalents........     12,475      (9,475)         3,000      1,224     (1,224)(d)          --        (500)         2,500
Accounts
receivable.........      2,209         --           2,209        205        --               205        --           2,414
Other assets.......     13,350         --          13,350      2,854        --             2,854        --          16,204
                    ----------     -------     ----------   --------    -------         --------    -------     ----------
   Total assets.... $1,244,537     $ 2,075     $1,246,612   $166,058    $86,450         $252,508    $   --      $1,499,120
                    ==========     =======     ==========   ========    =======         ========    =======     ==========
    LIABILITIES AND SHAREHOLDERS' EQUITY
    ------------------------------------
Liabilities:
 Line of credit.... $   53,500     $ 2,075     $   55,575   $    --     $52,548 (d)&(e) $ 52,548    $   --      $  108,123
 Long term debt....    200,000         --         200,000        --         --               --         --         200,000
 Mortgages
 payable...........     96,200         --          96,200     23,428     36,010 (d)       59,438        --         155,638
 Distributions
 payable...........        --          --             --       1,591     (1,591)(e)          --         --             --
 Accounts payable..     12,494         --          12,494        143        --               143        --          12,637
 Accrued expenses
 and other
 liabilities.......     24,719         --          24,719      1,779        --             1,779        --          26,498
                    ----------     -------     ----------   --------    -------         --------    -------     ----------
   Total
   liabilities.....    386,913       2,075        388,988     26,941     86,967          113,908        --         502,896
                    ----------     -------     ----------   --------    -------         --------    -------     ----------
Shareholders'
Equity:
 Series A
 Preferred shares..    230,000         --         230,000        --         --               --         --         230,000
 Common shares.....     50,562         --          50,562        139        --               139      8,329         59,030
 Additional paid-
 in capital........    621,787         --         621,787    138,461        --           138,461     (8,329)       751,919
 Deficit (excess)
 of distributions
 to net earnings...    (42,796)        --         (42,796)       517       (517)(e)          --         --         (42,796)
 Treasury shares...     (1,929)        --          (1,929)       --         --               --         --          (1,929)
                    ----------     -------     ----------   --------    -------         --------    -------     ----------
   Total
   shareholders'
   equity..........    857,624         --         857,624    139,117       (517)         138,600        --         996,224
                    ----------     -------     ----------   --------    -------         --------    -------     ----------
   Total
   liabilities and
   shareholders'
   equity.......... $1,244,537     $ 2,075     $1,246,612   $166,058    $86,450         $252,508    $   --      $1,499,120
                    ==========     =======     ==========   ========    =======         ========    =======     ==========
   Outstanding
   common shares...     50,397                     50,397     13,860                      13,860      8,468 (n)     58,865
                    ==========                 ==========   ========                    ========                ==========
   Book value per
   common share.... $    12.45                 $    12.45   $  10.04                    $  10.00                $    13.02
                    ==========                 ==========   ========                    ========                ==========
                                   COMBINED
                                  PRO FORMA
                      SUB-        AFTER SUB-
                    SCRIPTION     SCRIPTION
                    OFFERING       OFFERING
                    ------------- -----------
      ASSETS
      ------
Real estate........ $    --       $1,494,520
Less accumulated
depreciation             --           39,071
                    ------------- -----------
                         --        1,455,449
Mortgage notes
receivable.........      --           22,553
                    ------------- -----------
   Total
   investments.....      --        1,478,002
Cash and cash
equivalents........      --            2,500
Accounts
receivable.........      --            2,414
Other assets.......      --           16,204
                    ------------- -----------
   Total assets....      --       $1,499,120
                    ============= ===========
    LIABILITIES AND SHAREHOLDERS' EQUITY
    ------------------------------------
Liabilities:
 Line of credit.... $(50,000)(o)  $   58,123
 Long term debt....                  200,000
 Mortgages
 payable...........      --          155,638
 Distributions
 payable...........      --              --
 Accounts payable..      --           12,637
 Accrued expenses
 and other
 liabilities.......      --           26,498
                    ------------- -----------
   Total
   liabilities.....  (50,000)        452,896
                    ------------- -----------
Shareholders'
Equity:
 Series A
 Preferred shares..      --          230,000
 Common shares.....    3,053 (o)      62,083
 Additional paid-
 in capital........   46,947 (o)     798,866
 Deficit (excess)
 of distributions
 to net earnings...      --          (42,796)
 Treasury shares...      --           (1,929)
                    ------------- -----------
   Total
   shareholders'
   equity..........   50,000       1,046,224
                    ------------- -----------
   Total
   liabilities and
   shareholders'
   equity.......... $    --       $1,499,120
                    ============= ===========
   Outstanding
   common shares...    3,053 (o)      61,918
                    ============= ===========
   Book value per
   common share....               $    13.18
                                  ===========

           See accompanying notes to pro forma financial statements.

                           PROPERTY TRUST OF AMERICA

                     SECURITY CAPITAL PACIFIC INCORPORATED

                   PRO FORMA COMBINED STATEMENTS OF EARNINGS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                    YEAR ENDED DECEMBER 31, 1993
                     ----------------------------------------------------------

                                                                                       COMBINED PRO FORMA
                                                                                      BEFORE SUBSCRIPTION
                                                                                            OFFERING
                                                                              PACIFIC --------------------
                   HISTORICAL   PRO FORMA    PTR PRO  HISTORICAL  PRO FORMA     PRO    PRO FORMA    PRO    SUBSCRIPTION
                      PTR     ADJUSTMENTS(A)  FORMA   PACIFIC(F) ADJUSTMENTS   FORMA  ADJUSTMENTS  FORMA     OFFERING
                   ---------- -------------  -------- ---------- -----------  ------- ----------- -------- ------------
Revenues:
 Rental income...   $76,186      $91,027     $167,213   $ 797      $34,962(g) $35,759    $ --     $202,972    $  --
 Interest income.     2,232         (261)       1,971     --           --         --       --        1,971       --
                    -------      -------     --------   -----      -------    -------    -----    --------    ------
                     78,418       90,766      169,184     797       34,962     35,759      --      204,943       --
                    -------      -------     --------   -----      -------    -------    -----    --------    ------
Expenses:
 Rental expenses.    30,484       43,931       74,415     260       15,598(g)  15,858      --       90,273       --
 Depreciation....    10,509       11,371       21,880     130        4,698(h)   4,828      --       26,708       --
 Interest
 expense.........     3,923       18,937       22,860      64        7,683(i)   7,747      --       30,607    (3,405)(p)
 General and
 administrative
 and REIT
 management fee..     7,733        3,921       11,654      76        1,869(j)   1,945      --       13,599       545 (p)
 Provision for
 possible loss on
 investments.....     2,270          --         2,270     --           --         --       --        2,270       --
 Other...........       308          --           308     --           --         --       --          308       --
                    -------      -------     --------   -----      -------    -------    -----    --------    ------
                     55,227       78,160      133,387     530       29,848     30,378      --      163,765    (2,860)
                    -------      -------     --------   -----      -------    -------    -----    --------    ------
Earnings from
operations.......    23,191       12,606       35,797     267        5,114      5,381      --       41,178     2,860
Gains on sale of
investments, net.     2,302          --         2,302     --           --         --       --        2,302       --
                    -------      -------     --------   -----      -------    -------    -----    --------    ------
Net earnings.....    25,493       12,606       38,099     267        5,114      5,381      --       43,480     2,860
Less Series A
Preferred share
distributions....     1,341        9,182       10,523     --           --         --       --       10,523       --
                    -------      -------     --------   -----      -------    -------    -----    --------    ------
Net earnings
attributable to
common
shareholders.....   $24,152      $ 3,424     $ 27,576   $ 267      $ 5,114    $ 5,381    $ --     $ 32,957    $2,860
                    =======      =======     ========   =====      =======    =======    =====    ========    ======
Weighted average
common shares
outstanding......    36,549        9,151       45,700   1,949       11,911(k)  13,860    8,468(n)   54,168     3,053 (o)
                    =======                  ========   =====                 =======             ========
Net earnings per
share
attributable to
common
shareholders(b)..   $  0.66                  $   0.60   $0.14                 $  0.39             $   0.61
                    =======                  ========   =====                 =======             ========
                   COMBINED PRO
                   FORMA AFTER
                   SUBSCRIPTION
                     OFFERING
                   ------------
Revenues:
 Rental income...    $202,972
 Interest income.       1,971
                   ------------
                      204,943
                   ------------
Expenses:
 Rental expenses.      90,273
 Depreciation....      26,708
 Interest
 expense.........      27,202
 General and
 administrative
 and REIT
 management fee..      14,144
 Provision for
 possible loss on
 investments.....       2,270
 Other...........         308
                   ------------
                      160,905
                   ------------
Earnings from
operations.......      44,038
Gains on sale of
investments, net.       2,302
                   ------------
Net earnings.....      46,340
Less Series A
Preferred share
distributions....      10,523
                   ------------
Net earnings
attributable to
common
shareholders.....    $ 35,817
                   ============
Weighted average
common shares
outstanding......      57,221
                   ============
Net earnings per
share
attributable to
common
shareholders(b)..    $   0.63
                   ============

       See accompanying notes to pro forma combined financial statements.

                           PROPERTY TRUST OF AMERICA

                     SECURITY CAPITAL PACIFIC INCORPORATED

                   PRO FORMA COMBINED STATEMENTS OF EARNINGS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                               NINE MONTHS ENDED SEPTEMBER 30, 1994
                   ------------------------------------------------------------

                                                                                           COMBINED PRO FORMA
                                                                                           BEFORE SUBSCRIPTION
                                                                                                OFFERING
                                                                                          ----------------------
                   HISTORICAL   PRO FORMA       PTR    HISTORICAL  PRO FORMA     PACIFIC   PRO FORMA             SUBSCRIPTION
                      PTR     ADJUSTMENTS(A) PRO FORMA  PACIFIC   ADJUSTMENTS   PRO FORMA ADJUSTMENTS  PRO FORMA   OFFERING
                   ---------- -------------  --------- ---------- -----------   --------- -----------  --------- ------------
Revenues:
 Rental income...   $131,103     $13,607     $144,710   $12,635     $15,642 (g)  $28,277    $  --      $172,987     $  --
 Interest income.      2,093        (195)       1,898        21         (21)(l)      --        --         1,898        --
                    --------     -------     --------   -------     -------      -------    ------     --------     ------
                     133,196      13,412      146,608    12,656      15,621       28,277       --       174,885        --
                    --------     -------     --------   -------     -------      -------    ------     --------     ------
Expenses:
 Rental expenses.     56,662       5,935       62,597     4,731       6,713 (g)   11,444       --        74,041        --
 Depreciation....     17,411       1,762       19,173     1,882       2,057 (h)    3,939       --        23,112        --
 Interest
 expense.........     14,021       2,126       16,147     1,003       4,961 (i)    5,964       --        22,111     (2,715)(p)
 General and
 administrative
 and REIT
 management fee..      9,965         737       10,702     1,130         632 (j)    1,762       --        12,464        434 (p)
 Provision for
 possible loss on
 investments.....      1,600         --         1,600       --          --           --        --         1,600        --
 Other...........        533         --           533        56         --            56       --           589        --
                    --------     -------     --------   -------     -------      -------    ------     --------     ------
                     100,192      10,560      110,752     8,802      14,363       23,165       --       133,917     (2,281)
                    --------     -------     --------   -------     -------      -------    ------     --------     ------
Earnings from
operations.......     33,004       2,852       35,856     3,854       1,258        5,112       --        40,968      2,281
Less Series A
Preferred share
distributions....     12,075         --        12,075       --          --           --        --        12,075        --
                    --------     -------     --------   -------     -------      -------    ------     --------     ------
Net earnings
attributable to
common
shareholders.....   $ 20,929     $ 2,852     $ 23,781   $ 3,854     $ 1,258      $ 5,112    $  --      $ 28,893      2,281
                    ========     =======     ========   =======     =======      =======    ======     ========     ======
Weighted average
common shares
outstanding......     45,490       3,339       48,829     8,702       5,158 (k)   13,860     8,468(n)    57,297      3,053 (o)
                    ========                 ========   =======                  =======               ========
Net earnings per
share
attributable to
common
shareholders (b).   $   0.46                 $   0.49   $  0.44                  $  0.37               $   0.50
                    ========                 ========   =======                  =======               ========
                   COMBINED PRO
                   FORMA AFTER
                   SUBSCRIPTION
                     OFFERING
                   ------------
Revenues:
 Rental income...    $172,987
 Interest income.       1,898
                   ------------
                      174,885
                   ------------
Expenses:
 Rental expenses.      74,041
 Depreciation....      23,112
 Interest
 expense.........      19,396
 General and
 administrative
 and REIT
 management fee..      12,898
 Provision for
 possible loss on
 investments.....       1,600
 Other...........         589
                   ------------
                      131,636
                   ------------
Earnings from
operations.......      43,249
Less Series A
Preferred share
distributions....      12,075
                   ------------
Net earnings
attributable to
common
shareholders.....    $ 31,174
                   ============
Weighted average
common shares
outstanding......      60,350
                   ============
Net earnings per
share
attributable to
common
shareholders (b).    $   0.52
                   ============


      See accompanying notes to pro forma combined financial statements.

                           PROPERTY TRUST OF AMERICA

                     SECURITY CAPITAL PACIFIC INCORPORATED

                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS

                                  (UNAUDITED)

PTR PRO FORMA

  (a) Reflects the pro forma effects of operating properties acquired during 1993 and 1994 as previously reported in PTR's Form 8-K dated November 30, 1994 as amended by Form 8-K/A No. 1 dated November 30, 1994 incorporated herein by reference.

  The pro forma financial statements do not give effect to development expenditures as such investment activity has no prior operating history. Total real estate investment activity during the reported periods was as follows (amounts in thousands):

                                            TWELVE    NINE
                                            MONTHS   MONTHS  SUBSEQUENT
                                            ENDED    ENDED       TO
                                           12/31/93 9/30/94   9/30/94    TOTAL
                                           -------- -------- ---------- --------
Acquisition of operating multifamily
 properties as previously reported by PTR
 in Forms 8-K during 1993 and 1994, net
 of mortgages assumed....................  $389,346 $175,039  $11,550   $575,935
Development and other real estate
 activity not accounted for on a pro
 forma basis by PTR in Forms 8-K during
 1993 and 1994...........................   147,276  144,229      --     291,505
                                           -------- --------  -------   --------
Total real estate investment activity, as
 reported in Form 10-K or Form 10-Q......   536,622  319,268   11,550    867,440
Mortgages assumed upon acquisition of
 operating properties, as reported in
 Form 10-K or Form 10-Q..................    26,952   56,829      --      83,781
                                           -------- --------  -------   --------
  Total investment activity..............  $563,574 $376,097  $11,550   $951,221
                                           ======== ========  =======   ========

  The above investment activity was funded by PTR through the issuance of long term debt, line of credit borrowings, mortgage debt assumptions and preferred and common share issuances as follows (amounts in thousands):

                                            TWELVE    NINE
                                            MONTHS   MONTHS  SUBSEQUENT
                                            ENDED    ENDED       TO
                                           12/31/93 9/30/94   9/30/94    TOTAL
                                           -------- -------- ---------- --------
Long term debt issued February 1994......  $    --  $200,000  $   --    $200,000
Net proceeds from line of credit
 borrowings and other sources............    13,369   14,544   11,550     39,463
Mortgages assumed........................    26,952   56,829      --      83,781
Proceeds from preferred shares issued
 November 1993, net of expenses..........   219,670      --       --     219,670
Proceeds from common shares issued
 February 1993, September 1993 and August
 1994, net of expenses...................   303,583  104,724      --     408,307
                                           -------- --------  -------   --------
  Total funding sources..................  $563,574 $376,097  $11,550   $951,221
                                           ======== ========  =======   ========

                           PROPERTY TRUST OF AMERICA

                     SECURITY CAPITAL PACIFIC INCORPORATED

         NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS--(CONTINUED)

  A proportionate amount of total funding sources were reflected in the pro forma financial statements as if they had been funded on January 1, 1993 in order to reflect the funds that would have been required to fund the operating property acquisition portion of total investment activity. The resulting increases in historical weighted average outstanding balances for each funding source and the related pro forma adjustments were as follows (amounts in thousands):

                               INCREASE IN
                                 WEIGHTED
                                 AVERAGE
                               OUTSTANDING                          PRO FORMA
                                 BALANCES      HISTORICAL RATES    ADJUSTMENTS
                             ----------------  ----------------  ----------------
                             12/31/93 9/30/94  12/31/93 9/30/94  12/31/93 9/30/94
                             -------- -------  -------- -------  -------- -------
Long term debt issued......  $136,639 $18,978     7.37%   7.37%  $10,070  $1,049
Net proceeds from line of
 credit borrowings and
 other sources.............  $ 39,333 $(6,916)    6.81%   7.24%  $ 2,679  $ (376)
Mortgages assumed..........  $ 82,679 $31,656     7.48%   6.12%  $ 6,188  $1,453
                                                                 -------  ------
  Total pro forma interest
   expense adjustment......                                      $18,937  $2,126
Proceeds from preferred
 shares issued, net of
 expenses..................  $131,178 $   --      7.00%   7.00%  $ 9,182  $  --
Proceeds from common shares
 issued (17,617,831 shares
 in 1993 and 5,752,459
 shares in 1994), net of
 expenses..................  $166,358 $60,911   $18.18  $18.24     9,151   3,339

  (b) The effect on earnings per share assuming conversion of the Series A Preferred Shares is anti-dilutive for both the historical and pro forma amounts.

PACIFIC PRO FORMA

  The following acquisitions of multifamily properties including properties acquired, or under contract to be acquired subsequent to September 30, 1994, were or will be made by PACIFIC from unrelated parties. PACIFIC acquired these properties because PACIFIC and its REIT manager, Security Capital (Pacific) Incorporated believe that multifamily property investments in the western United States present excellent long term opportunities for consistent rental increases, high occupancies and value appreciation. PACIFIC is not aware of any material factors relating to the properties that would cause the reported financial information not to be necessarily indicative of future operating results.

  PACIFIC acquired Double Tree Phase I apartments on November 16, 1993 from a corporation. Double Tree Phase I is a 245 unit, middle income complex located in Vancouver, Washington. PACIFIC acquired this property for approximately $10.9 million. At date of purchase, the property's occupancy rate was 99%.

  PACIFIC acquired Knights Castle apartments on November 16, 1993 from a corporation. Knight Castle is a 296 unit, middle income complex located in Wilsonville, Oregon. PACIFIC acquired this property for approximately $12.9 million. At date of purchase, the property's occupancy rate was 98%.

  PACIFIC acquired Squire's Court apartments on November 16, 1993 from a corporation. Squire's Court is a 235 unit, middle income complex located in Clackamas, Oregon. PACIFIC acquired this property for approximately $10.8 million. At date of purchase, the property's occupancy rate was 98%.

  PACIFIC acquired Club at the Green apartments on December 16, 1993 from a corporation. Club at the Green is a 254 unit, middle income complex located in Portland, Oregon. PACIFIC acquired this property for approximately $11 million. At date of purchase, the property's occupancy rate was 92.5%.

                           PROPERTY TRUST OF AMERICA

                     SECURITY CAPITAL PACIFIC INCORPORATED

         NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS--(CONTINUED)


  PACIFIC acquired Riverwood Heights apartments on December 16, 1993 from a corporation. Riverwood Heights is a 240 unit, middle income complex located in Tigard, Oregon. PACIFIC acquired this property for approximately $10 million. At date of purchase, the property's occupancy rate was 95.5%.

  PACIFIC acquired Kings Crossing apartments on February 3, 1994 from a corporation. Kings Crossing is a 440 unit, middle income complex located in Las Vegas, Nevada. PACIFIC acquired this property for approximately $19.2 million. At date of purchase, the property's occupancy rate was 98%.

  PACIFIC acquired Greenpointe apartments on March 18, 1994 from a corporation. Greenpointe is a 192 unit, middle income complex located in Salt Lake City, Utah. PACIFIC acquired this property for approximately $5.8 million. At date of purchase, the property's occupancy rate was 99%.

  PACIFIC acquired Mountain Shadow apartments on March 18, 1994 from a corporation. Mountain Shadow is a 174 unit, middle income complex located in Salt Lake City, Utah. PACIFIC acquired this property for approximately $5.5 million. At date of purchase, the property's occupancy rate was 100%.

  PACIFIC acquired Sunterra apartments on March 18, 1994 from a corporation. Sunterra is a 444 unit, middle income complex located in Las Vegas, Nevada. PACIFIC acquired this property for approximately $14 million. At date of purchase, the property's occupancy rate was 92%.

  PACIFIC acquired Horizons at Peccole Ranch apartments on June 28, 1994 from a limited partnership. Horizons is a 408 unit, middle income complex located in Las Vegas, Nevada. PACIFIC acquired this property for approximately $21.1 million. At date of purchase, the property's occupancy rate was 97.1%.

  PACIFIC acquired The Hamptons apartments on July 27, 1994 from a corporation. The Hamptons is a 492 unit, middle income complex located in Las Vegas, Nevada. PACIFIC acquired this property for approximately $19.5 million. At date of purchase, the property's occupancy rate was 95%.

  PACIFIC acquired Meridian at Murrayhill apartments on September 23, 1994 from a corporation. Meridian is a 312 unit, upper middle income complex located in Beaverton, Oregon. PACIFIC acquired this property for approximately $16.9 million. At date of purchase, the property's occupancy rate was 95.5%.

  PACIFIC acquired Walden Pond apartments on October 21, 1994 from a corporation. Walden Pond is a 316 unit, middle income complex located in Everett, Washington approximately fifteen miles north of downtown Seattle, Washington. PACIFIC acquired this property for approximately $13.5 million. At date of purchase, the property's occupancy rate was 92.7%.

  PACIFIC acquired Anchor Village apartments on October 26, 1994 from a limited partnership. Anchor Village is a 896 unit, middle income complex located in Las Vegas, Nevada. PACIFIC acquired this property for approximately $39.3 million. At date of purchase, the property's occupancy rate was 95%.

  PACIFIC acquired Logan's Ridge apartments on December 30, 1994 from a corporation. Logan's Ridge is a 258 unit, middle income complex located in Redmond, Washington. PACIFIC acquired this property for approximately $13 million. At date of purchase, the property's occupancy rate was 95%.

  PACIFIC acquired Cherry Creek apartments on January 17, 1995 from a Utah general partnership. Cherry Creek is a 225 unit, middle income complex located north of Salt Lake City in Riverdale, Utah. PACIFIC acquired this property for approximately $8.6 million. At date of purchase, the property's occupancy rate was 95.2%.

                           PROPERTY TRUST OF AMERICA

                     SECURITY CAPITAL PACIFIC INCORPORATED

         NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS--(CONTINUED)


  PACIFIC has entered into a contract to acquire Matanza Creek apartments during the first quarter of 1995 from a corporation. Matanza Creek is a 152 unit, middle income complex located in Everett, Washington and is currently 96.5% occupied. The anticipated cost of the property is approximately $6.9 million.

  PACIFIC has entered into a contract to acquire Double Tree Phase II apartments during the first quarter of 1995 from a corporation. Double Tree Phase II is a 124 unit, middle income complex located in Vancouver, Washington and is currently 94.4% occupied. The anticipated cost of this property is approximately $6.6 million.

  (c) Represents PACIFIC's acquisitions subsequent to September 30, 1994 and operating properties under contract to be acquired in February 1995, as follows:

                                                    ACQUISITION       AMOUNT
      PROPERTY                                          DATE      (IN THOUSANDS)
      --------                                     -------------- -------------
      Walden Pond................................. 10/21/94          $13,450
      Anchor Village.............................. 10/26/94           39,250
      Logan's Ridge............................... 12/30/94           13,000
      Cherry Creek................................  1/17/95            8,550
      Matanza Creek............................... Under contract      6,849
      Double Tree Phase II........................ Under contract      6,575
                                                                     -------
          Total...................................                   $87,674
                                                                     =======

  (d) Reflects the application of cash of $1,224,000 and line of credit borrowings of $52,548,000 utilized to fund pro forma acquisitions of properties and distributions. Additionally, PACIFIC anticipates assuming approximately $36,010,000 in mortgage notes payable upon the purchase of Anchor Village Apartments, Cherry Creek Apartments and Double Tree Phase II Apartments. Under the terms of PACIFIC's revolving line of credit, any outstanding balances must be repaid upon the Merger. Such outstanding balances will be repaid with proceeds from the concurrent subscription offering described in Note (o) and borrowings on PTR's line of credit.

  (e) Reflects the payment of declared and accrued distributions in the amount of $1,591,000 and the pro forma distribution in the amount of $517,000 of the undistributed net earnings prior to consummation of the Merger. Amounts paid are assumed to be funded by line of credit borrowings.

  (f) Reflects historical revenues and expenses of PACIFIC for the period from October 22, 1993 (date of inception) to December 31, 1993.

  (g) Reflects historical revenues and certain expenses, including mortgage interest if applicable, on properties acquired, or to be acquired within 40 days of the date of this Joint Proxy/Information Statement and Prospectus, by PACIFIC during 1993 and 1994, as described in this Joint Proxy/Information Statement and Prospectus for the portion of the year ended December 31, 1993 or for the portion of the nine months ended September 30, 1994 that is not included in PACIFIC's historical operating results. Historical revenues and certain expenses exclude amounts which would not be comparable to the proposed future operations of the properties, such as certain interest expense, interest income, income taxes and depreciation.

                           PROPERTY TRUST OF AMERICA

                     SECURITY CAPITAL PACIFIC INCORPORATED

         NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS--(CONTINUED)


  The following table reconciles the audited information for the Group A properties and the Group B properties to the pro forma amounts contained in the pro forma combined statements of earnings:

                                    FOR THE
                               NINE MONTHS ENDED             FOR THE YEAR ENDED
                              SEPTEMBER 30, 1994             DECEMBER 31, 1993
                              ------------------------       -----------------------
                               RENTAL         RENTAL          RENTAL        RENTAL
                               INCOME         EXPENSE         INCOME        EXPENSE
                              ---------      ---------       --------      ---------
Group A Properties (iv) for
 the year ended December 31,
 1993 or for the period
 January 1, 1994 to the date
 of acquisition (Per F-28)..  $   6,532         3,059          15,267      $   8,205
  Pro forma adjustment for
   the year ended December
   31, 1993 or for the
   period January 1, 1994 to
   the date of acquisition..        --             62 (i)         --             174 (i)
                              ---------      --------        --------      ---------
    Total Group A
     Properties.............      6,532         3,121          15,267          8,379
                              ---------      --------        --------      ---------
Group B Properties (v) for
 the year ended December 31,
 1993.......................        n/a           n/a          10,814          4,778
Group B Properties for the
 nine months ended September
 30, 1994 (Per F-32)........      8,311         5,411             n/a            n/a
  Pro forma adjustment for
   the year ended December
   31, 1993 or for the nine
   months ended September
   30, 1994.................        --            (60)(i)         --             (32)(i)
                              ---------      --------        --------      ---------
    Total Group B
     Properties.............      8,311         5,351          10,814          4,746
                              ---------      --------        --------      ---------
Other properties acquired,
 or to be acquired in
 February 1995..............        799 (ii)      348 (ii)      8,881 (ii)     3,580 (ii)
Less:
  Interest expense
   reclassified.............        --         (2,107)(iii)       --          (1,107)(iii)
                              ---------      --------        --------      ---------
    Total Pro Forma
     adjustment.............  $  15,642         6,713          34,962      $  15,598
                              =========      ========        ========      =========

- --------
(i) Represents the adjustment for the difference between historical property management fee expense and PACIFIC's management fee expense.
(ii) Represents 1993 results and results for the nine months ended September 30, 1994 for properties acquired, or to be acquired imminently, that are not included in the Group A or Group B properties.
(iii) Represents mortgage interest expense that is included in "certain expenses" for Group A or Group B properties that was reclassified to interest expense for purposes of the pro forma financial statements.
(iv) Group A Properties include:

             PROPERTY                       LOCATION                   DATE ACQUIRED
             --------                       --------                   -------------
     King's Crossing                  Las Vegas, Nevada                  02/03/94
     Sunterra                         Las Vegas, Nevada                  03/18/94
     Mountain Shadow                  Salt Lake City, Utah               03/18/94
     Greenepointe                     Salt Lake City, Utah               03/18/94
     Horizons at Peccole Ranch        Las Vegas, Nevada                  06/28/94
     The Hamptons                     Las Vegas, Nevada                  07/27/94
     Meridian at Murrayhill           Portland, Oregon                   09/23/94
(v) Group B Properties include:

             PROPERTY                       LOCATION                   DATE ACQUIRED
             --------                       --------                   -------------
     Walden Pond                      Seattle, Washington                10/21/94
     Anchor Village                   Las Vegas, Nevada                  10/26/94
     Logan's Ridge                    Seattle, Washington                12/30/94
     Cherry Creek                     Salt Lake City, Utah               01/17/95

                           PROPERTY TRUST OF AMERICA

                     SECURITY CAPITAL PACIFIC INCORPORATED

         NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS--(CONTINUED)


  (h) Reflects pro forma depreciation expense adjustment resulting from acquired properties and based on the depreciable basis of PACIFIC's purchase cost assuming asset lives ranging from 10 to 40 years as if the properties had been acquired on January 1, 1993. The pro forma depreciation expense adjustment amounts by property are as follows (amounts in thousands):.

                                              ACQUISITION
                                         ----------------------
                PROPERTY                      DATE       COST   12/31/93 9/30/94
                --------                 -------------- ------- -------- -------
Club at the Green......................     12/16/93    $11,000  $  211  $  --
Double Tree 1..........................     11/16/93     10,900     191     --
Greenpointe............................     03/18/94      5,800     116      29
The Hamptons...........................     07/27/94     19,500     390     228
Horizons at Peccole Ranch..............     06/28/94     21,100     422     211
King's Crossing........................     02/04/94     19,200     384      32
Knight's Castle........................     11/16/93     12,900     226     --
Meridian at Murrayhill.................     09/23/94     16,900     338     254
Mountain Shadow........................     03/18/94      5,500     138      29
Riverwood Heights......................     12/16/93     10,000     192     --
Squire's Court.........................     11/16/93     10,800     189     --
Sunterra...............................     03/18/94     14,000     280      58
Walden Pond............................     10/21/93     13,500     269     202
Anchor Village.........................     10/21/94     39,300     785     589
Logan's Ridge..........................     12/30/94     13,000     260     195
Cherry Creek...........................     01/17/95      8,600     171     128
Matanza Creek..........................  Under contract   6,900     136     102
                                                                 ------  ------
 Total pro forma adjustment............                          $4,698  $2,057
                                                                 ======  ======

  (i) Reflects the utilization of pro forma line of credit borrowings of $52,548,000 which would have occurred to fund the acquisitions on January 1, 1993 at a pro forma weighted average interest rate of 6.81% for the year ended December 31, 1993 and 7.24% for the nine months ended September 30, 1994 and mortgage interest associated with mortgage debt assumed in connection with the acquisitions acquired or to be acquired in February 1995 in the amount of $4,104,000 for the year ended December 31, 1993 and $2,107,000 for the nine months ended September 30, 1994.

  (j) Reflects adjustments to PACIFIC's REIT management fee expense related to the increase in cash flow resulting from acquisition of multifamily properties (amounts in thousands):

                                                              12/31/93  9/30/94
                                                              --------  -------
Pro Forma Adjustments:
 Rental income..............................................  $ 34,962  $15,642
 Interest income............................................       --       (21)
 Rental expense.............................................   (15,598)  (6,713)
 Interest expense...........................................    (7,683)  (4,961)
                                                              --------  -------
                                                                11,681    3,947
 REIT management fee percentage.............................     16.00%   16.00%
                                                              --------  -------
Pro forma REIT management fee expense adjustment............  $  1,869  $   632
                                                              ========  =======

  (k) The pro forma weighted average common shares outstanding for the year ended December 31, 1993 and the nine months ended September 30, 1994 reflect the assumption that all shares outstanding at September 30, 1994 would have been issued had the operating property acquisitions occurred at January 1, 1993.

                           PROPERTY TRUST OF AMERICA

                     SECURITY CAPITAL PACIFIC INCORPORATED

         NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS--(CONTINUED)


  (l) Reflects the elimination of PACIFIC's interest income from cash and cash equivalents due to the pro forma utilization of the cash for property acquisitions.

COMBINED PRO FORMA

  (m) Reflects the proposed Merger of PACIFIC with and into PTR as follows (in thousands):

PAR VALUE OF SHARES:
Shares of PTR to be received by Stockholders of PACIFIC............. $   8,468
Elimination of existing shares in PACIFIC...........................      (139)
                                                                     ---------
Pro forma adjustment to common shares............................... $   8,329
                                                                     =========
PROCEEDS:
Purchase price for pro forma purposes--8,468,460 shares @ $16.375 per share.......................................................... $ 138,671
Par value of shares of PTR to be received by Stockholders of
 PACIFIC............................................................    (8,468)
                                                                     ---------
Purchase price allocated to additional paid-in capital..............   130,203
Elimination of existing additional paid-in capital in PACIFIC.......  (138,461)
Difference due to rounding in the exchange ratio....................       (71)
                                                                     ---------
Pro forma adjustment to additional paid-in capital.................. $  (8,329)
                                                                     =========

  The actual purchase cost to be recorded will be determined based upon the closing price of PTR Common Shares at the date of consummation of the Merger. Costs of the proposed merger are estimated to be $500,000.

  (n) Reflects the issuance of PTR Common Shares in exchange for PACIFIC shares as discussed in (m) above.

  (o) Reflects Security Capital Group's maximum committed investment of $50 million in the proposed concurrent subscription offering. The proposed offering price is $16.375 per share and proceeds are assumed to be utilized for pro forma purposes to repay the pro forma borrowings under PACIFIC's revolving line of credit.

  (p) Reflects the reduction of interest expense for the year ended December 31, 1993 and the nine months ended September 30, 1994 which would have occurred as a result of the minimum proceeds assumed to have been received from the concurrent subscription offering, as described in note (o) at the weighted average interest rates disclosed in note (i), net of the 16% REIT management fee.

                           PROPERTY TRUST OF AMERICA

                     SECURITY CAPITAL PACIFIC INCORPORATED

         PRO FORMA COMBINED ESTIMATED TWELVE MONTH PRO FORMA STATEMENT
              OF TAXABLE NET OPERATING INCOME AND FUNDS AVAILABLE
                                 (IN THOUSANDS)
                                  (UNAUDITED)

  The following unaudited statement is a pro forma combined estimate for a twelve month period of taxable income and funds available from operations. This statement does not purport to forecast actual operating results for any period in the future.

ESTIMATE OF TAXABLE OPERATING RESULTS:
  Historical net earnings exclusive of depreciation and provisions for possible loss on investments of:
    PTR (Note 1)..................................................... $ 64,638
    PACIFIC (Note 1).................................................    6,133
                                                                      --------
     Combined........................................................   70,771
                                                                      --------
    Acquisitions (from October 1, 1993 to the earlier of the
     respective dates of acquisition or September 30, 1994):
      1993 and 1994 acquisitions by PTR previously reported on Forms
       8-K (Note 2)..................................................   11,072
      1993 and 1994 acquisitions by PACIFIC as described in the notes
       to pro forma combined financial statements (Note 2)...........    9,934
  Pro forma effect of 1993 and 1994 acquisitions (Note 3):
    Line of credit interest expense..................................   (4,793)
    Long term debt interest expense..................................   (3,567)
    REIT management fee..............................................   (2,371)
    Property management fee..........................................       12
    Real estate property taxes.......................................      (52)
    Interest income..................................................     (288)
  Estimated tax depreciation of:
    PTR--historical..................................................  (21,132)
    PACIFIC--historical..............................................   (2,012)
                                                                      --------
     Combined--historical............................................  (23,144)
    Acquired properties (Note 4):
      1993 and 1994 acquisitions by PTR previously reported on Forms
       8-K...........................................................   (3,426)
      1993 and 1994 acquisitions by PACIFIC as described in the notes
       to pro forma combined financial statements....................   (3,231)
                                                                      --------
      Estimated pro forma combined tax depreciation..................  (29,801)
                                                                      --------
    Pro forma combined taxable income before REIT dividend deduction. $ 50,917
    Estimated REIT dividend deduction................................   50,917
                                                                      --------
    Pro forma combined taxable income................................ $    --
                                                                      ========
  Estimate of combined funds available from operations:
    Pro forma combined taxable income before REIT dividend deduction. $ 50,917
    Add estimated depreciation.......................................   29,801
                                                                      --------
    Pro forma combined funds available from operations............... $ 80,718
    Series A Preferred pro forma dividend requirement................   14,706
                                                                      --------
    Pro forma combined funds available from operations attributable to common shareholders.......................................... $ 66,012
                                                                      ========

                           PROPERTY TRUST OF AMERICA

                     SECURITY CAPITAL PACIFIC INCORPORATED

   NOTES TO PRO FORMA COMBINED ESTIMATED TWELVE MONTH PRO FORMA STATEMENT OF
                TAXABLE NET OPERATING INCOME AND FUNDS AVAILABLE

  Note 1: The historical net earnings exclusive of depreciation and provisions for possible losses is for the twelve months ended September 30, 1994 as reflected in PTR's and PACIFIC's historical financial statements.

  Note 2: Reflects historical revenues and certain expenses, including mortgage interest, if applicable, of properties acquired during the period from October 1, 1993 to the earlier of the respective dates of acquisition or September 30, 1994. Historical revenues and certain expenses exclude amounts which would not be comparable to the proposed future operations of the properties such as certain interest expense, interest income, income taxes and depreciation.

  Note 3: Property management fees, the REIT management fee, mortgage interest expense and real estate property tax amounts represent certain adjustments which are factually supportable for each of the acquired properties. The adjustments to long term debt and line of credit interest expense are a result of adjusted pro forma line of credit and long term debt borrowings and common and preferred share issuances as more fully described in the notes to the pro forma combined financial statements.

  Note 4: Tax depreciation for the acquired properties is based on PTR's and PACIFIC's purchase price which was allocated to the buildings and other depreciable assets and depreciated on the straight-line method assuming asset lives ranging from ten to forty years.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Security Capital Pacific Incorporated:

  We have audited the accompanying balance sheets of Security Capital Pacific Incorporated as of September 30, 1994 and December 31, 1993, and the related statements of earnings, stockholders' equity, and cash flows for the nine-month period ended September 30, 1994, and the period from inception (October 22, 1993) through December 31, 1993. In connection with our audits, we also have audited the accompanying Schedule XI, Real Estate and Accumulated Depreciation. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Security Capital Pacific Incorporated as of September 30, 1994 and December 31, 1993, and the results of its operations and its cash flows for the nine-month period ended September 30, 1994 and the period from inception (October 22, 1993) through December 31, 1993, in conformity with generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

                                          KPMG Peat Marwick LLP

El Paso, Texas
November 22, 1994, except as to note 8,
which is as of December 6, 1994

                     SECURITY CAPITAL PACIFIC INCORPORATED

                                 BALANCE SHEETS
                                 (IN THOUSANDS)

                                                     SEPTEMBER 30, DECEMBER 31,
                       ASSETS                            1994          1993
                       ------                        ------------- ------------
Real estate.........................................   $163,787      $55,666
Less accumulated depreciation.......................      2,012          130
                                                       --------      -------
    Total investments...............................    161,775       55,536
Cash and cash equivalents...........................      1,224          487
Accounts receivable.................................        205            7
Other assets........................................      2,854          546
                                                       --------      -------
    Total assets....................................   $166,058      $56,576
                                                       ========      =======
        LIABILITIES AND STOCKHOLDERS' EQUITY
        ------------------------------------
Liabilities:
  Mortgages payable.................................   $ 23,428      $ 7,879
  Distributions payable.............................      1,591          --
  Accounts payable..................................        143          116
  Accrued expenses and other liabilities............      1,779          513
                                                       --------      -------
    Total liabilities...............................     26,941        8,508
                                                       --------      -------
Stockholders' Equity:
  Shares of common stock (shares issued--13,860,000
   in 1994 and 4,780,114 in 1993)...................        139           48
  Additional paid-in capital........................    138,461       47,753
  Net earnings in excess of distributions...........        517          267
                                                       --------      -------
    Total stockholders' equity......................    139,117       48,068
                                                       --------      -------
    Total liabilities and stockholders' equity......   $166,058      $56,576
                                                       ========      =======



    The accompanying notes are an integral part of the financial statements.

                     SECURITY CAPITAL PACIFIC INCORPORATED

                             STATEMENTS OF EARNINGS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                    FROM  DATE
                                                                   OF INCEPTION
                                                      NINE MONTHS  (OCTOBER 22,
                                                         ENDED       1993) TO
                                                     SEPTEMBER 30, DECEMBER 31,
                                                         1994          1993
                                                     ------------- ------------
Revenues:
  Rental income.....................................  $   12,635    $      797
  Interest income...................................          21           --
                                                      ----------    ----------
        Total revenue...............................      12,656           797
                                                      ----------    ----------
Expenses:
  Rental expenses...................................       4,731           260
  Depreciation......................................       1,882           130
  Interest..........................................       1,003            64
  General and administrative and REIT management
   fee..............................................       1,130            76
  Other.............................................          56           --
                                                      ----------    ----------
        Total expenses..............................       8,802           530
                                                      ----------    ----------
Net earnings........................................  $    3,854    $      267
                                                      ==========    ==========
Weighted average shares outstanding.................   8,702,347     1,949,200
                                                      ==========    ==========
Net earnings per share..............................  $     0.44    $     0.14
                                                      ==========    ==========



    The accompanying notes are an integral part of the financial statements.

                     SECURITY CAPITAL PACIFIC INCORPORATED

                       STATEMENTS OF STOCKHOLDERS' EQUITY

       FROM DATE OF INCEPTION (OCTOBER 22, 1993) TO DECEMBER 31, 1993 AND

                      NINE MONTHS ENDED SEPTEMBER 30, 1994
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                             COMMON STOCK
                          250 MILLION SHARES
                              AUTHORIZED
                          ------------------- ADDITIONAL NET EARNINGS      TOTAL
                          NUMBER OF  $.01 PAR  PAID-IN   IN EXCESS OF  STOCKHOLDERS'
                            SHARES    VALUE    CAPITAL   DISTRIBUTIONS    EQUITY
                          ---------- -------- ---------- ------------- -------------
Balances at October 22,
 1993...................         --    $--     $    --      $   --       $    --
  Net earnings..........         --     --          --          267           267
  Distributions.........         --     --          --          --            --
  Sale of Shares........   4,780,114     48      47,753         --         47,801
                          ----------   ----    --------     -------      --------
Balances at December 31,
 1993...................   4,780,114     48      47,753         267        48,068
  Net earnings..........         --     --          --        3,854         3,854
  Distributions.........         --     --          --       (3,604)       (3,604)
  Sales of Shares.......   9,079,886     91      90,708         --         90,799
                          ----------   ----    --------     -------      --------
Balances at September
 30, 1994...............  13,860,000   $139    $138,461     $   517      $139,117
                          ==========   ====    ========     =======      ========




    The accompanying notes are an integral part of the financial statements.

                     SECURITY CAPITAL PACIFIC INCORPORATED

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                   FROM DATE OF
                                                                    INCEPTION
                                                      NINE MONTHS  (OCTOBER 22,
                                                         ENDED       1993) TO
                                                     SEPTEMBER 30, DECEMBER 31,
                                                         1994          1993
                                                     ------------- ------------
OPERATING ACTIVITIES:
  Net earnings......................................    $ 3,854          267
  Items not requiring cash:
    Depreciation and amortization...................      1,882          130
    Accounts receivable.............................       (198)          (7)
    Other assets....................................     (2,308)        (546)
    Accounts payable................................         27          116
    Accrued expenses................................      1,266          513
                                                        -------      -------
      Net cash flow provided by operating
       activities...................................      4,523          473
                                                        -------      -------
INVESTING ACTIVITIES:
  Net real estate investments.......................    (92,370)     (47,777)
                                                        -------      -------
      Net cash used in investment activities........    (92,370)     (47,777)
                                                        -------      -------
FINANCING ACTIVITIES:
  Proceeds from issuance of common stock............     90,799       47,801
  Regularly scheduled principal payments on
   mortgages payable................................       (202)         (10)
  Cash distributions paid on common stock...........     (2,013)         --
                                                        -------      -------
      Net cash flow provided by financing
       activities...................................     88,584       47,791
                                                        -------      -------
Net increase in cash and cash equivalents...........        737          487
Cash and cash equivalents, beginning of period......        487          --
                                                        -------      -------
Cash and cash equivalents, end of period............    $ 1,224      $   487
                                                        =======      =======
NON-CASH FINANCING ACTIVITIES:
  Mortgage notes assumed upon purchase of
   multifamily properties...........................    $15,751        7,889
  Distributions declared............................      1,591          --



    The accompanying notes are an integral part of the financial statements.

                     SECURITY CAPITAL PACIFIC INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1994

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Business

  Security Capital Pacific Incorporated ("PACIFIC"), a corporation organized under the laws of the state of Maryland, primarily owns, acquires, develops and operates income-producing multifamily properties in a six-state region of the western United States. From its inception on October 22, 1993 through August 1994, PACIFIC was a wholly owned subsidiary of Security Capital Realty Incorporated (which management intends to name Security Capital Group Incorporated, herein referred to as "Security Capital Group"). At September 30, 1994, Security Capital Group owned approximately 97.6% of PACIFIC's outstanding common stock. See Notes 5 and 6.

 Cash and Cash Equivalents

  PACIFIC considers all cash on hand, demand deposits with financial institutions and short term highly liquid investments with original maturities of three months or less to be cash equivalents.

 Real Estate and Depreciation

  Real estate is carried at the lower of cost or net realizable value.

  Costs directly related to the acquisition, renovation or development of real estate are capitalized. Costs incurred in connection with the pursuit of unsuccessful acquisitions are expensed at the time the acquisition is deemed terminated.

  Repairs and maintenance are expensed as incurred. Renovations and improvements are capitalized and depreciated over their estimated useful lives.

  Depreciation is computed over the expected useful lives of depreciable property on a straight-line basis. Properties are depreciated principally over the following useful lives:

      Buildings and improvements.................................... 20-40 years
      Furnishings and other.........................................  2-10 years

 Capital Markets Costs

  Costs incurred in connection with the issuance of common stock are deducted from stockholders' equity. Costs incurred in connection with the incurrence or renewal of debt are capitalized, included with other assets and amortized over the term of the related loan.

 Revenue Recognition

  Rental and interest income is recorded on the accrual method of accounting for financial reporting and tax purposes. Gain or loss on sales of real estate are recorded when criteria required by FAS-66 have been met. A provision for possible loss is made when collection of receivables is considered doubtful.

 Federal Income Taxes

  PACIFIC intends to elect to be taxed as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended, effective for the taxable year ending December 31, 1994. During 1993, PACIFIC was a qualified REIT subsidiary. Accordingly, no provision has been made for federal income taxes in the accompanying financial statements.

 Earnings per Common Share

  Per share data is computed based upon the weighted average number of shares of common stock, par value $0.01 per share, outstanding during the period. Exercise of the outstanding stock warrants would not have a dilutive effect on earnings per share.

                     SECURITY CAPITAL PACIFIC INCORPORATED

(2) REAL ESTATE

 Investments

  Investments in real estate, at cost, were as follows (dollar amounts in thousands):

                                               SEPTEMBER 30,
                                                   1994        DECEMBER 31, 1993
                                             ----------------- -----------------
                                             INVESTMENTS UNITS INVESTMENTS UNITS
                                             ----------- ----- ----------- -----
      Operating properties..................  $159,263   3,732   $55,666   1,270
      Developments in planning..............     4,524     612       --      --
                                              --------   -----   -------   -----
          Total.............................  $163,787   4,344   $55,666   1,270
                                              ========   =====   =======   =====

  At September 30, 1994, investment in developments in planning consists primarily of land acquisition cost. Total completed construction costs for developments in planning at September 30, 1994 are anticipated to be $30.2 million. PACIFIC has not entered into contracts for these developments.

  The change in investments in real estate, at cost, from December 31, 1993 to September 30, 1994 consisted of the following (in thousands):

      Balance at December 31, 1993..................................... $ 55,666
        Acquisitions and renovation expenditures.......................  103,597
        Development expenditures, including land acquisitions..........    4,524
                                                                        --------
      Balance at September 30, 1994.................................... $163,787
                                                                        ========

 Capitalized Interest

  PACIFIC capitalizes interest as part of the cost of real estate projects under development. Capitalized interest for the period ended September 30, 1994 was $85,983. No interest was capitalized during 1993. During the periods ended September 30, 1994 and December 31, 1993 the total interest paid on all outstanding debt was $980,460 and $20,928, respectively.

 Repairs and Maintenance

  Repairs and maintenance charged to rental expense for the periods ended September 30, 1994 and December 31, 1993 were $505,110 and $10,943, respectively.

 Property Taxes

  Property taxes charged to rental expense for the periods ended September 30, 1994 and December 31, 1993 were $1,051,741 and $86,554, respectively.

(3) LINE OF CREDIT

  On October 17, 1994, PACIFIC entered into a $75 million secured revolving line of credit with Wells Fargo Realty Advisors Funding ("Wells Fargo"). The line of credit bears interest at prime or, at PACIFIC's option, LIBOR plus 2%, and is scheduled to mature in October 1997. This line may be extended annually for an additional year with the approval of Wells Fargo and the other participating lenders.

  All debt incurrences are subject to a covenant that PACIFIC maintain a debt to tangible net worth ratio of not greater than 1 to 1. Additionally, PACIFIC is required to maintain an adjusted net worth (as defined) of at least $120 million and to maintain interest coverage (as defined) of not less than 2 to 1.

  At November 22, 1994 PACIFIC had outstanding borrowings of $28.0 million, bearing interest at 7.63% per annum (LIBOR plus 2%), pursuant to its line of credit and had pledged $62.6 million of real estate assets.

                     SECURITY CAPITAL PACIFIC INCORPORATED

  In the event the proposed merger discussed in Note 8 is consummated, the loan agreement requires that borrowings pursuant to the line of credit be repaid and the line of credit terminated.

(4) MORTGAGES PAYABLE

  Mortgages payable are secured by real estate with an undepreciated cost of $38,763,287, at September 30, 1994 and are due in installments over various terms extending to 2000, with interest rates ranging from 6.56% to 8.50%.

  The following is a summary of activity in mortgages payable for the nine months ended September 30, 1994 (in thousands):

                                                                 1994     1993
                                                                -------  ------
      Beginning Balance........................................ $ 7,879  $  --
      Mortgages assumed........................................  15,751   7,889
      Principal payments.......................................    (202)    (10)
                                                                -------  ------
      Ending Balance........................................... $23,428  $7,879
                                                                =======  ======

  Approximate principal payments due during each of the years in the five-year period ending September 30, 1999 and thereafter are as follows (in thousands):

      1995............................................................. $   360
      1996.............................................................     389
      1997.............................................................   7,762
      1998.............................................................     287
      1999.............................................................     312
      Thereafter.......................................................  14,318
                                                                        -------
      Total mortgages payable.......................................... $23,428
                                                                        =======

  Based on market borrowing rates available to PACIFIC for mortgages with similar terms and average maturities, the fair value of mortgages payable approximated $22.4 million at September 30, 1994 and approximated recorded value at December 31, 1993.

(5) STOCKHOLDERS' EQUITY

 Ownership Restrictions and Significant Stockholder

  PACIFIC's Articles of Incorporation restrict beneficial ownership of PACIFIC's outstanding common stock by a single person, or persons acting as a group, to 9.8% of PACIFIC's common stock (except Security Capital Group). The purpose of this provision is to assist in protecting and preserving PACIFIC's anticipated REIT status and to protect the interest of stockholders in takeover transactions by preventing the acquisition of a substantial block of stock unless the acquiror makes a cash tender offer for all outstanding stock. For PACIFIC to qualify as a REIT under the Internal Revenue Code of 1986, as amended, not more than 50% in value of its outstanding capital stock may be owned by five or fewer individuals at any time during the last half of PACIFIC's taxable year. The provision permits five persons to acquire up to a maximum of 9.8% each of the common stock, or an aggregate of 49% of the outstanding common stock, and, thus, assists the Board of Directors in protecting and preserving PACIFIC's anticipated REIT status for tax purposes.

                     SECURITY CAPITAL PACIFIC INCORPORATED

  Common stock owned by a person or group of persons in excess of these limits are subject to redemption by PACIFIC. The provision does not apply where a majority of the Board of Directors, in its sole and absolute discretion, waives such limit after determining that the eligibility of PACIFIC to qualify as a REIT for federal income tax purposes will not be jeopardized or the disqualification of PACIFIC as a REIT is advantageous to the stockholders. Security Capital Group, an affiliate of the REIT Manager (see Note 6), currently owns 97.6% of PACIFIC's outstanding common stock. Security Capital Group's ownership of common stock is attributed for tax purposes to its stockholders.

 Outstanding Warrants

  PACIFIC has outstanding warrants which are exercisable for 200,000 PACIFIC shares at $10 per share related to a property acquisition in November 1993. The warrants will expire on November 8, 1999. In addition, the seller of one of the properties under contract to be purchased will receive warrants to purchase 30,000 shares at an exercise price of $10 per share (see Note 7).

 Stock Conversion

  On July 22, 1994 each outstanding share of PACIFIC common stock was converted to one hundred (100) shares of common stock. All share and per share information in the financial statements have been adjusted to retroactively reflect the stock conversion. An amount equal to the par value of the common shares issued was transferred from additional paid-in capital to the common stock account.

(6) REIT MANAGEMENT AGREEMENT

  Effective October 22, 1993, PACIFIC entered into a REIT management agreement (the "REIT Management Agreement") with Security Capital (Pacific) Incorporated (the "REIT Manager") to provide management services to PACIFIC. The REIT Manager will become a wholly owned subsidiary of Security Capital Group (effective January 1, 1995). All officers of PACIFIC are employees of the REIT Manager and PACIFIC has no other employees. The REIT Manager provides both strategic and day-to-day management of PACIFIC, including research, investment analysis, acquisition and development, asset management, capital markets, legal and accounting services.

  The REIT Management Agreement requires PACIFIC to pay an annual fee of 16% of cash flow as defined in the REIT Management Agreement ("Cash Flow"). In the REIT Management Agreement, cash flow is calculated by reference to PACIFIC's cash flow from operations before deducting (i) fees paid to the REIT Manager,
(ii) extraordinary expenses incurred at the request of the Independent Trustees of PACIFIC, and (iii) 33% of any interest paid by PACIFIC on convertible subordinated debentures (of which there was none since inception of the REIT Management Agreement); and after deducting regularly scheduled principal payments on mortgages with an original maturity of 15 years or greater. Cash Flow does not include realized gains from dispositions of investments or income from cash equivalent investments. The REIT Manager also receives a fee of .20% per year on the average daily balance of cash equivalent investments.

  The REIT Management Agreement also requires PACIFIC to pay the REIT Manager an incentive fee upon any sale of PACIFIC's real estate assets. The fee equals 10% of the gain above PACIFIC's all-in cost for the assets, including transaction costs and capital improvements, as increased by the inflation rate since the date of acquisition. All incentive fees are averaged over three-year periods to avoid any windfalls related to sales in any particular year. At the discretion of the Board of Directors, the incentive fees earned by the REIT Manager can be paid in common stock at the then market price or cash.

  REIT management fees aggregated $1,072,711 for the nine months ended September 30, 1994 and $75,000 for the period from inception to December 31, 1993. No incentive fees have been earned by the REIT Manager.

                     SECURITY CAPITAL PACIFIC INCORPORATED

                   NOTES TO FINANCIAL STATEMENTS--(CONCLUDED)

  PACIFIC is obligated to reimburse the REIT Manager for certain expenses incurred by the REIT Manager on behalf of PACIFIC, primarily travel expense incurred in seeking financing, property acquisitions, property sales and similar activities on behalf of PACIFIC.

  The REIT Management Agreement is renewable by PACIFIC annually, subject to a determination by the independent Directors that the REIT Manager's performance has been satisfactory and that the compensation payable to the REIT Manager is fair. PACIFIC may terminate the REIT Management Agreement on 60 days' notice. In the event that the REIT Management Agreement is terminated, or not renewed, by PACIFIC as a result of the merger, consolidation, acquisition or liquidation of PACIFIC, PACIFIC's properties shall be deemed to be sold at the net aggregate consideration paid to PACIFIC's stockholders upon such event, and the REIT Manager shall be paid an incentive fee accordingly. If the REIT Management Agreement is otherwise terminated or not renewed by PACIFIC without cause, PACIFIC shall pay the REIT Manager an incentive fee on any sale or refinancing which occurs within two years of such a termination so long as the property was owned by PACIFIC at the time of termination. Because of the year-to-year nature of the agreement, its maximum effect on PACIFIC's results of operations cannot be predicted, other than that REIT management fees will generally increase or decrease in proportion to cash flow increases or decreases. See Note 8.

(7) COMMITMENTS AND CONTINGENCIES

  PACIFIC is a party to various claims and routine litigation arising in the ordinary course of business. PACIFIC does not believe that the result of all claims and litigation, individually or in the aggregate, will have a material adverse effect on its business, financial position or results of operations.

  PACIFIC is subject to environmental regulations related to the ownership, operation, development and acquisition of real estate. As part of due diligence procedures, PACIFIC has conducted Phase I environmental assessments on each property prior to acquisition. The cost of complying with environmental regulations was not material to PACIFIC's results of operations from inception through September 30, 1994. PACIFIC is not aware of any environmental condition on any of its properties which is likely to have a material adverse affect on PACIFIC's financial condition or results of operations.

  On October 21, 1994, PACIFIC purchased the 316 unit Walden Pond Apartments in Everett, Washington for $13,450,000 and on October 26, 1994 purchased the 896 unit Anchor Village Apartments in Las Vegas, Nevada for $39,250,000. PACIFIC assumed a mortgage payable aggregating $26.9 million in connection with one of these acquisitions.

  PACIFIC has entered into six agreements, subject to certain conditions, to acquire a total of 1,023 multifamily units including land for the development of 228 units at an aggregate purchase price of approximately $48.6 million, including the assumption of approximately $16.5 million in mortgages. The terms of one of the agreements also includes the issuance of warrants to purchase 30,000 shares of stock at $10 per share and provides the seller an option to receive the purchase price in excess of mortgage debt assumed (approximately $1.76 million) in shares of PACIFIC common stock at a value of $10 per share.

(8) PROPOSED MERGER

  On December 6, 1994 PACIFIC entered into an agreement to merge with and into Property Trust of America ("PTR"), a publicly owned REIT which is affiliated with Security Capital Group. The merger is subject to various conditions including obtaining approval of holders of at least two-thirds of the outstanding PTR common shares and PACIFIC common stock. Security Capital Group has agreed to vote its 97.6% ownership in PACIFIC in favor of the merger. Additionally, PACIFIC and PACIFIC's REIT Manager have agreed to terminate the REIT Management Agreement subject to the consummation of the Merger.

  If the merger is approved, each PACIFIC stockholder would receive .611 shares of a PTR common share (an equivalent value of $10.00 per PACIFIC share, based on PTR's recent market price) for each share of PACIFIC common stock.

                                                                     SCHEDULE XI

                     SECURITY CAPITAL PACIFIC INCORPORATED

                    REAL ESTATE AND ACCUMULATED DEPRECIATION

                               SEPTEMBER 30, 1994
                                 (IN THOUSANDS)

                        INITIAL COST TO PACIFIC                          SEPTEMBER 30, 1994
                      -------------------------------               -----------------------------
                                          BUILDINGS    CAPITALIZED           BUILDINGS
                      ENCUM-                 AND      SUBSEQUENT TO             AND               ACCUMULATED  CONSTRUCTION
     PROPERTIES       BRANCES     LAND   IMPROVEMENTS  ACQUISITION   LAND   IMPROVEMENTS  TOTALS  DEPRECIATION     YEAR
     ----------       -------    ------- ------------ ------------- ------- ------------ -------- ------------ ------------
Multifamily:
 Las Vegas, Nevada:
   The Hamptons...... $   --     $ 2,942   $ 16,675       $ 106     $ 2,942   $ 16,781   $ 19,723    $   77        1989
   Horizons at
   Peccole Ranch.....     --       3,184     18,055         139       3,184     18,194     21,378       131        1990
   Kings Crossing....        (b)   2,905     16,468          56       2,905     16,524     19,429       308        1991
   Sunterra..........   8,428      2,111     11,977          89       2,111     12,066     14,177       179        1986
 Portland, Oregon:
   Club at the Green.        (b)   1,668      9,495          79       1,668      9,574     11,242       217        1991
   Double Tree.......        (b)   1,628      9,290           2       1,628      9,292     10,920       241        1990
   Knight's Castle...   7,782      1,928     10,976           7       1,928     10,983     12,911       284        1989
   Meridian at
   Murrayhill........     --       2,531     14,342         --        2,531     14,342     16,873       --         1990
   Riverwood Heights.        (b)   1,494      8,509         130       1,494      8,639     10,133       193        1990
   Squire's Court....        (b)   1,613      9,188           1       1,613      9,189     10,802       233        1989
 Reno, Nevada:
   Reno Vista Ridge..     --       2,008        --          109       2,008        109      2,117          (a)         (a)
 Salt Lake City,
 Utah:
   Greenpointe.......   3,763        876      5,141          25         876      5,166      6,042        77        1985
   Mountain Shadow...   3,455        823      4,787          23         823      4,810      5,633        72        1985
   Remington.........     --       2,338        --           69       2,338         69      2,407          (a)         (a)
                      -------    -------   --------       -----     -------   --------   --------    ------
     Total........... $23,428    $28,049   $134,903       $ 835     $28,049   $135,738   $163,787    $2,012
                      =======    =======   ========       =====     =======   ========   ========    ======
                        YEAR
     PROPERTIES       ACQUIRED
     ----------       --------
Multifamily:
 Las Vegas, Nevada:
   The Hamptons......   1994
   Horizons at
   Peccole Ranch.....   1994
   Kings Crossing....   1994
   Sunterra..........   1994
 Portland, Oregon:
   Club at the Green.   1993
   Double Tree.......   1993
   Knight's Castle...   1993
   Meridian at
   Murrayhill........   1994
   Riverwood Heights.   1993
   Squire's Court....   1993
 Reno, Nevada:
   Reno Vista Ridge..   1994
 Salt Lake City,
 Utah:
   Greenpointe.......   1994
   Mountain Shadow...   1994
   Remington.........   1994
     Total...........

- ----
(a)--Under development.
(b)--Pledged to secure PACIFIC's $75 million revolving line of credit to Wells Fargo.

                                                                     SCHEDULE XI
                                                                       CONTINUED

                     SECURITY CAPITAL PACIFIC INCORPORATED

                    REAL ESTATE AND ACCUMULATED DEPRECIATION

                               SEPTEMBER 30, 1994

  The following is a reconciliation of the carrying amount and related accumulated depreciation of PACIFIC's investment in real estate, at cost (in thousands):

                                                     SEPTEMBER 30, DECEMBER 31,
CARRYING AMOUNTS                                         1994          1993
- ----------------                                     ------------- ------------
Beginning Balance...................................   $ 55,666      $   --
Acquisitions and renovation expenditures............    103,266       55,666
Development expenditures, including land
acquisition.........................................      4,524          --
Capital improvements................................        331          --
                                                       --------      -------
Ending Balance......................................   $163,787      $55,666
                                                       ========      =======
                                                     SEPTEMBER 30, DECEMBER 31,
ACCUMULATED DEPRECIATION                                 1994          1993
- ------------------------                             ------------- ------------
Beginning Balance...................................   $    130      $   --
Depreciation for the period.........................      1,882          130
                                                       --------      -------
Ending Balance......................................   $  2,012      $   130
                                                       ========      =======

  At September 30, 1994, the aggregate cost for federal income tax purposes of PACIFIC's investment in real estate totaled $163,787,000.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
Security Capital Pacific Incorporated:

  We have audited the accompanying combined statement of revenues and certain expenses of the Group A Properties described in note 1 for the year ended December 31, 1993. This combined financial statement is the responsibility of management. Our responsibility is to express an opinion on this combined statement of revenues and certain expenses based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

  The accompanying combined statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the registration statement on Form S-4 of Property Trust of America. As described in note 2, it is not intended to be a complete presentation of the Group A Properties' revenues and expenses.

  In our opinion, the combined statement of revenues and certain expenses referred to above presents fairly, in all material respects, the amount of combined revenues and certain expenses of the Group A Properties for the year ended December 31, 1993, in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

El Paso, Texas
December 6, 1994

                     SECURITY CAPITAL PACIFIC INCORPORATED
                               GROUP A PROPERTIES

              COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

             YEAR ENDED DECEMBER 31, 1993 AND UNAUDITED PERIOD FROM
  JANUARY 1, 1994 TO THE EARLIER OF SEPTEMBER 30, 1994 OR DATE OF ACQUISITION
                              (SEE NOTES 1 AND 2)
                                 (IN THOUSANDS)

                                                                        1994
                                                              1993   (UNAUDITED)
                                                             ------- ----------
Rental income............................................... $14,810   $6,274
Other real estate income....................................     457      258
                                                             -------   ------
                                                              15,267    6,532
                                                             -------   ------
Certain expenses:
  Salaries and benefits.....................................   1,772      669
  Utilities.................................................     907      394
  Repairs and maintenance...................................   1,645      657
  Management fees (note 3)..................................     436      194
  Real estate taxes.........................................   1,088      462
  Advertising and promotion.................................     395      159
  Insurance.................................................     232       67
  Interest expense on debt assumed (note 4).................   1,107      280
  Other.....................................................     623      177
                                                             -------   ------
                                                               8,205    3,059
                                                             -------   ------
    Revenues in excess of certain expenses.................. $ 7,062   $3,473
                                                             =======   ======

    The accompanying notes are an integral part of the combined statement of revenues and certain expenses.

                     SECURITY CAPITAL PACIFIC INCORPORATED
                               GROUP A PROPERTIES

          NOTES TO COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

     YEAR ENDED DECEMBER 31, 1993 AND UNAUDITED PERIOD FROM JANUARY 1, 1994
          TO THE EARLIER OF SEPTEMBER 30, 1994 OR DATE OF ACQUISITION

(1) OPERATING PROPERTIES

  The combined statement of revenues and certain expenses relates to the operations of the following properties ("Group A Properties") which were acquired from unaffiliated parties by Security Capital Pacific Incorporated:

          MULTIFAMILY
           PROPERTY         METROPOLITAN AREA   ACQUISITION DATE PURCHASE PRICE
          -----------       -----------------   ---------------- --------------
      King's Crossing      Las Vegas, Nevada        2/03/94       $ 19,210,000
      Sunterra             Las Vegas, Nevada        3/18/94         14,000,000
      Mountain Shadow      Salt Lake City, Utah     3/18/94          5,450,000
      Greenepointe         Salt Lake City, Utah     3/18/94          5,800,000
      Horizons at Peccole
       Ranch               Las Vegas, Nevada        6/28/94         21,050,000
      The Hamptons (for-   Las Vegas, Nevada        7/27/94
       merly known as
       Fountainbleu)                                                19,485,000
      Meridian at
       Murrayhill          Portland, Oregon         9/23/94         16,850,000
                                                                  ------------
                                                                  $101,845,000
                                                                  ============

(2) BASIS OF PRESENTATION

    The combined statement of revenues and certain expenses has been prepared on the accrual basis of accounting. In the opinion of management, the combined unaudited financial information contains all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the combined statement of revenues and certain expenses for the interim period. The results for the interim period are not necessarily indicative of the results to be expected for the full year.

    Rental income attributable to residential leases is recorded when due from residents. Leases are for periods up to one year with rental amounts due monthly.

    The combined statement of revenues and certain expenses excludes certain amounts which would not be comparable to the proposed future operations of the properties as follows:

      (a) depreciation of the buildings and improvements;

      (b) interest expense related to debt not assumed;

      (c) interest income;

      (d) income taxes; and

      (e) other income and expense items unique to the prior owners.

(3) RELATED PARTY TRANSACTIONS

    Approximately $93,000 and $70,000 (unaudited) was paid in management fees and approximately $32,000 and $23,000 (unaudited) was paid in insurance premiums to affiliates of prior owners in 1993 and 1994, respectively.

    No management fee expense is reflected for Horizons at Peccole Ranch as no fee was charged.

                     SECURITY CAPITAL PACIFIC INCORPORATED
                               GROUP A PROPERTIES

   NOTES TO COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES--(CONCLUDED)

 YEAR ENDED DECEMBER 31, 1993 AND UNAUDITED PERIOD FROM JANUARY 1, 1994 TO THE
              EARLIER OF SEPTEMBER 30, 1994 OR DATE OF ACQUISITION


(4) DEBT ASSUMPTION

  The following is information related to mortgage loans assumed in connection with the Group A Properties:

                                                                              DECEMBER 31,             INTEREST EXPENSE
                                          MORTGAGE            ORIGINAL DEBT  1993 PRINCIPAL           FOR THE YEAR ENDED
  MULTIFAMILY                            ORIGINATION MATURITY     AMOUNT        BALANCE     INTEREST DECEMBER 31, 1993 (i)
    PROPERTY              LENDER            DATE       DATE   (IN THOUSANDS) (IN THOUSANDS)   RATE      (IN THOUSANDS)
  -----------             ------         ----------- -------- -------------  -------------- -------- --------------------
Sunterra........  Krupp Mortgage Company   2/18/93   3/01/00     $8,594          $8,505      8.25%          $  588
Mountain Shadow.  Krupp Mortgage Company   2/18/93   3/01/00      3,520           3,485      8.50%             248
Greenpointe.....  Krupp Mortgage Company   2/18/93   3/01/00      3,834           3,796      8.50%             271
                                                                                                            ------
                                                                                                            $1,107
                                                                                                            ======
                      (UNAUDITED)
                   INTEREST EXPENSE
                  FOR THE PERIOD FROM
                  JANUARY 1, 1994 TO
  MULTIFAMILY     DATE OF ACQUISITION
    PROPERTY        (IN THOUSANDS)
  -----------     -------------------
Sunterra........         $149
Mountain Shadow.           63
Greenpointe.....           68
                  -------------------
                         $280
                  ===================

- ------
(i) Represents interest expense from February 18, 1993 (loan inception date) to December 31, 1993.

  The notes are secured by the properties and are subject to a scheduled balloon payment of approximately $7,597,000, $3,124,000, and $3,403,000, respectively. The notes are subject to a prepayment penalty as defined in the applicable loan agreement.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
Security Capital Pacific Incorporated:

  We have audited the accompanying combined statement of revenues and certain expenses of the Group B Properties described in note 1 for the nine months ended September 30, 1994. This combined financial statement is the responsibility of management. Our responsibility is to express an opinion on this combined statement of revenues and certain expenses based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

  The accompanying combined statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the registration statement on Form S-4 of Property Trust of America. As described in note 2, it is not intended to be a complete presentation of the Group B Properties' revenues and expenses.

  In our opinion, the combined statement of revenues and certain expenses referred to above presents fairly, in all material respects, the combined revenues and certain expenses of the Group B Properties for the nine months ended September 30, 1994, in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

El Paso, Texas
December 6, 1994

                     SECURITY CAPITAL PACIFIC INCORPORATED
                               GROUP B PROPERTIES

              COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1994
                              (SEE NOTES 1 AND 2)
                                 (IN THOUSANDS)

Rental income........................................................... $7,963
Other real estate income................................................    348
                                                                         ------
                                                                          8,311
                                                                         ------
Certain expenses:
  Salaries and benefits.................................................    768
  Utilities.............................................................    586
  Repairs and maintenance...............................................    844
  Management fees (note 3)..............................................    342
  Real estate taxes.....................................................    579
  Advertising and promotion.............................................    110
  Insurance.............................................................    105
  Interest expense on debt assumed (note 4).............................  1,827
  Other.................................................................    250
                                                                         ------
                                                                          5,411
                                                                         ------
    Revenues in excess of certain expenses.............................. $2,900
                                                                         ======



    The accompanying notes are an integral part of the combined statement of revenues and certain expenses.

                     SECURITY CAPITAL PACIFIC INCORPORATED
                               GROUP B PROPERTIES

          NOTES TO COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1994

(1) OPERATING PROPERTIES

  The combined statement of revenues and certain expenses relates to the operations of the following properties ("Group B Properties") which were either
(1) acquired from unaffiliated parties by Security Capital Pacific Incorporated between October 1, 1994 and December 7, 1994 or (2) in management's judgment are likely to be acquired from unaffiliated parties.

                                                   ACQUISITION
      MULTIFAMILY PROPERTY    METROPOLITAN AREA        DATE      PURCHASE PRICE
      --------------------    -----------------    -----------   --------------
      Walden Pond            Seattle, Washington     10/21/94     $13,450,000
      Anchor Village         Las Vegas, Nevada       10/26/94      39,250,000
      Cherry Creek           Salt Lake City, Utah under contract    8,550,000
      Logan's Ridge          Seattle, Washington  under contract   13,000,000
                                                                  -----------
                                                                  $74,250,000
                                                                  ===========

(2) BASIS OF PRESENTATION

  The combined statement of revenues and certain expenses has been prepared on the accrual basis of accounting.

  Rental income attributable to residential leases is recorded when due from residents. Leases are for periods up to one year with rental payments due monthly.

  The combined statement of revenues and certain expenses excludes certain amounts which would not be comparable to the proposed future operations of the properties as follows:

    (a) depreciation of the buildings and improvements;

    (b) interest expense related to debt not assumed;

    (c) interest income;

    (d) income taxes; and

    (e) other income and expense items unique to the prior owners.

(3) RELATED PARTY TRANSACTIONS

  Approximately $245,000 was paid in management fees to affiliates of prior owners for the nine months ended September 30, 1994.

(4) DEBT ASSUMPTION

  The following is information related to mortgage loans assumed in connection with the Group B Properties:

                                                                        SEPTEMBER 30,           INTEREST EXPENSE FOR
                                                                            1994                  THE NINE MONTHS
                                     MORTGAGE            ORIGINAL DEBT    PRINCIPAL                    ENDED
 MULTIFAMILY                        ORIGINATION MATURITY     AMOUNT        BALANCE     INTEREST  SEPTEMBER 30, 1994
   PROPERTY           LENDER           DATE       DATE   (IN THOUSANDS) (IN THOUSANDS)   RATE      (IN THOUSANDS)
 -----------          ------        ----------- -------- -------------  -------------  -------- --------------------
Anchor Village  John Hancock Mutual  11/19/93   12/01/98    $27,200        $26,930      7.875%         $1,613
                 Life Insurance
                 Company
Cherry Creek    Weber County
                 Housing Authority   11/01/91    Various      4,900          4,510     Various            214
                                                                                                       ------
                                                                                                       $1,827
                                                                                                       ======

                                    ANNEX I

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                          DATED AS OF DECEMBER 6, 1994

                                  BY AND AMONG

                           PROPERTY TRUST OF AMERICA,

                     SECURITY CAPITAL PACIFIC INCORPORATED

                                      AND

                      SECURITY CAPITAL REALTY INCORPORATED

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                               TABLE OF CONTENTS

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                                   ARTICLE I

                                   THE MERGER

 SECTION 1.1  THE MERGER..................................................    1
 SECTION 1.2  EFFECTIVE TIME OF THE MERGER................................    1

                                   ARTICLE II

                              THE SURVIVING ENTITY

 SECTION 2.1  DECLARATION OF TRUST........................................    2
 SECTION 2.2  BYLAWS......................................................    2
 SECTION 2.3  TRUSTEES....................................................    2
 SECTION 2.4  OFFICERS....................................................    2
 SECTION 2.5  FURTHER ACTION..............................................    2

                                  ARTICLE III

                              CONVERSION OF SHARES

 SECTION 3.1  CONVERSION OF COMPANY SHARES IN THE MERGER..................    2
 SECTION 3.2  NO MODIFICATION OF PURCHASER SECURITIES.....................    3
 SECTION 3.3  EXCHANGE OF CERTIFICATES....................................    3
 SECTION 3.4  NO FRACTIONAL SECURITIES....................................    5
 SECTION 3.5  DISSENTING SHAREHOLDERS.....................................    5
 SECTION 3.6  CLOSING.....................................................    5

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

 SECTION 4.1  ORGANIZATION AND QUALIFICATION..............................    5
 SECTION 4.2  CAPITALIZATION..............................................    6
 SECTION 4.3  SUBSIDIARIES................................................    6
 SECTION 4.4  AUTHORITY; NON-CONTRAVENTION; APPROVALS.....................    6
 SECTION 4.5  FINANCIAL STATEMENTS........................................    7
 SECTION 4.6  ABSENCE OF UNDISCLOSED LIABILITIES..........................    7
 SECTION 4.7  ABSENCE OF CERTAIN CHANGES OR EVENTS........................    8
 SECTION 4.8  LITIGATION..................................................    8
 SECTION 4.9  REGISTRATION STATEMENT AND PROXY/INFORMATION STATEMENT......    8
 SECTION 4.10 NO VIOLATION OF LAW.........................................    8
 SECTION 4.11 COMPLIANCE WITH AGREEMENTS..................................    9
 SECTION 4.12 TAXES.......................................................    9
 SECTION 4.13 EMPLOYEE BENEFIT PLANS; ERISA...............................   10
 SECTION 4.14 CERTAIN AGREEMENTS..........................................   10
 SECTION 4.15 BOOKS, RECORDS AND ACCOUNTS.................................   10
 SECTION 4.16 COMPANY OWNERSHIP OF PURCHASER COMMON SHARES................   11
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
 SECTION 4.17 CONTRACTS, ETC..............................................   11
 SECTION 4.18 DISCLOSURE..................................................   11
 SECTION 4.19 BROKERS AND FINDERS.........................................   11
 SECTION 4.20 REIT QUALIFICATION..........................................   11
 SECTION 4.21 TITLE TO PROPERTIES.........................................   11
 SECTION 4.22 TITLE INSURANCE.............................................   11
 SECTION 4.23 ENVIRONMENTAL MATTERS.......................................   11
 SECTION 4.24 DEFECTS.....................................................   12
 SECTION 4.25 CONDEMNATION................................................   12
 SECTION 4.26 TAXES AND ASSESSMENTS ON COMPANY PROPERTIES.................   12
 SECTION 4.27 MORTGAGES...................................................   12
 SECTION 4.28 INVESTMENT COMPANY ACT......................................   12

                                   ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

 SECTION 5.1  ORGANIZATION AND QUALIFICATION..............................   13
 SECTION 5.2  CAPITALIZATION..............................................   13
 SECTION 5.3  SUBSIDIARIES................................................   13
 SECTION 5.4  AUTHORITY; NON-CONTRAVENTION; APPROVALS.....................   13
 SECTION 5.5  REPORTS AND FINANCIAL STATEMENTS............................   14
 SECTION 5.6  ABSENCE OF CERTAIN CHANGES OR EVENTS........................   15
 SECTION 5.7  REGISTRATION STATEMENT AND PROXY/INFORMATION STATEMENT......   15
 SECTION 5.8  TAXES.......................................................   15
 SECTION 5.9  DISCLOSURE..................................................   16
 SECTION 5.10 BROKERS AND FINDERS.........................................   16
 SECTION 5.11 REIT QUALIFICATION..........................................   16
 SECTION 5.12 INVESTMENT COMPANY ACT......................................   16
 SECTION 5.13 NYSE LISTING................................................   16

                                   ARTICLE VI

               REPRESENTATIONS AND WARRANTIES OF SECURITY CAPITAL

 SECTION 6.1  ORGANIZATION AND QUALIFICATION..............................   16
 SECTION 6.2  AUTHORITY: NON-CONTRAVENTION; APPROVALS.....................   16
 SECTION 6.3  INVESTMENT COMPANY ACT......................................   17
 SECTION 6.4  NO DISPOSITION OF SHARES....................................   17

                                  ARTICLE VII

                    CONDUCT OF BUSINESSES PENDING THE MERGER

 SECTION 7.1  CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER.......   17
 SECTION 7.2  CONDUCT OF BUSINESS BY THE PURCHASER PENDING THE MERGER.....   18
 SECTION 7.3  ACQUISITION TRANSACTIONS....................................   19
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                                  ARTICLE VIII

                             ADDITIONAL AGREEMENTS

 SECTION  8.1  ACCESS TO INFORMATION.....................................    19
 SECTION  8.2  REGISTRATION STATEMENT AND PROXY STATEMENT................    20
 SECTION  8.3  SHAREHOLDERS' APPROVAL....................................    20
 SECTION  8.4  COMPLIANCE WITH THE SECURITIES ACT........................    20
 SECTION  8.5  NYSE......................................................    20
 SECTION  8.6  EXPENSES..................................................    20
 SECTION  8.7  AGREEMENT TO COOPERATE....................................    20
 SECTION  8.8  PUBLIC STATEMENTS.........................................    21
 SECTION  8.9  CORRECTIONS TO THE PROXY/INFORMATION STATEMENT AND
               PROSPECTUS AND REGISTRATION STATEMENT.....................    21
 SECTION  8.10 CONTINUED QUALIFICATION AS A REAL ESTATE INVESTMENT TRUST.    21
 SECTION  8.11 REVOLVING CREDIT AGREEMENT................................    21
 SECTION  8.12 VOTING OF SHARES..........................................    21

                                   ARTICLE IX

                                   CONDITIONS

 SECTION  9.1  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
               MERGER....................................................    21
 SECTION  9.2  CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE
               MERGER....................................................    22
 SECTION  9.3  CONDITIONS TO OBLIGATION OF THE PURCHASER TO EFFECT THE
               MERGER....................................................    22

                                   ARTICLE X

                       TERMINATION, AMENDMENT AND WAIVER

 SECTION 10.1  TERMINATION...............................................    23
 SECTION 10.2  EFFECT OF TERMINATION.....................................    23
 SECTION 10.3  AMENDMENT.................................................    23
 SECTION 10.4  WAIVER....................................................    23

                                   ARTICLE XI

                      SURVIVAL AND REMEDY; INDEMNIFICATION

 SECTION 11.1  INDEMNIFICATION BY SECURITY CAPITAL.......................    24
 SECTION 11.2  LIMITATION OF INDEMNIFICATION.............................    24
 SECTION 11.3  NOTICE OF CLAIMS; ASSUMPTION OF DEFENSE...................    24
 SECTION 11.4  SETTLEMENT OR COMPROMISE..................................    24
 SECTION 11.5  FAILURE OF SECURITY CAPITAL TO ACT........................    24
 SECTION 11.6  SURVIVAL..................................................    24
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                                  ARTICLE XII

                               GENERAL PROVISIONS

 SECTION 12.1 NOTICES.....................................................   25
 SECTION 12.2 INTERPRETATION..............................................   25
 SECTION 12.3 MISCELLANEOUS...............................................   26
 SECTION 12.4 COUNTERPARTS................................................   26
 SECTION 12.5 PARTIES IN INTEREST.........................................   26
 SECTION 12.6 LIMITATION OF LIABILITY.....................................   26
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                                      I-iv
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                                    EXHIBITS

 Exhibit I:   Articles of Merger
 Exhibit II:  Opinion of King & Spalding
 Exhibit III: Opinion of Mayer, Brown & Platt

                                   SCHEDULES

 Schedule 4.2(b) Company Capitalization
 Schedule 4.3    Company Subsidiaries
 Schedule 4.4(b) Company Authority; Non-Contravention; Approvals
 Schedule 4.6    Absence of Undisclosed Liabilities by Company
 Schedule 4.15   Company Books, Records and Accounts
 Schedule 4.17   Company Contracts, etc.
 Schedule 4.27   Company Mortgages
 Schedule 5.2(b) Purchaser Capitalization
 Schedule 5.3    Purchaser Subsidiaries
 Schedule 6.2(b) Security Capital Authority; Non-Contravention; Approvals

                          AGREEMENT AND PLAN OF MERGER

  This Agreement and Plan of Merger (the "Agreement"), is entered into as of December 6, 1994 by and among Property Trust of America, a Maryland real estate investment trust (the "Purchaser"), Security Capital Pacific Incorporated, a Maryland corporation (the "Company"), and Security Capital Realty Incorporated, a Maryland corporation ("Security Capital").

  Whereas, the Board of Directors of the Company and the Board of Trustees of the Purchaser have each approved the merger of the Company with and into the Purchaser pursuant to this Agreement (the "Merger") and the transactions contemplated hereby upon the terms and subject to the conditions set forth herein;

  Whereas, it is intended that the Purchaser and the Company and their respective shareholders (except to the extent such shareholders receive cash in lieu of fractional shares or upon the exercise of dissenters' rights) will recognize no gain or loss for federal income tax purposes as a result of the consummation of the Merger;

  Whereas, the Purchaser and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger; and

  Whereas, Security Capital is entering into this Agreement to provide for certain indemnities as set forth herein.

  Now, Therefore, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I

                                   THE MERGER

  Section 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as hereinafter defined) the Company shall be merged with and into the Purchaser in accordance with the provisions of (i)
Section 8-501.1 of the Corporations and Associations Article of the Annotated Code of Maryland (the "Maryland Code") and with the effect provided therein and
(ii) Section 3-105 of the Maryland Code and with the effect provided in Section 3-114 of the Maryland Code, and the separate existence of the Company shall thereupon cease. The Purchaser shall be the surviving entity in the Merger (hereinafter sometimes referred to as the "Surviving Entity") and shall continue to be governed by the laws of the State of Maryland and the name of the Surviving Entity shall be changed to "Security Capital Pacific Trust." Without limiting the generality of the foregoing, and subject thereto, at the Effective Time of the Merger, (a) the Surviving Entity shall possess all assets and property of every description, and every interest therein, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of each of the Purchaser and the Company, (b) all obligations belonging to or due each of the Purchaser and the Company shall be vested in, and become the obligations of, the Surviving Entity without further act or deed, (c) title to any real estate or any interest therein vested in either of the Purchaser and the Company shall not revert or in any way be impaired by reason of the Merger, (d) all rights of creditors and all liens upon any property of either of the Purchaser and the Company shall be preserved unimpaired and (e) the Surviving Entity shall be liable for all of the obligations of each of the Purchaser and the Company and any claim existing, or action or proceeding pending, by or against either of the Purchaser or the Company may be prosecuted to judgment with right of appeal, as if the Merger had not taken place.

  Section 1.2 Effective Time of the Merger. The Merger shall become effective at such time (the "Effective Time") as the Articles of Merger, in substantially the form set forth as Exhibit I hereto (the

"Articles of Merger"), are accepted for filing by the Department of Assessments and Taxation of the State of Maryland (the "Merger Filing") or such later date and time as may be specified in the Articles of Merger; such filing shall be made simultaneously with or as soon as practicable after the closing of the transactions contemplated by this Agreement in accordance with Section 3.6.

                                   ARTICLE II

                              THE SURVIVING ENTITY

  Section 2.1 Declaration of Trust. Except to the extent amended in the Articles of Merger, the Declaration of Trust of the Purchaser as in effect immediately prior to the Effective Time shall be the Declaration of Trust of the Surviving Entity after the Effective Time, until further amended in accordance with the terms thereof and applicable law.

  Section 2.2 Bylaws. The Bylaws of the Purchaser as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Entity after the Effective Time, until amended in accordance with the terms thereof, the Declaration of Trust of the Surviving Entity and applicable law.

  Section 2.3 Trustees. The trustees of the Purchaser at the Effective Time shall, from and after the Effective Time, be the trustees of the Surviving Entity until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Entity's Declaration of Trust and applicable law.

  Section 2.4 Officers. The officers of the Purchaser at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Entity until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Entity's Declaration of Trust and Bylaws.

  Section 2.5 Further Action. If at any time after the Effective Time the Purchaser shall consider that any further deeds, assignments, conveyances, agreements, documents, instruments or assurances in law or any other things are necessary or desirable to vest, perfect, confirm or record in the Surviving Entity the title to any property, rights, privileges, powers and franchises of the Company to be acquired by the Surviving Entity by reason of, or as a result of, the Merger, or otherwise to carry out the provisions of this Agreement, the Board of Directors and officers of the Company last in office shall, to the extent then permitted so to do by applicable law, execute and deliver, upon the Purchaser's reasonable request, any and all deeds, assignments, conveyances, agreements, documents, instruments or assurances in law, and do all other things necessary or proper to vest, perfect, confirm or record title to such property, rights, privileges, powers and franchises in the Surviving Entity, and otherwise to carry out the provisions of this Agreement.

                                  ARTICLE III

                              CONVERSION OF SHARES

  Section 3.1 Conversion of Company Shares in the Merger.

  (a) At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of the Company:

    (i) Each share of Common Stock, $.01 par value per share, of the Company (the "Company Common Stock"), issued and outstanding at the Effective Time, subject to the terms and conditions of this Agreement, shall be converted (except as provided in clause (ii) of this Section 3.1(a) and except as provided in Section 3.5), without any further action, into the right to receive, and become exchangeable for, 0.611 shares (the "Exchange Ratio") of fully paid and non-assessable Common Shares of Beneficial Interest, $1.00 par value per share, of the Purchaser (the "Purchaser Common Shares").

    (ii) Each share of Company Common Stock, if any, owned by the Purchaser or any subsidiary of the Purchaser or the Company or any subsidiary of the Company immediately prior to the Effective Time shall be cancelled and shall cease to exist from and after the Effective Time;

    (iii) (A) The Purchaser shall assume the obligations of the Company arising with respect to any option, warrant or right to purchase capital stock of the Company (the "Company Convertible Securities") such that the holder of such Company Convertible Securities shall receive, if and when issued in accordance with the terms of such Company Convertible Securities, such amount of Purchaser Common Shares as constitutes the economic equivalent of the Company Common Stock such holder would have received prior to the Effective Time upon the vesting and exercise of such Company Convertible Securities converted into Purchaser Common Shares at the Exchange Ratio.

    (B) The Company shall take such actions as are necessary to ensure that from and after the Effective Time none of the Company, the Surviving Entity or any of their respective subsidiaries is or will be bound by any options, warrants, rights or agreements (other than pursuant to the Company Convertible Securities) which would entitle any person, other than the Purchaser or its wholly owned subsidiaries, to beneficially own, or receive any payments in respect of (other than as otherwise contemplated by Section 3.5, Section 3.1(a)(i) and this Section 3.1(a)(iii)), any capital stock of the Company or the Surviving Entity.

  (b) If, prior to the Effective Time, the Purchaser should split or combine the Purchaser Common Shares, or pay a share dividend or other share distribution in Purchaser Common Shares, or otherwise change the Purchaser Common Shares into any other securities, then the Exchange Ratio will be appropriately adjusted to reflect such split, combination, share dividend or other distribution or change.

  (c) If, prior to the Effective Time, the Company should establish a record date for the payment of any cash dividend with respect to shares of Company Common Stock other than a dividend contemplated by Section 7.1(b), then the Exchange Ratio will be appropriately reduced so as to reflect the per share amount by which such dividend exceeds the amount permitted by Section 7.1(b).

  Section 3.2 No Modification of Purchaser Securities. Each Purchaser Common Share issued and outstanding at the Effective Time shall remain issued and outstanding thereupon and shall not be converted nor shall the terms thereof be modified in the Merger.

  Section 3.3 Exchange of Certificates.

  (a) From and after the Effective Time, each holder of an outstanding certificate which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Company Certificates") shall cease to have any right as a shareholder of the Company, except as otherwise provided in this Agreement or by applicable law, and each such holder shall be entitled to receive in exchange for such holder's Company Certificates, upon surrender thereof to an exchange agent selected by the Purchaser (the "Exchange Agent"), a certificate or certificates representing the number of whole Purchaser Common Shares which such holder is entitled to receive pursuant to
Section 3.1(a) and cash for any fractional Purchaser Common Share which such holder may be entitled to receive pursuant to Section 3.4. Notwithstanding any other provision of this Agreement, from and after the Effective Time (i) until holders or transferees of Company Certificates theretofore representing shares of Company Common Stock have surrendered such certificates for exchange as provided herein and without regard to when such Company Certificates are surrendered for exchange as provided herein, (A) no dividends shall be paid by the Company with respect to any shares represented by such Company Certificates (other than such dividends as may be required to be paid by the Company after the date hereof to comply with the requirements for qualification as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code") and the rules and regulations thereunder) and dividends payable as contemplated by Section 7.1(b)) and (B) any dividends that may become payable on Purchaser Common Shares subsequent to the Effective Time with respect to record dates occurring after the Effective Time and payments for fractional shares shall be deposited with the

Exchange Agent to be held for and paid to holders of Company Common Stock upon surrender of Company Certificates in exchange for certificates representing Purchaser Common Shares and no interest shall be paid on any such dividends or any payment for fractional shares and (C) no payment for fractional shares shall be made. If any certificate representing Purchaser Common Shares is to be issued in a name other than that in which the Company Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of such certificate representing Purchaser Common Shares in a name other than that of the registered holder of the Company Certificate so surrendered, or shall establish to the satisfaction of the Purchaser that such tax has been paid or is not applicable. No transfers of Company Common Stock shall be made on the stock transfer books of the Company after the Effective Time.

  (b) Promptly after the Effective Time, the Purchaser shall make available to the Exchange Agent (i) a sufficient number of certificates representing Purchaser Common Shares required to effect the exchange referred to in Section 3.3(a), (ii) in the event that the Purchaser shall declare and pay any dividends on Purchaser Common Shares subsequent to the Effective Time, cash in an amount sufficient to enable the Exchange Agent to pay the appropriate dividends on any Purchaser Common Shares when issued upon surrender of Company Certificates and (iii) cash in an amount sufficient to enable the Exchange Agent to pay cash in lieu of fractional PTR Common Shares pursuant to Section 3.4.

  (c) Promptly after the Effective Time, the Exchange Agent shall mail to each holder of record of a Company Certificate as of the Effective Time (i) a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon actual delivery of the Company Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for certificates representing Purchaser Common Shares. Upon surrender of Company Certificates for cancellation to the Exchange Agent, together with a duly executed letter of transmittal and such other documents as the Exchange Agent shall reasonably require, the holder of such Company Certificates shall be entitled to receive in exchange therefor a certificate representing that number of whole Purchaser Common Shares into which the shares of Company Common Stock theretofore represented by the Company Certificates so surrendered shall have been converted pursuant to the provisions of Section 3.1(a) and payment for any fractional Purchaser Common Share and any dividends that have been declared and may have become payable with respect to the Purchaser Common Shares with respect to record dates occurring after the Effective Time, and the Company Certificates so surrendered shall forthwith be cancelled. Until so surrendered, Company Certificates shall represent solely the right to receive the number of whole Purchaser Common Shares into which the shares of Company Common Stock shall have been converted, any dividends that have been declared and may have become payable with respect to the Purchaser Common Shares with respect to Record Dates occurring after the Effective Time and before the effective date of the exchange of Company Certificates for certificates representing Purchaser Common Shares and cash in lieu of a fractional Purchaser Common Share as contemplated by Section 3.4. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of Company Common Stock for any Purchaser Common Shares or dividends or distributions thereon delivered to a public official pursuant to applicable abandoned property, escheat or similar laws. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Purchaser Common Shares held by it from time to time hereunder.

  (d) At any time following 180 days after the Effective Time of the Merger, the Surviving Entity shall be entitled to require the Exchange Agent to deliver to the Surviving Entity any Purchaser Common Shares and cash deposited with the Exchange Agent to enable the Exchange Agent to pay for any fractional Purchaser Common Shares as well as any accrued dividends on Purchaser Common Shares pursuant to Section 3.3(a) which had been made available to the Exchange Agent by or on behalf of the Purchaser and which have not been disbursed to holders of Company Certificates, and thereafter such holders shall be entitled to look to the Surviving Entity (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the consideration payable upon due surrender of their Company Certificates.

  Section 3.4 No Fractional Securities. Notwithstanding any other provision of this Agreement, no certificates or scrip for fractional Purchaser Common Shares shall be issued in the Merger and no Purchaser Common Share dividend, share split or interest shall be paid or have effect with respect to any fractional interest in a Purchaser Common Share, and such fractional interests shall not entitle the owner thereof to vote or to any other rights of a security holder. In lieu of any such fractional shares, each holder of Company Common Stock who would otherwise have been entitled to receive a fraction of a Purchaser Common Share upon surrender of Company Certificates for exchange pursuant to this
Article III will receive a payment in cash therefor (without interest) at a pro rata price based on a price of $16.375 per Purchaser Common Share (which is the price on which the Exchange Ratio is based).

  Section 3.5 Dissenting Shareholders.

  (a) For each outstanding share of Company Common Stock, the holder of which has delivered to the Company a written demand for the fair value of such holder's Company Common Stock in accordance with Section 3-202 of the Maryland Code and whose rights have not terminated under such Section (any shareholder duly making such demand being hereinafter called a "Dissenting Shareholder"), such shares of Company Common Stock shall not be converted into or represent a right to receive Purchaser Common Shares hereunder. If any Dissenting Shareholder shall in accordance with Section 3-202 of the Maryland Code become entitled to receive payment of the fair value for his or her shares, such payment shall be made by the Purchaser and the shares of Company Common Stock held by such Dissenting Shareholder shall thereupon be cancelled. If the rights of any Dissenting Shareholder shall have terminated in accordance with Section 3-202 of the Maryland Code, such Dissenting Shareholder shall no longer be entitled to receive payment of the fair value of his or her shares of Company Common Stock under Section 3-202 of the Maryland Code and such shares of Company Common Stock shall thereupon be deemed as of the Effective Time of the Merger to have been converted into and to have become exchangeable for Purchaser Common Shares, together with payment for any fractional Purchaser Common Share and any dividends that may have become payable with respect to the Purchaser Common Shares, without any interest thereon, all in accordance with
Section 3.3(c) of this Agreement.

  (b) At all times prior to the Effective Time of the Merger, the Company shall give the Purchaser prompt notice of any written demands for the fair value of any shares of Company Common Stock, attempted withdrawals of such demands and any other instruments served pursuant to the Maryland Code and received by the Company relating to shareholders' rights to receive fair value of shares of Company Common Stock. The Company shall consult with the Purchaser regarding all negotiations between the Company and holders of Company Common Stock with respect to such demands. The Company shall not, except with the prior written consent of the Purchaser, voluntarily make any payment with respect to any demands for fair value of shares of Company Common Stock, or offer to settle or settle any such demands or approve any withdrawal of any such demands.

  Section 3.6 Closing. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603 on the date on which the last of the conditions set forth in Article VIII hereof is fulfilled or waived, or at such other time and place as the Purchaser and the Company shall mutually agree (the date on which the Closing occurs being the "Closing Date").

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

  The Company represents and warrants to the Purchaser as follows:

  Section 4.1 Organization and Qualification. The Company and each of the Company Subsidiaries (as hereinafter defined) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and each has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted and as it is proposed by the Company and each such Company Subsidiary to be conducted. The Company and each Company Subsidiary is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Company and the Company Subsidiaries, taken as a whole. True, accurate and complete copies of the charter and bylaws of the Company and each Company Subsidiary, in each case as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to the Purchaser.

  Section 4.2 Capitalization.

  (a) The authorized capital stock of the Company consists of 250 million shares of Company Common Stock. As of the date of this Agreement, 13,860,000 shares of the Company Common Stock were issued and outstanding and no shares of any other class of capital stock of the Company were issued and outstanding. All of the issued and outstanding shares of Company Common Stock are validly issued and are fully paid, nonassessable and free of preemptive rights. The authorized capital stock of each Company Subsidiary is owned 100% by the Company and all of the issued and outstanding shares of each Company Subsidiary are fully paid and nonassessable.

  (b) Except as set forth on Schedule 4.2(b) hereto, there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to grant, extend or enter into any such agreement or commitment. Except as set forth on Schedule 4.2(b) hereto, there are no voting trusts, proxies or other agreements or understandings to which the Company is a party or is bound with respect to the voting of any shares of capital stock of the Company or any Company Subsidiary.

  Section 4.3 Subsidiaries. The Company has no subsidiaries except as disclosed on Schedule 4.3 hereto (the "Company Subsidiaries"). Each Company Subsidiary is a "qualified REIT subsidiary" under Section 856 of the Code. Neither the Company nor any Company Subsidiary is a partner in any partnership or joint venture and neither will become one prior to the Effective Time.

  Section 4.4 Authority; Non-Contravention; Approvals.

  (a) The Company has full corporate power and authority to enter into this Agreement and, subject to the Company Shareholders' Approval (as hereinafter defined) and the Company Required Statutory Approvals (as hereinafter defined), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation by the Company of the transactions contemplated hereby, have been duly authorized by the Company's Board of Directors and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby, except for the Company Shareholders' Approval and the obtaining of the Company Required Statutory Approvals. This Agreement has been duly and validly executed and delivered by the Company, and, assuming the due authorization, execution and delivery hereof by the Purchaser and Security Capital, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

  (b) Except as set forth on Schedules 4.4(b) and 4.27 hereto, the execution and delivery of this Agreement by the Company do not, and the consummation by the Company of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any Company Subsidiary under any of the terms, conditions or provisions of (i) the Articles of Incorporation or Bylaws of the Company or any Company Subsidiary, (ii) subject to obtaining the Company Required Statutory Approvals and the receipt of the Company Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to the Company or any Company Subsidiary or, to the Company's best knowledge, any of their respective properties or assets, or
(iii) any note, bond, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company or any Company Subsidiary is now a party or by which the Company or any Company Subsidiary or, to the Company's best knowledge, any of their respective properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, be reasonably expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Company and the Company Subsidiaries, taken as a whole.

  (c) Except for (i) any filings by the Purchaser and the Company that may be required by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing of the Proxy/Information Statement and Prospectus (as hereinafter defined) with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Securities Act of 1933, as amended (the "Securities Act"), and the declaration of the effectiveness thereof by the SEC and filings with various state blue sky authorities, (iii) the making of the Merger Filing with the Department of Assessments and Taxation of the State of Maryland in connection with the Merger, (iv) any required filings with or approvals from applicable federal or state environmental authorities and (v) any required filings with or approvals from applicable federal or state housing authorities (the filings and approvals referred to in clauses (i) through (v) are collectively referred to as the "Company Required Statutory Approvals"), to the Company's best knowledge, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, be reasonably expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Company and the Company Subsidiaries, taken as a whole.

  Section 4.5 Financial Statements.

  (a) The Company has previously delivered to the Purchaser copies of its audited financial statements for the period ended December 31, 1993 and for the nine months ended September 30, 1994 (together, the "Company Financial Statements"). The Company Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and fairly present the financial position of the Company and the Company Subsidiaries on a consolidated basis as of the dates thereof and the results of their operations and cash flows for the periods then ended.

  (b) All of the accounts receivable of the Company and the Company Subsidiaries included in the Company Financial Statements or otherwise, including any transactions with related parties, reflect actual transactions, are collectible consistent with the Company's past history and will not be subject to offset or deduction and have arisen in the ordinary course of business.

  Section 4.6 Absence of Undisclosed Liabilities. Except as disclosed on
Schedule 4.6 hereto, neither the Company nor any Company Subsidiary had, at December 31, 1993, and neither has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature (other than ordinary and recurring operating expenses), (a) except liabilities, obligations or contingencies which are accrued or reserved against in the Company Financial Statements or reflected in the notes thereto and (b) except for any liabilities, obligations or contingencies which (i) would not, in the aggregate, be reasonably expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Company and the Company Subsidiaries, taken as a whole or (ii) have been discharged or paid in full prior to the date hereof.

  Section 4.7 Absence of Certain Changes or Events. Since December 31, 1993, there has not been any material adverse change, or any event (other than general economic or market conditions) which would reasonably be expected to result in a material adverse change, individually or in the aggregate, in the business, operations, properties, assets, liabilities, condition (financial or other), results of operations or prospects of the Company and the Company Subsidiaries, taken as a whole.

  Section 4.8 Litigation. There are no claims, suits, actions or proceedings pending or, to the best of the Company's knowledge without any independent investigation, threatened, against, relating to or affecting the Company, any Company Subsidiary or any of their respective properties before or by any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that could reasonably be expected, either alone or in the aggregate with all such claims, actions or proceedings, to affect materially and adversely the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Company and the Company Subsidiaries, taken as a whole. Neither the Company nor any Company Subsidiary is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or would have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Company and the Company Subsidiaries, taken as a whole.

  Section 4.9 Registration Statement and Proxy/Information Statement. None of the information to be supplied by the Company for inclusion in (a) the Registration Statement on Form S-4 to be filed under the Securities Act with the SEC by the Purchaser in connection with the Merger for the purpose of registering the Purchaser Common Shares to be issued in the Merger (the "Registration Statement") or (b) the proxy/information statement to be distributed in connection with the Company's and the Purchaser's meetings of their respective shareholders to vote upon this Agreement and the transactions contemplated hereby (the "Proxy/Information Statement" and, together with the prospectus included in the Registration Statement, the "Proxy/Information Statement and Prospectus") will, in the case of the Proxy/Information Statement and Prospectus or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy/Information Statement and Prospectus and any amendments thereof or supplements thereto, and at the time of the meetings of shareholders of the Company and Purchaser to be held in connection with the transactions contemplated by this Agreement or, in the case of the Registration Statement, as amended or supplemented, at the time it becomes effective and at the time of such meetings of the shareholders of the Company and the Purchaser, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy/Information Statement and Prospectus will comply as to form in all material respects with all applicable laws, including the provisions of the Securities Act and the Exchange Act (as applicable thereto) and the rules and regulations promulgated thereunder, except that no representation is made by the Company with respect to information supplied by the Purchaser or derived therefrom for inclusion therein.

  Section 4.10 No Violation of Law. To the knowledge of the Company, none of the Company or any Company Subsidiary is in violation of or has been given notice or been charged with any violation of any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which, in the aggregate, would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Company and the Company Subsidiaries, taken as a whole. To the knowledge of the Company, none of the Company Properties (as hereinafter defined) is in violation or has been given notice or been charged with any violation of any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which, in the aggregate, would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Company Properties, taken as a whole. No investigation or review of the Company or the Company Subsidiaries by any governmental or regulatory body or authority is pending or, to the best knowledge of the Company without any independent investigation, threatened, nor has any governmental or regulatory body or authority indicated to the Company or any Company Subsidiary an intention to conduct the same, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Company and the Company Subsidiaries, taken as a whole. Each of the Company and the Company Subsidiaries has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted and as proposed by the Company or such Company Subsidiary to be conducted, except for permits, licenses, franchises, variances, exemptions, orders, authorizations, consents and approvals the absence of which, alone or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Company and the Company Subsidiaries taken as a whole.

  Section 4.11 Compliance with Agreements. Neither the Company, any Company Subsidiary nor, to the best of the Company's knowledge without any independent investigation, any other party is in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under, (a) the Articles of Incorporation or Bylaws of the Company or the charter or bylaws of any Company Subsidiary or (b) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which the Company or any Company Subsidiary is a party or by which it is bound or to which any of its properties are subject, which breaches, violations and defaults, in the case of clause (b) of this Section 4.11, would be reasonably expected to have, in the aggregate, a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Company and the Company Subsidiaries taken as a whole.

  Section 4.12 Taxes.

  (a) The Company has duly filed with the appropriate governmental authorities all Tax Returns (as hereinafter defined) required to be filed by it for all periods ending on or prior to the Effective Time. Each such return and filing is true and correct in all material respects. All Taxes shown as due on all such returns and other filings have been paid and the Company Financial Statements reflect adequate reserves for all Taxes payable. No material issues have been raised in any examination by any taxing authority with respect to the businesses and operations of the Company which, by application of similar principles, reasonably could be expected to result in a proposed adjustment to the liability for Taxes for any other period not so examined. All Taxes which the Company is required by law to withhold or collect, including without limitation, sales and use taxes, have been duly withheld or collected and, to the extent required, have been paid over to the proper governmental authorities or are held in separate bank accounts for such purpose.

  (b) The Company has not filed for an extension of a statute of limitations with respect to any Tax and no governmental authorities have requested an extension of the statute of limitations with respect to any Tax.

  (c) For purposes of this Agreement, the term "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, withholding, social security, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the United States, or any state, local or foreign government or subdivision or agency thereof whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable or imposed on or with respect to any such taxes, charges, fees, levies or other assessments.

  (d) For purposes of this Agreement, the term "Tax Return" shall mean any return, report or other document or information required to be supplied to a taxing authority in connection with Taxes.

  Section 4.13 Employee Benefit Plans; ERISA. The Company does not maintain or contribute to, and is not a party to, any employee benefit plans, programs, arrangements or practices, including employee benefit plans within the meaning set forth in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and all regulations promulgated thereunder, as in effect from time to time ("ERISA"), or any written employment contracts which contracts are not immediately terminable without penalty or further liability, or other similar material arrangements for the provision of benefits.

  Section 4.14 Certain Agreements.

  (a) Neither the Company nor any Company Subsidiary is a party to any oral or written (i) consulting or similar agreement with any present or former director or officer or any entity controlled by any such person not terminable on 30 days' or less notice, (ii) agreement with any executive officer of the Company or any Company Subsidiary the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any Company Subsidiary of the nature contemplated by this Agreement, (iii) agreement with respect to the employment of any executive officer of the Company or any Company Subsidiary or (iv) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of the transactions contemplated by this Agreement.

  (b) Neither the Company nor any Company Subsidiary is indebted for money borrowed, either directly or indirectly, from any of its officers or directors, or any Affiliate (as hereinafter defined), in any amount whatsoever; nor are any of its officers, directors or Affiliates indebted for money borrowed from the Company; nor are there any transactions between the Company or any Company Subsidiary and any of its officers, directors or Affiliates not subject to cancellation which will continue beyond the time the Merger becomes effective, including, without limitation, use of the Company's or any Company Subsidiary's assets for personal benefit with or without adequate compensation. For purposes of this Agreement, the term "Affiliate" shall mean any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. As used in the foregoing definition, the term (i) "control" shall mean the power through the ownership of voting securities, contract, or otherwise to direct the affairs of another Person and (ii) "Person" shall mean an individual, firm, trust, association, corporation, partnership, government (whether federal, state, local or other political subdivision, or any agency or bureau of any of them) or other entity.

  Section 4.15 Books, Records and Accounts. The Company's books, records and accounts fairly and accurately reflect the transactions and dispositions of assets of the Company and the Company Subsidiaries, and the Company's system of internal accounting controls is sufficient to assure that: (i) transactions are executed in accordance with management's authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles, and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed on Schedule 4.15 hereto, the Company has segregated all funds for security and similar deposits received from its lessees. Set forth on
Schedule 4.15 hereto is a complete list of all bank accounts maintained by the Company and each Company Subsidiary.

  Section 4.16 Company Ownership of Purchaser Common Shares. The Company is not, and as of the Effective Time will not be, the "beneficial owner" (as such term is defined in rules and regulations under the Securities Act and the Exchange Act) of, any of the outstanding Purchaser Common Shares.

  Section 4.17 Contracts, Etc. Schedule 4.17 hereto consists of a true and complete list of all contracts, agreements, commitments and other instruments (whether oral or written, and including any and all amendments or modifications thereto) to which the Company or any Company Subsidiary is a party that: (i) involve a receipt or an expenditure or require the performance of services or delivery of goods to, by, through, on behalf of or for the benefit of the Company or any Company Subsidiary, which in each case relates to a contract, agreement, commitment or instrument that either (A) requires payments or receipts in excess of $100,000 per year or (B) are not terminable by the Company or a Company Subsidiary on notice of 30 days or less without penalty or the Company or a Company Subsidiary being liable for damages; or (ii) involve an obligation for the performance of services or delivery of goods by the Company or any Company Subsidiary that cannot, or in reasonable probability will not, be performed within 45 days subsequent to the date of this Agreement.

  Section 4.18 Disclosure. No statement contained herein or in any certificate, schedule, list, exhibit or other instrument furnished by the Company to the Purchaser pursuant to the provisions hereof contains or will contain any untrue statement of any material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

  Section 4.19 Brokers and Finders. The Company has not employed any broker, finder or other intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

  Section 4.20 REIT Qualification. As of the Effective Time, the Company will be organized in conformity with the requirements for qualification as a "real estate investment trust" under the Code and the Company's method of operations will enable it to satisfy the requirements for qualification as a "real estate investment trust" under the Code.

  Section 4.21 Title to Properties. The Company has good and marketable title in fee simple to all real property owned by it (individually, a "Company Property" and collectively, the "Company Properties"), and good and marketable title to all personal property owned by it which is material to its business, in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than those disclosed on Schedules 4.24 and 4.27 hereto and those which would not, either individually or in the aggregate, have a material adverse effect on any Company Property (collectively, the "Company Permitted Encumbrances").

  Section 4.22 Title Insurance. An owner's policy of title insurance issued by a nationally recognized title insurance company in a form and containing coverages customarily approved and required by institutional investors has been obtained for each Company Property. Each owner's policy of title insurance insures the fee simple ownership interest of the Company or the appropriate Company Subsidiary in each Company Property subject only to the Company Permitted Encumbrances and is in an amount at least equal to the sum of (i) the cost of the acquisition of such Company Property and (ii) any subsequent cost of the construction and installation of the improvements made by the Company located on such Company Property (measured at the time of such construction).

  Section 4.23 Environmental Matters. The Company has previously delivered to the Purchaser copies of all Phase I environmental assessments conducted on or with respect to the Company Properties. Except as disclosed in such assessments, the Company has no knowledge of (i) the unlawful presence of any Hazardous Materials (as hereinafter defined) on any of the properties of the Company or (ii) any unlawful spills, releases, discharges or disposal of Hazardous Materials that have occurred or are presently occurring off any of the Company Properties as a result of any construction on or operation and use of any of the Company

Properties. "Hazardous Materials" shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, polychlorinated biphenyls and, only to the extent it exists at levels which are considered hazardous to human health, radon gas and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "toxic substances," "toxic pollutants," "contaminants" or "pollutants" or words of similar import, under any applicable environmental laws.

  Section 4.24 Defects. To the best of the Company's knowledge without any independent investigation, there are no material defects in the improvements located on a Company Property including, without limitation, any defect in the foundation, structural systems or roof or the electrical, plumbing, heating, ventilating or air conditioning systems included within the improvements located on such Company Property and there are no repairs or deferred maintenance required to be made thereto.

  Section 4.25 Condemnation. There is no pending or, to the best of the Company's knowledge without any independent investigation, threatened, public or private condemnation or similar proceeding affecting a Company Property or any part thereof which would reasonably be expected to have a material adverse effect upon the present maintenance, operation, occupancy or use of such Company Property.

  Section 4.26 Taxes and Assessments on Company Properties. There are no material unpaid real estate property taxes or assessments due and payable against a Company Property. Neither the Company nor any Company Subsidiary has received any notice of assessment for public improvements with respect to or relating to a Company Property.

  Section 4.27 Mortgages. Schedule 4.27 hereto sets forth a complete and correct list of all mortgages, deeds of trust, deeds to secure debt and other similar security interests encumbering the Company Properties or any part thereof (individually, a "Company Mortgage" and collectively, the "Company Mortgages") and sets forth a complete and correct description of (a) the Company Property encumbered by each Company Mortgage; (b) the names of the obligor, guarantor, if any, and the holder of each Company Mortgage; (c) the priority of each Company Mortgage and any mortgage, deed of trust or other similar instrument that is either prior to or subordinate to each Company Mortgage; (d) the original principal amount of the debt secured by each Company Mortgage, the current rate of interest thereunder and the current outstanding principal balance thereof; (e) the maturity date of the debt secured by each Company Mortgage, the type of debt secured thereby and whether any balloon payment is due at the maturity of the debt secured thereby; and (f) the amount of the current monthly payment of interest, principal or other amounts due under each Company Mortgage and the amount of any other mandatory principal or other payment due thereunder prior to the maturity date of the debt secured thereby. Each Company Mortgage is valid and enforceable, is in full force and effect, and has not been amended, modified or supplemented except as set forth on Schedule 4.27 hereto. All payments, installments and charges due and payable under a Company Mortgage have been paid in full. Neither the Company nor any Company Subsidiary has received notice of default by the Company or any Company Subsidiary (which default has not previously been cured) from the holder of a Company Mortgage nor, to the best of the Company's knowledge, does any condition or event exist which with the giving of notice or the passage of time, or both, would constitute a default by the Company or any Company Subsidiary under a Company Mortgage. Except as set forth on Schedule 4.27 hereto, the occurrence of any of the transactions contemplated by this Agreement will not require the consent or approval of the holder of a Company Mortgage and will not violate, conflict with or constitute a default by the Company or any Company Subsidiary under a Company Mortgage or result in a condition or event which with the giving of notice or the passage of time, or both, would constitute a default by the Company under a Company Mortgage.

  Section 4.28 Investment Company Act. The Company is not, and as of the Effective Time will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

                                   ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

  The Purchaser represents and warrants to the Company and Security Capital as follows:

  Section 5.1 Organization and Qualification. The Purchaser and each of the Purchaser Subsidiaries (as hereinafter defined) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and each has the requisite power, corporate or otherwise, and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted and as it is proposed by the Purchaser to be conducted. The Purchaser and each Purchaser Subsidiary is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Purchaser and the Purchaser Subsidiaries, taken as a whole. True, accurate and complete copies of each of the Declaration of Trust and Bylaws of the Purchaser and the charter and bylaws, partnership agreement or other organizational documents of each Purchaser Subsidiary as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to the Company.

  Section 5.2 Capitalization.

  (a) The authorized capital shares of the Purchaser consists of 150,000,000 Shares of Beneficial Interest, $1.00 par value per share, of which 50,455,816 Purchaser Common Shares are issued and outstanding as of December 6, 1994 and of which 9,200,000 Cumulative Convertible Series A Shares of Beneficial Interest (the "Purchaser Preferred Shares") are issued and outstanding as of December 6, 1994. All of the issued and outstanding Purchaser Common Shares and Purchaser Preferred Shares are validly issued, fully paid and, except as described in the Proxy/Information Statement and Prospectus, nonassessable and free of preemptive rights. No subsidiary of the Purchaser holds any capital shares of the Purchaser. The authorized capital stock of each Purchaser Subsidiary that is a corporation is owned 100% by the Purchaser and all of the issued and outstanding shares of each such Purchaser Subsidiary are fully paid and nonassessable.

  (b) Except as set forth on Schedule 5.2(b) hereto, as of the date hereof, there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement that is presently exercisable obligating the Purchaser or any Purchaser Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional capital shares of the Purchaser or any Purchaser Subsidiary or obligating the Purchaser or any Purchaser Subsidiary to grant, extend or enter into any such agreement or commitment. Except as set forth on
Schedule 5.2(b) hereto, there are no voting trusts, proxies or other agreements or understandings to which the Purchaser is a party or is bound with respect to the voting of any capital shares of the Purchaser or any Purchaser Subsidiary. The Purchaser Common Shares to be issued to shareholders of the Company in connection with the Merger will be at the Effective Time duly authorized, validly issued, fully paid and, except as described in the Proxy/Information Statement and Prospectus, nonassessable, and free of preemptive rights. The Purchaser Common Shares to be issued in the Merger will, when issued, be registered under the Securities Act and the Exchange Act and registered or exempt from registration under any applicable state securities laws.

  Section 5.3 Subsidiaries. The Purchaser has no subsidiaries except as disclosed on Schedule 5.3 hereto (the "Purchaser Subsidiaries"). Each Purchaser Subsidiary is a "qualified REIT subsidiary" under Section 856 of the Code.

  Section 5.4 Authority; Non-Contravention; Approvals.

  (a) The Purchaser has full power, corporate or otherwise, and authority to enter into this Agreement and, subject to the Purchaser Shareholders' Approval (as hereinafter defined) and the Purchaser Required

Statutory Approvals (as hereinafter defined), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation by the Purchaser of the transactions contemplated hereby, have been duly authorized by the Purchaser's Board of Trustees and no other trust proceedings on the part of the Purchaser are necessary to authorize the execution and delivery of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby, except for the Purchaser Shareholders' Approval and the obtaining of the Purchaser Required Statutory Approvals. This Agreement has been duly and validly executed and delivered by the Purchaser, and, assuming the due authorization, execution and delivery hereof by the Company and Security Capital, constitutes a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

  (b) The execution and delivery of this Agreement by the Purchaser do not, and the consummation by the Purchaser of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Purchaser under any of the terms, conditions or provisions of (i) the Purchaser's Declaration of Trust or Bylaws, (ii) subject to obtaining the Purchaser Required Statutory Approvals and the Purchaser Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to the Purchaser or any Purchaser Subsidiary or, to the Purchaser's best knowledge, any of their respective properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Purchaser or any Purchaser Subsidiary is now a party or by which the Purchaser or any Purchaser Subsidiary or, to the Purchaser's best knowledge, any of their respective properties or assets may be bound, excluding from the foregoing clauses (ii) and (iii) such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, be reasonably expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Purchaser and the Purchaser Subsidiaries, taken as a whole.

  (c) Except for (i) any filings by the Purchaser and the Company that may be required by the HSR Act, (ii) the filing of the Registration Statement, including the Proxy/Information Statement and Prospectus with the SEC pursuant to the Securities Act and the Exchange Act, and the declaration of the effectiveness thereof by the SEC and filings with various state blue sky authorities, (iii) the making of the Merger Filing with the Department of Assessments and Taxation of the State of Maryland in connection with the Merger, (iv) any required filings with or approvals from applicable federal or state environmental authorities and (v) any required filings with or approvals from applicable federal or state housing authorities (the filings and approvals referred to in clauses (i) through (v) are collectively referred to as the "Purchaser Required Statutory Approvals"), to the Purchaser's best knowledge, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by the Purchaser or the consummation by the Purchaser of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, be reasonably expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Purchaser.

  Section 5.5 Reports and Financial Statements.

  (a) The Purchaser has filed with the SEC, all forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it under each of the Securities Act and the Exchange Act and the respective rules and regulations thereunder all of which complied in all material respects with all applicable requirements of the appropriate federal securities act and the rules and regulations thereunder. The Purchaser has previously delivered to the Company copies of its (i) Annual Reports on Form 10-K for the fiscal year ended December 31, 1993 (the "Purchaser 10-K") and for each of the fiscal years ended December 31, 1992 and 1991, as filed with the SEC, (ii) annual reports to shareholders for the three most recent fiscal years in the form provided to shareholders, (iii) proxy and information statements relating to all meetings of its shareholders (whether annual or special) from January 1, 1991 until the date hereof, (iv) Quarterly Report on Form 10-Q for the nine months ended September 30, 1994 (the "Purchaser 10-Q") and (v) all other reports or registration statements filed by the Purchaser with the SEC since January 1, 1991 (other than Registration Statements filed on Form S-8) (collectively, the "Purchaser SEC Reports"). As of their respective dates, the Purchaser SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements of the Purchaser included in such reports (the "Purchaser Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and fairly present the financial position of the Purchaser and the Purchaser Subsidiaries on a consolidated basis as of the dates thereof and the results of their operations and cash flows for the periods then ended (except that the unaudited condensed interim financial statements do not contain certain information and footnote disclosures normally included in financial statements and are subject to normal year-end audit adjustments, which individually and in the aggregate, will not materially adversely affect the unaudited interim financial statements).

  (b) All of the accounts receivable of the Purchaser and the Purchaser Subsidiaries included in the Purchaser Financial Statements or otherwise, including any transactions with related parties, reflect actual transactions and will not be subject to offset or deduction and have arisen in the ordinary course of business.

  Section 5.6 Absence of Certain Changes or Events. Since December 31, 1993, there has not been any material adverse change or any event (other than general economic or market conditions) which would reasonably be expected to result in a material adverse change, individually or in the aggregate, in the business, operations, properties, assets, liabilities, condition (financial or other), results of operations or prospects of the Purchaser and the Purchaser Subsidiaries, taken as a whole.

  Section 5.7 Registration Statement and Proxy/Information Statement. None of the information to be supplied by the Purchaser for inclusion or incorporation by reference in (a) the Registration Statement or (b) the Proxy/Information Statement and Prospectus will, in the case of the Proxy/Information Statement and Prospectus or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy/Information Statement and Prospectus and any amendments thereof or supplements thereto, and at the time of the meetings of shareholders of the Company and the Purchaser to be held in connection with the transactions contemplated by this Agreement or, in the case of the Registration Statement, as amended or supplemented, at the time it becomes effective and at the time of such meeting of the shareholders of the Company and the Purchaser, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy/Information Statement and Prospectus will comply as to form in all material respects with all applicable laws, including the provisions of the Securities Act and the Exchange Act (as applicable thereto) and the rules and regulations promulgated thereunder, except that no representation is made by the Purchaser with respect to information supplied by the Company or derived therefrom for inclusion therein.

  Section 5.8 Taxes. (a) The Purchaser has duly filed with the appropriate governmental authorities all Tax Returns required to be filed by it for all periods ending on or prior to the Effective Time. Each such return and filing is true and correct in all material respects. All Taxes shown as due on all such returns and other filings have been paid. No material issues have been raised in any examination by any taxing authority with respect to the businesses and operations of the Purchaser which, by application of similar principles, reasonably could be expected to result in a proposed adjustment to the liability for Taxes for any other period not so examined. All Taxes which the Purchaser is required by law to withhold or collect, including without limitation, sales and use taxes, have been duly withheld or collected and, to the extent required, have been paid over to the proper governmental authorities or are held in separate bank accounts for such purpose.

  (b) The Purchaser has not filed for an extension of a statute of limitations with respect to any Tax and no governmental authorities have requested an extension of the statute of limitations with respect to any Tax.

  Section 5.9 Disclosure. No statement contained herein or in any certificate, schedule, list, exhibit or other instrument furnished by the Purchaser to the Company pursuant to the provisions hereof contains or will contain any untrue statement of any material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

  Section 5.10 Brokers and Finders. The Purchaser has not employed any broker, finder or other intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

  Section 5.11 REIT Qualification. The Purchaser qualifies as a "real estate investment trust" under the Code and the Purchaser's methods of operations will enable it to continue to satisfy the requirements for qualification as a "real estate investment trust" under the Code.

  Section 5.12 Investment Company Act. The Purchaser is not, and as of the Effective Time will not be, an "investment company" within the meaning of the Investment Company Act of 1940.

  Section 5.13 NYSE Listing. The Purchaser Common Shares are, and as of the Effective Time will be, listed on the NYSE.

                                   ARTICLE VI

               REPRESENTATIONS AND WARRANTIES OF SECURITY CAPITAL

  Security Capital represents and warrants to the Purchaser as follows:

  Section 6.1 Organization and Qualification. Security Capital is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted and as it is proposed by Security Capital to be conducted. Security Capital is qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of Security Capital. True, accurate and complete copies of the Articles of Incorporation and Bylaws of Security Capital as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to the Company and the Purchaser.

  Section 6.2 Authority: Non-Contravention; Approvals.

  (a) Security Capital has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation by Security Capital of the transactions contemplated hereby, have been duly authorized by Security Capital's Board of Directors and no other corporate proceedings on the part of Security Capital are necessary to authorize the execution and delivery of this Agreement and the consummation by Security Capital of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Security Capital and, assuming the due authorization, execution and delivery hereof by the Company and the Purchaser, constitutes a valid and binding agreement of Security Capital enforceable against Security Capital in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

  (b) Except as set forth on Schedule 6.2(b) hereto, the execution and delivery of this Agreement by Security Capital do not, and the consummation by Security Capital of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Security Capital under any of the terms, conditions or provisions of (i) Security Capital's Articles of Incorporation or Bylaws, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to Security Capital or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Security Capital is now a party or by which Security Capital may be bound, excluding from the foregoing clauses (ii) and (iii) such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, be reasonably expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of Security Capital.

  (c) To Security Capital's best knowledge, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by Security Capital or the consummation by Security Capital of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, be reasonably expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of Security Capital.

  Section 6.3 Investment Company Act. Security Capital is not, and as of the Effective Time will not be, an "investment company" within the meaning of the Investment Company Act.

  Section 6.4 No Disposition of Shares. Security Capital (i) has no plan or intention to sell, transfer or otherwise dispose of more than 50% of the Purchaser Common Shares that it will receive in exchange for its Company Common Stock pursuant to the Merger within the two-year period following its receipt of such shares and (ii) will not sell, transfer or otherwise dispose of more than 50% of the Purchaser Common Shares that it will receive in exchange for its Company Common Stock pursuant to the Merger within the two-year period following its receipt of such shares, other than transfers of such shares to a wholly owned subsidiary of Security Capital and a subsequent bona fide pledge of such shares by such subsidiary to secure a loan. Further, Security Capital will not sell, transfer or otherwise dispose of any of its Company Common Stock to any person or entity prior to the Effective Time, other than transfers of such stock to a wholly owned subsidiary of Security Capital and a subsequent bona fide pledge of such shares by such subsidiary to secure a loan.

                                  ARTICLE VII

                    CONDUCT OF BUSINESSES PENDING THE MERGER

  Section 7.1 Conduct of Business by the Company Pending the Merger. After the date hereof and prior to the Closing Date or earlier termination of this Agreement, except as the Purchaser shall otherwise agree in writing or as may be otherwise specifically contemplated by this Agreement, the Company shall:

    (a) conduct its business in the ordinary and usual course of business and consistent with past practice;

    (b) not (i) amend or propose to amend its Articles of Incorporation or Bylaws, or (ii) split, combine or reclassify its outstanding capital stock or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise; provided, however, that the Company may declare and pay dividends equal to 100% of its net earnings (determined in accordance with generally accepted accounting principles).

    (c) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of the Company's capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock or amend or modify the terms and conditions of any of the foregoing, except that in the ordinary course of its business and consistent with its past practices, the Company may issue shares in connection with the exercise of the rights to acquire Company Common Stock listed on Schedule 4.2(b) hereto, in all events in accordance with the terms thereof and except that the Company may issue shares of Company Common Stock to Security Capital in exchange for a capital contribution by Security Capital of not less than $10.00 per share in connection with the funding of acquisitions or developments by the Company or repayments of borrowings by the Company of the Company Revolving Line of Credit (as hereinafter defined) used for acquisitions or developments (provided, that to the extent practicable, the Company shall fund such acquisitions or developments under the Company Revolving Line of Credit);

    (d) not (i) incur or become contingently liable with respect to any indebtedness for borrowed money (provided, however, that the Company may from time to time make additional borrowings under the Company Revolving Line of Credit up to the total amount then available for borrowing thereunder and the Company may assume additional indebtedness in connection with the acquisition of additional properties), (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock, other than as required by the governing terms of such securities, (iii) take any action which would jeopardize the Company's status as a real estate investment trust, (iv) make any acquisition of any assets or businesses except for the consummation of the matters set forth on Schedule
  4.17 hereto, (v) sell any assets or businesses, or (vi) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing, except as contemplated by Schedule 4.17 hereto;

    (e) use reasonable efforts to preserve intact its business organization and goodwill, keep available the services of its present officers, and preserve the goodwill and business relationships with all lessees, operators, suppliers, distributors, customers, and others having business relationships with the Company and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by this Agreement;

    (f) confer with one or more representatives of the Purchaser when requested to report on material operational matters and the general status of ongoing operations of the Company's business;

    (g) not enter into or amend any special pay arrangement with any directors, officers or other representatives or agree to do so;

    (h) not, other than in accordance with established compensation adjustment policies and as contemplated by this Agreement, increase the rate of remuneration payable to any of its directors, officers or other representatives, or agree to do so;

    (i) maintain, in full force and effect, with all premiums due thereon paid, policies of insurance covering all of the insurable tangible assets and businesses of the Company and the Company Subsidiaries in amounts and as to foreseeable risks usually insured against by persons operating similar businesses under valid and enforceable policies of insurance issued by nationally recognized insurers; and

    (j) not take any action which would jeopardize the Company's ability to qualify as a real estate investment trust under the Code.

  Section 7.2 Conduct of Business by the Purchaser Pending the Merger. After the date hereof and prior to the Closing Date or earlier termination of this Agreement, unless the Company shall otherwise agree in writing or as may be otherwise specifically contemplated by this Agreement, the Purchaser shall:

    (a) conduct its business in the ordinary and usual course of business and consistent with past practice;

    (b) not (i) amend or propose to amend its Declaration of Trust or Bylaws (other than as contemplated in the Articles of Merger or as required by Maryland law applicable to real estate investment trusts), or (ii) split, combine or reclassify its outstanding capital shares or declare, set aside or pay any dividend or distribution payable in cash, shares, property or otherwise other than regular quarterly dividends on Purchaser Common Shares in an amount not to exceed $0.2875 per Purchaser Common Share;

    (c) not take any action which would jeopardize the Purchaser's status as a real estate investment trust;

    (d) use reasonable efforts to preserve intact its business organization and goodwill, keep available the services of its present officers and preserve the goodwill and business relationships with all lessees, operators, suppliers, distributors, customers, and others having business relationships with the Purchaser and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by this Agreement;

    (e) confer with one or more representatives of the Company when requested to report on material operational matters and the general status of ongoing operations of the Purchaser's business;

    (f) file its Annual Report on Form 10-K for the year ending December 31, 1994 on or before the date prescribed therefor pursuant to the Exchange Act and such report shall comply with all of the requirements of the Exchange Act; and

    (g) maintain, in full force and effect, with all premiums due thereon paid, policies of insurance covering all of the insurable tangible assets and businesses of the Purchaser in amounts and as to foreseeable risks usually insured against by persons operating similar businesses under valid and enforceable policies of insurance issued by nationally recognized insurers.

  Section 7.3 Acquisition Transactions. After the date hereof and prior to the Effective Time or earlier termination of this Agreement, unless the Purchaser shall otherwise agree in writing, the Company shall not initiate, solicit, negotiate, encourage, or provide confidential information to facilitate, and the Company shall cause any officer or director of the Company or any attorney, accountant, investment banker or other agent retained by the Company not to initiate, solicit, negotiate, encourage, or provide confidential information to facilitate, any proposal or offer to acquire all or any substantial part of the business and properties of the Company, or capital stock of the Company, whether by merger, purchase of assets, tender offer or otherwise, whether for cash, securities or any other consideration or combination thereof.

                                  ARTICLE VIII

                             ADDITIONAL AGREEMENTS

  Section 8.1 Access to Information. The Company shall afford to the Purchaser and its accountants, counsel, financial advisors and other representatives (the "Purchaser Representatives") and the Purchaser shall afford to the Company and its accountants, counsel, financial advisors and other representatives (the "Company Representatives") full access during normal business hours throughout the period prior to the Effective Time to all properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) of the Company and the Purchaser, as appropriate, and, during such period, each shall furnish promptly to the other (a) a copy of each report, schedule and other document filed or received pursuant to the requirements of federal or state securities laws or filed with the SEC in connection with the transactions contemplated by this Agreement or which may have a material effect on the Company's or the Purchaser's business, properties or personnel, as appropriate, and (b) such other information concerning their respective businesses, properties and personnel as shall be reasonably requested; provided that no investigation pursuant to this Section 8.1 shall affect any representation or warranty made herein or the conditions to the obligations of the respective parties hereto to consummate the Merger. The Company shall promptly advise the Purchaser and the Purchaser shall promptly advise the Company in writing of any change or the occurrence of any event after the date of this Agreement having, or which, insofar as can reasonably be foreseen, in the future may have, any material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Company and the Company Subsidiaries, taken as a whole, or the Purchaser and the Purchaser Subsidiaries, taken as a whole, as the case may be.

  Section 8.2 Registration Statement and Proxy/Information Statement. The Purchaser and the Company shall file with the SEC as soon as is reasonably practicable after the date hereof the Proxy/Information Statement and Prospectus and shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable. The Purchaser shall also take any action required to be taken under applicable state blue sky or securities laws in connection with the issuance of Purchaser Common Shares. The Purchaser and the Company shall promptly furnish to each other all information, and take such other actions, as may reasonably be requested in connection with any action by any of them in connection with the preceding sentence and shall cooperate with one another and use their respective best efforts to facilitate the expeditious consummation of the transactions contemplated by this Agreement.

  Section 8.3 Shareholders' Approval. The Purchaser shall promptly take such action as may be required by its Declaration of Trust and applicable law and the Company shall promptly take such action as may be required by its Articles of Incorporation and applicable law to obtain the requisite shareholder approval of this Agreement and the transactions contemplated hereby (the "Purchaser Shareholders' Approval" and "Company Shareholders' Approval," as appropriate), and the Purchaser and the Company shall each use their respective best efforts to obtain shareholder approval and adoption of this Agreement and the transactions contemplated hereby as soon as practicable following the date upon which the Registration Statement is declared effective by the SEC. The Board of Trustees of the Purchaser and the Board of Directors of the Company shall recommend to their respective shareholders the approval of this Agreement and of the transactions contemplated by this Agreement.

  Section 8.4 Compliance with the Securities Act. The Company shall use its best efforts to cause each principal executive officer, each director and each other person who is an "affiliate," as that term is used in paragraphs (c) and
(d) of Rule 145 under the Securities Act, of the Company to deliver to the Purchaser on or prior to the Effective Time a written agreement (an "Affiliate Agreement") to the effect that such person will not offer to sell, sell or otherwise dispose of any Purchaser Common Shares issued in the Merger, except, in each case, pursuant to an effective registration statement or in compliance with Rule 145, as amended from time to time, or in a transaction which, in the opinion of legal counsel satisfactory to the Purchaser, is exempt from the registration requirements of the Securities Act.

  Section 8.5 NYSE. The Purchaser shall use its best efforts to effect, at or before the Effective Time, authorization for listing on the NYSE upon official notice of issuance, of the Purchaser Common Shares to be issued pursuant to the Merger.

  Section 8.6 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with filing, printing and distributing the Proxy/Information Statement and Prospectus shall be paid by the Purchaser.

  Section 8.7 Agreement to Cooperate. Subject to the terms and conditions herein provided, each of the parties hereto shall cooperate and use its respective best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its best efforts to identify and obtain all necessary or appropriate waivers, consents and approvals to effect all necessary registrations, filings and submissions (including, but not limited to, the Company Required Statutory Approvals, the Purchaser Required Statutory Approvals, any filings under federal and state securities laws and, if necessary, the HSR Act and any submissions requested by the Federal Trade Commission or Department of Justice in connection therewith) and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible), subject, however, to obtaining the Company Shareholders' Approval and the Purchaser Shareholders' Approval.

  Section 8.8 Public Statements. The parties shall consult with each other prior to issuing any press release or any written public statement with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or written public statement prior to review and approval by the other party, except that prior review and approval shall not be required if, in the reasonable judgment of the party seeking to issue such release or public statement, prior review and approval would prevent the timely dissemination of such release or announcement in violation of any applicable law, rule, regulation or policy of the NYSE.

  Section 8.9 Corrections to the Proxy/Information Statement and Prospectus and Registration Statement. Prior to the date of the Company Shareholders' Approval and the Purchaser Shareholders' Approval, each of the Purchaser and the Company shall correct promptly any information provided by it to be used specifically in the Proxy/Information Statement and Prospectus and Registration Statement or relating to it and incorporated by reference into the Proxy/Information Statement and Prospectus and Registration Statement that shall have become false or misleading in any material respect and shall take all steps necessary to file with the SEC and have declared effective or cleared by the SEC any amendment or supplement to the Proxy/Information Statement and Prospectus or the Registration Statement so as to correct the same and to cause the Proxy/Information Statement and Prospectus as so corrected to be disseminated to the shareholders of the Company and the Purchaser, in each case to the extent required by applicable law.

  Section 8.10 Continued Qualification as a Real Estate Investment Trust. From and after the date hereof through the Effective Time, the Purchaser will maintain its qualification as "real estate investment trust" and the Company will conduct its operations consistent with enabling it to elect to be treated as a "real estate investment trust" under the Code. The Purchaser will not undertake any action prior to, on, or after the Effective Time that jeopardizes the status of the Company as a "real estate investment trust" under the Code and will elect "real estate investment trust" status effective for the Company for the taxable year beginning August 31, 1994.

  Section 8.11 Revolving Credit Agreement. On or prior to the Effective Time, the Purchaser shall repay all outstanding borrowings of the Company under that certain Credit Agreement dated as of October 17, 1994 among the Company, Wells Fargo Investors and the other lenders named therein (the "Company Revolving Line of Credit") and the Company shall cause such agreement to be terminated.

  Section 8.12 Voting of Shares. Security Capital will vote all Purchaser Common Shares and all shares of Company Common Stock owned by it in favor of the Merger.

                                   ARTICLE IX

                                   CONDITIONS

  Section 9.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

    (a) Each other party shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of such party shall be true and correct in all material respects on and as of (i) the date made and (ii) the Closing Date with the same effect as if made on that date; and each other party shall have received a certificate of an executive officer of such party to that effect;

    (b) This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of shareholders of the Purchaser and the Company;

    (c) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect and no proceeding for that purpose shall have been initiated or threatened by the SEC;

    (d) No preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the Merger shall have been issued and remain in effect (each party agreeing to use its best efforts to have any such injunction, order or decree lifted);

    (e) All governmental consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and be in effect at the Effective Time (including the Company Required Statutory Approvals and the Purchaser Required Statutory Approvals), and all consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated hereby shall have become final orders;

    (f) The Company and the Purchaser shall each have received an opinion from their respective counsel to the effect that (i) the Merger will qualify as a reorganization under Section 368 of the Code, (ii) no income or gain will be recognized by the Company or the Purchaser as a result of the Merger and (iii) no gain or loss will be recognized by shareholders of the Company and the Purchaser (except for cash received in lieu of fractional shares and by dissenting shareholders); and

    (g) Each of the parties shall have acquired all consents required from third parties necessary to consummate the Merger.

  Section 9.2 Conditions to Obligation of the Company to Effect the Merger. Unless waived by the Company, the obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

    (a) The Company shall have received an opinion from King & Spalding, counsel to the Purchaser, dated the Closing Date, substantially in the form set forth in Exhibit II hereto;

    (b) The Purchaser Common Shares to be issued in connection with the Merger shall have been authorized for listing on the NYSE upon official notice of issuance;

    (c) No governmental consent, order or approval legally required for the consummation of the Merger and the transactions contemplated hereby shall have any terms which in the reasonable judgment of the Company, when taken together with the terms of all such consents, orders or approvals, would materially impair the value of the Purchaser Common Shares to be received by shareholders of the Company as a result of the Merger, and no governmental authority shall have promulgated any statement, rule or regulation which, when taken together with all such promulgations, would materially impair the value of the Purchaser Common Shares to be received by shareholders of the Company as a result of the Merger; and

    (d) The Company shall have received an opinion from Mayer, Brown & Platt that the performance of this Agreement will not jeopardize the ability of the status of the Company as a "real estate investment trust" under the Code.

  Section 9.3 Conditions to Obligation of the Purchaser to Effect the Merger. Unless waived by the Purchaser, the obligation of the Purchaser to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional following conditions:

    (a) The Purchaser shall have received an opinion from Mayer, Brown & Platt, counsel to the Company dated the Closing Date, substantially in the form set forth in Exhibit III hereto;

    (b) The Purchaser's Board of Trustees and Special Committee shall have received from an investment banking firm satisfactory to the Purchaser's Board of Trustees and Special Committee, an opinion to the effect that, as of the date hereof, the Exchange Ratio was fair, from a financial point of view, to the Purchaser's shareholders, and such opinion shall not have been withdrawn, revoked or modified;

    (c) The Affiliate Agreements required to be delivered to the Purchaser pursuant to Section 8.4 shall have been furnished as required by Section 8.4;

    (d) No governmental consent, order or approval legally required for the consummation of the Merger and the transactions contemplated hereby shall have any terms which in the reasonable judgment of the Purchaser, when taken together with the terms of all such consents, orders or approvals, would materially impair the value of the Company to the Purchaser, and no governmental authority shall have promulgated any statute, rule or regulation which, when taken together with all such promulgations, would materially impair the value of the Company to the Purchaser; and

    (e) The Purchaser shall have received an opinion from King & Spalding that the performance of this Agreement will not jeopardize the status of the Purchaser as a "real estate investment trust" under the Code.

                                   ARTICLE X

                       TERMINATION, AMENDMENT AND WAIVER

  Section 10.1 Termination. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the shareholders of the Purchaser and the Company:

    (a) by mutual consent of the Purchaser and the Company;

    (b) by either the Purchaser or the Company, so long as such party has not breached any of its obligations hereunder (except for such breaches as are immaterial), if the Merger shall not have been consummated on or before April 30, 1995 (the "Termination Date");

    (c) unilaterally by the Purchaser or the Company (i) if the other (A) fails to perform any covenant or agreement in this Agreement in any material respect, and does not cure the failure, in all material respects within 15 business days after the terminating party delivers written notice of the alleged failure or (B) fails to fulfill or complete a condition to the obligations of that party (which condition is not waived) by reason of a breach by that party of its obligations hereunder or (ii) if any condition to the obligations of that party is not satisfied (other than by reason of a breach by that party of its obligations hereunder), and it reasonably appears that the condition cannot be satisfied prior to the Termination Date;

    (d) unilaterally by the Purchaser if the Company, through its Board of Directors, either fails to recommend to the Company's shareholders the approval of this Agreement and the transactions contemplated hereby or withdraws such recommendation;

    (e) unilaterally by the Company if the Purchaser, through its Board of Trustees, either fails to recommend to the Purchaser's shareholders the approval of this Agreement and the transactions contemplated hereby or withdraws such recommendation; and

    (f) unilaterally by the Purchaser at any time after the Company takes any of the actions specified in Section 7.3.

  Section 10.2 Effect of Termination. In the event of termination of this Agreement by either the Purchaser or the Company, as provided in Section 10.1, this Agreement shall forthwith become void and there shall be no further obligation on the part of either the Purchaser, the Company, Security Capital or their respective officers or directors or trustees (except as set forth in this Section 10.2 and in Section 8.6 and Article XI, which shall survive such termination). Nothing in this Section 10.2 shall relieve any party from liability for any breach of this Agreement.

  Section 10.3 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto and in compliance with applicable law.

  Section 10.4 Waiver. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE XI

                      SURVIVAL AND REMEDY; INDEMNIFICATION

  Section 11.1 Indemnification by Security Capital. Security Capital agrees to indemnify the Purchaser and each of its Affiliates against, and agrees to hold it and them harmless from, any and all liabilities, losses, costs, damages, penalties or expenses (including, without limitation, reasonable attorneys' fees and expenses and costs of investigation and litigation) (collectively, "Losses") incurred or suffered by the Purchaser or any of its Affiliates (or any combination thereof) arising out of or in connection with any breach of, or inaccuracy in, any of the representations and warranties or agreements of the Company under this Agreement.

  Section 11.2 Limitation of Indemnification. The Purchaser shall not be entitled to indemnification under this Article XI until the aggregate of all Losses with respect to which the Purchaser would otherwise be entitled to indemnification under this Article XI exceed $1,500,000, in which event the Purchaser shall be entitled to all such Losses including such $1,500,000; provided, however, that Security Capital's indemnification obligation hereunder shall not exceed the amount determined by multiplying the number of shares of PACIFIC Common Stock owned by Security Capital immediately prior to the Effective Time by the Exchange Ratio and multiplying the product thereof by $16.375 (the price of Purchaser Common Shares upon which the Exchange Ratio is based).

  Section 11.3 Notice of Claims; Assumption of Defense. The Purchaser shall give prompt notice to Security Capital, in accordance with the terms of Section 12.1, of the assertion of any claim, or the commencement of any suit, action or proceeding by any party in respect of which indemnity may be sought hereunder, specifying with reasonable particularity the basis therefor and giving Security Capital such information with respect thereto as Security Capital may reasonably request. Security Capital may, at its own expense, (a) participate in and, (b) upon notice to the Purchaser and upon Security Capital's written agreement that the Purchaser is entitled to indemnification pursuant to Section
11.1 for Losses arising out of such claim, suit, action or proceeding, at any time during the course of any such claim, suit, action or proceeding, assume the defense thereof; provided that (x) Security Capital's counsel is reasonably satisfactory to the Purchaser; and (y) Security Capital shall thereafter consult with the Purchaser upon its reasonable request from time to time with respect to such claim, suit, action or proceeding. If Security Capital assumes such defense, the Purchaser shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by Security Capital. Whether or not Security Capital chooses to defend or prosecute any such claim, suit, action or proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof.

  Section 11.4 Settlement or Compromise. Any settlement or compromise made or caused to be made by the Purchaser or Security Capital, as the case may be, of any claim, suit, action or proceeding of the kind referred to in Section 11.3 shall also be binding upon Security Capital or the Purchaser, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise. No party shall settle or compromise any such claim, suit, action or proceeding without the prior written consent of the other party, which shall not be unreasonably withheld.

  Section 11.5 Failure of Security Capital to Act. In the event that Security Capital does not elect to assume the defense of any claim, suit, action or proceeding within a reasonable time of being notified by the Purchaser, then any failure of the Purchaser to defend or to participate in the defense of any such claim, suit, action or proceeding or to cause the same to be done, shall not relieve Security Capital of its obligations hereunder.

  Section 11.6 Survival. The indemnification provided by this Article XI shall be a continuing right to indemnification and shall survive the Closing and the expiration or termination of this Agreement for a period of one year, and the Purchaser shall be entitled to bring an action thereon only if the Purchaser has given Security Capital written notice within such one-year period.

                                  ARTICLE XII

                               GENERAL PROVISIONS

  Section 12.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent via a recognized overnight courier with delivery confirmed in writing or sent via facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a)If to the Purchaser to:

      Property Trust of America
      7777 Market Center Avenue
      El Paso, Texas 79912
      Attention: C. Ronald Blankenship
      Fax: (915) 877-3301

      with copies to:

      King & Spalding
      191 Peachtree Center
      Atlanta, Georgia 30303
      Attention: Randolph C. Coley
      Fax: (404) 572-5100

    (b)If to the Company, to:

      Security Capital Pacific Incorporated
      7777 Market Center Avenue
      El Paso, Texas 79912
      Attention: Paul E. Szurek
      Fax: (915) 877-3301

      with a copy to:

      Mayer, Brown & Platt
      190 South LaSalle Street
      Chicago, Illinois 60603
      Attention: Edward J. Schneidman
      Fax: (312) 701-7711

    (c)If to Security Capital, to:

      Security Capital Realty Incorporated
      125 Lincoln Avenue, Suite 300
      Santa Fe, New Mexico 87501
      Attention: Paul E. Szurek
      Fax: (505) 988-8920

      with a copy to:
      Mayer, Brown & Platt
      190 South LaSalle Street
      Chicago, Illinois 60603
      Attention: Edward J. Schneidman
      Fax: (312) 701-7711

  Section 12.2 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

  Section 12.3 Miscellaneous. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof; (b) shall not be assigned by operation of law or otherwise; and (c) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Maryland (without giving effect to the provisions thereof relating to conflicts of law).

  Section 12.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

  Section 12.5 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

  Section 12.6 Limitation of Liability. Under the terms of the Purchaser's Declaration of Trust, all persons dealing with the Purchaser shall look solely to the Purchaser's property for satisfaction of claims of any nature, and no trustee, officer, agent or shareholder of the Purchaser shall be held liable to any person in tort, contract or otherwise as the result of the execution, delivery and performance of this Agreement by the Purchaser.

  In Witness Whereof, the Purchaser, the Company and Security Capital have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                          Property Trust of America

                                               /s/ C. Ronald Blankenship
                                          By: _________________________________
                                                   C. Ronald Blankenship
                                                         Chairman

                                          Security Capital Pacific
                                           Incorporated

                                                  /s/ Paul E. Szurek
                                          By: _________________________________
                                                      Paul E. Szurek
                                                         Secretary

                                          Security Capital Realty Incorporated

                                                  /s/ Paul E. Szurek
                                          By: _________________________________
                                                      Paul E. Szurek
                                                         Secretary

                                    ANNEX II

                                                                 January 4, 1995

PRIVILEGED AND CONFIDENTIAL

Board of Trustees
Property Trust of America
7777 Market Center Avenue
El Paso, TX 79912

Gentlemen:

  You have asked for our opinion with respect to the fairness to the shareholders of Property Trust of America ("PTR"), from a financial point of view and as of the date hereof, of the exchange ratio (the "Exchange Ratio") of
0.611 common shares of PTR for each issued and outstanding share of common stock of Security Capital Pacific Incorporated ("PACIFIC"). Under the terms of that certain Agreement and Plan of Merger, dated as of December 6, 1994 (the "Agreement"), PACIFIC will merge with and into PTR, PACIFIC will cease to exist as a corporation, the stockholders of PACIFIC will become shareholders of PTR, and PTR will be the surviving entity and change its name to "Security Capital Pacific Trust" (the "Merger"). Outstanding rights to acquire shares of PACIFIC common stock will be converted into rights to acquire PTR common shares. PACIFIC and its affiliates are prohibited under the Agreement from soliciting competing bids. The affirmative vote of holders of two-thirds of the outstanding common shares of PTR is necessary for approval of the Merger. PTR common shares issued in the Merger will be registered under the Securities Act of 1933 as a condition to the Merger. The terms and conditions of the Merger are set out more fully in the Agreement.

  Concurrent with the consummation of the Merger, PTR expects to close a pro rata subscription offering of up to 17.7 million PTR common shares (the "Subscription Offering") to all PTR shareholders other than Security Capital Group. Security Capital Group has agreed to purchase up to $50 million of PTR shares in the Subscription Offering, subject to a reduction based on the extent subscriptions are received from other parties.

  For purposes of this opinion we have, among other things: (i) reviewed financial information relating to PACIFIC and PTR furnished to us by both companies, including management's financial forecasts; (ii) reviewed publicly available information; (iii) held discussions with the management of PACIFIC and PTR concerning the businesses, operations and prospects of both companies, independently and combined; (iv) reviewed the Agreement and a draft in substantially final form of the joint proxy statement/prospectus filed on December 7, 1994 by PTR with the Securities and Exchange Commission on a Form S-4 Registration Statement; (v) physically inspected substantially all of the properties comprising PACIFIC's portfolio; (vi) compared the relative economic and demographic conditions of the markets in which PACIFIC and PTR own properties; (vii) reviewed the terms of sale of properties comparable to those owned by PACIFIC and PTR; (viii) reviewed the stock price and trading history of PTR; (ix) reviewed the contribution by each company to pro forma combined number of units, gross revenue, net operating income, net income and funds from operations; (x) reviewed the valuations of publicly traded companies which we deemed comparable to PACIFIC and PTR; (xi) compared the financial terms of the Merger with other transactions which we deemed relevant; (xii) prepared discounted cash flow analyses of both companies; (xiii) analyzed the pro forma funds from operations per share of the combined company; and (xiv) made such other studies and inquiries, and reviewed such other data, as we deemed relevant.

  In the course of this engagement, we have completed an investigation of both companies. We have not however independently verified any of the foregoing information and have relied on all such information being complete and accurate in all material respects. Furthermore, we did not obtain any independent appraisal of the properties or assets of PACIFIC or PTR. With respect to the financial forecasts of PACIFIC and PTR which we have reviewed, we have assumed that such forecasts have been reasonably prepared in good faith and represent the best currently available estimates and judgment of management of PTR and PACIFIC, and we have relied upon such estimates and judgments of PACIFIC and PTR management as to the future financial performance of both companies. While we believe that our review, as described within, is an adequate basis for the opinion that we express, this opinion is necessarily based upon market, economic, and other conditions that exist and can be evaluated as of the date of this letter, and on information available to us as of the date hereof.

  Based upon and subject to the foregoing considerations, it is our opinion, as investment bankers, that, as of the date hereof, the Exchange Ratio is fair to the shareholders of PTR from a financial point of view. RS & Co. has not been asked to render, and is not rendering, any opinion on or related to the Subscription Offering.

                                          Very truly yours,

                                          Robertson, Stephens & Company, L.P.

                                          By: Robertson, Stephens & Company,
                                           Inc.

                                               /s/ Robert L. Emig
                                          -------------------------------------
                                                  Authorized Signatory

                                   ANNEX III

                           TITLE 3, SUBTITLE 2 OF THE
                    CORPORATIONS AND ASSOCIATIONS ARTICLE OF
                         THE ANNOTATED CODE OF MARYLAND

                       RIGHTS OF OBJECTING STOCKHOLDERS.

(S) 3-201. "SUCCESSOR" DEFINED.

  (a) Corporation amending charter.--In this subtitle, except as provided in subsection (b) of this section, "successor" includes a corporation which amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock, unless the right to do so is reserved by the charter of the corporation.

  (b) Corporation whose stock is acquired.--When used with reference to a share exchange, "successor" means the corporation the stock of which was acquired in the share exchange.

(S) 3-202. RIGHT TO FAIR VALUE OF STOCK.

  (a) General Rule.--Except as provided in subsection (c) of this section, a stockholder of a Maryland corporation has the right to demand and receive payment of the fair value of the stockholder's stock from the successor if:

    (1) The corporation consolidates or merges with another corporation;

    (2) The stockholder's stock is to be acquired in a share exchange;

    (3) The corporation transfers its assets in a manner requiring corporate action under (S)3-105 of this title;

    (4) The corporation amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock and substantially adversely affects the stockholder's rights, unless the right to do so is reserved by the charter of the corporation; or

    (5) The transaction is governed by (S)3-602 of this title or exempted by
  (S)3-603(b) of this title.

  (b) Basis of fair value.--

    (1) Fair value is determined as of the close of business:

      (i) With respect to a merger under (S)3-106 of this title of a 90 percent or more owned subsidiary into its parent, on the day notice is given or waived under (S)3-106; or

      (ii) With respect to any other transaction, on the day the stockholders voted on the transaction objected to.

    (2) Except as provided in paragraph (3) of this subsection, fair value may not include any appreciation or depreciation which directly or indirectly results from the transaction objected to or from its proposal.

    (3) In any transaction governed by (S)3-602 of this title or exempted by
  (S)3-603(b) of this title, fair value shall be value determined in accordance with the requirements of (S)3-603(b) of this title.

  (c) When right to fair value does not apply.--Unless the transaction is governed by (S)3-602 of this title or is exempted by (S)3-603(b) of this title, a stockholder may not demand the fair value of his stock and is bound by the terms of the transaction if:

    (1) The stock is listed on a national securities exchange or is designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.:

      (i) With respect to a merger under (S)3-106 of this title of a 90 percent or more owned subsidiary into its parent, on the date notice is given or waived under (S)3-106; or

      (ii) With respect to any other transaction, on the record date for determining stockholders entitled to vote on the transaction objected to;

                                     III-1

    (2) The stock is that of the successor in a merger, unless:

      (i) The merger alters the contract rights of the stock as expressly set forth in the charter, and the charter does not reserve the right to do so; or

      (ii) The stock is to be changed or converted in whole or in part in the merger into something other than either stock in the successor or cash, scrip, or other rights or interests arising out of provisions for the treatment of fractional shares of stock in the successor; or

    (3) The stock is that of an open-end investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940 and the value placed on the stock in the transaction is its net asset value.

(S) 3-203. PROCEDURE BY STOCKHOLDER.

  (a) Specific duties.--A stockholder of a corporation who desires to receive payment of the fair value of his stock under this subtitle:

    (1) Shall file with the corporation a written objection to the proposed transaction:

      (i) With respect to a merger under (S)3-106 of this title of a 90 percent or more owned subsidiary into its parent, within 30 days after notice is given or waived under (S)3-106; or

      (ii) With respect to any other transaction, at or before the stockholders' meeting at which the transaction will be considered;

    (2) May not vote in favor of the transaction; and

    (3) Within 20 days after the Department accepts the articles for record, shall make a written demand on the successor for payment of his stock, stating the number and class of shares for which he demands payment.

  (b) Failure to comply with section.--A stockholder who fails to comply with this section is bound by the terms of the consolidation, merger, share exchange, transfer of assets, or charter amendment.

(S) 3-204. EFFECT OF DEMAND ON DIVIDEND AND OTHER RIGHTS.

  A stockholder who demands payment for his stock under this subtitle:

    (1) Has no right to receive any dividends or distributions payable to holders of record of that stock on a record date after the close of business on the day as at which fair value is to be determined under (S)3-202 of this subtitle; and

    (2) Ceases to have any rights of a stockholder with respect to that stock, except the right to receive payment of its fair value.

(S) 3-205. WITHDRAWAL OF DEMAND.

  A demand for payment may be withdrawn only with the consent of the successor.

(S) 3-206. RESTORATION OF DIVIDEND AND OTHER RIGHTS.

  (a) When rights restored.--The rights of a stockholder who demands payment are restored in full, if:

    (1) The demand for payment is withdrawn;

    (2) A petition for an appraisal is not filed within the time required by this subtitle;

    (3) A court determines that the stockholder is not entitled to relief; or

    (4) The transaction objected to is abandoned or rescinded.

  (b) Effect of restoration.--The restoration of a stockholder's rights entitles him to receive the dividends, distributions, and other rights he would have received if he had not demanded payment for his stock. However, the restoration does not prejudice any corporate proceedings taken before the restoration.

                                     III-2

(S) 3-207. NOTICE AND OFFER TO STOCKHOLDERS.

  (a) Duty of successor.--

    (1) The successor promptly shall notify each objecting stockholder in writing of the date the articles are accepted for record by the Department.

    (2) The successor also may send a written offer to pay the objecting stockholder what it considers to be the fair value of his stock. Each offer shall be accompanied by the following information relating to the corporation which issued the stock:

      (i) A balance sheet as of a date not more than six months before the date of the offer;

      (ii) A profit and loss statement for the 12 months ending on the date of the balance sheet; and

      (iii) Any other information the successor considers pertinent.

  (b) Manner of sending notice.--The successor shall deliver the notice and offer to each objecting stockholder personally or mail them to him by certified mail, return receipt requested, bearing a postmark from the United States Postal Service, at the address he gives the successor in writing, or, if none, at his address as it appears on the records of the corporation which issued the stock.

(S) 3-208. PETITION FOR APPRAISAL; CONSOLIDATION OF PROCEEDINGS; JOINDER OF OBJECTORS.

  (a) Petition for appraisal.--Within 50 days after the Department accepts the articles for record, the successor or an objecting stockholder who has not received payment for his stock may petition a court of equity in the county where the principal office of the successor is located or, if it does not have a principal office in this State, where the resident agent of the successor is located, for an appraisal to determine the fair value of the stock.

  (b) Consolidation of suits; joinder of objectors.--

    (1) If more than one appraisal proceeding is instituted, the court shall direct the consolidation of all the proceedings on terms and conditions it considers proper.

    (2) Two or more objecting stockholders may join or be joined in an appraisal proceeding.

(S) 3-209. NOTATION ON STOCK CERTIFICATE.

  (a) Submission of certificate.--At any time after a petition for appraisal is filed, the court may require the objecting stockholders parties to the proceeding to submit their stock certificates to the clerk of the court for notation on them that the appraisal proceeding is pending. If a stockholder fails to comply with the order, the court may dismiss the proceeding as to him or grant other appropriate relief.

  (b) Transfer of stock bearing notation.--If any stock represented by a certificate which bears a notation is subsequently transferred, the new certificate issued for the stock shall bear a similar notation and the name of the original objecting stockholder. The transferee of this stock does not acquire rights of any character with respect to the stock other than the rights of the original objecting stockholder.

(S) 3-210. APPRAISAL OF FAIR VALUE.

  (a) Court to appoint appraisers.--If the court finds that the objecting stockholder is entitled to an appraisal of his stock, it shall appoint three disinterested appraisers to determine the fair value of the stock on terms and conditions the court considers proper. Each appraiser shall take an oath to discharge his duties honestly and faithfully.

  (b) Report of appraisers--Filing.--Within 60 days after their appointment, unless the court sets a longer time, the appraisers shall determine the fair value of the stock as of the appropriate date and file a report stating the conclusion of the majority as to the fair value of the stock.

  (c) Same--Contents.--The report shall state the reasons for the conclusion and shall include a transcript of all testimony and exhibits offered.

                                     III-3

  (d) Same--Service; objection.--

    (1) On the same day that the report is filed, the appraisers shall mail a copy of it to each party to the proceedings.

    (2) Within 15 days after the report is filed, any party may object to it and request a hearing.

(S) 3-211. ACTION BY A COURT ON APPRAISERS' REPORT.

  (a) Order of court.--The court shall consider the report and, on motion of any party to the proceeding, enter an order which:

    (1) Confirms, modifies, or rejects it; and

    (2) If appropriate, sets the time for payment to the stockholder.

  (b) Procedure after order.--

    (1) If the appraisers' report is confirmed or modified by the order, judgment shall be entered against the successor and in favor of each objecting stockholder party to the proceeding for the appraised fair value of his stock.

    (2) If the appraisers' report is rejected, the court may:

      (i) Determine the fair value of the stock and enter judgment for the stockholder; or

      (ii) Remit the proceedings to the same or other appraisers on terms and conditions it considers proper.

  (c) Judgment includes interest.--

    (1) Except as provided in paragraph (2) of this subsection, a judgment for the stockholder shall award the value of the stock and interest from the date as at which fair value is to be determined under (S)3-202 of this subtitle.

    (2) The court may not allow interest if it finds that the failure of the stockholder to accept an offer for the stock made under (S)3-207 of this subtitle was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider:

      (i) The price which the successor offered for the stock;

      (ii) The financial statements and other information furnished to the stockholder; and

      (iii) Any other circumstances it considers relevant.

  (d) Costs of proceedings.--

    (1) The costs of the proceedings, including reasonable compensation and expenses of appraisers, shall be set by the court and assessed against the successor. However, the court may direct the costs to be apportioned and assessed against any objecting stockholder if the court finds that the failure of the stockholder to accept an offer for the stock made under
  (S)3-207 of this subtitle was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider:

      (i) The price which the successor offered for the stock;

      (ii) The financial statements and other information furnished to the stockholder; and

      (iii) Any other circumstances it considers relevant.

    (2) Costs may not include attorney's fees or expenses. The reasonable fees and expenses of experts may be included only if:

      (i) The successor did not make an offer for the stock under (S)3-207 of this subtitle; or

      (ii) The value of the stock determined in the proceeding materially exceeds the amount offered by the successor.

  (e) Effect of judgment.--The judgment is final and conclusive on all parties and has the same force and effect as other decrees in equity. The judgment constitutes a lien on the assets of the successor with priority over any mortgage or other lien attaching on or after the effective date of the consolidation, merger, transfer, or charter amendment.

                                     III-4

(S) 3-212. SURRENDER OF STOCK.

  The successor is not required to pay for the stock of an objecting stockholder or to pay a judgment rendered against it in a proceeding for an appraisal unless, simultaneously with payment:

    (1) The certificates representing the stock are surrendered to it, indorsed in blank, and in proper form for transfer; or

    (2) Satisfactory evidence of the loss or destruction of the certificates and sufficient indemnity bond are furnished.

(S) 3-213. RIGHTS OF SUCCESSOR WITH RESPECT TO STOCK.

  (a) General Rule.--A successor which acquires the stock of an objecting stockholder is entitled to any dividends or distributions payable to holders of record of that stock on a record date after the close of business on the day as at which fair value is to be determined under (S)3-202 of this subtitle.

  (b) Successor in transfer of assets.--After acquiring the stock of an objecting stockholder, a successor in a transfer of assets may exercise all of the rights of an owner of the stock.

  (c) Successor in consolidation, merger, or share exchange.--Unless the articles provide otherwise, stock in the successor of a consolidation, merger, or share exchange otherwise deliverable in exchange for the stock of an objecting stockholder has the status of authorized but unissued stock of the successor. However, a proceeding for reduction of the capital of the successor is not necessary to retire the stock or to reduce the capital of the successor represented by the stock.

                                     III-5

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Article 4, Section 12 of the Registrant's Restated Declaration of Trust provides as follows with respect to indemnification of Trustees:

    "The Trust shall indemnify and hold harmless each Trustee from and against all claims and liabilities, whether they proceed to judgment or are settled, to which such Trustee may become subject by reason of his being or having been a Trustee, or by reason of any action alleged to have been taken or omitted by him as Trustee, and shall reimburse him for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including any claim or liability arising under the provisions of federal or state securities laws; provided, however, that no Trustee shall be indemnified or reimbursed under the foregoing provisions in relation to any matter unless it shall have been adjudicated that his action or omission did not constitute willful misfeasance, bad faith or gross negligence in the conduct of his duties, or, unless, in the absence of such an adjudication, the Trust shall have received a written opinion from independent counsel, approved by the Trustees, to the effect that if the matter of willful misfeasance, bad faith or gross negligence in the conduct of duties had been adjudicated, it would have been adjudicated in favor of such Trustee. The rights accruing to a Trustee under these provisions shall not exclude any other right to which he may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse such Trustee in any proper cause even though not specifically provided for herein."

  Article 8, Section 1 of the Registrant's Restated Declaration of Trust provides as follows with respect to the limitation of liability for Trustees and officers:

    "A Trustee or officer of the Trust shall not be liable for monetary damages to the Trust or its shareholders for any act or omission in the performance of his duties unless:

      (1) The Trustee or officer actually received an improper benefit in money, property or services (in which case, such liability shall be for the amount of the benefit in money, property or services actually received);

      (2) the Trustee's or officer's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action being adjudicated;

      (3) the Trustee's or officer's action or failure to act constitutes willful misconduct or deliberate recklessness; or

      (4) such liability to the Trust is specifically imposed upon Trustees or officers by statute."

  Article 8, Section 6 of the Registrant's Restated Declaration of Trust provides as follows with respect to the indemnification of Trustees and officers:

    "Notwithstanding any other provisions of this Restated Declaration of Trust, the Trust, for the purpose of providing indemnification for its Trustees and officers, shall have the authority, without specific shareholder approval, to enter into insurance or other arrangements, with persons or entities which are not regularly engaged in the business of providing insurance coverage, to indemnify all Trustees and officers of the Trust against any and all liabilities and expenses incurred by them by reason of their being Trustees or officers of the Trust, whether or not the Trust would otherwise have the power under this Restated Declaration of Trust or under Maryland law to indemnify such persons against such liability. Without limiting the power of the Trust to procure or maintain any kind of insurance or other arrangement, the Trust may, for the benefit of persons indemnified by it, (i) create a trust fund, (ii) establish any form of self-insurance, (iii) secure its indemnity obligation by grant of any security interest or other lien on the assets of the corporation, or
  (iv) establish a letter of credit, guaranty or surety arrangement. Any such insurance or other arrangement may be procured, maintained or established within the Trust or with any insurer or other person deemed appropriate by the Board of Trustees regardless of whether all or part of the shares or other securities thereof are owned in whole or in part by the Trust. In the absence of fraud, the judgment of the Board of Trustees as to the terms and conditions of insurance or other arrangement and the identity of the insurer or other person participating in any arrangement shall be conclusive, and such insurance or other arrangement shall not be subject to voidability, nor subject the Trustees approving such insurance or other arrangement to liability, on any ground, regardless of whether Trustees participating and approving such insurance or other arrangement shall be beneficiaries thereof."

  The Registrant has entered into indemnity agreements with each of its officers and Trustees which provide for reimbursement of all expenses and liabilities of such officer or Trustee, arising out of any lawsuit or claim against such officer or Trustee due to the fact that he was or is serving as an officer or Trustee, except for such liabilities and expenses (a) the payment of which is judicially determined to be unlawful, (b) relating to claims under
Section 16(b) of the Securities Exchange Act of 1934, or (c) relating to judicially determined criminal violations.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENTS.

  (a) Refer to Index to Exhibits.

  (b) Refer to Index to Financial Statements included as part of the Joint Proxy/Information Statement and Prospectus.

  (c) Refer to Annex II to the Joint Proxy/Information Statement and
Prospectus.

ITEM 22. UNDERTAKINGS.

  The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  The registrant undertakes that every prospectus: (1) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF EL PASO, STATE OF TEXAS ON THE 9TH DAY OF FEBRUARY, 1995.

                                          Property Trust of America

                                                    /s/ Paul E. Szurek
                                          By: _________________________________
                                                       Paul E. Szurek
                                                          Secretary

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----


    /s/ C. Ronald Blankenship*       Chairman (Principal
____________________________________   Executive Officer) and
       C. Ronald Blankenship           Trustee

        /s/ William Kell*            Vice President (Principal
____________________________________   Financial and Accounting
            William Kell               Officer)

     /s/ Calvin K. Kessler*          Trustee
____________________________________
         Calvin K. Kessler

     /s/ James H. Polk, III*         Trustee                        February 9, 1995
____________________________________
         James H. Polk, III

     /s/ John C. Schweitzer*         Trustee
____________________________________
         John C. Schweitzer

      /s/ William G. Myers*          Trustee
____________________________________
          William G. Myers

    /s/ John T. Kelley, III*         Trustee
____________________________________
        John T. Kelley, III

     /s/ James A. Cardwell*          Trustee
____________________________________
         James A. Cardwell


     /s/ Paul E. Szurek
*By: __________________________
        Paul E. Szurek
       Attorney-in-fact

                               INDEX TO EXHIBITS

 EXHIBIT                                                            SEQUENTIAL
   NO.                     DOCUMENT DESCRIPTION                     PAGE NUMBER
 -------                   --------------------                     -----------
  2.1*   Agreement and Plan of Merger, dated as of December 6,
          1994, by and among PTR, Security Capital Pacific
          Incorporated and Security Capital Realty Incorporated.
  2.2*   Form of Articles of Merger to be filed with the
          Department of Assessments and Taxation of the State of
          Maryland.
  4.1    Restated Declaration of Trust of PTR (Incorporated by
          reference to Exhibit 4 to PTR's Form 10-Q for the
          quarter ended June 30, 1991).
  4.2    First Certificate of Amendment of Restated Declaration
          of Trust of PTR (Incorporated by reference to Exhibit 4
          to PTR's Form 10-Q for the quarter ended June 30,
          1992).
  4.3    Second Certificate of Amendment of Restated Declaration
          of Trust of PTR (Incorporated by reference to Exhibit
          3.1 to PTR's Form 8-K dated May 3, 1994).
  4.4    Third Articles of Amendment of Restated Declaration of
          Trust of PTR (Incorporated by reference to Exhibit 4.4
          to PTR's Registration Statement No. 33-86444).
  4.5    Articles Supplementary relating to the Cumulative
          Convertible Series A Preferred Shares of Beneficial
          Interest of PTR (Incorporated by reference to Exhibit
          3.1 to PTR's Form 8-K dated November 22, 1993).
  4.6    Bylaws of PTR, as amended through July 11, 1994
          (Incorporated by reference to Exhibit 4.1 to PTR's Form
          8-K dated July 11, 1994).
  4.7    Indenture, dated as of February 1, 1994, between PTR and
          Morgan Guaranty Trust Company of New York, as Trustee,
          relating to PTR's unsecured senior debt securities
          (Incorporated by reference to Exhibit 4.2 to PTR's Form
          10-K for the year ended December 31, 1993).
  4.8    First Supplemental Indenture, dated as of February 2,
          1994, by and among PTR, Morgan Guaranty Trust Company
          of New York and State Street Bank and Trust Company, as
          successor Trustee (Incorporated by reference to Exhibit
          4.3 to PTR's Form 10-K for the year ended December 31,
          1993).
  4.9    6 7/8% Senior Note due February 15, 2008 of PTR
          (Incorporated by reference to Exhibit 4.4 to PTR's Form
          10-K for the year ended December 31, 1993).
  4.10   7 1/2% Senior Note due February 15, 2014 of PTR
          (Incorporated by reference to Exhibit 4.5 to PTR's Form
          10-K for the year ended December 31, 1994).
  4.11   Rights Agreement (the "Rights Agreement") dated as of
          July 21, 1994 between PTR and State Street Bank and
          Trust Company, including form of Rights Certificate
          (Incorporated by reference to Exhibit 4.2 to PTR's Form
          8-K dated July 19, 1994).
  5      Opinion of King & Spalding as to the validity of the PTR
          Common Shares.
  15     Letter from KPMG Peat Marwick LLP dated February 9, 1995
          regarding unaudited financial information.
  23.1   Consent of King & Spalding (included in the opinion
          filed as Exhibit 5 to this Registration Statement).
  23.2   Consent of KPMG Peat Marwick LLP.

 EXHIBIT                                                          SEQUENTIAL
   NO.                    DOCUMENT DESCRIPTION                    PAGE NUMBER
 -------                  --------------------                    -----------
  23.3   Consent of KPMG Peat Marwick LLP.
  23.4*  Consent of Robertson, Stephens & Company, L.P.
  24.1*  Power of Attorney pursuant to which amendments to this
          Registration Statement may be filed.
  99.1   Form of Proxy to be used by PTR.

- --------
 * Previously filed.